As filed with the Securities and Exchange Commission on June 10, 2005

Registration No. 333-118557

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 3

TO
FORM S-1

REGISTRATION STATEMENT
Under the Securities Act of 1933

ARCADIA RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	8082	88-0331369
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

26777 Central Park Blvd., Suite 200

Southfield, Michigan 48076
(248) 352-7530

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Michael D. Gibson, Esq.

500 Woodward Avenue, Suite 2500
Detroit, Michigan 48226-3427
(313) 961-0200

(Name, Address Including Zip Code, and Telephone Number, Including

Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of
Securities to be	Number of		Fluctuating Market		Aggregate Fluctuating		Amount of
Registered	Securities		Price Per Security		Market Price		Registration Fee
Common Stock, $0.001 Par Value	82,489,067	(1)	$2.285		$188,487,518		$3,828	(2)

Class A Warrants	5,386,213	(1)	$2.285	(3)	$12,307,497	(3)	$0	(2)

(1) In the event of a stock split, stock dividend or similar transaction involving our Common Stock, the number of shares registered shall automatically be increased to cover the additional shares of Common Stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the Securities Act). The 82,489,067 shares of Common Stock includes 5,386,213 Common Stock issuable upon the exercise of 5,386,213 Class A Warrants.

(2) Estimated in accordance with Rule 457(c) and 457(g)(2) of the Securities Act for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the bid and ask prices of our Common Stock on the Over-the-Counter Bulletin Board (OTCBB) as of June 8, 2005, a date that is within five days prior to the date of the filing of this Registration Statement. The Company previously paid a registration fee of $7,654 to register 68,256,329 shares of common stock. The fee of $3,828 is to register an additional 14,232,738 shares of common stock. The Company previously paid a registration fee of $676 to register 6,031,000 Class A Warrants.

(3) Estimated solely for the purpose of calculating the registration fee. Our Class A Warrants are not quoted on the OTC Bulletin Board or listed on any exchange. There is no established market for our Class A Warrants. We do not expect the Class A Warrants to be quoted on the OTC Bulletin Board or to be listed by us on any exchange. As a result, an investor may find it difficult to trade, dispose of, or to obtain accurate quotations of the bid and ask price of, our Class A Warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated June 1, 2005

PROSPECTUS

82,489,067 Shares of Common Stock

5,386,213 Class A Warrants to purchase 5,386,213 Shares of Common Stock

The selling security holders listed beginning on page 63 are offering up to 82,489,067 shares of Arcadia Resources, Inc. (the “Company”) Common Stock, $0.001 par value, (“Common Stock”) and up to 5,386,213 Class A Warrants to purchase up to 5,386,213 shares of Common Stock (the “Class A Warrants”). The Company will not receive any proceeds from the sale of the shares of Common Stock by the selling security holders, except if and to the extent that selling security holders exercise options to purchase shares of Common Stock. The Company will receive proceeds from the exercise of Class A Warrants held by the selling security holders if the Class A Warrants are exercised for cash. See Use of Proceeds at page 17.

The selling security holders include the following directors and officers of the Company: John E. Elliott, II (Director, Chairman and CEO), Lawrence R. Kuhnert (Director, Vice Chairman of Finance-Principal Financial and Accounting Officer, President, Treasurer and Chief Operating Officer), Rebecca R. Irish (Chief Financial Officer and Secretary) and Cathy Sparling (Chief Operating Officer of Arcadia Services, Inc., a wholly-owned second tier subsidiary of the Company; Ms. Sparling is listed because she may be deemed an officer of the Company under the Securities and Exchange Commission’s imputed officer rules).

Our Common Stock is quoted on the OTC Bulletin Board (“OTCBB”) under the trading symbol “ACDI.” On June 1, 2005, the average of the last reported bid and ask prices of our Common Stock was $2.185 per share. Our Class A Warrants are not quoted on the OTC Bulletin Board or listed on any exchange. There is no established market for our Class A Warrants. We do not expect our Class A Warrants to be quoted on the OTC Bulletin Board or listed by us on any exchange. As a result, an investor may find it difficult to trade, dispose of, or to obtain accurate quotations of the bid and ask prices of, our Class A Warrants. The OTCBB is not an issuer listing service, securities market or exchange.

Please read this prospectus carefully before you invest. Investing in Arcadia Resources, Inc. Common Stock and Class A Warrants involves risks. See Risk Factors beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us, the selling shareholders or any underwriter. You should rely only on the information contained in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the Common Stock and Class A Warrants offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any security by any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, imply that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.

The date of this prospectus is June 1, 2005.

About This Prospectus	3
Statements Regarding Forward-Looking Information	3
Prospectus Summary	4
Risk Factors	9
Use of Proceeds	17
Dividend Policy and Market Information	17
Selected Consolidated Financial Data	19
Management’s Discussion and Analysis of Financial Condition and Results of Operations	21
Our Business	35
Description of Arcadia Services, Inc.	47
Management	54
Security Ownership of Certain Beneficial Owners and Management	60
Certain Relationships and Related Transactions	62
Selling Security Holders	63
Description of Capital Stock	74
Plan of Distribution	77
Legal Matters	78
Experts	78
Where You Can Find More Information	79
Consolidated Financial Statements of Arcadia Services, Inc. for the years ended March 31, 2004, March 31, 2003 and March 31, 2002	80
Report of Independent Registered Public Accounting Firm	82
Unaudited Pro Forma Condensed Combined Financial Statements	108
Report of Independent Registered Public Accounting Firm	117
Report of Independent Registered Public Accounting Firm	118
Report of Independent Registered Public Accounting Firm	119
Consolidated Financial Statements of Critical Home Care, Inc. as of and for the periods ended March 31, 2004, September 30, 2003 and September 30, 2002	120
Opinion Regarding Legality
Consent of BDO Seidman, LLP
Consent of Marcum & Kliegman, LLP
Consent of Grassi & Co., CPA's

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not, and the selling security holders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling security holders are not, making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of these securities. Our business, financial condition, results of operations and prospects may have changed since that date. Our Common Stock is quoted on the OTC Bulletin Board under the symbol “ACDI.”

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We caution you that certain statements contained in this prospectus (including our documents incorporated herein by reference), or which are otherwise made by us or on our behalf, are forward-looking statements. Also, documents which we subsequently file with the SEC and are incorporated herein by reference will contain forward-looking statements. Forward-looking statements include statements that are predictive in nature and depend upon or refer to future events or conditions. Forward-looking statements include words such as “believe,” “plan,” “anticipate,” “estimate,” “expect,” “intend,” “seek” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. In particular, the risk factors included or incorporated by reference in this prospectus describe forward-looking information. The risk factors are not all inclusive, particularly with respect to possible future events. Other parts of, or documents incorporated by reference into, this prospectus may also describe forward-looking information. Forward-looking statements are based on current expectations and projections about future events. Forward-looking statements are subject to risks, uncertainties, and assumptions about our company. Forward-looking statements are also based on economic and market factors and the industry in which we do business, among other things. These statements are not guaranties of future performance. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Important factors that could cause actual results to differ materially include, but are not limited to (1) our ability to compete with our competitors; (2) our ability to obtain additional financing; (3) the ability of our affiliates to effectively market and sell our services and products; (4) our ability to procure product inventory for resale; (5) our ability to recruit and retain temporary workers for placement with our customers; (6) the timely collection of our accounts receivable; (7) our ability to attract and retain key management employees; (8) our ability to timely develop new services and products and enhance existing services and products; (9) our ability to execute and implement our growth strategy; (10) the impact of governmental regulations; (11) marketing risks; (12) our ability to be listed on a national securities exchange or quotation system; (13) our ability to adapt to economic, political and regulatory conditions affecting the healthcare industry; and (14) other unforeseen events that may impact our business.

PROSPECTUS SUMMARY

This summary highlights some information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” before deciding to invest in our Common Stock.

Our Company

We are a national provider of staffing (medical and non-medical) and home care services (skilled and personal care/support) currently operating in 22 states through 64 affiliated and 13 company-owned offices. These businesses, conducted by our Arcadia Services, Inc. subsidiary, provide staffing by both medically-trained personnel and non-medical personnel. The Company’s medical staffing service includes registered nurses, travel nurses, licensed practical nurses, certified nursing assistants, respiratory therapists and medical assistants. The non–medical staffing service includes light industrial, clerical, and technical personnel. The home care services include personal care aides, home care aides, homemakers, companions, physical therapists, occupational therapists, speech pathologists and medical social workers. The Company markets and sells surgical supplies, orthotic and prosthetic products and durable medical equipment, such as wheelchairs and hospital beds and also provides oxygen and other respiratory therapy services and equipment. The Company provides staffing to institutions and facilities as well as providing staffing and other services and products to patients directly in the home. These services are contractually agreed upon with institutional and facilities clients and billed directly to the respective entity or other payor sources as determined and verified prior to the provision of the services.

We have durable medical equipment businesses operating in 8 states through 14 locations, providing oxygen and other respiratory therapy services and home medical equipment that operate under the names of the acquired businesses and will ultimately operate as Arcadia HOME (home oxygen medical equipment). We operate a mail-order pharmacy business, located in Kentucky, that serves the patients of all of the Company’s businesses and its own independent patient base. We also sell surgical supplies and orthotic and prosthetic products, principally through our retail outlets in the New York metropolitan area.

Before the RKDA reverse merger, the business of our Company (i.e., the “Old Critical Home Care” or “Old Critical”) was limited to selling and renting durable medical equipment, surgical supplies, orthotic and prosthetic products, oxygen and other respiratory therapy services and equipment, principally through four retail outlets in the New York City metropolitan area. We had annual sales of approximately $4 million and continuing losses, cash flow problems and going concern issues.

The term “the Company” herein represents Arcadia Resources, Inc., formerly known as Critical Home Care, Inc. Several of the names of the Company’s subsidiaries include “Arcadia” but are referenced herein by their more complete names for clarity.

RKDA Merger

We acquired Arcadia Services and Arcadia Rx on May 10, 2004 through a reverse merger financed, in part, by private investment in public equity (i.e., the Company’s Common Stock), a transaction commonly called a “PIPE.” Under the RKDA merger, our wholly owned subsidiary CHC Sub, Inc. merged with and into RKDA, Inc., owned by John E. Elliott, II and Lawrence R. Kuhnert. The RKDA merger was effective May 10, 2004. RKDA survived the merger.

Before the RKDA merger, Arcadia Services and Arcadia Rx were privately-owned. Arcadia Services reported sales of approximately $78 million and approximately $76 million for the fiscal years ended March 31, 2004 and 2003, respectively. Arcadia Rx is a full-service mail-order pharmacy based in Paducah, Kentucky with annual revenues of approximately $2.5 million. In the RKDA merger, Messrs. Elliott and Kuhnert transferred to RKDA their ownership of Arcadia Rx, and the Company then acquired all of RKDA’s capital stock.

RKDA purchased all of Arcadia Service’s outstanding capital stock on May 7, 2004. The purchase price was $16.8 million, payable as follows: $16.1 million in cash, a $500,000 promissory note payable one year after closing, and $200,000 accrued in accounts payable. In addition, RKDA paid $557,109 of bonuses to certain Arcadia employees. RKDA paid the purchase price and bonus payments with a $5 million loan from the Company, a revolving bank loan initially for $11 million, a $100,000 cash deposit, the delivery of an unsecured, subordinated $500,000 promissory note to the seller, and $200,000 accrued in accounts payable. The Company raised the $5 million it loaned RKDA through a Regulation D (Rule 506) Private Placement Offering—i.e., the PIPE.

As of March 31, 2004, Arcadia Services, Inc. had no cash or cash equivalents as a result of its intercompany cash flow relationship with its former parent company, Addus Healthcare, Inc. The business purpose of this arrangement was to fund Addus HealthCare’s operations. There was no formal written agreement between Arcadia Services and Addus HealthCare, Inc., a privately-held company. Addus retained the net funds received as a dividend. Since being acquired by RKDA, Aracadia Services has not loaned any funds to Addus HealthCare.

In the RKDA merger, the Company issued Messrs. Elliott and Kuhnert 21,300,000 shares of its Common Stock and 1,000,000 Class A Warrants to purchase 1,000,000 shares of the Company’s Common Stock at $0.50 per share within seven years. The 22,300,000 shares of the Company’s Common Stock of which Messrs. Elliott and Kuhnert were deemed to be the beneficial owners of 28.81% of 77,393,351 shares of our Common Stock outstanding as of May 10, 2004 (i.e., 76,393,351 shares of Common Stock outstanding and 1,000,000 shares of our Common Stock issuable upon exercise of the Class A Warrants).

Messrs. Elliott and Kuhnert acquired control of the Board of Directors by entering into a voting agreement with certain other shareholders which permits them to elect a majority of the Board of Directors. The voting agreement gives Messrs. Elliott and Kuhnert control of the votes of 59,871,921 shares of Common Stock for the election of the Board of Directors. The voting agreement assures Messrs. Elliott and Kuhnert control of the Company’s Board of Directors until they either (a) own less than 10% of the Company, (b) are no longer executive officers of the Company or (c) the maximum period allowed by law for the agreement to exist. The Company believes that the criteria above will not be met (and thus Messrs. Elliott and Kuhnert will control the Board of Directors) for the foreseeable future. Of our five member Board of Directors, three directors (two of whom are Messrs. Elliott and Kuhnert) joined the Board since the RKDA merger. Two of five Board positions are vacant.

Our Business and Strategy Following RKDA Merger

As a result of the RKDA merger, we are a national provider of staffing (medical and non-medical) and home care services (skilled and personal care/support). We operate a mail order pharmacy business and have durable medical equipment businesses providing oxygen and other respiratory therapy services and home medical equipment. We also sell surgical supplies and orthotic and prosthetic products, principally through three retail outlets in the New York metropolitan area. Our current business strategy is to focus on the following initiatives:

•	The integration of our acquired businesses, and growth through additional acquisitions and start up locations. From May 10, 2004 to March 31, 2005, we completed six acquisitions resulting in an annual increase of approximately $18 million in revenue and $2.4 million in operating income on a consolidated basis.

•	For our staffing and home care services businesses, our strategy is to obtain greater penetration within existing markets, continue expanding the number of locations, expand service offerings, continue implementation of our traveling nursing program, and pursue selective acquisitions.

•	Our strategy for our New York business involving the sale of surgical supplies and orthotic and prosthetic products is to reduce costs and to expand the business. Since the RKDA merger, we have implemented substantial cost reductions to our New York based business by reducing its payroll by approximately $1 million annually and closing one retail store location, additionally saving approximately $500,000 annually.

•	We intend to grow our Arcadia Rx mail-order pharmaceutical business through Arcadia’s affiliated agency network marketing efforts to assisted living facilities, in addition to mail-order pharmaceutical sales to the public and sales of medications to patients of our durable medical equipment businesses.

Company’s Financial Position Following RKDA Merger

As a result of the RKDA merger and subsequent acquisitions, our Company’s assets and net sales have increased substantially. For the period from May 10, 2004 to June 30, 2004, the three months ended September 30, 2004, and the three months ended December 31, 2004, we reported net sales of approximately $13.6 million, $25.5 million, and $28.1 million, respectively, on a consolidated basis. The Company incurred a loss of $995,190 for the period from May 10, 2004 to December 31, 2004 compared to net income of $2,738,996 for the nine months ended December 31, 2003.

We incurred substantial debt to finance the RKDA reverse merger and subsequent acquisitions. As of March 31, 2005, the current portion of our interest-bearing debt totals approximately $7.9 million, while the long-term portion of our debt totals approximately $14.7 million, for a total of approximately $22.6 million. In order to repay these obligations timely, we must maintain adequate cash flow from operations and other capital resources. Cash which we must use to repay these obligations will reduce cash available for other purposes, such as payment of operating expenses, investment in new products and services offered by the Company, self-financing of acquisitions to grow the Company’s business, or distribution to our shareholders as a return on investment.

THE OFFERING

Common stock to be offered by the selling security holders	Up to 82,489,067 shares of Common Stock, including shares issuable upon the exercise of Class A Warrants.

Shares of Common stock outstanding as of May 31, 2005 Class A Warrants to be offered by the selling security holders	92,798,849 shares of Common Stock. Up to 5,386,213 Class A Warrants to purchase up to 5,386,213 shares of Common Stock.

Exercise price of the Class A Warrants	Each Class A Warrant entitles the holder to purchase one share of our Common Stock at an exercise price of $0.50 per share.

Exercise period of the Class A Warrants	Any time within seven years from the date of issuance to the original holder. Class A Warrants not exercised by then shall expire.

Use of Proceeds	We will not receive any proceeds from the sale of the shares of Common Stock held by the selling security holders, except if and to the extent that selling security holders exercise options to purchase shares of Common Stock. We will receive proceeds from the exercise of Class A Warrants for cash. See Use of Proceeds at page 17.

Risk Factors	See “Risk Factors” beginning on page 12 and the information included in this prospectus for a discussion of factors that you should carefully consider before deciding to invest in shares of our Common Stock and Class A Warrants

Dividend Policy	We have never paid any cash dividends on our shares of Common Stock, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to help finance the expansion and development of our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our Board may deem relevant at that time

OTC Bulletin Board symbol	ACDI

SUMMARY CONSOLIDATED FINANCIAL DATA

The summary consolidated financial data set forth below with respect to our consolidated statements of operations for the periods ended December 31, 2004 and December 31, 2003 and with respect to the consolidated balance sheet as of December 31, 2004 have been derived from our unaudited consolidated financial statements included as a part of this prospectus. The summary consolidated financial data set forth below with respect to our consolidated statements of operations for the years ended March 31, 2004, 2003 and 2002 and with respect to the consolidated balance sheets as of March 31, 2004 and 2003 have been derived from audited consolidated financial statements included as part of this prospectus. We derived the statements of operations data for the years ended March 31, 2001 and 2000 and the balance sheet data as of March 31, 2001 and 2000 from unaudited financial statements not included in this prospectus. You should read the following summary consolidated financial data in conjunction with the consolidated financial statements and notes thereto included elsewhere in this prospectus.

The “Predecessor” entity is Arcadia Services, Inc. and its subsidiaries. On May 7, 2004, RKDA acquired Arcadia Services, Inc. This acquisition, which preceded the RKDA reverse merger, was accounted for as a purchase transaction. The “Successor” entity is the combined company resulting from the RKDA reverse merger, including “old” Critical Home Care, Inc., RKDA, Arcadia Services and its subsidiaries, Arcadia RX and six other entities purchased subsequent to the reverse merger, referred to collectively herein as the “Post-merger Acquisitions,” one of which was completed after December 31, 2004, therefore not reflected herein. The transactions that constitute the reverse merger along with the Post-merger Acquisition transactions were accounted for as purchase transactions.

Results for the nine months ended December 31, 2003 are those of Arcadia Services, Inc. and its subsidiaries presented on a consolidated basis (i.e., the Predecessor entity). Results for the period from April 1, 2004 to May 9, 2004 are those of Arcadia Services, Inc. and its subsidiaries presented on a consolidated basis (i.e., the Predecessor entity). Results for the period from May 10, 2004 to December 31, 2004 are those of the Successor entity as described above subsequent to the reverse merger transaction and the Post-merger Acquisitions. A reclassification of commissions paid to affiliated agencies from cost of sales to general and administrative expenses is reflected herein to be more comparable with our peers in the staffing industry, and the historical financial statements will include these reclassifications in the future financial statements for the period ended March 31, 2005.

Arcadia Resources, Inc.
Consolidated Statements of Income
(Unaudited)

	Successor	Predecessor
	Period from	Period From	Nine Months
	May 10, 2004	April 1, 2004	Ended
	To	To	December 31,
	December 31, 2004	May 9, 2004	2003
Net Sales	$67,223,593	$9,486,601	$57,633,769
Cost of Sales	47,302,268	6,905,998	41,249,055

Gross Profit	19,921,325	2,580,603	16,384,714
General and Administrative Expenses	19,214,687	2,101,381	13,628,618
Depreciation and Amortization	221,328	—	17,100

Operating Income	485,310	479,222	2,738,996
Other Expenses
Impairment of Goodwill	—	16,055
Other Income	(16,625)
Interest Expense, Net	712,279	—
Amortization of Debt Discount	682,593	—

Total Other Expenses	1,378,247	16,055	—

Net Income (Loss) Before Income Tax Expense (Benefit)	(892,937)	463,167	2,738,996
Income Tax Expense	102,253	—

Net Income (Loss)	$(995,190)	$463,167	$2,738,996

Unaudited Pro Forma Amounts to Reflect Pro Forma Income Taxes From Tax Status Change		158,000	931,259

Pro Forma Income After Income Tax From Tax Status Change		$305,167	$1,807,737

Income (Loss) Per Share:
Basic	$(0.01)	$0.49	$2.89
Diluted	$(0.01)	$0.49	$2.89

Pro Forma Income Per Share:
Basic		$0.32	$1.91
Diluted		$0.32	$1.91

Weighted Average Number of Shares (In Thousands):
Basic	68,460	948	948
Diluted	68,460	948	948

	Predecessor
	Year Ended March 31,
	2004	2003	2002	2001	2000
				(unaudited)	(unaudited)
	(In thousands, except per share data)
Consolidated Statement of Operations Data:
Revenue	$78,359	$76,276	$75,848	$73,705	$56,280

Cost of Sales	56,205	53,822	53,134	52,140	40,530

Gross Profit	22,154	22,454	22,714	21,565	15,750
General and Administrative Expenses	18,424	18,172	18,824	20,135	14,785

Operating Income	3,730	4,282	3,890	1,430	965
Interest income	2	1	4	0	2

Net Income	$3,732	$4,283	$3,894	$1,430	$967

Net Income Per Share-
Basic and Diluted	$3.94	$4.52	$4.11	$1.51	$1.02

Weighted Average Number of Shares (in thousands)
Basic and Diluted	948	948	948	948	948

	Successor	Predecessor
	December 31,	March 31,
	2004	2004	2003	2002	2001	2000
	(unaudited)				(unaudited)	(unaudited)
	(In thousands)
Balance Sheet Data:
Total Current Assets	$25,319	$13,612	$12,325	$12,498	$13,855	$12,733
Working Capital	$9,750	$9,069	$8,874	$8,254	$9,340	$9,527
Total Assets	$54,531	$17,203	$14,999	$15,094	$16,785	$17,393
Total Long-Term Debt	$15,761	$430	$2	$113	$225	$183
Total Liabilities	$31,330	$4,973	$3,453	$4,357	$4,740	$3,389
Total Stockholder’s Equity	$23,201	$12,230	$11,546	$10,737	$12,045	$14,004

RISK FACTORS

Our business faces significant risks. You should carefully consider and evaluate the risks and uncertainties listed below, as well as the other information set forth in this prospectus.

We recently became a public company and have a limited operating history as a public company upon which you can base an investment decision.

The shares of our Common Stock have been quoted on the OTC Bulletin Board since August 2, 2002. We acquired Arcadia Services and Arcadia Rx on May 10, 2004. We have a limited operating history as a public company upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to all of the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new and unproven business.

To finance RKDA’s acquisition of Arcadia Services and our subsequent acquisitions, the Company incurred significant debt which must be repaid. Our debt level could adversely affect our financial health and affect our ability to run our business, as well as your investment in our Company.

We incurred substantial debt to finance RKDA’s acquisition of Arcadia Services and our Post-merger Acquisitions. As of March 31, 2005, the current portion of our interest-bearing debt totals approximately $7.9 million, while the long-term portion of our debt totals approximately $14.7 million, for a total of approximately $22.6 million. This level of debt could have important consequences to you as a holder of shares. Below are some of the material potential consequences resulting from this significant amount of debt:

o	We may be unable to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes.

o	Our ability to adapt to changing market conditions may be hampered. We may be more vulnerable in a volatile market and at a competitive disadvantage to our competitors that have less debt.

o	Our operating flexibility is more limited due to financial and other restrictive covenants, including restrictions on incurring additional debt, creating liens on our properties, making acquisitions and paying dividends.

o	We are subject to the risks that interest rates and our interest expense will increase.

o	Our ability to plan for, or react to, changes in our business is more limited.

Under certain circumstances, we may be able to incur additional indebtedness in the future. If we add new debt, the related risks that we now face could intensify. In order to repay our debt obligations timely and as discussed below, we must maintain adequate cash flow from operations or raise additional capital from equity investment. Cash which we must use to repay these obligations will reduce cash available for purposes, such as payment of operating expenses, investment in new products and services offered by the Company, self-financing of acquisitions to grow the Company’s business, or distribution to our shareholders as a return on investment.

Due to our significant debt level, we may not be able to increase the amount we can draw on our revolving credit facility with Comerica Bank, or to obtain credit from other sources, to fund our future needs for working capital or acquisitions.

We may require additional credit for working capital and acquisition purposes. On May 7, 2004, Arcadia and three wholly-owned subsidiaries entered into a credit agreement with Comerica Bank which provides the borrowers with a revolving credit facility with a credit commitment amount of up to $12 million through May 7, 2006. The credit agreement provides that advances to the Company will not exceed the lesser of the revolving credit commitment amount or the aggregate principal amount of indebtedness permitted under the advance formula amount at any one time. The advance formula base is 85% of the eligible accounts receivable, plus the lesser of 85% of eligible unbilled accounts or $2 million, plus an overformula advance of $1 million payable within one year in 12 monthly installments. Subsequently, additional funds were drawn on the overformula advance. On July 29, 2004, the revolving credit commitment amount was increased to $14.4 million, and on November 23, 2004 it was increased to $16 million. On November 23, 2004, the credit agreement was amended to provide that the overformula balance is $1.2 million and that overformula advance is payable at the rate of $100,000 per month for 12 consecutive months, which began in January 2005. On May 3, 2005, Comerica removed a loan covenant requiring Messrs. Elliott and Kuhnert to own 25% of the common stock of the Company, however, Comerica still requires their personal guarantees on the revolving credit facility.

On February 18, 2005, Trinity Healthcare of Winston-Salem, Inc. (“Trinity Healthcare”) entered into a separate credit agreement with Comerica Bank which provides Trinity Healthcare with a revolving credit facility of up to $2,000,000 payable upon demand of Comerica Bank. The credit agreement provides that advances to Trinity Healthcare will not exceed the lesser of the revolving credit commitment amount or the aggregate principal amount of indebtedness permitted under the advance formula amount at any one time. The advance formula base is 80% of the eligible accounts receivable, subject to Comerica Bank’s adjustment to account for dilution of accounts receivable caused by customer credits, returns, setoffs, etc., plus 30% of eligible inventory.

The revolving credit commitment amount on the original Comerica Bank credit facility has been increased twice since May 7, 2004 and we have secured a new revolving credit commitment for Trinity Healthcare. Since that date, we have completed six business acquisitions, in addition to the RKDA reverse merger. In the future, the Company may need to seek an increase in the amount the Company is permitted to draw on the revolving credit facility to finance working capital or staffing business acquisitions. Management cannot presently quantify the likelihood of this occurring. Factors that have bearing on whether we may require additional credit include our ability to assimilate our acquired businesses by reducing operating costs through economies of scale, our ability to increase revenues through internal growth based on our existing cost structure, and our ability to generate cash from operations sufficient to service our debt level and operating costs.

As of March 31, 2005, the total outstanding amount drawn on the Company’s credit facilities was approximately $22.6 million, of which approximately $14.7 million is classified as long-term debt. Under the advance formula in effect as of this date and based on the amount of the Company’s eligible accounts receivable, the Company is eligible to draw a total of approximately $24.4 million on its credit facilities, less repayment of the overformula amount.

There is always the risk that Comerica Bank or other sources of credit may decline to increase the amount we are permitted to draw on the revolving credit facility or to lend additional funds for working capital or acquisition purposes. This development could result in various consequences to the Company, ranging from implementation of cost reductions which could impact our product and service offerings, to the modification or abandonment of our present business strategy.

The terms of our Credit Agreements with Comerica Bank subject us to the risk of foreclosure on certain property.

RKDA granted Comerica Bank a first priority security interest in all of the issued and outstanding capital stock of Arcadia Services. Arcadia Services and its subsidiaries granted the bank security interests in all of their assets. The credit agreement provides that the debt will mature on May 7, 2006. If an event of default occurs, Comerica Bank may, at its option, accelerate the maturity of the debt and exercise its right to foreclose on the issued and outstanding capital stock of Arcadia Services and on all of the assets of Arcadia Services and its subsidiaries. Any such default and resulting foreclosure would have a material adverse effect on our financial condition.

SSAC, LLC, the sole-shareholder of Trinity Healthcare, granted Comerica Bank a first priority security interest in all of the issued and outstanding capital stock of Trinity Healthcare. Trinity Healthcare granted the bank a security interest in all of its assets. The master revolving demand note provides that the debt will mature and is payable upon the demand of Comerica Bank. If an event of default occurs, Comerica Bank may, at its option, accelerate the maturity of the debt and exercise its right to foreclose on the issued and outstanding capital stock of and on all of the assets of Trinity Healthcare. Any such default and resulting foreclosure would have a material adverse effect on our financial condition.

In order to repay our short term debt obligations, as well as to pursue our strategy of growth through acquisitions, we intend to obtain equity financing, which could result in dilution to our stockholders.

During calendar years 2005 and 2006, the Company presently intends to raise a minimum of up to $20 million, preferably from the equity markets, to retire short term debt and to finance acquisitions and expansion. In the short term, the Company anticipates raising a minimum of approximately $8 million in equity to satisfy short term debt obligations, with additional funds to be raised from the equity or debt markets to fund selected acquisitions. Further, because of our potential capital requirements needed to pursue our business plan of growth through acquisition, we may access the public or private equity markets whenever conditions appear to us to be favorable, even if we do not have an immediate need for additional capital at that time. To the extent we access the equity markets, the price at which we sell shares may be lower than the current market prices for our Common Stock. If we obtain financing through the sale of additional equity or convertible debt securities, this could result in dilution to our stockholders by increasing the number of shares of outstanding stock. We cannot predict the effect this dilution may have on the price of our Common Stock.

To the extent we do not successfully raise funds from the equity markets to satisfy short term debt obligations or to finance new acquisitions, we would need to seek debt financing or modify or abandon our growth strategy or product and service offerings.

To the extent that we do not successfully raise funds from the equity markets to satisfy short term debt obligations or to finance new acquisitions, we will need to seek debt financing. In this event, we may need to modify or abandon our strategy to grow through acquisition or may need to eliminate certain product or service offerings, because debt financing is generally at a higher cost than financing through equity investment. Higher financing costs, modification or abandonment of our growth strategy, or the elimination of product or service offerings could negatively impact our profitability and financial position, which in turn could negatively impact the price of our Common Stock and your investment in our Company. Given the Company’s net proceeds from financing activities during the nine months ended December 31, 2004, the changes in the Company’s operational and financial position that have occurred during this period, and assuming no material decline in our revenues, management does not presently anticipate that the Company will be unsuccessful in its efforts to raise funds from the equity markets, although there is no guarantee that the Company will in fact successfully raise such funds from equity.

Due to the Voting Agreement, the Company’s principal officers may significantly influence the Board of Directors to retain their offices and senior management positions and for the Company to pursue their business strategies, notwithstanding the Company’s financial performance.

The Voting Agreement assures Messrs. Elliott and Kuhnert that during its term, a majority of our Board of Directors will consist of individuals nominated and elected by them. This assures Messrs. Elliott and Kuhnert that a majority of the Board will consist of directors who likely share their strategic vision for the Company, and who are likely supportive of the business strategies they propose, as well as their management of the Company. This gives them significant influence over the selection and the removal of the Company’s officers and senior management by the Board, including the management positions they each hold. They could influence a majority of the Board to retain their offices and senior management positions with the Company or to renegotiate their terms of employment and compensation, notwithstanding the Company’s financial performance. Absent the Voting Agreement, they may not have the ability to exert such influence, because although they are collectively the owners of 21,300,000 of the Company’s outstanding Common Stock and have 1,000,000 Class A Warrants to purchase 1,000,000 shares of the Company’s Common Stock at $0.50 per share within seven years, they collectively own less than a majority of the outstanding stock. They may also exert significant influence over a majority of the Board relative to the submission of issues to the Company’s shareholders at annual and special meetings other than for the election of directors, such as the amendment of the Company’s Articles of Incorporation, the approval of a merger or consolidation of the Company with another company, and the approval of the sale of all or substantially all of the assets of the Company.

Because the Company is dependent on key management and advisors, the loss of the services or advice of any of these persons could have a material adverse effect on our business and prospects.

The success of the Company is dependent on its ability to attract and retain qualified and experienced management and personnel. The Company anticipates the continued receipt of the services of John E. Elliott, II, the Company’s Chairman and Chief Executive Officer, Larry Kuhnert, the Company’s Vice Chairman of Finance, Treasurer, President and Chief Operating Officer, Rebecca R. Irish, the Company’s Chief Financial Officer and Secretary, and Cathy Sparling, Arcadia Service’s Chief Operating Officer. The loss of the services or advice of any of these persons could have a material adverse effect on the business and prospects of the Company. We do not presently maintain key person life insurance for any of our personnel. There can be no assurance that the Company will be able to attract and retain key personnel in the future, and the Company’s inability to do so could have a material adverse effect on us.

A decline in the rate of growth of the staffing and home care industries, or negative growth, could adversely affect us by reducing sales, thereby resulting in less cash being available for the payment of operating expenses, debt obligations and to pursue our strategic plans.

The staffing industry, including both medical and non-medical staffing, is a large and growing market. Industry publications project estimated staffing industry revenues of approximately $102 billion in 2004 and nearly $111 billion in 2005, which are estimated annual growth rates of 7.7% from 2003 to 2004 and 8.8% from 2004 to 2005.1 The growth in medical staffing is being driven by the shrinkage in the number of health care professionals at the same time as the demand for their services is increasing. Health care providers are increasingly using temporary staffing to manage fluctuations in demand for their services. Growth in non-medical staffing is driven by companies seeking to control personnel costs by increasingly using temporary employees to meet fluctuating personnel needs.

Our business strategy is premised on the continued and consistent growth of the staffing and home care industries. A decline in the rate of growth of the staffing and home care industries, or negative growth, could adversely affect us by reducing sales, resulting in lower cash collections. Even if we were to pursue cost reductions in this event, there is a risk that less cash would be available to us to pay operating expenses, in which case we may have to contract our existing businesses by abandoning selected product or service offerings or geographic markets served, as well as to modify or abandon our present business strategy. We could have less cash available to pay our short and long-term debt obligations as they become due, in which event we could default on our obligations. Even if none of these events occurred following a negative change in the growth of the staffing and home care industries, the market for our shares of Common Stock could react negatively to a decline in growth or negative growth of these industries, potentially resulting in the diminished value of our Company’s Common Stock and your investment in the Company.

Sales of certain of our services and products are largely dependent upon payments from governmental programs and private insurance, and cost containment initiatives may reduce our revenues, thereby harming our performance.

We have a number of contractual arrangements with governmental programs and private insurers, although no individual arrangement accounted for more than 10% of our net revenues for the fiscal year ended March 31, 2004 or the nine months ended December 31, 2004. Nevertheless, sales of certain of our services and products are largely dependent upon payments from governmental programs and private insurance, and cost containment initiatives may reduce our revenues, thereby harming our performance. Certain of our competitors may have or may obtain significantly greater financial and marketing resources than us. In addition, relatively few barriers to entry exist in local

[1]	Staffing Industry Report, Vol. XV, No. 14 (July 30, 2004)

healthcare markets. As a result, we would encounter increased competition in the future that may increase pricing pressure and limit our ability to maintain or increase our market share for our durable medical equipment, mail order pharmacy and related businesses.

In the U.S., health care providers and consumers who purchase durable medical equipment, prescription drug products and related products generally rely on third party payers to reimburse all or part of the cost of the health care product. Such third party payers include Medicare, Medicaid and other health insurance and managed care plans. Reimbursement by third party payers may depend on a number of factors, including the payer’s determination that the use of our products is clinically useful and cost-effective, medically necessary and not experimental or investigational. Also, third party payers are increasingly challenging the prices charged for medical products and services. Since reimbursement approval is required from each payer individually, seeking such approvals can be a time consuming and costly process. In the future, this could require us to provide supporting scientific, clinical and cost-effectiveness data for the use of our products to each payer separately. Significant uncertainty exists as to the reimbursement status of newly approved health care products. Third party payers are increasingly attempting to contain the costs of health care products and services by limiting both coverage and the level of reimbursement for new and existing products and services. There can be no assurance that third party reimbursement coverage will be available or adequate for any products or services that we develop.

We could be subject to severe fines and possible exclusion from participation in federal and state healthcare programs if we fail to comply with the laws and regulations applicable to our business or if those laws and regulations change.

Certain of the healthcare-related products and services offered by the Company are subject to stringent laws and regulations at both the federal and state levels, requiring compliance with burdensome and complex billing, substantiation and record-keeping requirements. Financial relationships between our Company and physicians and other referral sources are subject to governmental regulation. Government officials and the public will continue to debate healthcare reform and regulation. Changes in healthcare law, new interpretations of existing laws, or changes in payment methodology may have a material impact on our business and results of operations.

The markets in which the Company operates are highly competitive and the Company may be unable to compete successfully against competitors with greater resources.

The Company competes in markets that are constantly changing, intensely competitive (given low barriers to entry), highly fragmented and subject to dynamic economic conditions. Increased competition is likely to result in price reductions, reduced gross margins, loss of customers, and loss of market share, any of which could harm our net revenue and results of operations.

Many of the Company’s competitors and potential competitors relative to the Company’s products and services in the areas of surgical supplies, orthotic and prosthetic products, durable medical equipment, and oxygen and respiratory services, have more capital, substantial marketing, and technical resources and expertise in specialized financial services than does the Company. These competitors include: on-line marketers, national wholesalers, and national and regional distributors. Further, the Company may face a significant competitive challenge from alliances entered into between and among its competitors, major HMOs or chain drugstores, as well as from larger competitors created through industry consolidation. These potential competitors may be able to respond more quickly than the Company to emerging market changes or changes in customer needs.

We may not be able to successfully integrate acquired businesses, which could result in our failure to increase revenues or to avoid duplication of costs among acquired businesses, thereby adversely affecting our financial results and profitability.

The successful integration of an acquired business is dependent on various factors including the size of the acquired business, the assets and liabilities of the acquired business, the complexity of system conversions, the scheduling of multiple acquisitions in a given geographic area and management’s execution of the integration plan. Our business plan is premised on increasing our revenues by leveraging the strengths of our staffing and home care network to cross sell our other products and services. Our business plan is also premised on avoiding duplication of cost among our existing and acquired businesses where possible. If we fail to successfully integrate in these key areas, our Company’s financial results and profitability will be adversely affected, due to the failure to capitalize on the economies of scale presented by spreading our cost structure over a wider revenue base.

The failure to implement the Company’s business strategy may result in our inability to be profitable and adversely impact your investment in our Company.

We anticipate that the Company will pursue an aggressive growth strategy, which will depend, in large part, upon our ability to develop and expand the Company’s businesses. We anticipate pursuing growth by various means, including the acquisition of existing businesses. Acquisitions involve a number of risks, including the diversion of management’s attention, issues related to the assimilation of the operations and personnel of the acquired businesses, and potential adverse effects on operating results, unforeseen liabilities and increased administrative expenses. We believe that the failure to implement an aggressive growth strategy, as well as a failure to successfully integrate acquired businesses, may result in our inability to be profitable, because our business plan is premised on, among other things, capitalizing on the economies of scale presented by spreading our cost structure over a wider revenue base. Our inability to achieve profitability could adversely impact your investment in our Company.

We cannot predict the impact that the registration of the shares may have on the price of the Company’s shares of Common Stock and the value of your investment in our Company.

We cannot predict the effect, if any, that sales of, or the availability for sale of, our Common Stock pursuant to this Registration Statement and prospectus or otherwise will have on the market price of our securities prevailing from time to time. The possibility that substantial amounts of our Common Stock might enter the public market could adversely affect the prevailing market price of our Common Stock and could impair our ability fund acquisitions or to raise capital in the future through the sales of securities. Sales of substantial amounts of our securities, including shares issued upon the exercise of options or warrants, or the perception that such sales could occur, could adversely effect prevailing market prices for our securities.

Ownership of our stock is concentrated in a small group of stockholders who may exercise substantial control over our actions to the detriment of our other stockholders.

There are five shareholders of the Company after elimination of duplication due to attribution resulting from application of the beneficial ownership provisions of the Securities Exchange Act of 1934, as amended, including John E. Elliott II and Lawrence R. Kuhnert, who are beneficial owners of 5% or more of the Company’s shares of Common Stock outstanding as of May 1, 2005. These shareholders collectively own 62.83% of our shares of Common Stock outstanding as of May 31, 2005.

This concentrated ownership of our Common Stock gives a few stockholders the ability to control our Company and the direction of our business as to matters requiring shareholder approval, such as mergers, certain acquisitions, asset sales and other significant corporation transactions. This concentrated ownership, as well as the Voting Agreement to which some of these shareholders are a party, will prevent other shareholders from influencing the election of directors and other significant corporate decisions, to the extent that these five shareholders vote their shares of Common Stock together.

The price of our Common Stock has been, and will likely continue to be, volatile, which could diminish your ability to recoup your investment, or to earn a return on your investment, in our Company.

The market price of our Common Stock, like that of the securities of many other companies with limited operating history and public float, has fluctuated over a wide range and it is likely that the price of our Common Stock will fluctuate in the future. From August 2, 2002 through the period ended March 31, 2005, the closing price of our Common Stock, as quoted by the OTC Bulletin Board, has fluctuated from a low of $0.10 during the six months ended March 31, 2003 to a high of $4.20 during the nine months transitional period ended September 30, 2002. During the year ended March 31, 2005, which period includes the May 10, 2004 effective date of the RKDA Merger, the closing price of our Common Stock, as quoted by the OTC Bulletin Board, has fluctuated from a low of $0.39 to a high of $2.00. On June 1, 2005, the average of the last reported bid and ask prices of our Common Stock was $2.185 per share. See Dividend Policy and Market Information at page 17.

Due to the volatility of the price our Common Stock, you may be unable to resell your shares of our Common Stock at or above the price you paid for them, thereby exposing you to the risk that you may not recoup your investment in our Company or earn a return on your investment. In the past, securities class action litigation has been brought against companies following periods of volatility in the market price of their securities. If we are the target of similar litigation in the future, our Company would be exposed to incurring significant litigation costs. This would also divert management’s attention and resources, all of which could substantially harm our business and results of operations.

Because our Common Stock is quoted on the OTC Bulletin Board, there may be difficulty in trading and obtaining quotations for our Common Stock, and you should consider our Common Stock to be illiquid.

The Company’s Common Stock is currently quoted on the OTC Bulletin Board under the symbol ACDI. The bid and asked prices for our Common Stock have fluctuated significantly. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, the company’s securities. This severely limits the liquidity of the Common Stock and would likely have a material adverse effect on the market price of the Common Stock and on our ability to raise additional capital. You should consider our Common Stock to be illiquid.

Because there is no established market for our Class A Warrants and we do not expect our Class A Warrants to be quoted on the OTC Bulletin Board, there may be difficulty in trading and obtaining quotations for our Class A Warrants and you should consider our Class A Warrants to be illiquid.

There is no established market for our Class A Warrants. The Company’s Class A Warrants are not quoted on the OTC Bulletin Board, nor are they listed on any exchange. We do not expect our Class A Warrants to be quoted on the OTC Bulletin Board, nor are they listed on any exchange. As a result, an investor may find it difficult to trade, dispose of, or to obtain accurate quotations of the price of, our Class A Warrants. You should consider our Class A Warrants to be illiquid.

Your resale of any securities you acquire under this prospectus may be limited and affected by state blue-sky laws, which could adversely affect the price of our securities and your investment in our Company.

Under the securities laws of some states, shares of common stock and warrants can be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, warrants and shares of common stock may not be sold unless these shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. The requirement of a seller to comply with the requirements of state blue sky laws may lead to delay or inability of a holder of our securities to dispose of such securities, thereby causing an adverse effect on the resale price of our securities and your investment in our Company.

Our Common Stock is subject to the SEC’s Penny Stock rules, which may make our shares more difficult to sell.

Because our Common Stock is not traded on a stock exchange or on Nasdaq, and the market price of the Common Stock is less than $5.00 per share, the Common Stock is classified as a “penny stock.” The SEC rules regarding penny stocks may have the effect of reducing trading activity in our Common Stock and making it more difficult for investors to sell. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

o	make a special written suitability determination for the purchaser;

o	receive the purchaser’s written agreement to a transaction prior to sale;

o	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies;

o	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed; and

o	give bid and offer quotations and broker and salesperson compensation information to the customer orally or in writing before or with the confirmation.

These rules may make it more difficult for broker-dealers to effectuate customer transactions and trading activity in our securities and may result in a lower trading volume of our Common Stock and lower trading prices.

The issuance of our preferred stock could materially impact the price of Common Stock and the rights of holders of our Common Stock.

The Company is authorized to issue 5,000,000 shares of serial preferred stock, par value $0.001. Shares of preferred stock may be issued from time to time in one or more series as may be determined by the Company’s Board of Directors. Except as otherwise provided in the Company’s Articles of Incorporation, the Board of Directors has authority to fix by resolution adopted before the issuance of any shares of each particular series of preferred stock, the designation, powers, preferences, and relative participating, optional and other rights, and the qualifications, limitations, and restrictions.

The issuance of our preferred stock could materially impact the price of Common Stock and the rights of holders of our Common Stock, including voting rights. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock, and may have the effect of delaying, deferring or preventing a change in control of our Company, despite such change of control being in the best interest of the holders of our shares of Common Stock. The existence of authorized but unissued preferred stock may enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

The exercise of common stock warrants may depress our stock price and may result in dilution to our Common Stockholders.

A total of 10,211,213 warrants to purchase 10,211,213 shares of our Common Stock are issued and outstanding as of May 31, 2005. If the market price of our Common Stock rises above the exercise price of outstanding warrants, holders of those securities are likely to exercise their warrants and sell the Common Stock acquired upon exercise of such warrants in the open market. Sales of a substantial number of shares of our Common Stock in the public market by holders of warrants may depress the prevailing market price for our Common Stock and could impair our ability to raise capital through the future sale of our equity securities. Additionally, if the holders of outstanding warrants exercise those warrants, our common stockholders will incur dilution. The exercise price of all common stock warrants, including Class A Warrants, is subject to adjustment upon stock dividends, splits and combinations, as well as certain anti-dilution adjustments as set forth in the common stock warrants.

We have granted stock options to certain investors, and we grant stock options to our directors and employees as compensation. The exercise of stock options may depress our stock price and result in dilution to our common stockholders.

As of May 31, 2005, options to purchase 9,700,374 shares of our Common Stock were issued and outstanding. The 82,489,067 shares of Common Stock offered by the security holders under the prospectus include 1,502,790 shares of Common Stock issuable upon the exercise of options by the selling security holders. If the market price of our Common Stock rises above the exercise price of outstanding options, holders of those securities are likely to exercise their options and sell the Common Stock acquired upon exercise of such options in the open market. Sales of a substantial number of shares of our Common Stock in the public market by holders of options may depress the prevailing market price for our Common Stock and could impair our ability to raise capital through the future sale of our equity securities. Additionally, if the holders of outstanding options exercise those options, our common stockholders will incur dilution. The exercise price of all common stock options is subject to adjustment upon stock dividends, splits and combinations, as well as anti-dilution adjustments as set forth in the option agreement.

We are dependent on our affiliated agencies and internal sales force to sell our services and products, the loss of which could adversely affect our business.

We largely rely upon our affiliated agencies to sell our staffing and home care services and on our internal sales force to sell our durable medical equipment and pharmacy products. As of March 31, 2005, Arcadia Services has 27 affiliated agencies. Arcadia Services’ affiliated agencies are owner-operated businesses. The office locations maintained by our affiliated agencies are listed on our Company’s website. The primary responsibilities of Arcadia Services’ affiliated agencies include the recruitment and training of field staff employed by Arcadia Services and generating and maintaining sales to Arcadia Services’ customers. The arrangements with affiliated agencies are formalized through a standard contractual agreement, which state performance requirements of the affiliated agencies. Our affiliated agencies and internal salesforce operate in particular defined geographic regions. Our employees provide the services to our customers and the affiliated agents and internal sales force are restricted by non-competition agreements. In the event of loss of our affiliated agents or internal sales force personnel, we would recruit new sales and marketing personnel and/or affiliated agents which could cause our operating costs to increase and our sales to fall in the interim.

The lack of a majority of independent directors on our Board of Directors may affect our ability to be listed on a national securities exchange or quotation system.

We are not subject to the listing requirements of any national securities exchange or quotation system. The listing standards of the national securities exchanges and automated quotation systems require that the Board of Directors consist of a majority of directors who are independent as defined by the Sarbanes-Oxley Act of 2002 and as defined by listing standards, and that the audit committee of the Board of Directors must consist of at least three members, all of whom are independent. Similarly, the compensation and nominating committees of the Board of Directors must consist of independent directors. Currently, only one of our directors, who is also member of our Audit Committee, meets the definition of an “independent” director as defined by the Sarbanes-Oxley Act of 2002 and as defined by listing standards. Further, a majority of our directors are executive officers and thereby do not satisfy these independence standards. There is no guarantee that we will be able to appoint two additional directors who will satisfy these independence requirements. If we are unable to appoint two additional independent directors to our Board, we will be precluded from listing any of our capital stock on a national securities exchange or quotation system. It is our intention that a majority of the Company’s directors will satisfy independence standards by the end of 2005.

Our Board of Directors, which is not fully independent, acts as the compensation committee, which presents the risk that compensation and benefits paid to two of our executive officers who are Board members and significant shareholders may not be commensurate with the Company’s financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our Board of Directors acts as a compensation committee and determines the compensation and benefits of our executive officers, administers our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees. Our five member Board of Directors presently consists of three executive officers of our Company, two of whom (i.e., Messrs. Elliott and Kuhnert) presently own more than 25% of our outstanding Common Stock and control the election of a majority of the Board of Directors through the Voting Agreement. Although all Board members have fiduciary obligations in connection with compensation matters, our lack of an independent compensation committee presents the risk that our executive officers on the Board may influence the entire Board to set their personal compensation and benefits at levels that are not commensurate with the Company’s financial performance.

Several anti-takeover measures under Nevada law could delay or prevent a change of our control, despite such change of control being in the best interest of the holders of our shares of Common Stock.

Several anti-takeover measures under Nevada law could delay or prevent a change of our control, despite such change of control being in the best interest of the holders of our shares of Common Stock. This could make it more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. This could negatively impact the value of your investment in our Company, by discouraging a potential suitor who may otherwise be willing to offer a premium for your shares of the Company’s common stock.

The Nevada Business Corporation Law, N.R.S. §78.378 et seq., governs the acquisition of a controlling interest. This law provides generally that any person or entity that acquires twenty (20%) percent or more of the outstanding voting shares of a Nevada corporation obtains voting rights in the acquired shares as conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of the stockholders. The articles of incorporation or bylaws of a corporation, however, may provide that the these provisions do not apply to the corporation or to an acquisition of a controlling interest. On May 4, 2004, our Board of Directors adopted an amendment to our Bylaws providing that the provisions of Nevada Revised Statutes Sections 78.378 et seq. do not apply to an acquisition of a controlling interest of shares owned, directly or indirectly, whether of record or not, now or at any time in the future, by John E. Elliott, II, Lawrence R. Kuhnert or any of the persons subject to the Voting Agreement. All other persons or entities, however, remain subject to N.R.S. §78.378 et seq., unless our articles of incorporation or bylaws are amended to exempt such persons or entities from these statutory anti-takeover provisions.

The Nevada Business Corporation Law, N.R.S. §78.411 et seq., governs combinations with interested stockholders. These provisions may have an effect of delaying or making it more difficult to effect a change in control of the Company. These provisions preclude an interested stockholder (i.e., the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of a corporation, or an affiliate or association thereof) and a resident, domestic Nevada corporation from entering into a combination (e.g., a merger, sale, lease, exchange, etc.) unless certain conditions are met. The provisions generally preclude a resident, domestic corporation from engaging in any combination with an interested stockholder for three years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder. If approval is not obtained, then after the expiration of the three-year period the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by the disinterested stockholders, or if the consideration to be paid by the interested stockholder exceeds certain thresholds set forth in the statute. We are subject to N.R.S. §78.411 et seq. of the Nevada Business Corporation Law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Common Stock by the selling security holders, except if and to the extent that selling security holders exercise options to purchase shares of Common Stock. We will receive proceeds from the exercise of Class A Warrants held by the selling security holders if the Class A Warrants are exercised for cash. We intend to use any proceeds received from the exercise of the stock options and the Class A Warrants to reduce our existing indebtedness and for working capital.

DIVIDEND POLICY AND MARKET INFORMATION

Shares of our Common Stock are currently quoted on the OTC Bulletin Board under the symbol “ACDI.” Our Common Stock has had a limited and sporadic trading history. The following table sets forth the quarterly high and low bid prices for our Common Stock on the OTC Bulletin Board for the periods indicated. The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions. On June 1, 2005, the average of the last reported bid and ask prices of our Common Stock was $2.185 per share.

		Bid Price
Period		High		Low
Fiscal Year End 3/31/2005	Fourth Quarter ended 3/31/05	$2.00		$1.11
	Third Quarter ended 12/31/04	$1.27		$0.58
	Second Quarter ended 9/30/04	$1.08		$0.60
	First Quarter ended 6/30/04	$1.08		$0.39
Transition Period Ended 3/31/2004	Quarter ended 3/31/04	$0.49		$0.16
	Quarter ended 12/31/03	$0.25		$0.11
Fiscal Year Ended 9/30/2003	Fourth Quarter ended 9/30/03	$0.43		$0.15
	Third Quarter ended 6/30/03	$0.45		$0.19
	Second Quarter ended 3/31/03	$2.50		$0.10
	First Quarter ended 12/31/02	$3.40		$2.46
Transition Period ended 9/30/2002	Quarter ended 9/30/02 (1)	$4.20	*	$2.00	**
	Quarter ended 6/30/02 (2)	n/a		n/a
	Quarter ended 3/31/02	n/a		n/a
Fiscal Year Ended 12/31/ 2001	Fourth Quarter Ended 12/31/01	n/a		n/a
	Third Quarter ended 9/30/01	n/a		n/a
	Second Quarter ended 6/30/01	n/a		n/a
	First Quarter ended 3/31/01	n/a		n/a

(1)	The Company commenced public trading with the ticker symbol “MJVS” on August 2, 2002. During the quarterly period between July 1 and September 2002, the Company changed its ticker symbol twice. On August 29, 2002 the ticker symbol was changed to “NYMD.” On September 30, 2002, the Company’s ticker symbol was changed to “CCLH.” On November 16, 2004, the Company’s ticker symbol change to “ACDI.”

(2)	Before August 2, 2002, the Company’s Common Stock was not quoted the OTC Bulletin Board or listed any exchange.

*	High bid price from August 29, 2002, when the Company’s ticker symbol was “NYMD.”

**	Low bid price from August 14, 2002, when the Company’s ticker symbol was “MJVS.”

There is no established market for our Class A Warrants. The Company’s Class A Warrants are not quoted on the OTC Bulletin Board, nor are they listed on any exchange. We do not expect our Class A Warrants to be quoted on the OTC Bulletin Board or listed on any exchange. As a result, an investor may find it difficult to trade, dispose of, or to obtain accurate quotations of the price of, our Class A Warrants.

There are approximately 310 record holders of our Common Stock as of May 1, 2005. The number of record holders of our Common Stock excludes an estimate of the number of beneficial owners of Common Stock held in street name. The transfer agent and registrar for our Common Stock is National City Bank, 629 Euclid Avenue, Suite 635, Cleveland, Ohio 44114 (216 222-2537).

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion and development of our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our Board may deem relevant at that time.

SELECTED CONSOLIDATED FINANCIAL DATA

The summary consolidated financial data set forth below with respect to our consolidated statements of operations for the periods ended December 31, 2004 and December 31, 2003 and with respect to the consolidated balance sheet as of December 31, 2004 have been derived from our unaudited consolidated financial statements included as a part of this prospectus. The summary consolidated financial data set forth below with respect to our consolidated statements of operations for the years ended March 31, 2004, 2003 and 2002 and with respect to the consolidated balance sheets as of March 31, 2004 and 2003 have been derived from audited consolidated financial statements included as part of this prospectus. We derived the statements of operations data for the years ended March 31, 2001 and 2000 and the balance sheet data as of March 31, 2001 and 2000 from unaudited financial statements not included in this prospectus. You should read the following summary consolidated financial data in conjunction with the consolidated financial statements and notes thereto included elsewhere in this prospectus.

The “Predecessor” entity is Arcadia Services, Inc. and its subsidiaries. On May 7, 2004, RKDA acquired Arcadia Services, Inc. This acquisition, which preceded the RKDA reverse merger, was accounted for as a purchase transaction. The “Successor” entity is the combined company resulting from the RKDA reverse merger, including “old” Critical Home Care, Inc., RKDA, Arcadia Services and its subsidiaries, Arcadia RX and six other entities purchased subsequent to the reverse merger, referred to collectively herein as the “Post-merger Acquisitions,” one of which was completed after December 31, 2004, therefore not reflected herein. The transactions that constitute the reverse merger along with the Post-merger Acquisition transactions were accounted for as purchase transactions.

Results for the nine months ended December 31, 2003 are those of Arcadia Services, Inc. and its subsidiaries presented on a consolidated basis (i.e., the Predecessor entity). Results for the period from April 1, 2004 to May 9, 2004 are those of Arcadia Services, Inc. and its subsidiaries presented on a consolidated basis (i.e., the Predecessor entity). Results for the period from May 10, 2004 to December 31, 2004 are those of the Successor entity as described above subsequent to the reverse merger transaction and Post-merger Acquisitions. A reclassification of commissions paid to affiliated agencies from cost of sales to general and administrative expenses is reflected herein to be more comparable with our peers in the staffing industry, and the historical financial statements will include these reclassifications in the future financial statements for the period ended March 31, 2005.

Arcadia Resources, Inc.
Consolidated Statements of Income
(Unaudited)

	Successor	Predecessor
	Period from	Period From	Nine Months
	May 10, 2004	April 1, 2004	Ended
	To	To	December 31,
	December 31, 2004	May 9, 2004	2003
Net Sales	$67,223,593	$9,486,601	$57,633,769
Cost of Sales	47,302,268	6,905,998	41,249,055

Gross Profit	19,921,325	2,580,603	16,384,714
General and Administrative Expenses	19,214,687	2,101,381	13,628,618
Depreciation and Amortization	221,328	—	17,100

Operating Income	485,310	479,222	2,738,996
Other Expenses
Impairment of Goodwill	—	16,055
Other Income	(16,625)
Interest Expense, Net	712,279	—
Amortization of Debt Discount	682,593	—

Total Other Expenses	1,378,247	16,055	—

Net Income (Loss) Before Income Tax Expense (Benefit)	(892,937)	463,167	2,738,996
Income Tax Expense	102,253	—

Net Income (Loss)	$(995,190)	$463,167	$2,738,996

Unaudited Pro Forma Amounts to Reflect Pro Forma Income Taxes From Tax Status Change		158,000	931,259

Pro Forma Income After Income Tax From Tax Status Change		$305,167	$1,807,737

Income (Loss) Per Share:
Basic	$(0.01)	$0.49	$2.89
Diluted	$(0.01)	$0.49	$2.89

Pro Forma Income Per Share:
Basic		$0.32	$1.91
Diluted		$0.32	$1.91

Weighted Average Number of Shares (In Thousands):
Basic	68,460	948	948
Diluted	68,460	948	948

	Predecessor
	Year Ended March 31,
	2004	2003	2002	2001	2000
				(unaudited)	(unaudited)
	(In thousands, except per share data)
Statement of Operations Data:
Revenue	$78,359	$76,276	$75,848	$73,705	$56,280

Cost of Sales	56,205	53,822	53,134	52,140	40,530

Gross Profit	22,154	22,454	22,714	21,565	15,750
General and Administrative Expenses	18,424	18,172	18,824	20,135	14,785

Operating Income	3,730	4,282	3,890	1,430	965
Interest income	2	1	4	0	2

Net Income	$3,732	$4,283	$3,894	$1,430	$967
Net Income Per Share-
Basic and Diluted	$3.94	$4.52	$4.11	$1.51	$1.02

Weighted Average Number of Shares (in thousands)
Basic and Diluted	948	948	948	948	948

	Successor	Predecessor
	December 31,	March 31,
	2004	2004	2003	2002	2001	2000
	(unaudited)				(unaudited)	(unaudited)
		(In thousands)
Balance Sheet Data:
Total Current Assets	$25,319	$13,612	$12,325	$12,498	$13,855	$12,733
Working Capital	$9,750	$9,069	$8,874	$8,254	$9,340	$9,527
Total Assets	$54,531	$17,203	$14,999	$15,094	$16,785	$17,393
Total Long-Term Debt	$15,761	$430	$2	$113	$225	$183
Total Liabilities	$31,330	$4,973	$3,453	$4,357	$4,740	$3,389
Total Stockholder’s Equity	$23,201	$12,230	$11,546	$10,737	$12,045	$14,004

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The MD&A should be read in conjunction with the other sections of this prospectus, including the consolidated financial statements and notes thereto beginning on page 80 of this prospectus and the subsection captioned “Statements Regarding Forward-Looking Information” above. Historical results set forth in Selected Consolidated Financial Information and the Financial Statements beginning on page 80 and this section should not be taken as indicative of our future operations.

As previously stated, we caution you that certain statements contained in this prospectus (including our documents incorporated herein by reference), or which are otherwise made by us or on our behalf, are forward-looking statements. Also, documents which we subsequently file with the SEC and are incorporated herein by reference will contain forward-looking statements. Forward-looking statements include statements that are predictive in nature and depend upon or refer to future events or conditions. Forward-looking statements include words such as “believe,” “plan,” “anticipate,” “estimate,” “expect,” “intend,” “seek” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. In particular, the risk factors included or incorporated by reference in this prospectus describe forward-looking information. The risk factors are not all-inclusive, particularly with respect to possible future events. Other parts of, or documents incorporated by reference into, this prospectus may also describe forward-looking information. Forward-looking statements are based on current expectations and projections about future events. Forward-looking statements are subject to risks, uncertainties, and assumptions about our company. Forward-looking statements are also based on economic and market factors and the industry in which we do business, among other things. These statements are not guaranties of future performance. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Overview

The Company has undergone substantial change in its financial position and business operations since May 10, 2004. Before the RKDA merger, we had continuing losses, cash flow problems and faced going concern issues. We had annual sales of approximately $4 million. The Company entered into the merger agreement with RKDA in order to expand product and service offerings, increase geographic markets served, and to spread its cost structure over a wider base of customers, products and service offerings. The net effect of the RKDA merger was to alleviate these financial problems.

Our combined company is now a national provider of staffing (medical and non-medical) and home care services (skilled and personal care/support) currently operating in 22 states through 64 affiliated and 13 company-owned offices. We also operate mail-order pharmacy. We have durable medical equipment businesses operating in 8 states through 14 locations, providing oxygen and other respiratory therapy services and home medical equipment. We also sell surgical supplies and orthotic and prosthetic products, principally through our retail outlets in the New York metropolitan area.

The Company’s assets and net sales increased substantially during the period from May 10, 2004 to December 31, 2004. As of December 31, 2004, we reported total assets of approximately $54.5 million, on a consolidated basis, compared to $17.2 million as of March 31, 2004 reported by Arcadia Services, Inc., the entity treated as the acquirer for accounting purposes in the RKDA merger. See below for more information on the reverse merger accounting treatment of the RKDA merger.

For the period May 10, 2004 to June 30, 2004, the quarter ended September 30, 2004 and the quarter ended December 31, 2004, we reported net sales of approximately $13.6 million, $25.5 million and $28.1 million, respectively, on a consolidated basis. Although the Company incurred a loss of approximately $995,000 for the period from May 10, 2004 to December 31, 2004, the Company had non-cash expenses relating to operations, financings and acquisitions totaling approximately $1.45 million. See Results of Operations and Liquidity and Capital Resources.

Growth Strategy. We have pursued a strategy of growth internally and externally through acquisitions. Our internal growth strategy is to capitalize on customer demand for a larger array of integrated home care services by obtaining greater penetration within existing markets and to expand service offerings by cross selling home care patients with personal services, mail order pharmacy and home oxygen and medical equipment products. In addition, we intend to proactively remind customers to reorder and replace their supplies. To this end, we have hired a director of business development to spearhead internal growth development. During the nine months ended December 31, 2004, sales on a consolidated basis increased by $19.1 million (33%) over the comparable period ended December 31, 2003. Internal growth of 15.5% contributed $8.9 million of the increase, principally within our staffing business, due to a continued trend in economic recovery and expanded marketing efforts. See Results of Operations.

Our growth strategy also encompasses expansion of our business by acquisition. There are many small local competitors currently serving the marketplace, each of which has a complete infrastructure in place to support its existing business. We hope to capitalize on the consolidation opportunities that we believe exist within the fragmented home care and staffing industries by becoming a larger provider of comprehensive national staffing and home care services through greater economies of scale. We intend to implement this strategy by smaller companies joining our affiliate network and by acquiring other staffing, home care and durable medical equipment businesses. In line with this strategy, during the period from May 10, 2004 to March 31, 2005, we completed six acquisitions (the “Post-merger Acquisitions”) resulting in an annual increase of approximately $18 million in revenue and $2.4 million in operating income on a consolidated basis:

•	On July 30, 2004, we acquired through a subsidiary substantially all of the assets of The Staffing Source, Inc., of St. Petersburg, Florida. The Staffing Source, Inc. provides temporary personnel for healthcare facilities and other businesses. It reported sales of approximately $3.3 million for its 2003 fiscal year. The purchase price to be paid out over a three year period is computed per a specified formula based on the annualized revenue, with a minimum total payment of $480,000 and a maximum total payment of $600,000. The Company financed the payment of $300,000 of the purchase price paid in cash at closing by drawing on its line of credit. Because the balance of the purchase price payable is computed per a specified formula based on annualized revenue, the Company does not anticipate that it will incur debt to finance payment of the balance of the purchase price, but will fund the obligation from the profitable operations of The Staffing Source.

•	On August 20, 2004, one of our subsidiaries acquired the stock of American Oxygen, Inc. of Peoria, Illinois for 200,000 shares of Common Stock valued at $186,000. American Oxygen, Inc., operating from two locations in Illinois, sells and rents durable medical equipment, including respiratory/oxygen equipment. Because the purchase price was paid in Company stock, the Company did not incur debt in order to finance this transaction. American Oxygen is a relatively small, new entity and is not expected to be profitable until our 2006 fiscal year.

•	On August 30, 2004, a subsidiary of ours purchased selected assets of Merit Staffing Resources, Inc. Merit provides temporary personnel for healthcare facilities and other businesses from five locations in Massachusetts. It reported 2003 sales of $4.7 million. The purchase price is (a) cash equal to a specified percentage of the seller’s accounts receivable under 120 days outstanding as of closing, plus $200,000, subject to a total maximum cash payment at final closing of $1.6 million. Forty-eight monthly payments will be made computed per a specified formula based on gross margin with a minimum total payment of $864,000 and a maximum total payment of $1.6 million. The Company financed the payment of $200,000 of the purchase price paid in cash at closing by drawing on its line of credit. Because the balance of the purchase price payable is computed per a specified formula based on gross margin, the Company does not anticipate that it will incur debt to finance payment of the balance of the purchase price, but will fund the obligation from the profitable operations of Merit.

•	On September 23, 2004, a subsidiary acquired the stock of Trinity Healthcare of Winston-Salem, Inc. for $5.4 million. Trinity provides oxygen and other respiratory services, as well as home intravenous therapy services. Trinity has locations in Winston-Salem and Huntersville, North Carolina, and Marietta and Demorest, Georgia. Two of Trinity’s selling shareholders were paid a combination of cash, shares of the Company’s Common Stock, and delivery of a promissory note. Trinity’s two other selling shareholders will be paid the balance of the purchase price in cash and our Common Stock by January 15, 2005. The Company also issued 150,000 shares of its common stock, with an aggregate value of $127,800, to certain Trinity employees. The Company utilized proceeds from notes payable and sales of stock of approximately $3.8 million to finance payment of the cash portion of the purchase price paid at closing. Remaining purchase price obligations will be funded from the profitable operations of Trinity.

•	On December 17, 2004, the Company’s Grayrose, Inc. subsidiary purchased substantially all of the assets of BK Tool, Inc., a light industrial staffing business located in Sterling Heights, Michigan, with approximately $2,000,000 in annual revenues. The total purchase price of $468,000 included payment of $175,000 plus 85% of accounts receivables no greater than 60 days outstanding. At closing, the seller was paid $393,000 in cash, drawn on the line of credit, and the remaining $75,000 derived from operations was paid to the seller in January 2005. BK Tools was combined with an existing Arcadia Services local operation to enhance the profitability of both entities.

•	On December 22, 2004, Arcadia Resources, Inc. agreed to purchase all of the outstanding shares of common stock of Beacon Respiratory Services, Inc., Beacon Respiratory Services of Alabama, Inc., Beacon Respiratory Services of Colorado, Inc., and Beacon Respiratory Services of Georgia, Inc. (collectively “Beacon”). Beacon provides respiratory services in Florida, Alabama, Colorado, and Georgia and collectively had annual revenues of approximately $1,900,000. The purchase was effective on January 1, 2005. The purchase price was $1,500,000, including the payment of certain liabilities. The purchase price is subject to increase by up to an additional $400,000 based on expected pricing changes for certain of the Company’s products and services for calendar year 2005, with any additional amounts owed being payable to the sellers by January 1, 2006. In 2005, the Company paid $983,428 in cash to Beacon’s shareholders, less $150,000 to be held by the Company to offset valid indemnification and other claims of the Company. The Company’s counsel will hold 16.33% of the Beacon shares purchased until the $150,000 (including accrued interest less any amounts disputed) is paid to sellers by January 1, 2006. On January 15, 2005, one of Beacon’s selling shareholders was issued a promissory note for $150,000, with a one-year term at 8% annual interest secured by 33% of the shares of Beacon. Principal and interest are to be paid quarterly. The Company financed the payment of $833,428 of the purchase price paid in cash at closing by utilizing proceeds from a note payable to a third party. The remaining purchase price obligations will be funded from the profitable operations of Beacon.

On April 29, 2005, the Company, through its Arcadia Health Services of Michigan, Inc. subsidiary, entered into and closed on an agreement by which it purchased the outstanding capital stock of Home Health Professionals, Inc., a Delaware corporation. The acquisition is effective May 1, 2005. Home Health Professionals operates a home health care staffing business headquartered in Battle Creek, Michigan. The purchase price for the acquired stock is $2,500,000, plus 1,058,201 shares of the Company’s common stock valued at $2,000,000, plus the payment of amounts to be determined per an earnout formula over the twelve month period following the closing. At closing, the cash consideration and shares of the Company’s common stock were paid, less amounts escrowed to satisfy potential indemnification and other claims of the purchaser. The Company utilized proceeds from a note payable issued to a third party to pay the cash portion of the purchase price that was paid at closing. Because the balance of the purchase price payable is computed per a specified earnout formula, the Company does not anticipate that it will incur debt to finance payment of the balance of the purchase price.

We expect the Company to continue pursuing a strategy that includes growth through acquisition. A risk presented by this strategy is the successful integration of the acquired businesses. If acquired businesses are not consolidated successfully, profitability will be negatively impacted. The Company’s principal sources of capital to pursue these acquisitions have been debt financing and issuance of the Company’s shares of Common Stock, which has limited the capital available for internal growth and debt repayment. We expect profitable operations of these new entities to satisfy remaining purchase price obligations but may not be adequate to also service the related debt incurred in the acquisition. Growth in the medical equipment entities is also capital intensive in purchasing equipment for monthly rental to patients. Management anticipates that the sources of funds for the payment of short term debt obligations and capital expenditures will be primarily from the equity market. As of March 31, 2005, the current portion of our interest-bearing debt totals approximately $7.9 million, while the Company’s long-term debt is approximately $14.7 million for a total of $22.6 million. During calendar years 2005 and 2006, the Company presently intends to raise a minimum of up to $20 million, preferably from the equity markets, to retire short term debt and to finance acquisitions. In the short term, the Company anticipates raising approximately $8 million in equity to satisfy short term debt obligations, with additional funds to be raised from the equity or debt markets to fund additional acquisitions. Raising capital through equity investment will result in dilution to our Common Stockholders. See also Liquidity and Capital Resources for discussion of additional risk factors.

Our level of debt incurred during the period from May 10, 2004 to December 31, 2004 also increased our interest expense. Nevertheless, the Company had sufficient cash flow to pay interest expense during this period. Although the Company incurred a net loss of approximately $995,000 for the period from May 10, 2004 to December 31, 2004, the Company had non-cash expenses relating to operations, financings and acquisitions totaling approximately $1.45 million, resulting in approximately $460,000 of cash available to pay interest, which is insufficient to cover the interest expense. Based on our outstanding debt as of December 31, 2004 and assuming no material decline in our revenues, management believes the Company will continue to generate cash from operations sufficient to fund day to day operations, as well as interest expense, due in part to reductions in the Company’s operating expenses by approximately $1.5 million annually, thereby improving the availability of cash. These planned annual savings are sufficient to cover our estimated annual interest expense of $1.6 million, based on our outstanding debt as of December 31, 2004. The Company expects to incur additional debt to fund the growth of its medical equipment business.

Cost Reductions. One of our strategies is to reduce costs and to benefit from economies of scale. Since May 10, 2004, the Company has implemented substantial cost reductions to our Classic Health Care Solutions business by reducing payroll and closing one location, resulting in savings of approximately $1.5 million annually. The Company intends to evaluate every operating unit in order to reduce costs to increase efficiency. Likewise, our ability to centrally furnish business administrative functions should result in improved financial performance for our acquired businesses through the elimination of unnecessary administrative overhead. Management anticipates that pursuing this cost reduction strategy should improve financial performance and cash flow. The success of our cost reduction strategy depends on how effectively we can consolidate our acquired businesses. If we are not able to successfully consolidate the acquired businesses, we may not realize hoped for financial performance which, among other things, could negatively impact the price of our Common Stock and your investment in our Company. The Company also intends to increase productivity through information system enhancements. The new mix of the Company’s product lines should increase the gross and net profit margins compared to prior years when the Company was not as diversified.

Accounting Acquirer. The consolidated financial statements of Arcadia Services, Inc. became the historical financial statements of the Company as a result of the RKDA reverse merger. For accounting purposes, RKDA is the accounting acquirer of the Company, based on the application of the criteria specified in Statement of Financial Accounting Standards No. 141. Application of the criteria of SFAS No. 141 to the facts and circumstances of the RKDA reverse merger demonstrate that RKDA is the accounting acquirer of the Company for the following principal reasons:

•	RKDA’s two former shareholders and the PIPE investors acquired a majority voting interest in the Company. RKDA’s two former shareholders received 21,300,000 shares of the Company’s Common Stock constituting 27.9% of the Company’s 76,393,351 shares of Common Stock outstanding as of May 10, 2004. The shareholders from the PIPE transaction, by which the Company raised the $5 million it loaned RKDA to finance the Arcadia Services acquisition, acquired a 43.2% shareholding position. The old Critical shareholders were diluted to a 28.9% shareholding position.

•	RKDA’s two former shareholders acquired control of the Board of Directors by entering into a voting agreement with certain other shareholders permitting them to elect a majority of the Board, until they either (a) own less than 10% of the Company, (b) are no longer executive officers of the Company or (c) the maximum period lowed by law for the agreement to exist. The Company believes that the criteria above will not be met (and thus the RKDA shareholders will control the Board of Directors) for the foreseeable future.

•	RKDA’s two former shareholders became the Company’s Chairman and Chief Executive Officer and the President, Chief Operating Officer and Treasurer. Additionally, the Chief Operating Officer of Arcadia retained that position.

•	RKDA initiated the combination and RKDA’s (i.e., Arcadia’s) assets, revenues and earnings significantly exceed the assets, revenues and earnings of Old Critical.

In the consolidated financial statements accompanying this prospectus, the Predecessor entity is Arcadia Services, Inc. and its subsidiaries presented on a consolidated basis and the Successor entity is the combined Company resulting from the RKDA merger, presented on a consolidated basis.

Liquidity and Capital Resources

The Company’s primary needs for liquidity and capital resources are the funding of operating and administrative expenses related to the management of the Company and its subsidiaries. Secondarily, the Company began executing its long-term strategic growth plan in May 2004, which includes plans for complementary acquisitions, internal growth at existing locations, expanded product offerings and synergistic integration of the Company’s types of businesses.

During the period May 10, 2004 through December 31, 2004, the Company used $6,464,697 in cash flows from operations, used $3,848,100 in investing activities and generated $10,087,470 from financing activities for a net decrease of $225,327 in cash and cash equivalents. This compares to the three quarters ended December 31, 2003, in which the Company generated $4,744,623 in cash flows from operations, utilized $363,584 in cash flows from investing activities and used $4,381,039 in financing activities yet had no change in the amount of its cash and cash equivalents.

Prior to undertaking the Company’s long-term strategic growth plan, as is demonstrated by the results for the three quarters ended December 31, 2003, the operating company was generating significant cash flows from operations and pre-tax income of 5% of revenues. Management has shown the ability to raise funds sufficient to provide for the cash flow needs of the Company in pursuit of its long-term strategic growth plan, as evidenced by the $10,716,975 raised in the three quarters ended December 31, 2004. The Company raised $6,455,359 through common stock issuances and $4,261,616 by drawing on the Company’s long-term line of credit. The Company has also been successful in using notes payable and common stock as part of its consideration paid for acquisitions. In the event the Company is unable to continue to obtain financing through the sale of additional common stock or increased borrowings, management will reduce the amount of acquisitions and investments in related infrastructure and focus on the performance of the operations of the Company, until it can once again resume its strategic plans.

Gross accounts receivable of approximately $22.6 million represent accounts receivable from operations and from acquired entities. The Company is focusing additional resources on the collection of accounts receivables to improve cash flow from operations. During the three quarters ended December 31, 2004, the Company improved its cash position from no cash at March 31, 2004 to $633,108 at December 31, 2004. The Company started a new workers’ compensation arrangement in May 2004 which requires deposits of funds in advance. The net increase in prepaid worker’s compensation costs was $774,000 in the quarter ended December 2004 to reach the balance of $2,041,000 as of December 31, 2004.

We incurred substantial debt to finance RKDA’s acquisition of Arcadia Services and subsequent acquisitions. As of March 31, 2005, the current portion of our interest-bearing debt totals approximately $7.9 million, while the long-term portion of our debt totals approximately $14.7 million, for a total of approximately $22.6 million. In order to repay these obligations timely, we must maintain adequate cash flow from operations and other capital resources. We generated sufficient cash flow from operations during the nine months ended December 31, 2004 to service our interest expense. During calendar years 2005 and 2006, the Company presently intends to raise a minimum of up to $20 million, preferably from the equity markets, to retire short term debt and to finance acquisitions. In the short term, the Company anticipates raising approximately $8 million in equity to satisfy short term debt obligations, with additional funds to be raised from the equity or debt markets to fund selected acquisitions. Raising capital through equity will result in dilution to our holders of Common Stock.

In May 2004, the Company consummated the merger with and into RKDA. This transaction was preceded by the Company obtaining a note payable in the amount of $1,500,000. Simultaneous with the RKDA Merger the Company completed the minimum amount of $8,000,000 of a Regulation D Private Placement (the “Offering”). The Company subsequently sold an additional $245,000 of securities and terminated the Offering. The Company sold an aggregate of 32,980,000 shares at $0.25 per share together with 3,298,000 Class A Warrants exercisable for 7 years at $0.50 per share. The Placement Agent received warrants to purchase 2,298,000 shares, exercisable on a cashless basis for 7 years at

$0.50 per share. The Placement Agent also received a 10% commission and reimbursement of out–of–pocket expenses. The Company used $5,000,000 of the net proceeds to complete the RKDA Merger and used the balance for working capital.

On May 7, 2004, Arcadia Services, Inc. and three of its wholly–owned subsidiaries entered into a Loan Agreement with Comerica Bank. The agreement provides the borrowers with a revolving credit facility of up to $12,000,000 through May 7, 2006. The initial advance on May 7, 2004, was in the amount of $11,000,000. The initial advance was immediately distributed up to RKDA, Inc., to fund a portion of the purchase price of the capital stock of Arcadia Services by RKDA from the seller and to pay expenses associated with the transaction. All other advances under the credit facility shall be used solely for working capital purposes. RKDA granted Comerica Bank a first priority security interest in all of the issued and outstanding capital stock of Arcadia Services. Arcadia Services and its subsidiaries granted the bank a security interest in all of their assets and the seller subordinated $500,000 indebtedness of Arcadia Services to Comerica Bank. RKDA and its former principals, Messrs. Elliott and Kuhnert, each executed a personal guaranty to Comerica over all indebtedness of Arcadia and its subsidiaries. On July 29, 2004 the credit limit was increased to $14,400,000.

On November 23, 2004, the revolving credit commitment with Comerica Bank amount was increased to $16,000,000, and the credit agreement was also amended to provide an overformula balance of $1,200,000 payable at the rate of $100,000 per month for 12 consecutive months, which began in January 2005. Further, certain amendments were made relative to accounts from business originating from state Medicaid plans eligible for inclusion in the advance formula. Advances under the credit facility bear interest at the prime–rate (as defined) or the Eurodollar–based rate (as defined), at the election of borrowers. Arcadia Services agreed to various financial covenant ratios; to have any person who acquires Arcadia Services capital stock pledge such stock to Comerica Bank, and along with Messrs. Elliott and Kuhnert, to customary negative covenants. On May 3, 2005, Comerica removed a loan covenant requiring Messrs. Elliott and Kuhnert to own 25% of the common stock of the Company.

On September 21, 2004, the Company entered into a Promissory Note and Warrant Purchase Agreement with BayStar Capital, II, L.P. (“BayStar”), a shareholder of the Company. BayStar contemporaneously purchased from the Company a Promissory Note and a Warrant to purchase shares of the Company’s common stock. The Promissory Note is in the principal amount of $5 million and bears interest at 6% per annum, compounded quarterly. The Promissory Note is payable on or before June 21, 2005. The Company may extend the term of the Promissory Note for an additional three months, in which case the interest rate increases to 12% per annum during the three–month extension period. The Warrant permits BayStar to purchase up to 3,150,000 shares of the Company’s common stock at $0.95 per share. The Warrant expires on September 21, 2009. The shares issuable upon exercise of the Warrant carry certain registration and other rights. The fair value of the Warrant will be expensed over the term of the Promissory Note.

On December 2, 2004, the Company issued a total of 144,999 shares of its common stock upon the exercise of stock options by three former employees of the Company. The aggregate consideration for these shares totaled $34,999.

On January 11, 2005, the Company issued 533,370 shares of its common stock to Jana Master Fund, Ltd. (“Jana”). Jana elected to convert $266,685 in principal and accrued interest payable by the Company as of December 31, 2004 into shares of the Company’s common stock, per a $1,500,000 Amended and Restated Promissory Note dated June 12, 2004. Under the Note, Jana may convert debt into shares of the Company’s common stock at the rate of one (1) share of common stock per $0.50 of outstanding debt.

On January 18, 2005, the Company obtained a $1,500,000 loan from Jana Partners, LLC due on February 2, 2005 in exchange for warrants to purchase 50,000 shares of the Company’s common stock at $1.28 per share. This loan plus accrued interest of $15,000 was paid in full on February 4, 2005 with proceeds from the sale of unregistered securities described below. These funds were used to satisfy purchase price arrangements pending for Trinity and for Beacon.

On January 21, 2005, the Company issued a total of 243,040 shares of its common stock to two limited liability companies whose owners are certain of the members of Kerr, Russell and Weber, PLC (“KRW”), as payment for legal services in the amount of $250,000 which KRW furnished to the Company.

On January 24, 2005, the Company issued a total of 407,866 shares of its common stock to two former shareholders of Trinity Healthcare of Winston-Salem, Inc. (“Trinity”) per the agreement by which a second-tier wholly owned subsidiary of the Company acquired all of Trinity’s outstanding common stock on September 23, 2004. Per the terms of the stock purchase agreement, the 407,866 shares issued have a total aggregate value of $347,500, indicated as a short-term borrowing at December 31, 2004. Of the 407,866 shares of common stock issued, 305,898 shares have been escrowed until January 15, 2006 to satisfy the purchaser’s rights of recoupment/offset, per the terms of the stock purchase agreement. The additional purchase price payable to Trinity shareholders of $975,510, also indicated as a short-term borrowing at December 31, 2004, was paid down to $225,000 in January 2005 with proceeds from the January 11, 2005 short-term note payable described above.

From February 2, 2005 to February 14, 2005, the Company sold an aggregate of 5,000,000 shares of its common stock, at a price of $0.90 per share, in private transactions to investors qualifying as accredited investors as defined in Rule 501(a) of Regulation D. The aggregate consideration received totals $4,500,000 of the maximum $5,000,000 which the Company intends to raise from this private offering for repayment of debt, acquisitions and new business ventures. The Company has agreed to use its best efforts to register these shares within ninety days.

The Company has a $250,000 line of credit with US Bank that matures on May 18, 2005 on which $222,476 was owed as of December 31, 2004. The Company expects to complete an extension of the terms of the line of credit upon expiration, otherwise, the Company will repay the line of credit with proceeds received from sales of its common stock in April 2005.

On February 18, 2005, Trinity Healthcare of Winston-Salem, Inc. (“Trinity Healthcare”) entered into a separate credit agreement with Comerica Bank which provides Trinity Healthcare with a revolving credit facility of up to $2,000,000 payable upon demand of Comerica Bank. The credit agreement provides that advances to Trinity Healthcare will not exceed the lesser of the revolving credit commitment amount or the aggregate principal amount of indebtedness permitted under the advance formula amount at any one time. The advance formula base is 80% of the eligible accounts receivable, subject to Comerica Bank’s adjustment to account for dilution of accounts receivable caused by customer credits, returns, setoffs, etc., plus 30% of eligible inventory. If an event of default occurs, Comerica Bank may, at its option, accelerate the maturity of the debt and exercise its right to foreclose on the issued and outstanding capital stock of Trinity Healthcare and on all of the assets of Trinity Healthcare and its subsidiaries. Any such default and resulting foreclosure would have a material adverse effect on our financial condition.

On April 27, 2005, the Company issued Jana Master Fund, LTD (“Jana”) a $5,000,000 Convertible Promissory Note with a term due May 1, 2006 and providing for quarterly interest payments at 12% annual interest. Under the terms of the Note, Jana may convert the outstanding balance into shares of the Company’s common stock at the rate of one (1) share of common stock per $2.25 of outstanding debt. The shares issuable upon conversion of the Note carry registration rights.

On April 26, 2005, the Company sold an aggregate 1,212,121 shares of its common stock valued at $1.65 per share, for aggregate consideration of $2,000,000, in a private transaction to an accredited investor as defined in Rule 501(a) of Regulation D.

To the extent that we do not successfully raise funds from the equity markets to satisfy short term debt obligations or to finance new acquisitions, we will need to seek debt financing. In this event, we may need to modify or abandon our strategy to grow through acquisition or may need to eliminate certain product or service offerings, because debt financing is generally at a higher cost than financing through equity investment. Higher financing costs, modification or abandonment of our growth strategy, or the elimination of product or service offerings could negatively impact our profitability and financial position, which in turn could negatively impact the price of our Common Stock and your investment in our Company. Given the Company’s net proceeds from financing activities during the twelve months ended May 1, 2005, the changes in the Company’s operational and financial position that have occurred during this period, and assuming no material decline in our revenues, management does not presently anticipate that the Company will be unsuccessful in its efforts to raise funds from the equity markets, although there is no guarantee that the Company will in fact successfully raise such funds from equity.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Identified below are some of the more significant accounting policies followed by Arcadia in preparing the accompanying consolidated financial statements. For further discussion of our accounting policies see “Summary of Accounting Policies” of the Notes to Consolidated Financial Statements.

Revenue Recognition

Revenues for services are recorded in the period the services are rendered at rates established contractually or by other agreement made with the institution or patient prior to the services being delivered. Revenues for products are recorded in the period delivered based on rental or sales prices established with the client or their insurer prior to delivery. Insurance entities generally determine their pricing schedules based on the regional usual and customary charges or based on contractual arrangements with their insureds. Federally-based Medicare and state-based Medicaid programs publish their pricing schedules periodically for covered products and services. Revenues are recorded based on the expected amount to be realized by the Company.

Reclassifications

A reclassification of commissions paid to affiliated agencies from cost of sales to general and administrative expenses is reflected herein to be more comparable with our peers in the staffing industry, and the historical financial statements will include these reclassifications for the period ended March 31, 2005.

Allowance for Doubtful Accounts

The Company reviews all accounts receivable balances and provides for an allowance for uncollectible accounts based on historical analysis of its records. The analysis is based on patient and institutional client payment histories, the aging of the accounts receivable, and specific review of patient and institutional client records. Arcadia has a limited number of customers with individually large amounts due at any given balance sheet date. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Any unanticipated change in one or those customer’s credit worthiness or other matters affecting the collectibility of the amounts due from such customers, could have a material effect on the results of Arcadia’s operations in the period in which such changes or events occur and could force Arcadia to find additional source(s) of financing to fund Arcadia’s operations.

Goodwill

Prior to 2002, Arcadia amortized its goodwill using the straight-line method over periods ranging from seven to fifteen years. In 2002, Arcadia adopted SFAS No. 142 “Goodwill and Other Intangible Assets.” Accordingly, amortization of goodwill ceased as of December 31, 2002. Goodwill is now tested for impairment annually by comparing the fair value of each reporting unit to its carrying value.

We review goodwill and other intangible assets for impairment annually and whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable in accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 142 requires that a two-step impairment test be performed on goodwill. In the first step, we compare the fair value of each reporting unit to its carrying value. Our reporting units are consistent with the reportable segments identified in Note (7) of the consolidated financial statements. We determine the fair value of our reporting units using a combination of the income approach and the market approach. Under the income approach, we calculate the fair value of a reporting unit based on the present value of estimated future cash flows. Under the market approach, we estimate the fair value based on market multiples of revenues or earnings for comparable companies. If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that unit, goodwill is not impaired and we are not required to perform further testing.

If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, then we are required to perform the second step to determine the implied fair value of the reporting unit’s goodwill and compare it to the carrying value of the reporting unit’s goodwill. If the carrying value of a reporting unit’s goodwill exceeds its implied fair value, then we must record an impairment loss equal to the difference.

SFAS No. 142 also requires that the fair value of the purchased intangible assets with indefinite lives be estimated and compared to the carrying value. We estimate the fair value of these intangible assets using the income approach. We recognize an impairment loss when the estimated fair value of the intangible asset is less than the carrying value.

The income approach, which we use to estimate the fair value of our reporting units and purchased intangible assets, is dependent on a number of factors including estimates of future market growth and trends, forecasted revenue and costs, expected periods the assets will be utilized, appropriate discount rates and other variables. We base our fair value estimates on assumptions we believe to be reasonable, but which are unpredictable and inherently uncertain. Actual future results may differ from those estimates. In addition, we make certain judgments about the selection of comparable companies used in the market approach in valuing our reporting units, as well as certain assumptions to allocate shared assets and liabilities to calculate the carrying values for each of our reporting units.

Income Taxes

Income taxes are accounted for under the asset and liability method. Accordingly, deferred tax assets and liabilities are recognized currently for the future tax consequences attributable to the temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets if it is more likely than not that such assets will not be realized.

We consider all available evidence, both positive and negative, to determine whether, based on the weight of that evidence, a valuation allowance is needed for some portion or all of a net deferred tax asset. Judgment is used in considering the relative impact of negative and positive evidence. In arriving at these judgments, the weight given to the potential effect of negative and positive evidence is commensurate with the extent to which it can be objectively verified. We record a valuation allowance to reduce our deferred tax assets and review the amount of such allowance annually. When we determine certain deferred tax assets are more likely than not to be utilized, we will reduce our valuation allowance accordingly.

We have provided a valuation allowance for the deferred tax assets related to the approximate $2.3 million operating carryovers of Critical expiring through 2024. Internal Revenue Code Section 382 rules limit the utilization of net operating losses following a change in control of a company. It has been determined that a change in control of Arcadia has taken place. Therefore, Arcadia’s ability to utilize its net operating losses will be subject to severe limitations in future periods, which could have an effect of eliminating substantially all the future income tax benefits of the NOL’s. Tax benefits from the utilization of net operating loss carryforwards will be recorded at such time and to such extent.

Prior to May 10, 2004, Arcadia Services elected to be taxed as a Subchapter S corporation with the individual shareholders reporting their respective share of income on their income tax return. Accordingly, the Company has no deferred tax assets or liabilities recorded in prior periods.

Results of Operations

Interim Nine Month Period Ended December 31, 2004 Compared to Interim Nine Month Period Ended December 31, 2003

Arcadia Resources, Inc.
Consolidated Statements of Income
(Unaudited)

	Successor	Predecessor
	Period from	Period From	Nine Months
	May 10, 2004	April 1, 2004	Ended
	To	To	December 31,
	December 31, 2004	May 9, 2004	2003
Net Sales	$67,223,593	$9,486,601	$57,633,769
Cost of Sales	47,302,268	6,905,998	41,249,055

Gross Profit	19,921,325	2,580,603	16,384,714
General and Administrative Expenses	19,214,687	2,101,381	13,628,618
Depreciation and Amortization	221,328	—	17,100

Operating Income	485,310	479,222	2,738,996
Other Expenses
Impairment of Goodwill	—	16,055
Other Income	(16,625)
Interest Expense, Net	712,279	—
Amortization of Debt Discount	682,593	—

Total Other Expenses	1,378,247	16,055	—
Net Income (Loss) Before Income Tax Expense (Benefit)	(892,937)	463,167	2,738,996
Income Tax Expense	102,253	—

Net Income (Loss)	$(995,190)	$463,167	$2,738,996

Results for the nine months ended December 31, 2004 are those of Arcadia Services, Inc. and its subsidiaries presented on a consolidated basis (i.e., the Predecessor entity). Results for the period from April 1, 2004 to May 9, 2004 are those of Arcadia Services, Inc. and its subsidiaries presented on a consolidated basis (i.e., the Predecessor entity). Results for the period from May 10, 2004 to December 31, 2004 are those of the combined Company resulting from the RKDA reverse merger, and five other entities purchased subsequent to the reverse merger, beginning with the respective date of each acquisition presented on a consolidated basis (i.e., the Successor entity). Results displayed in the above table for the nine months ended December 31, 2004 are those of the Predecessor and Successor entities combined for the period. A reclassification of commissions paid to affiliated agencies from cost of sales to general and administrative expenses is reflected herein to be more comparable with our peers in the staffing industry, and the historical financial statements will include these reclassifications in the future financial statements for the period ended March 31, 2005.

Sales for the nine months ended December 31, 2004 are split between the Predecessor (April 1, 2004 to May 9, 2004) and Successor (May 10, 2004 to December 31, 2004) companies. The sales from May 10, 2004 to December 31, 2004 were $67,223,593 and from April 1, 2004 to May 9, 2004 were $9,486,601. The combined sales for the nine months ended December 31, 2004 increased by $19,076,425, or 33%, to $76,710,194 as compared to $57,633,769 for the nine months ended December 31, 2003. The increase in sales for the three quarters is attributed primarily to the following components: $2,625,468 from operations of the entities that merged into the company effective May 10, 2004; $3,178,952 from the two staffing acquisitions completed between January 1, 2004 and June 30, 2004; and $4,324,510 from the four acquisitions done during the quarter ended September 30, 2004. See notes to the unaudited consolidated financial statements for discussion of various acquisitions made during the three quarters ended December 31, 2004. In addition, the Company had 15.5% internal growth of $8,947,495 during the three quarters ended December 31, 2004. There were no significant changes in sales prices during the period May 10, 2004 through December 31, 2004. Total sales for the Company increased 10% from $23,107,658 for the first quarter (predecessor and successor combined) to $25,512,002 for the second quarter and another 10% to $28,090,534 for the third quarter of its fiscal year ending March 31, 2005.

Gross profit margin for the period from May 10, 2004 to December 31, 2004 increased to 30% of sales. Gross profit margin for the period from April 1, 2004 to May 9, 2004 was 27% of sales. The combined gross profit margin for the nine months ended December 31, 2004 was 29% compared with the nine months ended December 31, 2003 at 28%. The Company’s expansion into home care in May 2004 has and will continue to drive changes to the consolidated gross profit margin of the Company. Staffing revenues for the three quarters ended December

31, 2004 were $71,913,301 and yielded a gross margin of 27.5%, while the home care revenues were $4,796,893 at a gross margin of 57.2%. Cost of sales for staffing are primarily employee costs, while cost of sales for home care represents the cost of products and medications sold to patients and supplies used in the delivery of other rental products and services to patients. The staffing business’ gross margins were more seasonally affected (negatively) in the three quarters ended December 31, 2004 than the same period of the prior year due to the business and client mix of institutional customers and a lower margin service staffing demand in the facilities.

General and administrative expenses for the period from May 10, 2004 to December 31, 2004 were $19,214,687 and for the period from April 1, 2004 to May 9, 2004 were $2,101,381. Combined general and administrative expenses totaled $21,316,068 for the nine months ended December 31, 2004 compared to $13,628,617 for the nine months ended December 31, 2003. The 56.4% increase is due to the changes in the Company’s mix of business and additional general and administrative expenses related to the merged entities as discussed in the notes to the unaudited consolidated financial statements. The Company incurred non-recurring costs related to the post-transaction registration expenses of approximately $450,000 in the nine months ended December 31, 2004. The Company incurred expenses of approximately $433,000 in the nine months ended December 31, 2004 toward building a home care infrastructure and bolstering its existing staffing infrastructure to accommodate recent and expected acquisitions.

The post-transaction costs of registering securities issued in the offering are considered an expense for accounting purposes. Due to the complex nature of the business combination and the time schedule required, those costs have been significant to the Company for the three quarters ended December 31, 2004. Such related costs include primarily external professional fees for legal, accounting and auditing services along with internal costs of preparing and filing the required documents with the Securities and Exchange Commission. The Company estimates its external costs as $450,000 for the nine months ended December 31, 2004. Additional costs will be incurred until the registration is completed.

Depreciation and amortization expense was $221,328 for the nine months ended December 31, 2004 compared to $17,100 for the nine months ended December 31, 2003. The increase of $204,228 consists primarily of additional depreciation expense of the home care component associated with the fleet of vehicles, equipment held for rental to patients, pharmacy equipment and office furnishings and equipment required to service the patients. The base of depreciable assets increased from $75,078 at March 31, 2004 to $1,624,411 at December 31, 2004.

Interest expense was $712,279 for the nine months ended December 31, 2004. There was no interest expense for the nine months ended December 31, 2003 as the company had no interest-bearing borrowings. Interest expense incurred in the nine months ended December 31, 2004 included $416,715 to banks and $295,564 to note holders. The increase in interest expense is a result of borrowings resulting from the acquisitions of the various merged entities as discussed in the notes to the unaudited consolidated financial statements. Interest-bearing borrowings were $24,202,191 at December 31, 2004 at rates ranging from 6.25% to 12% per annum compared to no interest-bearing borrowings at March 31, 2004.

Amortization of deferred debt discount was $682,593 for the nine months ended December 31, 2004 generated by the attachment of warrants to two notes payable, while there were no such arrangements for the same period in the prior year. The deferred debt discount is the fair value of stock options and warrants granted to certain note holders as explained in Notes to the unaudited consolidated financial statements. The deferred debt discount is being amortized over the life of the respective promissory notes.

Net income was $463,167 for the period from April 1, 2004 to May 9, 2004 and a net loss of $995,190 for the period from May 10, 2004 to December 31, 2004, resulting in a net loss for the nine months ended December 31, 2004 of $532,023. The costs related to being a separate publicly held entity versus a subsidiary of a privately held entity, the registration expenses and improvements are responsible for this $3,271,029 reduction in net income when compared to net income of $2,738,996 for the nine months ended December 31, 2003.

Year Ended March 31, 2004 Compared to Year Ended March 31, 2003

Revenue. Arcadia’s revenues (i.e., the Predecessor entity) for the year ended March 31, 2004 were $78.4 million compared with $76.3 million for 2003, an increase of $2.1 million or 2.8%, resulting primarily from the two acquisitions completed at the beginning of the third and fourth quarter of the year. In addition the recovery of the economy in the last quarter increased revenue in light industrial staffing. $1.95 million of the increase in revenue is due to the two acquisitions. In addition, the Company had 0.2% internal growth of $0.15 million. There were no significant changes in the sales price.

Cost of Sales. Cost of sales approximated $56.2 million for the year ended March 31, 2004 compared with $53.8 million for 2003, an increase of $2.4 million or 4.5%, resulting from the payroll expense related to the increased revenue and the increase in pay rate due to the shortage of nurses and increased competition. Of the $2.4 million increase in cost of sales, $1.6 million is attributable to the two acquisitions and the remaining $0.8 million is attributable to an increase in the cost of field personnel, which reduced the gross margin to 28% in 2004 from 29% in 2003.

As of March 31, 2004, Arcadia Services, Inc. had no cash or cash equivalents as a result of its intercompany cash flow relationship with its former parent company, Addus Healthcare, Inc. The business purpose of this arrangement was to fund Addus HealthCare’s operations. There was no formal written agreement between Arcadia and Addus HealthCare, Inc., a privately-held company. Addus retained the net funds received as a dividend. Since being acquired by RKDA, Aracadia Services has not loaned any funds to Addus HealthCare.

General and Administrative Expenses. General and administrative expenses approximated $18.4 million for the year ended March 31, 2004 compared with $18.2 million for 2003, an increase of $0.2 million or 1.1%, resulting from increased administrative salaries and the conversion of 2 affiliated agency offices to company-owned offices.

Net Income. Net income for the year ended March 31, 2004 was $3,731,953 or 4.8% of revenue, compared to $4,283,518 or 5.6% of revenue for the year ended March 31, 2003. This 13% decrease in net income was attributed to the changes in the business mix and the lower profitability of the acquisitions made during the year ended March 31, 2004 as discussed categorically above.

Year Ended March 31, 2003 Compared to Year Ended March 31, 2002

Revenue. Arcadia Services’ revenues for the year ended March 31, 2003 were $76.3 million compared with $75.8 million for 2002, an increase of approximately $0.5 million or 1%, resulting from 2 small acquisitions completed in the third quarter of the year. There was no internal growth for the period ended March 31, 2003 and the revenue from existing offices remained constant compared to the period ended March 31, 2002. There were no significant changes in the sales price.

Cost of Sales. Cost of sales approximated $53.8 million for the year ended March 31, 2003 compared with $53.1 million for 2002, an increase of approximately $.7 million or 1.3%, resulting from the payroll expense related to the increased revenue and the increase in pay rate due to the shortage of nurses and increased competition. Of the $0.7 million increase in cost of sales $0.4 million is attributable to the two acquisitions and the remaining $0.3 million is attributable to an increase in the cost of field personnel, which caused a gross margin reduction to 29% in 2003 from 30% in 2002.

General and Administrative Expenses. General and administrative expenses approximated $18.2 million for the year ended March 31, 2003 compared with $18.8 million for 2002, a decrease of approximately $0.6 million or 3.2% resulting from the adoptions of SFAS No. 142, whereby the amortization of Goodwill and other Intangible Assets ceased. In addition the bad debt expense was less because of good collections.

Net Income. Net income for the year ended March 31, 2003 was $4,283,518 or 5.6% of revenue, compared to $3,894,215 or 5.1% of revenue for the year ended March 31, 2002. The revenue increase of less than 1% coupled with lower total costs resulted in this 10% increase in net income during the year ended March 31, 2003.

Liquidity and Capital Resources

The Company’s primary needs for liquidity and capital resources are the funding of operating and administrative expenses related to the management of the Company and its subsidiaries. Secondarily, the Company began executing its long-term strategic growth plan in May 2004, which includes plans for complementary acquisitions, internal growth at existing locations, expanded product offerings and synergistic integration of the Company’s types of businesses.

During the period May 10, 2004 through December 31, 2004, the Company used $6,464,697 in cash flows from operations, used $3,848,100 in investing activities and generated $10,087,470 from financing activities for a net decrease of $225,327 in cash and cash equivalents. This compares to the three quarters ended December 31, 2003, in which the Company generated $4,744,623 in cash flows from operations, utilized $363,584 in cash flows from investing activities and used $4,381,039 in financing activities yet had no change in the amount of its cash and cash equivalents.

Prior to undertaking the Company’s long-term strategic growth plan, as is demonstrated by the results for the three quarters ended December 31, 2003, the operating company was generating significant cash flows from operations and pre-tax income of 5% of revenues. Management has shown the ability to raise funds sufficient to provide for the cash flow needs of the Company in pursuit of its long-term strategic growth plan, as evidenced by the $10,716,975 raised in the three quarters ended December 31, 2004. The Company raised $6,455,359 through common stock issuances and $4,261,616 by drawing on the Company’s long-term line of credit. The Company has also been successful in using notes payable and common stock as part of its consideration paid for acquisitions. In the event the Company is unable to continue to obtain financing through the sale of additional common stock or increased borrowings, management will reduce the amount of acquisitions and investments in related infrastructure and focus on the performance of the operations of the Company, until it can once again resume its strategic plans.

Gross accounts receivable of approximately $22.6 million represent accounts receivable from operations and from acquired entities. The Company is focusing additional resources on the collection of accounts receivables to improve cash flow from operations. During the three quarters ended December 31, 2004, the Company improved its cash position from no cash at March 31, 2004 to $633,108 at December 31, 2004. The Company started a new workers’ compensation arrangement in May 2004 which requires deposits of funds in advance. The net increase in prepaid worker’s compensation costs was $774,000 in the quarter ended December 2004 to reach the balance of $2,041,000 as of December 31, 2004.

In May 2004, the Company consummated the merger with and into RKDA. This transaction was preceded by the Company obtaining a note payable in the amount of $1,500,000. Simultaneous with the RKDA Merger the Company completed the minimum amount of $8,000,000 of a Regulation D Private Placement (the “Offering”). The Company subsequently sold an additional $245,000 of securities and terminated the Offering. The Company sold an aggregate of 32,980,000 shares at $0.25 per share together with 3,298,000 Class A Warrants exercisable for 7 years at $0.50 per share. The Placement Agent received warrants to purchase 2,298,000 shares, exercisable on a cashless basis for 7 years at $0.50 per share. The Placement Agent also received a 10% commission and reimbursement of out–of–pocket expenses. The Company used $5,000,000 of the net proceeds to complete the RKDA Merger as described in Note 2, and used the balance for working capital.

On May 7, 2004, Arcadia Services, Inc. and three of its wholly–owned subsidiaries entered into a Loan Agreement with Comerica Bank. The agreement provides the borrowers with a revolving credit facility of up to $12,000,000 through May 7, 2006. The initial advance on May 7, 2004, was in the amount of $11,000,000. The initial advance was immediately distributed up to RKDA, Inc., to fund a portion of the purchase price of the capital stock of Arcadia by RKDA from the seller and to pay expenses associated with the transaction. All other advances under the credit facility shall be used solely for working capital purposes. RKDA granted Comerica Bank a first priority security interest in all of the issued and outstanding capital stock of Arcadia. The Arcadia subsidiaries and Arcadia granted the bank a security interest in all of their assets and the seller subordinated $500,000 indebtedness of Arcadia to Arcadia’s indebtedness to Comerica Bank. RKDA and its former principals, Messrs. Elliott and Kuhnert, each executed a personal guaranty to Comerica over all indebtedness of Arcadia and its subsidiaries. On July 29, 2004 the credit limit was increased to $14,400,000.

On November 23, 2004, the revolving credit commitment with Comerica Bank amount was increased to $16,000,000, and the credit agreement was also amended to provide an overformula balance of $1,200,000 payable at the rate of $100,000 per month for 12 consecutive months, beginning in January, 2005. Further, certain amendments were made relative to accounts from business originating from state Medicaid plans eligible for inclusion in the advance formula. Advances under the credit facility bear interest at the prime–rate (as defined) or the Eurodollar–based rate (as defined), at the election of borrowers. Arcadia agreed to various financial covenant ratios; to have any person who acquires Arcadia capital stock pledge such stock to Comerica Bank, and along with Messrs. Elliott and Kuhnert, to customary negative covenants.

On September 21, 2004, the Company issued a note payable in the amount of $5,000,000 to fund acquisitions. The promissory note bears an interest rate of 6% per annum. The note is due on or before June 21, 2005. The note may be extended at the Company’s discretion for three months bearing a 12% interest rate per annum. The lender also received a warrant to purchase 3,150,000 shares of common stock of the company at $0.95 per share. The value of these warrants is being expensed over the life of the note. The Company plans to repay this note with cash flows from operations, proceeds from the issuance of additional shares of common stock and new borrowings.

On December 2, 2004, the Company issued a total of 144,999 shares of its common stock upon the exercise of stock options by three former employees of the Company. The aggregate consideration for these shares totaled $34,999.

On January 11, 2005, the Company issued 533,370 shares of its common stock to Jana Master Fund, Ltd. (“Jana”). Jana elected to convert $266,685 in principal and accrued interest payable by the Company as of December 31, 2004 into shares of the Company’s common stock, per a $1,500,000 Amended and Restated Promissory Note dated June 12, 2004. Under the Note, Jana may convert debt into shares of the Company’s common stock at the rate of one (1) share of common stock per $0.50 of outstanding debt.

On January 18, 2005, the Company obtained a $1,500,000 loan from Jana Partners, LLC due on February 2, 2005 in exchange for warrants to purchase 50,000 shares of the Company’s common stock at $1.28 per share. This loan plus accrued interest of $15,000 was paid in full on February 4, 2005 with proceeds from the sale of unregistered securities described below along with $2,500 recorded as debt discount expense related to the issuance of the warrants. These funds were used to satisfy purchase price arrangements pending for Trinity Healthcare and for Beacon.

On January 21, 2005, the Company issued a total of 243,040 shares of its common stock to two limited liability companies whose owners are certain of the members of Kerr, Russell and Weber, PLC (“KRW”), as payment for legal services in the amount of $250,000 which KRW furnished to the Company.

On January 24, 2005, the Company issued a total of 407,866 shares of its common stock to two former shareholders of Trinity Healthcare of Winston-Salem, Inc. (“Trinity”) per the agreement by which a second-tier wholly owned subsidiary of the Company acquired all of Trinity’s outstanding common stock on September 23, 2004. Per the terms of the stock purchase agreement, the 407,866 shares issued have a total aggregate value of $347,500, indicated as a short-term borrowing at December 31, 2004. Of the 407,866 shares of common stock issued, 305,898 shares have been escrowed until January 15, 2006 to satisfy the purchaser’s rights of recoupment/offset, per the terms of the stock purchase agreement. The additional purchase price payable to Trinity shareholders of $975,510, also indicated as a short-term borrowing at December 31, 2004, was paid down to $225,000 in January 2005 with proceeds from the January 11, 2005 short-term note payable described above.

From February 2, 2005 to February 14, 2005, the Company sold an aggregate of 5,000,000 shares of its common stock, at a price of $0.90 per share, in private transactions to investors qualifying as accredited investors as defined in Rule 501(a) of Regulation D. The aggregate consideration received totals $4,500,000 of the maximum $5,000,000 which the Company intends to raise from this private offering for repayment of debt, acquisitions and new business ventures. The Company has agreed to use its best efforts to register these shares within ninety days.

The Company has a $250,000 line of credit with US Bank that matures on May 18, 2005 on which $222,476 was owed as of December 31, 2004. The Company has been granted a verbal extension of the terms of the line of credit and will pursue formalizing the approval, otherwise, the Company will repay the line of credit with proceeds received from sales of common stock in April 2005. The line of credit was fully borrowed at March 31, 2005.

Operating income per the unaudited pro forma condensed combined statement of income for the twelve months ended March 31, 2004 is $2,521,526, and interest expense is $757,714. Consequently, based on the unaudited pro forma financial information, the Company would have had sufficient cash from operations to cover interest expense as of March 31, 2004. The pro forma condensed combined financial statements were prepared as if the Arcadia acquisition and the RKDA merger had been completed as of April 1, 2003 for the purpose of the statement of income and March 31, 2004 for balance sheet purposes.

We believe that the Company is likely to continue generating cash from operations sufficient to pay interest expense. In part, we expect this to occur through the elimination of duplicative overhead as we assimilate our acquired businesses, we well as through cost reductions where appropriate. Since May 10, 2004, we have implemented substantial cost reductions to our Classic Healthcare Solutions, Inc. subsidiary by reducing its payroll and closing one location, resulting in annual savings of approximately $1 million to payroll and an additional $500,000 annually from the office closure. These combined annual savings of approximately $1.5 million are sufficient to cover our estimated annual interest expense of $1.6 million, based on our outstanding debt as of December 31, 2004.

Management believes that cash from operations alone will not be sufficient to repay short term debt obligations, nor will cash from operations alone be sufficient to pursue management’s strategy of growth through acquisition. Management anticipates that the sources of funds for the payment of short term debt obligations will be primarily from the equity market. As of March 31, 2005, the current portion of our interest-bearing debt totals approximately $7.9 million, while the long-term portion of our debt is approximately $14.7 million, for a total of approximately $22.6 million. During calendar years 2005 and 2006, the Company presently intends to raise a minimum of up to $20 million, preferably from the equity markets, to retire short term debt, to fund internal growth and to finance acquisitions. In the short term, the Company anticipates raising approximately $8 million in equity to satisfy short term debt, obligations, with additional funds to be raised from the equity or debt markets to fund selected acquisitions.

Cash flows from financing activities during the period from May 10, 2004 to December 31, 2004 were approximately $10.1 million. These proceeds derive from the minimum amount of the $8 million of a Regulation D Private Placement completed in May, 2004, of which the Company used $5 million of the net proceeds to complete the RKDA merger and the balance for working capital. The Company also drew approximately $4.3 million on its line of credit during the same period. During the nine month comparison period ended December 31, 2004, the Predecessor entity (i.e., Arcadia Services) did not have proceeds from the issuance of common stock, as it was a privately-owned company.

To the extent that we do not successfully raise funds from the equity markets to satisfy short term debt obligations or to finance new acquisitions, we will need to seek debt financing. In this event, we may need to modify or abandon our strategy to grow through acquisition or may need to eliminate certain product or service offerings, because debt financing is generally at a higher cost than financing through equity investment. Higher financing costs, modification or abandonment of our growth strategy, or the elimination of product or service offerings could negatively impact our profitability and financial position, which in turn could negatively impact the price of our Common Stock and your investment in our Company. Given the Company’s net proceeds from financing activities during the nine months ended December 31, 2004, the changes in the Company’s operational and financial position that have occurred during this period, and assuming no material decline in our revenues, management does not presently anticipate that the Company will be unsuccessful in its efforts to raise funds from the equity markets, although there is no guarantee that the Company will in fact successfully raise such funds from equity.

The Company expects to incur additional debt to fund the growth of its medical equipment business. Vendor-based financing is available in the form of short term notes payable or capital leases. We do not have any material commitments for capital expenditures.

On November 23, 2004, the revolving credit commitment amount on our Comerica Bank revolving credit facility was increased from $14.4 million to $16 million, and the overformula advance was designated at $1.2 million. As of March 31, 2005, the total outstanding amount drawn on the credit facility (including the overformula advance) was approximately $15.1 million, of which approximately $14.1 million is classified as long-term debt. Under the advance formula in effect as of December 17, 2004 and based on the amount of the Company’s eligible accounts receivable as of that date, the Company is eligible to draw a total of approximately $15.7 million on the credit facility, less repayment of the overformula amount at the rate of $100,000 per month, which began in January 2005.

On February 18, 2005, Trinity Healthcare of Winston-Salem, Inc. (“Trinity Healthcare”) entered into a separate credit agreement with Comerica Bank which provides Trinity Healthcare with a revolving credit facility of up to $2,000,000 payable upon demand of Comerica Bank. The credit agreement provides that advances to Trinity Healthcare will not exceed the lesser of the revolving credit commitment amount or the aggregate principal amount of indebtedness permitted under the advance formula amount at any one time. The advance formula base is 80% of the eligible accounts receivable, subject to Comerica Bank’s adjustment to account for dilution of accounts receivable caused by customer credits, returns, setoffs, etc., plus 30% of eligible inventory. If an event of default occurs, Comerica Bank may, at its option, accelerate the maturity of the debt and exercise its right to foreclose on the issued and outstanding capital stock of Trinity Healthcare and on all of the assets of Trinity Healthcare and its subsidiaries. Any such default and resulting foreclosure would have a material adverse effect on our financial condition.

The revolving credit commitment amount on the original Comerica Bank credit facility has been increased twice since May 7, 2004. Since that date, we completed six business acquisitions, in addition to the RKDA reverse merger. In the future, the Company may need to seek an increase in the amount the Company is permitted to draw on the revolving credit facility to finance working capital or staffing business acquisitions. Management cannot presently quantify the likelihood of this occurring. Factors that have bearing on whether we may require additional credit include our ability to assimilate our acquired businesses by reducing operating costs through economies of scale, our ability to increase revenues through internal growth based on our existing cost structure, and our ability to generate cash from operations sufficient to service our debt level and operating costs. There is always the risk that Comerica Bank or other sources of credit may decline to increase the amount we are permitted to draw on the revolving credit facility or to lend additional funds for working capital or acquisition purposes. This development could result in various consequences to the Company, ranging from implementation of cost reductions which could impact our product and service offerings, to the modification or abandonment of our present business strategy.

Arcadia Services’ March 31, 2004 and 2003 financial statements do not reflect any cash and cash equivalents due to the fact that for such fiscal years all cash and cash on hand at the end of each fiscal year was advanced to its sole stockholder to fund the operations of the stockholder and certain of its other subsidiaries. There was no formal written agreement between Arcadia Services and its sole stockholder, Addus HealthCare, Inc., a privately held company, relative to these loans. Due to the nature of the advances and expected repayment, the advances to the stockholder were classified as contra-equity on Arcadia Services’ financial statements. The amount due from the stockholder as of March 31, 2004 was $10.6 million compared with $7.6 million as of March 31, 2003. The $3 million increase reflects Arcadia Services’ positive cash flow for the period ending March 31, 2004 consisting of $2.4 million of cash from operations, $1 million from financing activities and ($0.4) million from investment activities exclusive of the decrease resulting from the increase in the amount due from stockholder of $3 million. Addus retained the net funds received from Arcadia Services as a dividend prior to May 7, 2004. As of May 7, 2004, when RKDA acquired Arcadia Services, no loan amounts were due to Arcadia Services from Addus HealthCare. Since being acquired by RKDA, Arcadia Services has not loaned any funds to Addus HealthCare.

Contractual Obligations and Commercial Commitments

As of December 31, 2004, the Company had contractual obligations, not including related interest requirements, in the form of non–cancelable operating leases and employment agreements as follows:

	Payments due by March 31,
	Total	2005	2006	2007	2008	2009
Operating Leases	$1,938,336	$464,149	$533,234	$496,299	$375,604	$69,050
Employment Agreements	900,000	487,500	412,500	—	—	—
Total	$2,838,336	$951,649	$945,734	$496,299	$375,604	$69,050

Qualitative and Quantitative Disclosures About Market Risk

The majority of our cash balances are held primarily in highly liquid commercial bank accounts. The Company utilizes lines of credit to fund operational cash needs. The risk associated with fluctuating interest rates is limited to our investment portfolio and our borrowings. We do not believe that a 10% change in interest rates would have a significant effect on our results of operations or cash flows. All our revenues since inception have been in the U.S. and in U.S. Dollars therefore we have not yet adopted a strategy for this future currency rate exposure as it is not anticipated that foreign revenues are likely to occur in the near future.

OUR BUSINESSES

Overview

We are a national provider of staffing (medical and non-medical) and home care (skilled and personal care) services currently operating in 22 states through 64 affiliated and 13 company-owned offices. These businesses are conducted by our Arcadia Services, Inc. subsidiary (“Arcadia”). We acquired Arcadia on May 10, 2004. Before then, Arcadia was a privately owned corporation. Arcadia reported sales of approximately $78 million and approximately $76 million for the fiscal years ended March 31, 2004 and 2003, respectively. In terms of annual sales, the staffing and home care businesses conducted by Arcadia are currently our principal businesses.

In addition, our Arcadia Rx subsidiary is a full-service mail-order pharmacy based in Paducah, Kentucky, with annual revenues of approximately $2.5 million. We also acquired Arcadia Rx on May 10, 2004.

Before we acquired Arcadia and Arcadia Rx, our business was limited to selling and renting durable medical equipment, surgical supplies, orthotic and prosthetic products, oxygen and other respiratory therapy services and equipment, principally through four retail outlets in the New York metropolitan area. These businesses are conducted through our Classic Healthcare Solutions, Inc. subsidiary. Before the RKDA merger, we faced going concern issues, continuing losses and had annual sales of approximately $4 million.

We acquired Arcadia and Arcadia Rx through a reverse merger of our wholly owned subsidiary CHC Sub, Inc. with and into RKDA, Inc. (“RKDA”). This reverse merger was financed, in part, by private investment in public equity (i.e., the Company’s Common Stock), a transaction commonly called a “PIPE.” See page 23 for a description of the accounting treatment of the reverse merger.

Classic Healthcare Solutions, Inc.

Our Classic Healthcare Solutions, Inc. subsidiary sells surgical supplies, orthotic and prosthetic products and home medical equipment, principally through three retail outlets in the New York metropolitan area. Classic derives substantially all of its revenues from third-party payors, including private insurers, managed care organizations, Medicare and Medicaid. Each third-party payor generally has specific claims requirements. Classic has policies and procedures in place to manage the claims submission process, including verification procedures to facilitate complete and accurate documentation, for all different sources of payment. Classic purchases our products from a variety of suppliers. Classic is not dependent upon any single supplier and believes that its equipment needs can be provided by several third-party manufacturers.

Home Respiratory Therapy. Home respiratory therapy primarily consists of the provision of oxygen systems, ventilators, sleep apnea equipment, nebulizers, respiratory medications and related products and services to patients for operation in the home environment. Classic provides home respiratory therapy services to patients with a variety of conditions, including chronic obstructive pulmonary disease, emphysema, chronic bronchitis, asthma, nervous system-related respiratory conditions, congestive heart failure and lung cancer. Classic employs respiratory care professionals to provide support to our home respiratory therapy patients, according to each patient’s physician-directed treatment plan.

Home Medical Equipment. Classic sells patient safety items and ambulatory and patient room equipment. Classic’s integrated service approach allows patients and managed care systems accessing either respiratory or therapy services to also access needed home medical equipment through a single service source. Rather than directly providing certain non-core services, Classic has affiliated ourselves with other providers, such as home health nursing organizations, through formal relationships or ancillary networks. Home medical equipment and other services provided by Classic include hospital beds, wheelchairs, bathroom safety items, seat lift chairs, and three and four-wheel power scooters.

Orthotics and Prosthetics. Orthotics and prosthetics involve the supply of braces and artificial limbs. These are commonly custom fabricated by others and fitted by a certified orthotist and/or prosthetist.

Arcadia Services, Inc.

Arcadia Services, Inc. is a national provider of staffing and home care services operating in 22 states through 64 affiliated and 13 company-owned offices. Arcadia reported sales of approximately $78 million and approximately $76 million for the fiscal years ended March 31, 2004 and 2003, respectively. Arcadia’s medical staffing includes registered nurses, licensed practical nurses, certified nursing assistants, respiratory therapists, technicians and medical assistants. Its non-medical staffing includes light industrial, clerical and technical personnel. Arcadia’s home care staffing includes personal care aides, home care aides, homemakers and companions. Arcadia also offers physical therapists, occupational therapists, speech pathologists and medical social workers.

Arcadia RX

Arcadia Rx is a full-service mail-order pharmacy based in Paducah, Kentucky, with annual revenues of approximately $2.5 million. Arcadia Rx offers a full line of services including pills and medications, multi-dose strip medication packages, respiratory supplies and medications, diabetic care management, drug interaction monitoring, and special assisted living medication packaging. Arcadia Rx ships medications and supplies directory to the customer’s place of residence. Arcadia Rx bills Medicare, some state Medicaid programs, and most private insurances.

Historical Development of the Company and Businesses Acquired

The Company was incorporated in Nevada on December 30, 1994 as Mojave Southern, Inc. Our Company operated as a blind pool until September 26, 2002, when it completed the reverse acquisition with Critical Home Care, Incorporated, a Delaware corporation, and changed its name to Critical Home Care, Inc.

The Company Becomes Critical Home Care, Inc.

On July 12, 2002, the Company acquired 100% of the Common Stock of Classic Healthcare Solutions, Inc. (“Classic”). On August 8, 2002, the Company acquired substantially all of the assets and business operations of Homecare Alliance, Inc. (“Alliance”). On September 13, 2002, the Company acquired substantially all of the assets and business operations of All Care Medical Products, Inc. (“All Care”).

On September 26, 2002, the Company consummated a reverse acquisition with New York Medical, Inc. (“NYMI”), pursuant to which NYMI changed its name to Critical Home Care, Inc. The results of operations of all of the acquired businesses described above have been included with those of the Company since the respective dates of acquisition. For accounting purposes, the transaction between NYMI and the Company was considered, in substance, a capital transaction rather than a business combination, because the former shareholders of the Company owned a majority of the outstanding Common Stock of NYMI. Accordingly, the combination of the Company with NYMI was recorded as a recapitalization of the Company, pursuant to which the Company has been treated as the continuing entity for accounting purposes.

As a result of the Classic, Alliance, All Care and NYMI acquisitions, the Company, prior to the RKDA Merger (described below), was principally engaged in the marketing, rental and sale of surgical supplies, orthotic and prosthetic products. The Company also provided oxygen and other respiratory therapy services and equipment and operated four retail outlets in the New York metropolitan area. Through its subsidiary, Classic Healthcare Solutions, Inc., located in Westbury, New York, the Company furnished durable medical equipment (e.g., wheelchairs, hospital beds, etc.). Before the RKDA Merger, the Company was a small business with annual revenues of approximately $4 million with continuing losses, cash flow problems and going concern issues.

Arcadia and Arcadia Rx Acquisitions

We acquired Arcadia and Arcadia Rx through a reverse merger financed, in part, by private investment in public equity (i.e., the Company’s Common Stock) a transaction commonly called a “PIPE.” Before these acquisitions, Arcadia and Arcadia Rx were privately owned businesses. Arcadia is a national provider of staffing and home care services currently operating in 22 states through 63 affiliated and 13 company-owned offices. Arcadia reported sales of approximately $78 million and approximately $76 million for the fiscal years ended March 31, 2004 and 2003, respectively. Arcadia Rx is a full service mail order pharmacy based in Paducah, Kentucky with annual revenues of approximately $2.5 million.

Under the reverse merger, our wholly owned subsidiary CHC Sub, Inc. merged with and into RKDA, Inc., a Michigan corporation (“RKDA”) owned by John E. Elliott, II (“Elliott”) and Lawrence R. Kuhnert (“Kuhnert”) (the “RKDA Merger”). The RKDA Merger was effective May 10, 2004. RKDA survived the merger. A description of the accounting treatment of the RKDA Merger is provided Management’s Discussion and Analysis of Financial Condition and Results of Operations.

RKDA purchased all of Arcadia’s capital stock on May 7, 2004 from a privately owned company. The purchase price was $16.8 million, payable as follows: $16.1 million in cash, a $500,000 promissory note payable one year after closing, and $200,000 accrued in accounts payable. In addition, RKDA paid $557,109 of bonuses to certain Arcadia employees. RKDA paid the purchase price and bonus payments with a $5 million loan from the Company, a revolving bank loan initially for $11 million, a $100,000 cash deposit, the delivery of an unsecured, subordinated $500,000 promissory note to the seller, and $200,000 accrued in accounts payable.

The Company raised the $5 million it loaned RKDA as part of a Regulation D (Rule 506) Private Placement Offering—i.e., the PIPE. The Regulation D Private Placement Offering is described below.

Pursuant to the RKDA Merger, Messrs. Elliott and Kuhnert transferred to RKDA their membership interests in SSAC, LLC, a Florida limited liability company, doing business as “Arcadia Rx.” They additionally transferred all of their RKDA capital stock to the Company.

Immediately prior to the RKDA Merger and as reflected on the financial statements of the Old Critical, David Bensol, then the Company’s Chief Executive Officer and a director, surrendered to the Company 1,300,000 shares of the Company’s Common Stock owned by him, which was a condition to RKDA’s obligation to close on the merger. These shares of Common Stock were then cancelled. In connection with the merger and as an inducement to RKDA to close on the merger, Mr. Bensol settled three claims assertable against the Company by (a) transferring 250,000 shares of Common Stock to Global Asset Management, LLC, in connection with the termination of a Consulting Agreement between the Company and Vertical Capital Partners, LLC, an affiliate of Global Asset Management, LLC; (b) transferring 350,000 shares of Common Stock to Luigi Piccione in connection with an amendment to a Consulting Agreement between Piccione and the Company and a release by Piccione of all claims against Bensol and the Company; and (c) transferring 200,000 shares to Cleveland Overseas Ltd., along with certain other shareholders of the Company in connection with settlement of certain Promissory Note dated February 28, 2003 in the principal amount of $150,000 payable to Cleveland Overseas Ltd. Each of these three claims were settled at no cost to the Company.

On May 10, 2004, the Company issued Messrs. Elliott and Kuhnert 21,300,000 shares of its Common Stock and 1,000,000 Class A Warrants to purchase 1,000,000 shares of the Company’s Common Stock at $0.50 per share within seven years. As a result, Messrs. Elliott and Kuhnert were deemed to be the beneficial owners of 22,300,000 shares of the Company’s Common Stock. As of May 10, 2004, there were 76,393,351 shares of the Company’s Common Stock outstanding. The 22,300,000 shares of the Company’s Common Stock of which Messrs. Elliot and Kuhnert were deemed to be the beneficial owners represented 29.19% of 77,393,351 shares of our Common Stock (i.e., 76,393,351 shares of Common Stock outstanding as of May 10, 2004 and 1,000,000 shares of our Common Stock issuable upon exercise of the Class A Warrants).

Change in Control of the Board of Directors

Messrs. Elliott and Kuhnert obtained control of the Company’s Board of Directors effective with the closing of the RKDA Merger. Effective May 10, 2004, Messrs. Elliott and Kuhnert were elected to the Board to fill two vacancies. Under the terms of the RKDA Merger, Messrs. Elliott and Kuhnert had the right to elect one additional director to the Board. John T. Thornton was elected to the Board effective June 15, 2004.

Before the RKDA Merger, former director Delbert Spurlock, who wished to pursue other business interests, chose not to run for election at the annual meeting of the Company’s shareholders held on May 4, 2004, and no one ran for or was elected to this director position at that time. Per the terms of the RKDA Merger, former directors Barbara Levine and Bradley Smith resigned from the Company’s Board of Directors upon completion of the RKDA Merger. Mr. Spurlock’s declination to run for election and the resignations of former directors Barbara Levine and Bradley Smith left open three of the five seats on the Company’s Board of Directors.

Pursuant to the RKDA Merger, Mr. Elliott became the Company’s Chairman and Chief Executive Officer. Mr. Kuhnert became the Company’s President, Treasurer, and Chief Operating Officer. The Board subsequently appointed Mr. Kuhnert as the Company’s Vice Chairman of Finance, which is the Company’s principal financial and accounting officer. Mr. Bensol, the Company’s Chief Executive Officer before the RKDA Merger, became the Company’s Executive Vice President and retained his position as a director. Neither Mr. Elliott nor Mr. Kuhnert had any material relationship with the Company before the RKDA Merger. Mr. Bensol resigned as a director, officer and employee effective December 23, 2004.

On May 7, 2004, Messrs. Elliott and Kuhnert, Mr. Bensol, Bradley Smith, North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC, North Sound Legacy International Ltd., Jana Master Fund Ltd. and Web Financial Corporation Company entered into a voting agreement (the “Voting Agreement”). The Voting Agreement provides Messrs. Elliott and Kuhnert the right to control the vote of a sufficient number of shares of the Company’s Common Stock, in addition to their own shares, to elect a majority of the Company’s Board of Directors. The Voting Agreement is effective until the earlier of (a) the date on which the combined Common Stock ownership of the Company held by Messrs. Elliott and Kuhnert is reduced to less than 10%, (b) the date on which neither Messrs. Elliott nor Kuhnert are executive officers of the Company, or (c) the expiration of the maximum period permitted by law.

The Voting Agreement assures Messrs. Elliott and Kuhnert that during its term, a majority of our Board of Directors will consist of individuals nominated by them. At each regular or special meeting of our shareholders during the term of the Voting Agreement at which the election of directors takes place, the shareholders who are parties to the Voting Agreement are required to vote all, or a sufficient percentage of the voting securities owned by them, whether beneficially or of record, for all or some of the director nominees nominated by Messrs. Elliott and Kuhnert so that at all times during the term of the Voting Agreement, a majority of Our Board of Directors consists of individuals nominated by Messrs. Elliott and Kuhnert.

Escrow of Critical Home Care Common Stock

John E. Elliott, II, Lawrence Kuhnert and David Bensol escrowed 6 million, 4 million and 2 million shares of, respectively, of Company Common Stock (collectively, the “Escrow Shares”). Fifty (50%) percent of the Escrow Shares will be released from escrow following the end of each of the referenced fiscal years if RKDA, in the case of Messrs. Elliott and Kuhnert, and the Company, in the case of Mr. Bensol, meets the following milestones: for the 12 month period ending March 31, 2006, an Adjusted EBITDA (as defined) of $9.7 million and for the 12 month period ending March 31, 2007, an Adjusted EBITDA of $12.5 million. Alternatively, the Escrow Shares shall be released if RKDA, in the case of Messrs. Elliott and Kuhnert, and the Company, in the case of Mr. Bensol, obtains a combined Adjusted EBITDA for the fiscal years ending March 31, 2006 and March 31, 2007 of at least $22.2 million.

In addition, for any of the Escrow Shares to be released pursuant to the foregoing thresholds, the Company’s Debt to Adjusted EBITDA ratio, in the case of Mr. Bensol, and RKDA’s Debt to Adjusted EBITDA, in the case of Messrs. Kuhnert and Elliott, must be 2.0 or less for both fiscal periods. Nevertheless, twenty (20%) percent of the Escrow Shares (2.4 million shares) will be released if the Company’s Common Stock remains at least $1.00 per share for 30 consecutive trading days or the average closing price for any consecutive 45 day period is at least $1.00 per share, even if the EBITDA thresholds are not met. Twenty (20%) percent of the Escrow Shares (2,400,000 shares) were released from escrow as of February 3, 2005, due to the average closing price of the Company’s Common Stock being at least $1.00 for the 45 day period ended January 4, 2005.

In the event the conditions for release of the Escrow Shares are satisfied, the fair value of the shares will be recorded as a charge to the Company’s income statement, to the extent required by generally accepted accounting principles. One of the three conditions was satisfied in January 2005 and 20% of the escrowed shares (2.4 million shares) were issued. In the event the conditions for release of the remaining Escrow Shares are not satisfied, the shares shall be transferred to the Company. While the Escrow Shares are held in escrow, Messrs. Elliott, Kuhnert and Bensol are entitled to receive immediately (and not paid into escrow) any dividends payable with respect to the Escrowed Shares and have the right to vote the Escrow Shares on all matters as if the Escrowed Shares were not held in escrow. The Escrowed Shares are not affected by termination of employment.

Preemptive Rights

Messrs. Elliott and Kuhnert were granted preemptive rights for a period of three years beginning May 7, 2004 to acquire, at fair market value at date of acquisition of these shares additional shares of Common Stock of the Company to maintain their percentage ownership of the Company, except they were not granted preemptive rights relative to Common Stock issuable on the exercise of stock options and warrants issued before May 7, 2004 or Common Stock and Class A Warrants issued in the Regulation D (Rule 506) Private Placement Offering described below. As of May 10, 2004, the effective date of the Merger, there were 76,393,351 shares of Common Stock issued and outstanding of which Elliott and Kuhnert owned 21.3 million shares, or 27.9%.

Employment Agreements

Messrs. Elliott and Kuhnert each entered into substantially similar employment agreements with the Company on May 7, 2004, as Chairman and Chief Executive Officer, President and Chief Operating Officer, respectively. Each agreement is for a term of three years, automatically renewable for successive one-year periods unless terminated on three months’ prior written notice. Each officer is being paid $150,000 per annum in salary and is eligible to receive a discretionary annual bonus determined by the Board of Directors. Mr. Bensol resigned as a director, officer and an employee effective December 23, 2004.

If employment is terminated by the Company other than for cause (as defined) or by the executive for good reason (as defined), then the executive will be paid twice the base salary in a lump sum. If, upon a change in control other than by the RKDA Merger, the executive’s employment is terminated by the Company other than for cause or by the executive for good reason, the executive shall receive three times his total compensation during the preceding year. Each executive agreed not to compete with the Company within North America for the one-year-period following termination of his employment.

On January 6, 2005, the Company entered into an employment agreement with the Company’s Chief Financial Officer, Ms. Irish. The agreement is for a one-year term at $125,000 per annum in salary, along with discretionary annual bonuses and salary increases to be determined by the Board of Directors. If Ms. Irish’s employment is terminated by the Company other than for cause (as defined), then she shall receive one-half her base salary. Ms. Irish’s agreement includes a non-compete provision with the Company for the one-year-period post-termination. Ms. Irish shall be granted options to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.15. On March 31, 2005, the Company and Ms. Irish agreed that the options shall vest on May 31, 2005, at which time the options shall be fully exercisable through (a) May 31, 2010 or (b) ninety (90) days following termination of employment on any basis (whether voluntarily or involuntarily, for cause or without cause, etc.), whichever event occurs first. Additionally, to the extent she is employed by the Company as of January 10, 2005, and January 1, 2006, 2007 and 2008, she shall be granted 18,750 restricted shares of the Company’s common stock as of each such date. The initial 18,750 shares related to 2005 have been issued.

Stock Options

Messrs. Elliott and Kuhnert were each granted stock options to purchase 4 million shares of Common Stock exercisable at $0.25 per share. The options vest in six tranches, provided certain adjusted EBITDA milestones are met through fiscal 2008, subject to acceleration upon certain events occurring. The options may be exercised by Messrs. Elliot and Kuhnert, to the extent vested, as long as they are employed by the Company and for one year from termination of employment for any reason. Compensation will be recorded as these options are earned.

Accounting Treatment of the RKDA Merger

A description of the accounting treatment of the RKDA Merger is provided Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The PIPE: Regulation D Private Placement Offering

On May 7, 2004, the Company completed the minimum $8 million, of a maximum $11 million, Regulation D (Rule 506) Private Placement Offering of the shares of its Common Stock (the “Offering”). The Company subsequently sold an additional $245,000 of its shares of Common Stock and terminated the Offering on May 27, 2004 (the “Final Closing Date”).

Under the terms of the Offering, each eligible investor whose subscription was accepted by the Company was permitted to purchase shares of the Company’s Common Stock at $0.25 per share. For every ten shares of Common Stock issued in the Offering, the holder received one Class A Warrant entitling the holder to purchase one share of Common Stock at any time within seven years from the date of issuance at $0.50 per share. Class A Warrants may be exercised on a cashless basis. Each Class A Warrant expires at the end of the seven-year period.

Through the Final Closing Date of the Offering, the Company issued an aggregate of 32,980,000 shares of its Common Stock at $0.25 per share and issued 3,298,000 Class A Warrants to purchase 3,298,000 shares of Common Stock. The Company advanced $5 million of the net proceeds of the Offering to RKDA to complete the Arcadia acquisition, used $164,000 for the repayment of indebtedness, and held the balance for working capital.

The Offering’s placement agent and its key employees received 2,298,000 Class A Warrants to purchase 2,298,000 shares of Common Stock, exercisable on a cashless basis for seven years at $0.50 per share. These Class A Warrants and the shares issuable on the exercise of the Class A Warrants carry certain registration rights. The placement agent also received a ten (10%) percent sales commissions and reimbursement of out-of-pocket expenses.

Registration Rights Agreements

In connection with the Regulation D Private Placement Offering, the Company agreed to file a registration statement with the Securities and Exchange Commission (the “Commission”) registering the 32,980,000 shares of the Company’s Common Stock issued during the Offering, the 3,298,000 Class A Warrants, and the 3,298,000 shares of the Company’s Common Stock issuable upon exercise of the Class A Warrants. The Company is required to file the registration statement within 90 days following the Final Closing Date of the Offering. The Final Closing Date of the Offering was May 27, 2004. The Offering’s placement agent and its key employees, as well as other selling security holders who did not acquire their shares through the Offering, have similar registration rights or “piggy back” registration rights requiring their shares to be registered when the Company undertakes a registration of its shares.

The Company agreed to register Messrs. Elliott’s and Kuhnert’s 21,300,000 shares of the Company’s Common Stock and 1,000,000 shares of Common Stock issuable upon exercise of their Class A Warrants, with the shares and warrants purchased by the investors of the Regulation D Private Placement Offering.

Comerica Bank Credit Agreement

On May 7, 2004, Arcadia and three wholly-owned subsidiaries entered into a credit agreement with Comerica Bank. The credit agreement provides the borrowers with a revolving credit facility of up to $12 million through May 7, 2006. The initial advance on May 7, 2004 was in the amount of $11 million, which was immediately distributed to RKDA to fund a portion of the purchase price of the capital stock of Arcadia by RKDA. All other advances under the credit facility shall be used primarily for working capital or acquisition purposes. On July 29, 2004, the credit commitment amount was increased to $14.4 million. The credit commitment amount was increased to $16 million on November 23, 2004. The credit agreement required Messrs. Elliott and Kuhnert to maintain ownership of at least twenty (25%) of the Company’s outstanding Common Stock, however, Comerica removed this requirement on May 3, 2005. The credit agreement provides that advances to the Company will not exceed the lesser of the revolving credit commitment amount or the aggregate principal amount of indebtedness permitted under the advance formula amount at any one time. The advance formula base is 85% of the eligible accounts receivable, plus the lesser of 85% of eligible unbilled accounts or $2 million, plus an overformula advance of $1.2 million. The overformula advance is payable at the rate of $100,000 per month for 12 consecutive months, which began in January 2005.

RKDA granted Comerica Bank a first priority security interest in all of the issued and outstanding capital stock of Arcadia. Arcadia granted Comerica Bank a first priority security interest in all of its assets. The Arcadia subsidiaries granted the bank security interests in all of their assets. Arcadia’s former shareholder subordinated indebtedness owed by Arcadia to indebtedness Arcadia owes to Comerica Bank. RKDA and its former owners, Messrs. Elliott and Kuhnert, each executed a guaranty to Comerica Bank for all indebtedness of Arcadia and its subsidiaries.

Advances under the credit facility bear interest at the prime-based rate (as defined) or the Eurodollar based rate (as defined), at the election of borrowers. Arcadia agreed to various financial covenant ratios, to have any person who acquires Arcadia’s capital stock to pledge such stock to Comerica Bank, and, along with Messrs. Elliott and Kuhnert, to customary negative covenants.

On February 18, 2005, Trinity Healthcare of Winston-Salem, Inc. (“Trinity Healthcare”) entered into a separate credit agreement with Comerica Bank which provides Trinity Healthcare with a revolving credit facility of up to $2,000,000 payable upon demand of Comerica Bank. The credit agreement provides that advances to Trinity Healthcare will not exceed the lesser of the revolving credit commitment amount or the aggregate principal amount of indebtedness permitted under the advance formula amount at any one time. The advance formula base is 80% of the eligible accounts receivable, subject to Comerica Bank’s adjustment to account for dilution of accounts receivable caused by customer credits, returns, setoffs, etc., plus 30% of eligible inventory. If an event of default occurs, Comerica Bank may, at its option, accelerate the maturity of the debt and exercise its right to foreclose on the issued and outstanding capital stock of Trinity Healthcare and on all of the assets of Trinity Healthcare and its subsidiaries. Any such default and resulting foreclosure would have a material adverse effect on our financial condition.

Change of the Company’s Principal Executive Offices and Fiscal Year End

Effective June 22, 2004, the Company changed its principal executive offices from Westbury, New York to 26777 Central Park Boulevard, Suite 200, Southfield, Michigan, 48076.

On June 22, 2004, the Company’s Board of Directors changed the Company’s fiscal year end to March 31, effective as of March 31, 2004. Previously, the Company maintained a fiscal year ending on September 30 and fiscal quarters ending on December 31, March 31, and June 30. Arcadia’s fiscal year end was changed from December 31 to March 31. With the Company’s fiscal year ending on March 31, the Company’s fiscal quarters will end on June 30, September 30, and December 31.

The Company filed an annual report on Form 10-KSB for the transition period from October 1, 2003 through March 31, 2004. The Company filed Form 10-KSB, rather than Form 10-K, because the transition period of October 1, 2003 through March 31, 2004 preceded the RKDA Merger. For this reason, the Company’s financial information to be included in Form 10-KSB omitted the consolidated operations of RDKA (including those of Arcadia and Arcadia Rx).

New Identity

We changed our name from “Critical Home Care, Inc.” to “Arcadia Resources, Inc.” on November 16, 2004 to better reflect our identify and businesses as a result of the RKDA merger and subsequent acquisitions.

Recent Acquisitions

During the period from May 10, 2004 to March 31, 2005, we completed six acquisitions resulting in an annual increase of approximately $18 million in revenue and $2.4 million in operating income on a consolidated basis:

•	On July 30, 2004, we acquired through a subsidiary substantially all of the assets of The Staffing Source, Inc., of St. Petersburg, Florida. The Staffing Source, Inc. provides temporary personnel for healthcare facilities and other businesses. It reported sales of approximately $3.3 million for its 2003 fiscal year. The purchase price to be paid out over a three year period is computed per a specified formula based on the annualized revenue, with a minimum total payment of $480,000 and a maximum total payment of $600,000. The Company financed payment of part of the purchase price by drawing on its line of credit.

•	On August 20, 2004, one of our subsidiaries acquired the stock of American Oxygen, Inc. of Peoria, Illinois for 200,000 shares of Common Stock valued at $186,000. American Oxygen, Inc., operating from two locations in Illinois, sells and rents durable medical equipment, including respiratory/oxygen equipment. Because the purchase price was paid in Company stock, the Company did not incur debt in order to finance this transaction.

•	On August 30, 2004, a subsidiary of ours purchased selected assets of Merit Staffing Resources, Inc. Merit provides temporary personnel for healthcare facilities and other businesses from five locations in Massachusetts. It reported 2003 sales of $4.7 million. The purchase price is (a) cash equal to a specified percentage of the seller’s accounts receivable under 120 days outstanding as of closing, plus $200,000, subject to a total maximum cash payment at closing of $1.6 million plus (b) forty eight monthly payments computed per a specified formula based on gross margin with a minimum total payment of $864,000 and a maximum total payment of $1.6 million. The Company financed payment of part of the purchase price by drawing on its line of credit.

•	On September 23, 2004, a subsidiary acquired the stock of Trinity Healthcare of Winston-Salem, Inc. for $5.4 million. Trinity provides oxygen and other respiratory services, as well as home intravenous therapy services. Trinity has locations in Winston-Salem and Huntersville, North Carolina, and Marietta and Demorest, Georgia. Two of Trinity’s selling shareholders were paid a combination of cash, shares of the Company’s Common Stock, and delivery of a promissory note. Trinity’s two other selling shareholders will be paid the balance of the purchase price in cash and our Common Stock by January 15, 2005. The Company also issued 150,000 shares of its common stock, with an aggregate value of $127,800, to certain Trinity employees. The Company borrowed approximately $5 million to finance this transaction.

•	On December 17, 2004, the Company’s Grayrose, Inc. subsidiary purchased substantially all of the assets of BK Tool, Inc., a light industrial staffing business located in Sterling Heights, Michigan, with approximately $2,000,000 in annual revenues. The total purchase price of $468,000 included payment of $175,000 plus 85% of accounts receivables no greater than 60 days outstanding. At closing, the seller was paid $393,000 in cash, drawn on the line of credit, and the remaining $75,000 was paid to the seller in January 2005.

•	On December 22, 2004, Arcadia Resources, Inc. agreed to purchase all of the outstanding shares of common stock of Beacon Respiratory Services, Inc., Beacon Respiratory Services of Alabama, Inc., Beacon Respiratory Services of Colorado, Inc., and Beacon Respiratory Services of Georgia, Inc. (collectively “Beacon”). Beacon provides respiratory services in Florida, Alabama, Colorado, and Georgia and collectively had annual revenues of approximately $1,900,000. The purchase was effective on January 1, 2005. The purchase price was $1,500,000, including the payment of certain liabilities. The purchase price is subject to increase by up to an additional $400,000 based on expected pricing changes for certain of the Company’s products and services for calendar year 2005, with any additional amounts owed being payable to the sellers by January 1, 2006. In 2005, the Company paid $983,428 in cash to Beacon’s shareholders, less $150,000 to be held by the Company to offset valid indemnification and other claims of the Company. The Company’s counsel will hold 16.33% of the Beacon shares purchased until the $150,000 (including accrued interest less any amounts disputed) is paid to sellers by January 1, 2006. On January 15, 2005, one of Beacon’s selling shareholders was issued a promissory note for $150,000, with a one-year term at 8% annual interest secured by 33% of the shares of Beacon. Principal and interest are to be paid quarterly.

We borrowed approximately $1,690,000 from our revolving credit facility to finance payment of a portion of the purchase prices for the Staffing Source and Merit Staffing transactions.

The Company’s principal sources of capital to pursue acquisitions have been debt financing and issuance of the Company’s shares of Common Stock. As noted below in the summary description of our Company’s financial position following the RKDA merger and in Risk Factors, we incurred substantial debt to finance the RKDA reverse merger and subsequent acquisitions, and we must continue to maintain adequate cash flow from operations and other capital resources in order to repay these obligations timely. We expect the Company to continue pursuing a strategy that includes growth through acquisition. A risk presented by this strategy is increasing our debt level to finance these acquisitions, which could strain our ability to pay interest, operating and other expenses from operating income, as well as the successful integration of the acquired businesses. If acquired businesses are not consolidated successfully, profitability will be negatively impacted. To the extent that we have used and continue to use our Common Stock, options, warrants or convertible securities to pay for business acquisitions or as compensation for services rendered to the Company, all of our stockholders face dilution of their shareholding positions. As described elsewhere in this prospectus, Messrs. Elliott and Kuhnert, in connection with the RKDA merger, were granted preemptive rights to acquire additional shares of the Company’s stock at fair market value within a three year period. For a discussion of risk factors generally, see Risk Factors.

We intend to seek the approval of our common stockholders, at our next meeting of stockholders, to reincorporate the Company in Delaware. We believe that reincorporation in Delaware is an important component to our growth strategy to enhance our ability to attract and retain quality persons to serve on our Board of Directors. We believe that the well-developed case law interpreting the Delaware General Corporation Law, or DGCL will allow the Board to more effectively to perform its duties. Although the Nevada Revised Statutes, or NRS, is relatively similar to the DGCL, there is a lack of predictability under Nevada law resulting from the limited body of case law interpreting the NRS. The DGCL and the court decisions construing it are widely regarded as the most extensive and well-defined body of corporate law in the United States. We believe that the overall effect of reincorporation will be to enhance our Board’s ability to consider all appropriate courses of action with respect to significant transactions for the benefit of all stockholders, and that certainty with respect to the duties of directors is an important factor in attracting and retaining quality persons to serve on the Board of Directors. Our ability to attract and retain quality persons to serve on our Board of Directors and to implement our growth strategy may be jeopardized, if we are not successful in implementing our strategy to reincorporate the Company in Delaware.

Our Products and Services

Durable Medical Equipment and Related Products

We operate durable medical equipment businesses providing oxygen and other respiratory therapy services and home medical equipment in 8 states through 14 locations. In addition, we sell and rent surgical supplies and orthotic and prosthetic products, principally through our retail outlets in the New York metropolitan area. Clients and patients for these businesses are primarily individuals residing at home. The Company’s equipment and supplies for these businesses are readily available in the marketplace and the Company is not dependent on a single supplier. Reimbursement and payor sources include Medicare, Medicaid, insurance companies, managed care groups, HMO’s, PPO’s and private pay.

Staffing (Medical and Non-Medical) and Home Care (Skilled and Personal Care)

Arcadia Services, Inc. is a national provider of staffing and home care services operating in 22 states through 64 affiliated and 13 company-owned offices. Arcadia’s medical staffing includes registered nurses, licensed practical nurses, certified nursing assistants, respiratory therapists, technicians and medical assistants. Its non-medical staffing includes light industrial, clerical and technical personnel. Arcadia’s home care staffing includes personal care aides, home care aides, homemakers and companions. Arcadia also offers physical therapists, occupational therapists, speech pathologists and medical social workers.

Mail Order Pharmacy and Related Products

Arcadia Rx is a full-service mail-order pharmacy based in Paducah, Kentucky. Arcadia Rx offers a full-line of services including pills and medications, multi-dose strip medication packages, respiratory supplies and medications, diabetic care management, drug interaction monitoring, and special assisted living medication packaging. Arcadia Rx ship medications and supplies directory to the customer’s place of residence. Arcadia Rx bills Medicare, some state Medicaid programs, and most private insurances.

Customers, Sales and Marketing

For a description of customers, sales and marketing for our Arcadia Services, Inc. subsidiary, see Arcadia Services, Inc., below.

Classic Healthcare Solution’s sales activities generally are conducted by our full-time sales representatives. We primarily acquire new customers through referrals. Our principal sources of referrals are physicians, hospital discharge planners, prepaid health plans, clinical case managers and nursing agencies. No single referral source accounts for more than 10% of our revenues, as of December 31, 2004. The loss of any single customer or group of customers would not materially impact Classic’s business. Through its sales force, Classic markets its products and services primarily to managed care organizations, physicians, hospitals, medical groups, home health agencies and case managers.

Our Business Strategy

Our current business strategy is to focus on the following initiatives:

o	The integration of our acquired businesses, and growth through additional acquisitions.

o	For our staffing and home care services businesses, our strategy is to obtain greater penetration within existing markets, continue expanding the number of locations, expand service offerings, continue implementation of our traveling nursing program, and pursue selective acquisitions.

o	Our strategy for our Classic Healthcare Solutions, Inc. subsidiary (i.e., sale and rental of surgical supplies and orthotic and prosthetic devices) is to reduce costs and to expand the business. Since May 10, 2004, we have implemented substantial cost reductions to this business by reducing its payroll and closing one location. We intend to expand this business through acquisitions and marketing initiatives.

o	We intend to grow our Arcadia Rx mail order pharmaceutical business through Arcadia’s affiliate network marketing efforts to assisted living facilities, in addition to mail order pharmaceutical sales to the public.

o	We intend to seek the approval of our common stockholders, at our next annual meeting of stockholders, to reincorporate the Company in Delaware.

Revenues attributable to the U.S. and Foreign Countries

None of our revenues are generated by sales to customers outside of the United States.

Competition

Competition for the medical staffing, non-medical staffing and home care industries is based upon the quality of the employee, the availability of the employee, the cost of the employee and the geography. Staffing and home care industries include national, international, regional and local firms that compete with each other to attract employees and to obtain and maintain customers. A local presence is essential to establish the name/brand recognition as a provider of qualified staff and home care aides that must meet specific job requirements, while suppliers of longer term employees must have the reputation and reach to meet the needs of customers across the country.

The segment of the healthcare market in which our durable medical equipment and related businesses operate is fragmented and highly competitive. There are a limited number of national providers and numerous regional and local providers operating in each of our product and service line markets. Classic’s major operating market is the metropolitan New York City area, where important competitive factors include reputation with referral sources, access and responsiveness, price of services, overall ease of doing business, quality of care and service.

Credit Agreements

On May 7, 2004, Arcadia and three of its wholly-owned subsidiaries entered into a credit agreement with Comerica Bank. The credit agreement provides the borrowers with a revolving credit facility of up to $12 million through May 7, 2006. The initial advance on May 7, 2004 was in the amount of $11 million, which was immediately distributed to RKDA to fund a portion of the purchase price of the capital stock of Arcadia by RKDA. All other advances under the credit facility shall be used primarily for working capital or acquisition purposes. On July 29, 2004, the revolving credit commitment amount was increased to $14.4 million. It was increased to $16 million on November 23, 2004. The credit agreement requires Messrs. Elliott and Kuhnert to maintain ownership of at least twenty-five (25%) of the Company’s outstanding Common Stock, however, Comerica removed this requirement on May 3, 2005. The credit agreement provides that advances to the Company will not exceed the lesser of the revolving credit commitment amount or the aggregate principal amount of indebtedness permitted under the advance formula amount at any one time. The advance formula base is 85% of the eligible accounts receivable, plus the lesser of 85% of eligible unbilled accounts or $2 million, plus an overformula advance of $1.2 million. The overformula advance is payable at the rate of $100,000 per month for 12 consecutive months, which began in January 2005.

RKDA granted Comerica Bank a first priority security interest in all of the issued and outstanding capital stock of Arcadia. Arcadia granted Comerica Bank a first priority security interest in all of its assets. The Arcadia subsidiaries granted the bank security interests in all of their assets. Arcadia’s former shareholder subordinated indebtedness which Arcadia owed it to indebtedness Arcadia owes to Comerica Bank. RKDA and its former owners, Messrs. Elliott and Kuhnert, each executed a guaranty to Comerica Bank for all indebtedness of Arcadia and its subsidiaries.

Advances under the credit facility bear interest at the prime-based rate (as defined) or the Eurodollar based rate (as defined), at the election of borrowers. Arcadia agreed to various financial covenant ratios, to have any person who acquires Arcadia’s capital stock to pledge such stock to Comerica Bank, and, along with Messrs. Elliott and Kuhnert, to customary negative covenants.

On February 18, 2005, Trinity Healthcare of Winston-Salem, Inc. (“Trinity Healthcare”) entered into a separate credit agreement with Comerica Bank which provides Trinity Healthcare with a revolving credit facility of up to $2,000,000 payable upon demand of Comerica Bank. The credit agreement provides that advances to Trinity Healthcare will not exceed the lesser of the revolving credit commitment amount or the aggregate principal amount of indebtedness permitted under the advance formula amount at any one time. The advance formula base is 80% of the eligible accounts receivable, subject to Comerica Bank’s adjustment to account for dilution of accounts receivable caused by customer credits, returns, setoffs, etc., plus 30% of eligible inventory. If an event of default occurs, Comerica Bank may, at its option, accelerate the maturity of the debt and exercise its right to foreclose on the issued and outstanding capital stock of Trinity Healthcare and on all of the assets of Trinity Healthcare and its subsidiaries. Any such default and resulting foreclosure would have a material adverse effect on our financial condition.

Government Regulation

Our health care related businesses (e.g., durable medical equipment, pharmacy, oxygen, home health care, orthotics and prosthetics, etc.) are subject to extensive government regulation, including numerous laws directed at preventing fraud and abuse and laws regulating reimbursement under various governmental programs. The federal government and all states in which we currently operate and intend to operate regulate various aspects of our health care related businesses. In particular, our operating branches are subject to federal laws covering the repackaging of drugs (including oxygen) and regulating interstate motor-carrier transportation. Our locations also will be subject to state laws governing, among other things, pharmacies, nursing services, distribution of medical equipment and certain types of home healthcare activities. Certain of our employees are subject to state laws and regulations governing the ethics and professional practice of respiratory therapy and nursing and in the future, pharmacy.

As a healthcare supplier, we are subject to extensive government regulation, including numerous laws directed at preventing fraud and abuse and laws regulating reimbursement under various government programs. The marketing, billing, documentation and other practices of health care companies are all subject to government scrutiny. To ensure compliance with Medicare and other regulations, regional carriers often conduct audits and request patient records and other documents to support claims submitted by our company for payment of services rendered to patients. Similarly, government agencies periodically open investigations and obtain information from health care providers pursuant to the legal process. Violations of federal and state regulations can result in severe criminal, civil and administrative penalties and sanctions, including disqualification from Medicare and other reimbursement programs.

Healthcare is an area of rapid regulatory change. Changes in law and regulations, as well as new interpretations of existing laws and regulations may affect permissible activities, the relative costs associated with doing business, and reimbursement amounts paid by federal, state and other third party payors. We can not predict the future of federal, state and local regulation or legislation, including Medicare and Medicaid statutes and regulations, or possible changes in national health care policies, each of which could have a material adverse impact on our company.

Material laws and regulations that affect our operations include, but are not necessarily limited to, Medicare and Medicaid reimbursement laws; laws permitting Medicare, Medicaid and other payors to audit claims and seek repayment when claims have been over paid; laws such as the Health Insurance Portability and Accountability Act regulating the privacy of individually identifiable health information; laws prohibiting kickbacks and the exchange of remuneration as an inducement for the provision of reimbursable services or products; laws regulating physician self-referral relationships; and laws prohibiting the submission of false claims.

Employees

As of December 31, 2004, we had over approximately 8,500 employees, the vast majority of which were part time temporary field employees of Arcadia. We have no unionized employees, and do not have any collective bargaining agreements. We believe our relationship with our employees is good.

Properties

We do not own any real estate or improvements. Our corporate offices are located in 26777 Central Park Boulevard, Southfield, Michigan in approximately 12,500 square feet of leased space. The Company or its subsidiaries also occupies leased office space located at the following additional locations:

Street Address	City	State	Zip Code
762 Summa Avenue	Westbury	New York	11590

691 North Squirrel Rd	Auburn Hills	Michigan	48326

79 Deer Park Avenue	Babylon	New York	11702

2800 Marcus Avenue	Lake Success	New York	11024

7990 Grand River, Suite C	Brighton	Michigan	48114

39092 Garfield Road, Suite 201	Clinton Township	Michigan	48038

414 N. Jackson Street, Complex 8718	Jackson	Michigan	49201

535 N. Clipper, Suite 2	Lansing	Michigan	48912

1787 W. Genessee, Suite A	Lapeer	Michigan	48446

26431 Southfield Rd	Lathrup Village	Michigan	48076

18320 Middlebelt Road	Livonia	Michigan	48152

18706 Eureka Road	Southgate	Michigan	48195

105 Mall Boulevard, Suite 283W	Monroeville	Pennsylvania	15146

4725 McKnight Road, Suite 110	Pittsburgh	Pennsylvania	15237

2600 Southwest Freeway, Suite 716	Houston	Texas	77098

762 Independence Blvd., Suite 798	Virginia Beach	Virginia	23455

3918 West Pointe Boulevard	Winston Salem	North Carolina	27103

541 Historic Highway 441	Demorest	Georgia	30535

9801 West Cincay Avenue, Suite 170, Huntersville Business Park	Huntersville	North Carolina	28075

300 Lakeridge Court, Suite 200	Smyrna	Georgia	30082

605 E. Robinson Street, Suite 523	Orlando	Florida	32801

Street Address	City	State	Zip Code
955 E. 58th Avenue, Unit 0	Denver	Colorado	80216

1810 Decatur Highway, Suite 124	Fultondale	Alabama	35068

405 Fifth Avenue South, Suite 6	Naples	Florida	34102

The above-referenced facilities provide the Company with adequate conditions for its operations.

Legal Proceedings

We are a defendant from time to time in lawsuits incidental to our business. We are not currently subject to, and none of our properties are subject to, any material legal proceedings.

Environmental Matters

We believe that we are currently in compliance, in all material respects, with applicable federal, state and local statutes and ordinances regulating the discharge of hazardous materials into the environment. We believe that our Company will not be required to expend any material amounts in order to remain in compliance with these laws and regulations or that such compliance will materially affect its capital expenditures, earnings or competitive position.

DESCRIPTION OF ARCADIA SERVICES, INC.

Overview

Arcadia Services, Inc. (“Arcadia Services”) is a national provider of staffing and home care services. Based in Southfield, Michigan, Arcadia Services provides its staffing and home care services through a network of 64 affiliated and 13 Company-owned offices in 22 states. Arcadia Services’ present service offerings consist of staffing services (medical and non-medical) and home care services (skilled and personal care/support services).

Through its Arcadia Health Care division, Arcadia Services provides medical staffing and home care services by supplying skilled and unskilled medical personnel to hospitals, nursing homes and other medical facilities. In addition, Arcadia Services provides skilled and unskilled personnel to individuals in their place of residence. These services are generally paid for by the individuals themselves, insurance companies or by government programs such as Medicaid and Medicare. Typically, Arcadia Services uses registered nurses, licensed practical nurses, certified nursing assistants, personal care attendants, home health aides and homemakers/companions to service these clients.

Arcadia Services’ non-medical staffing division, Arcadia Staff Resources, provides light industrial, clerical and technical staffing services through seven locations in southeastern Michigan. Light industrial assignments consist primarily of assemblers, material handlers, packers, forklift operators, stock clerks, packagers and shipping/receiving clerks. Technical services are focused on information systems network administrators, programmers, help desk and engineers. Clerical assignments are for work processors, secretaries, receptionists, data entry clerks, accounts payable/accounts receivable clerks, payroll clerks and bookkeepers.

Description of Staffing and Home Care Industries

Staffing Industry

A staffing firm recruits, trains and tests their employees before assigning them to clients in a wide range of job categories and skill levels. Staffing firms place positions ranging from production and clerical workers to managers and professionals. According to staffing industry data, the estimated revenue for the entire staffing industry in 2003 totaled approximately $95 billion, down from $107 billion in 2000.1 Industry data projects total estimated staffing industry revenues of approximately $102 billion in 2004 and nearly $111 billion in 2005, which are estimated annual growth rates of 7.7% from 2003 to 2004 and 8.8% from 2004 to 2005. 2

The staffing industry consists of four segments: temporary staffing, placement and search firms, professional employment organizations, and outplacement firms. Firms within the temporary staffing segment provide businesses with needed flexibility and efficiency, while at the same time providing jobs to millions of Americans. Temporary staffing firms support and/or supplement the client’s workforce in situations such as employee absences, temporary skill shortages, seasonal workload and special assignments and projects. Temporary work can be sporadic and intermittent, rather than ongoing, and is not governed by a regular or fixed schedule.

Revenues within the temporary staffing industry were estimated at approximately $85 billion in 2000, compared to an estimated $76 billion in 2003.3 Industry data projects total estimated temporary staffing industry revenues of approximately $81.6 billion in 2004 and nearly $88.4 billion in 2005, which are estimated annual growth rates of 7.3% from 2003 to 2004 and 8.4% from 2004 to 2005.4

[1]	Staffing Industry Report, Vol. XV, No. 14 (July 30, 2004).

[2]	See id.

[3]	See id.

[4]	See id.

Healthcare Staffing

Revenues for the healthcare staffing industry, which is part of the temporary staffing industry, are projected to grow to an estimated $11.1 billion 2005, according to industry data. 5 This compares to an industry estimate of $7.2 billion in revenues in 2000. 6 Per diem staffing, the dominant sector within the healthcare staffing industry, consists of staffing on a day-to-day basis in a local environment. It is necessary for staffing agencies to have a local presence in the market due to the short notice given for staffing requirements. Per diem employees are generally needed to replace full time employees on vacation, sick days and the like, in addition to providing additional back up when needed due to fluctuations with patients. Management is typically decentralized and has low barriers to entry.

Travel staffing, the minor sector within the healthcare staffing industry, requires a much longer stay on location. The timing can vary on these assignments, but are typically 13 weeks long. The staffing firm is typically responsible for providing arrangements for travel, housing, licensing and credentialing. Management for the travel staffing sector is typically more centralized then per diem staffing, and travel staffing has higher barriers to entry due to the necessity for national or regional coverage.

The United States is expected to continue to experience a shortage of registered nurses, although nursing school enrollments reportedly increased by 26.2% from 2001 to 2003, following an enrollment decline from 1995 to 2000.7 According to medical industry estimates, the United States is projected to experience a 20% shortage in the number of nurses needed in the nation’s health care system by the year 2020, equating into a shortage of more than 400,000 registered nurses nationwide.8

While the supply of registered nurses is projected to fall, demand for health care services is expected to increase. This is due to factors including an aging population. According to the U.S. Bureau of the Census, the percentage of U.S. population over age 65 has increased by 12.0% between 1990 and 2000, and is expected to climb.9 According to the Centers for Disease Control, life expectancy in the United States increased from 68.2 years in 1950 to 77.2 in 2001.10 Advances in medical technology, drug development and an increase in life expectancy are all factors that underlie the anticipated increase in demand.

Non-Medical Staffing

Industry data estimates non-medical temporary staffing revenues at $65.6 billion in 2003, compared to $77.6 in 2000.11 Non-medical temporary staffing revenues are projected by industry data to grow to $77.3 billion in 2005.12 The non-medical temporary staffing industry serves companies which use temporary employees to control personnel costs and meet fluctuating personnel needs. Historically, the demand for temporary workers has been driven primarily by the need to satisfy peak production requirements and to temporarily replace full time employees absent due to illness, vacation or abrupt termination. More recently, competitive pressures have forced businesses to focus on reducing costs, including converting fixed, permanent labor costs to variable or flexible costs. The use of temporary workers typically shifts employment costs and risks, such as workers’ compensation and unemployment insurance and the possible adverse affects of changing employment regulations, to temporary staffing companies, which can better manage those costs and risks.

Home Care Industry

Home care furnishes services to individuals in their place of residence. Services range from skilled care furnished by registered nurses and other health professionals to recovering or chronically ill persons, to personal care and support services, such as bathing and feeding, provided by unskilled personal care attendants, homemakers, companions and home care aides. According to the Centers for Medicare and Medicaid Services, projected home health spending (both public and private spending) is expected to rise from $31.7 billion in 2000 to $60.3 billion in 2010.13

[5]	See id.

[6]	See id.

[7]	2003-2004 Enrollment and Graduations in Baccalaureate and Graduate Programs in Nursing, American Association of Colleges of Nursing.

[8]	Buerhaus et al., “Implications of an Aging Registered Nurse Workforce”, Journal of the American Medical Association 2000; 283: 2948-2954.

[9]	U.S. Census Bureau, Census 2000 Brief – The 65 Years and Over Population, October, 2001.

[10]	National Vital Statistics Reports, Vol. 51, No. 3, December 19, 2002.

[11]	Staffing Industry Report, Vol. XV, No. 14 (July 30, 2004).

[12]	See id.

[13]	National Health Care Expenditures Projections: 2003-2013, Centers for Medicare & Medicaid Services, Office of the Actuary.

The home care industry is fragmented and consists of small, local, regional and national providers. According to an industry report, consolidation activity in the home care industry has increased and is expected to continue to increase due to both the projected increased demand for skilled employees and the projected staffing shortage, especially in nursing, as well as to obtain the necessary infrastructure to comply with new health care regulations.

Further, health care spending is becoming increasingly important due to the aging American population, particularly the “baby boom” generation. According to the U.S. Census Bureau, approximately 12.4%, or 35 million, Americans are over the age 65.14 By the year 2030, the number of Americans over the age of 65 will increase to as many 79.3 million, or 19.6%, of the total American population. 15 This increase in population, together with the significant advances in medical technology, is expected to drive an increase in health care spending. Accordingly, health care expenditures are expected to nearly double from approximately $1.7 trillion to $3.4 trillion from 2003 to 2013.16

The rise of the American age is projected to increase demand for home care services. The U.S. General Accounting Office estimates that the demand for home care aides will increase 58% over the period from 1998 to 2008 (from 746,000 in 1998 to 1.2 million in 2008).17

Home Care Industry

Home care furnishes services to individuals in their place of residence. Services range from skilled care furnished by registered nurses and other health professionals to recovering or chronically ill persons, to personal care and support services, such as bathing and feeding, provided by unskilled personal care attendants, homemakers, companions and home care aides. According to the Centers for Medicare and Medicaid Services, projected home health spending (both public and private spending) is expected to rise from $31.7 billion in 2000 to $60.3 billion in 2010.

The home care industry is fragmented and consists of small, local, regional and national providers. According to an industry report, consolidation activity in the home care industry has increased and is expected to continue to increase due to both the projected increased demand for skilled employees and the projected staffing shortage, especially in nursing, as well as to obtain the necessary infrastructure to comply with new health care regulations.

Further, health care spending is becoming increasingly important due to the aging American population, particularly the “baby boom” generation. According to the U.S. Census Bureau, approximately 12.7%, or 35 million, Americans are over the age 65. By the year 2030, the number of Americans over the age of 65 will increase to as many 79.3 million, or 19.6%, of the total American population. This increase in population, together with the significant advances in medical technology, is expected to drive an increase in health care spending. Accordingly, health care expenditures are expected to nearly double from approximately $1.7 trillion to $3.4 trillion from 2003 to 2013.

The rise of the American age is projected to increase demand for home care services. The U.S. General Accounting Office estimates that the demand for home care aides will increase 58% over the period from 1998 to 2008 (from 746,000 in 1998 to 1.2 million in 2008).

Competitive Environment

Competition for the medical staffing, non-medical staffing and home care industries is based upon the quality of the employee, the availability of the employee, the cost of the employee and the geography. Staffing and home care industries include national, international, regional and local firms that compete with each other to attract employees and to obtain and maintain customers.

[13]	National Health Care Expenditures Projections: 2003-2013, Centers for Medicare & Medicaid Services, Office of the Actuary.

[14]	U.S. Census Bureau, Census 2000 Brief – The 65 Years and Over Population, October, 2001.

[15]	See id.

[16]	National Health Care Expenditures Projections: 2003-2013, Centers for Medicare & Medicaid Services, Office of the Actuary.

[17]	U.S. General Accounting Office Report, “Nursing Workforce: Recruitment and Retention of Nurses and Nurse Aides Is a Growing Concern”, May 17, 2001.

Arcadia History

Arcadia Services was incorporated in Michigan in 1977 under the name Medco, Inc. Medco, Inc. was established to provide non-medical staffing services in the metropolitan Detroit area. That same year, Medco, Inc. formed a subsidiary, Medco Health Services, Inc., providing medical staffing services to health care facilities. In 1982, Medco, Inc. incorporated Grayrose, Inc.

Another subsidiary of Medco, Inc., Community Home Care, Inc., was formed to provide home care services to individuals in their place of residence. In 1981, Community Home Care obtained certification as a Medicare home health provider. This allowed Community Home Care to expand home care services to Medicare beneficiaries, along with commercial insurance and private payors.

In 1986, Arcadia Services began its affiliated agency operations. Similar to today, affiliated agencies were local entrepreneurs who had industry knowledge but lacked financial resources and could benefit from back office support. See Affiliated Agency Model, below.

In 1994, Medco Inc. changed its name to Arcadia Services, Inc. Medco Health Services, Inc. changed its name to Arcadia Health Services, Inc. and focused on medical staffing and non-Medicare home care. Community Home Care, Inc. changed its name to Arcadia Health Care, Inc. and focused almost exclusively on Medicare and Medicaid reimbursed services. In 1995, Arcadia Services, Inc. formed Arcadia Health Services of Michigan, Inc., to accommodate business tax issues in Michigan.

In 1997, Integrated Health Services (“IHS”) purchased Arcadia Services, Inc. and its subsidiaries. In 1999, IHS sold Arcadia (excluding the Arcadia Health Care, Inc. Medicare certified home health division) to Addus HealthCare, Inc. On May 7, 2004, RKDA, Inc. acquired all of the issued and outstanding capital stock of Arcadia Services, Inc. from Addus HealthCare, Inc.

Arcadia Staffing and Home Care Services

Arcadia Services and its subsidiaries provide temporary staffing (medical and non-medical) and home care services in 22 states through 63 affiliate and 13 Company-owned offices.

Medical Staffing

Arcadia Services’ medical staffing division provides the services of registered nurses, licensed practical nurses, certified nursing assistants, respiratory therapists, technicians and medical assistants. The medical staffing division supplies skilled and non-skilled medical personnel to hospitals, nursing homes, clinics, assisted living facilities, rehabilitation facilities, correctional facilities, urgent care facilities and laboratories, among others. Per diem staffing assignments are made on a day-to-day basis in a local environment when needed to replace full time employees on vacation, sick days, leave and the like. Due to the short notice given for staffing requirements, it is necessary for staffing agencies to have a local presence in the market.

In August, 2004, Arcadia Services launched a new travel staffing program providing hospitals and other customers with a complete selection of possible full-time employees. The timing can vary on these assignments, but are typically 13 weeks long. Arcadia Services is usually responsible for providing arrangements for travel, housing, licensing and credentialing. The travel program includes individual affiliates offering temporary field staff opportunities to travel to other regions of the United States, where the staffing need is not near one of our offices.

Non-Medical Staffing

Arcadia Services non-medical temporary staffing division, Arcadia Staff Resources, provides light industrial, technical and office clerical staffing services through seven Company-owned locations in southeastern Michigan. Light industrial assignments are primarily for assemblers, packagers, packers, material handlers, shipping/receiving clerks, stock clerks, and forklift operators. Other assignments include janitorial/maintenance, production supervisors, electricians and pipe fitters/welders. Clerical assignments include word processors, secretaries, receptionists, data entry clerks, accounts payable/accounts receivable clerks, payroll clerks, and bookkeepers. Technical services are focused on information services network administrators, programmers, help desk and engineers. The division’s customer base consists of mostly small to mid-sized businesses utilizing light industrial employees for assembly, packaging, machine operating, stock clerks and shipping/receiving clerks. Additional services typically provided include data entry operators, receptionists and administrative assistants. Most of the positions are either long-term or on a temporary hire basis.

Home Care Services

Arcadia Services provides home care services through its Arcadia Health Care division. Home care has become increasingly popular. Home care permits individuals to function in their places of residence. Arcadia provides home care services to individuals, including medication administration, treatments, teaching, evaluation, assessment, bathing, dressing, walking, exercising, medication reminders, meal preparation, light housework, laundry, transportation, companionship, conversation and shopping.

Skilled home care services involve the delivery of skilled health services to recovering or chronically ill persons in the home. Skilled home care services are provided by registered nurses, licensed practical/vocational nurses, occupational therapists, physical therapists and speech therapists. These skilled professionals provide care to individuals who have a wide range of diagnoses such as cancer, AIDS, diabetes, congestive heart failure and trauma related injuries. Skilled home service care can involve medication administration, treatments, wound care, teaching assessment and evaluation.

Personal care and support services are provided by personal care attendants, homemakers, companions and home care aides. These disciplines are traditionally considered to be unskilled. They provide support services such as bathing, feeding, cooking, cleaning, companionship, shopping, ambulation, medication reminders and conversation. This service allows frail and elderly individuals to remain in their place of residence as opposed to being institutionalized. Additionally, our personal care and support personnel provide a much needed service to the “baby boomers” who are currently managing the care and feeding of their children and parents.

Growth Strategy

Arcadia expects to pursue various growth strategies.

Derive Greater Penetration Within Current Markets

Arcadia currently operates 96 locations in 26 states. Arcadia intends to continue working with its affiliate network on marketing programs, cross selling opportunities and education on best practices to increase the overall penetration within existing markets.

Continue Expanding Number of Locations

Arcadia intends to expand its locations through supporting its affiliate network in the opening of new office locations.

Expand Service Offerings

Arcadia expects to introduce new service offerings at various locations. Examples of recent new service offerings are the traveling nurse program and the offering of skilled trade services (e.g., electricians, welders, plumbers, etc.) to industrial customers.

Complete Selective Acquisitions

Arcadia intends to pursue selective business acquisitions. Arcadia believes that selective acquisitions will increase the size of the business and revenue base and leverage Arcadia’s selling, general and administrative expenses. See Recent Acquisitions, above.

Affiliated Agency Model

The responsibilities of Arcadia Services’ affiliated agencies (also referred to as “affiliates”) include the recruitment and training of field staff employed by Arcadia Services, sales to Arcadia Services’ customers, hiring and paying affiliate office staff at the affiliate’s expense, maintaining and paying for affiliate office equipment and office space at the affiliated agency’s expense, and providing data to Arcadia Services for payroll and billing. Each affiliate has defined geographic area. Arcadia Services’ affiliated agencies are owner-operated businesses. As of March 31, 2005, Arcadia Services has 27 affiliated agencies. The office locations maintained by our affiliated agencies are listed on our Company’s website. Arcadia Services and each affiliated agency enter into an independent contractor agreement which defines the respective obligations of each party.

Arcadia Services has centralized payroll and billing processing centers. Services provided by Arcadia Services to affiliated agencies include contracting; accounting training; field services, such as quality assurance, regulatory, program development, policy and procedure manuals; administrative services, such as secretarial support, mass mailings and group purchasing; software and hardware support; educational seminars; human resources and legal support. Arcadia Services also makes available customized software, recruitment support, group purchasing, business planning, new program development, and support in the areas of legal, human resources and information systems.

The affiliated agency model benefits Arcadia Services’ customers, it’s affiliates and itself. Benefits to Arcadia Services’ customers include the affiliate network which allows us to service the needs of customers whose requirements span multiple service locations with a consistent level of service and standardized procedures. Benefits to the affiliate include control of its local office, access to our resources and back office support (e.g., payroll, etc.). Benefits to Arcadia Services include spreading overhead over the affiliate network, leveraging the existing network, and the potential for opportunities to enter into new markets.

We compensate our affiliated agencies on a commission basis. Although an affiliated agency may terminate its relationship with Arcadia Services on thirty (30) days prior written notice, we maintain control over our national network by employing field service personnel, maintaining ownership of contracts for services with customers and accounts receivable balances, and by non-compete agreements.

Customers, Sales and Marketing

None of Arcadia Services’ top ten customers, ranked by revenue as of fiscal year end March 31, 2004, accounted for more than three percent (3%) of our revenues. We do not have any customer with a large concentration of revenue, nor do our top ten customers comprise a significant portion of our total revenue. Accordingly, Arcadia Services has a diversified revenue base.

The sales process is generally the same for all of Arcadia Services’ offices, however, there are slight differences among the home health and staffing sales methods. The staffing sales approach is much more dependent on the initial sales and marketing process than the home care division. Although home care does require marketing, the long-term support of the client is necessary to maintain the business.

Staffing companies rely on leads found by current customers, contacts, Yellow Pages, the Internet, newspapers and other sources. After the initial contact is made, an individual qualifies the lead to confirm it has the specific needs for temporary staffing. Generally, individual meetings are encouraged to ensure a personal sales approach. Next, the individual develops the business by demonstrating the benefits Arcadia provides, which are customized to fit the needs of each company. There is a greater emphasis on the initial sales process in staffing, whereas home care companies must constantly verify customer satisfaction.

The sales process for home care begins by receiving referrals, advertising on an established website, and/or placing ads in the Yellow Pages in the “home nursing” section. Once a call is received, a trained individual screens the call to differentiate between the need for skilled services and personal care/support services (unskilled services). This individual also provides the appropriate information regarding pricing, geographic service and available staff. An additional visit is arranged next to understand the service need. Generally the “start of care” date follows the initial visit, and the response time to initiate service is typically within the first 24 to 48 hours of the initial visit. As service continues, an individual from the office maintains contact to determine the level of customer satisfaction, specifically inquiring about the fulfillment of services and approval of the caregiver. The staff verifies satisfaction throughout the process until the patient is discharged.

Operations

Office Locations

As of March 31, 2004, the Company has a total of 64 affiliate and 32 company-owned office locations in 26 states: Alabama, Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Maine, Maryland, Massachusetts, Michigan, Nebraska, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, Tennessee, Texas, Virginia, Washington and Wisconsin.

Office Space Leased by Arcadia Resources, Inc.

The Company leases office space in various locations under the name(s) of the subsidiary using the respective space. See Properties at page 45.

Arcadia Services’ Field Employees

Arcadia Services’ field employees (i.e., the individuals placed with our customers) are temporary employees, with no hours of work or continued employment guaranteed by Arcadia Services. This is standard in the staffing and home care industries. We maintain quality by screening field employees. Every field employee must meet specified standards, including a pre-employment screening covering testing and screening to evaluate skill sets necessary to perform duties required; review of each applicant’s work history, education and skills; reference checks on prior employment history; a minimum of one year of experience in their specific area; credential verification; criminal background checks and drug screening, as appropriate; and compliance with our code of ethics and professional standards.

We provide a comprehensive benefits package to its administrative employees. The Company offers medical and dental coverage, vacation and sick time, long-term disability insurance and a 401(k) plan. Employer participation in the 401(k) plan is discretionary.

Field employees are in non-benefited positions. However, field employees are eligible for 401(k) plan participation. In addition, field employees in some markets who work at least 30 hours per week and have worked for us either 30 or 60 days are offered the opportunity to purchase health insurance. Only medical coverage is then offered. The cost of this medical coverage is shared among the field employee, the affiliated agency and Arcadia Services. Furthermore, affiliates have the option to offer paid time off, which is determined by the number of hours the field employee works.

Subsidiaries

Arcadia Services’ subsidiaries are as follows:18

Arcadia Health Services, Inc.

Arcadia Staff Resources, Inc.

Grayrose, Inc.

ASR Staffing, Inc.

Arcadia Health Services of Michigan, Inc.

Arcadia Home Oxygen & Medical Equipment, Inc.

18 The subsidiaries of Arcadia Resources, Inc. include Arcadia Services and its subsidiaries listed above as well as Critical Home Care Incorporated, RKDA, Inc., Classic Healthcare Solutions, Inc., SSAC, LLC, d/b/a Arcadia RX, American Oxygen, Inc., Trinity Healthcare of Winston-Salem, Inc., Beacon Respiratory Services, Inc., Beacon Respiratory Services of Alabama, Inc., Beacon Respiratory Services of Colorado, Inc., and Beacon Respiratory Services of Georgia, Inc.

MANAGEMENT

Directors and Executive Officers

Company directors serve a term of office which shall continue until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified. Officers of the Company serve at the pleasure of the Board of Directors. The names, ages and positions of the Company’s current directors and executive officers are as follows:

Name	Age	Position(s)	Served as Director Since
John E. Elliott, II	48	Chairman and Chief Executive	May 10, 2004
		Officer and Director

Lawrence Kuhnert	53	Vice Chairman of Finance	May 10, 2004
		(Principal Accounting and Financial
		Officer), President, Treasurer, Chief
		Operating Officer, and Director

John T. Thornton	66	Director	June 15, 2004

Cathy Sparling*	50	Assistant Secretary and Officer: Chief Operating Officer of	Not applicable
		Arcadia Services, Inc., a wholly- owned subsidiary of the Company

Rebecca R. Irish	42	Secretary and Chief Financial Officer	Not applicable

*	Ms. Sparling is listed because she may be deemed an officer of the Company under the Commission’s imputed officer rules.

John E. Elliott, II. Mr. Elliott was formerly Chairman of AMI Holdings, Inc., which is a major shareholder in Fidlar Doubleday, Inc. Beginning his career in healthcare in 1978, Mr. Elliott has started up companies and acquired others. He founded Allied Medical, Inc., a durable medical equipment supplier which private labeled most of its product line and conducted manufacturing in the U.S., Pacific rim and Europe. After Allied, he purchased Guardian Medical Supplies, Inc. and Medical Equipment Providers, Inc. both DME dealers which he sold in 1997 to Rotech Medical, Inc. With a non-compete in the healthcare business, he formed a new business group in the education/governmental marketplace. Leading a group of investors in 1998, he purchased Doubleday Bros. & Co., the publishing unit from Standard Publishing Inc. (Standex). Additionally purchased Fidlar Doubleday, Inc. of which he served as Chairman through 2002. The company is a market leader in governmental software and holds a substantial share of the election business in this country. As a member of Standard Automotive Inc.’s board, he was selected to restructure the company and protect the employee and creditor base, which was accomplished in 2003. Mr. Elliott has a Bachelor of Science degree in Business Administration from Lawrence University.

Lawrence R. Kuhnert. Mr. Kuhnert has over 21 years experience in operating, developing, acquiring and divesting healthcare companies. . From 1989 to 1996, as ConPharma’s Chief Financial Officer, he managed the financial aspects of the turnaround of this $35mm home medical equipment company, including restructuring the product mix, selling under performing locations, and negotiating strategic acquisitions. From 1996 to 2002, Mr. Kuhnert was Director of Acquisitions for Rotech Medical Corporation. Mr. Kuhnert is a Michigan State University graduate and previously practiced as a certified public accountant for Ernst & Young.

John T. Thornton. Mr. Thornton owns and manages J.T. Investments, Inc., a real estate development and investment company. Mr. Thornton is also a board member and audit and finance committee member of XL Capital Ltd. (NYSE: XL), an insurance, reinsurance and financial products company, and a board member of BDC INC., a start-up financial products company. From 1987 to 1999, Mr. Thornton served as executive vice president and chief financial officer of Norwest Corporation (now Wells Fargo). From 1984 to 1987, Mr. Thornton was senior vice president and controller of Norwest Corporation. Mr. Thornton received a law degree from St. John’s University and was admitted to the New York State Bar in 1972. Mr. Thornton became a Certified Public Accountant in 1964.

Cathy Sparling. Ms. Sparling joined Arcadia Service, Inc. in 1990. She has 25 years of clinical and business management experience in the home care and medical staffing industries. Appointed to her current position in April of 2000, Ms. Sparling previously served as Arcadia’s Vice President and Administrator of Affiliate Services. Ms. Sparling earned a Bachelor of Science degree in Nursing from Michigan State University and has pursued graduate course work in business administration.

Rebecca R. Irish. Ms. Irish joined the Company as its Chief Financial Officer as of January 1, 2005. She has 21 years of experience as a financial management consultant and company officer. Ms. Irish was the co-founder and president of Beacon Respiratory Services, Inc. and its affiliates (collectively “Beacon”), a home health care company furnishing respiratory services in Florida, Alabama, Colorado, and Georgia with annual revenues of approximately $1.9 million. The Company acquired Beacon effective January 1, 2005. Before organizing Beacon, Ms. Irish developed The WorkSource, Inc. in 1998, a business-management company specializing in administrative and accounting functions, principally for health care-related businesses. Ms. Irish is a former chief financial officer of RoTech Medical Corporation. During Ms. Irish’s tenure, RoTech grew from 48 home health care locations in seven states with annual revenues of approximately $27 million, to 630 locations in 36 states with approximately $500 million in annual revenues. Before joining RoTech, Ms. Irish worked eight years with Ernst & Young, providing auditing, financial and systems consulting to international corporations, as well as regional businesses.

Board Committees

The Board’s Audit Committee consists of three Directors. Director John T. Thornton is Chairman of the Company’s Audit Committee and is independent from management. The other Audit Committee member is director Lawrence R. Kuhnert, the Company’s Vice Chairman of Finance (Principal Financial and Accounting Officer), President and Chief Operating Officer. One position on the Audit Committee is presently vacant. Under the Company’s Audit Committee Charter, a majority of the members of the Audit Committee shall be independent from management, to the extent practicable, and shall not have participated in the preparation of the Company’s financial statements during the preceding three years. Because the Company is not listed on a national exchange, all members of the Audit Committee are not required to be independent from management.

The Board has not established separate compensation and nomination committees and is not required to do so, because the Company is not listed on a national exchange.

Director Compensation

Our directors who are officers or employees of the company will not be compensated for service on the Board of Directors or any committee thereof. Subject to exception for individually negotiated arrangements, directors who are non-officers or non-employees are granted non-qualified stock options and receive $1,000 for attendance at each board meeting and $500 for each telephonic board meeting, in addition to nominal compensation to cover travel costs.

Director John T. Thornton is compensated by the award of non-qualified options to purchase the Company’s Common Stock having an aggregate value of $28,000 annually, consisting of $25,000 as an annual retainer and $3,000 as annual compensation for service as Audit Committee Chairman. The number of stock options to be awarded annually will be determined utilizing acceptable modeling techniques mutually agreed upon and will be computed annually based on then-fair market value. Stock options will be exercisable at the closing price of the Company’s common stock on the exercise date and shall be issued in advance on July 1 of each year and shall cover the subsequent period from July 1 to June 30 of each calendar year. The options will be exercisable for seven years. If Mr. Thornton is removed as a Director and/or the Audit Committee Chairman for cause, or if he resigns either or both positions voluntarily, the pro rata portion of the applicable options granted as compensation for such position(s) shall expire immediately upon termination for the uncompleted portion of the annual term. His ability to exercise the options is unaffected if removed without cause.

In addition, Mr. Thornton will receive $1,000 payable in the Company’s Common Stock for each Board of Directors meeting attended, and $500 payable in the Company’s Common Stock for each Audit Committee meeting attended. Mr. Thornton shall additionally be reimbursed for all reasonable expenses incurred in connection with his positions as director and Audit Committee Chairman.

Indemnification of Directors and Officers

The Articles of Incorporation of the Company provide that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. The Articles further provide that any repeal or modification of the Articles shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Company for acts or omissions prior to such repeal or modification.

Executive Compensation

The following table summarizes, for the last three fiscal years ending, the compensation paid to the Chief Executive Officer during such periods and each other executive officer of the Company whose salary exceeded $100,000 for the fiscal year ended March 31, 2004 (6 months), the fiscal year ended September 30, 2003 and the fiscal year ended September 30, 2002 (nine months). Prior to the RKDA Merger, David Bensol was the Company’s Chief Executive Officer. The compensation referenced in the following table is for Mr. Bensol’s services as the Company’s Chief Executive Officer for the periods indicated.

Summary Compensation Table

				Long-Term Compensation
				Awards
				Restricted	Securities
	Fiscal			Stock	Underlying
Name and	Year	Annual Compensation		Award(s)	Options/SARs
Principal Position	Ended	Salary ($)	Bonus ($)	($)	(#)
John E. Elliott, II,	2004	—	—	—	—
Chairman and Chief Executive	2003	—	—	—	—
Officer[1]	2002	—	—	—	—

Lawrence R. Kuhnert, Vice	2004	—	—	—	—
Chairman of Finance,	2003	—	—	—	—
President, Treasurer and Chief	2002	—	—	—	—
Operating Officer[1]

Rebecca R. Irish,	2004	—	—	—	—
Chief Financial Officer and	2003	—	—	—	—
Secretary[1]	2002	—	—	—	—

David Bensol,	2004	$75,557	—	—	—
Former Chairman	2003	113,654	—	—	100,000
and Chief Executive Officer	2002	59,135	—	—	—

Eric S. Yonenson,	2004	$57,942	—	—	—
Chief Financial	2003	65,019	—	—	250,000
Officer[2]	2002	—	—	—	—

Cathy Sparling[3]	2004	$145,039	—	—	—
	2003	141,000	66,315	—	—
	2002	136,022	63,913	—	—

Bradley Smith, Former	2004	$62,981	—	—	—
Director and	2003	125,000	—	—	—
Officer	2002	59,135	—	—	75,000

[1] John E. Elliott, II and Lawrence R. Kuhnert took their respective offices in May, 2004. As a result, neither individual received compensation from the Company for the fiscal year ended March 31, 2004, or any prior fiscal years. As more fully described in this prospectus, Messrs. Elliott and Kuhnert each entered into employment agreements with the Company which provided for annual base compensation of $150,000. Ms. Irish took her office in January, 2005. As more fully described below, Ms. Irish entered into an employment agreement providing an annual base salary of $125,000, subject to discretionary increase by the Company’s Board of Directors.

[2] The Chief Financial Officer was the Company’s Principal Accounting and Financial Officer through July 28, 2004. Beginning on July 29, 2004, the Vice Chairman of Finance, Lawrence R. Kuhnert, is the Company’s Principal Accounting and Financial Officer. Mr. Yonenson’s employment with the Company ended on September 21, 2004.

In connection the with the RKDA Merger, the Company issued to John E. Elliott, II 12,780,000 shares of Company Common Stock and seven-year 600,000 Class A warrants to purchase 600,000 shares of Common Stock exercisable at $0.50 per share and issued to Lawrence R. Kuhnert 8,520,000 shares of Company Common Stock and seven-year 400,000 Class A warrants to purchase 400,000 shares of Common Stock exercisable at $0.50 per share. Also in connection the RKDA Merger, the Messrs. Elliott and Kuhnert were each granted stock options to purchase 4 million shares of Common Stock exercisable at $0.25 per share. The options vest in six tranches, provided certain adjusted EBITDA milestones are met through fiscal 2008, subject to acceleration upon certain events occurring. The options, to the extent vested, may be exercised by Messrs. Elliot and Kuhnert as long as they are employed by the Company and for one year from termination of employment for any reason. Mr. Bensol did not receive any compensation from the Company in connection with the RKDA Merger.

[3] Cathy Sparling is Chief Operating Officer of Arcadia Services, Inc., a second-tier, wholly-owned subsidiary of the Company. Ms. Sparling is listed pursuant to Rule 3b-7 of the Exchange Act, which states that an executive officer of a subsidiary may be deemed an executive officer of the Company if he or she performs policy-making functions of the Company. Please note, however, that the compensation information set forth in the above table relates to the three fiscal years ending March 31, 2004, March 31, 2003 and March 31, 2002. These fiscal years pre-date the effective date of the reverse merger in which Arcadia Services, Inc. became a second-tier, wholly-owned subsidiary of the Company.

Option Grants to Executive Officers and Option Exercises

During the fiscal year ended March 31, 2004, the Company did not grant stock options to any executive officer of the Company. During the fiscal year ended March 31, 2004, none of the Company’s executive officers exercised any stock options. The following table provides information regarding stock options held by the executive officers indicated as of March 31, 2004:

			Number of Securities
	Number		Underlying Unexercised		Value of Unexercised in-the-
	of Shares		Options at End of Fiscal		Money Options at End of
	Acquired		Year (#)		Fiscal Year ($)*
	on	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
David Bensol	NONE	—	100,000	0	0	0
Eric S. Yonenson	NONE	—	116,669	133,331	$30,300	$34,700
Bradley Smith	NONE	—	75,000	0	0	0

Executive Officer Employment Contracts

John Elliott, II, Lawrence Kuhnert, and David Bensol entered into substantially similar Employment Agreements on May 7, 2004, as Chief Executive Officer, President, Treasurer and Chief Operating Officer, and Executive Vice President, respectively. Each agreement is for three years, automatically renewable for successive one-year periods unless terminated on three months’ prior written notice. Each officer is being paid $150,000 per annum in salary and is eligible to receive a discretionary annual bonus determined by the Board of Directors. If either Elliott, Kuhnert, or Bensol’s Employment Agreement is terminated by the Company other than for cause (as defined) or by the executive for good reason (as defined) then such executive shall receive twice his base salary. Upon a change in control, other than this transaction, if the executive is terminated by the Company other than for cause or by the executive for good reason, the executive shall receive three times his total compensation for the past year. Each executive agreed not to compete with the Company within North America for the one-year-period following termination of his employment. Mr. Bensol resigned as a director, officer and employee effective December 23, 2004.

Pursuant to Eric S. Yonenson’s Employment Agreement, Mr. Yonenson received options to purchase 250,000 shares of which 50,000 vested upon grant, and the balance vests ratably on a monthly basis as of the last day of the month for each of the first 36 months following the date of grant as long as Mr. Yonenson remains an employee of the Company. Mr. Yonenson commenced his employment with the Company on March 10, 2003, at an annual salary of $115,000 per year. Mr. Yonenson was the Company’s Principal Accounting and Financial Officer through July 28, 2004. Beginning on July 29, 2004, the Vice Chairman of Finance, Lawrence R. Kuhnert, became the Company’s Principal Accounting and Financial Officer. Mr. Yonenson’s employment with the Company ended on September 21, 2004. In connection with Mr. Yonenson’s separation from the Company, Mr. Yonenson was granted the option to purchase a total of 125,000 shares of Common Stock at a purchase price of $0.17 per share, and exercised the option to purchase all such shares. These shares carry registration rights.

On September 26, 2002, in connection with his joining the Board of Directors, Mitchell J. Cooper was granted a five-year non-qualified stock option to purchase 50,000 shares of Common Stock exercisable at $1.50 per share vested immediately. Mr. Cooper resigned as a director on September 24, 2004.

Director John T. Thornton is compensated by the award of non-qualified options to purchase the Company’s Common Stock having an aggregate value of $28,000 annually, consisting of $25,000 as an annual retainer and $3,000 as annual compensation for service as Audit Committee Chairman. The number of stock options to be awarded annually will be determined utilizing acceptable modeling techniques mutually agreed upon and will be computed annually based on then-fair market value. Stock options will be exercisable at the closing price of the Company’s common stock on the exercise date and shall cover the subsequent period from July 1 to June 30 of each calendar year. The options will be exercisable for seven years. If Mr. Thornton is removed as a Director and/or the Audit Committee Chairman for cause, or if he resigns either or both positions voluntarily, the pro rata portion of the applicable options granted as compensation for such position(s) shall expire immediately upon termination for the uncompleted portion of the annual term. His ability to exercise the options is unaffected if removed without cause. In addition, Mr. Thornton will receive $1,000 payable in the Company’s Common Stock for each Board of Directors meeting attended, and $500 payable in the Company’s Common Stock for each Audit Committee meeting attended. Mr. Thornton shall additionally be reimbursed for all reasonable expenses incurred in connection with his positions as director and Audit Committee Chairman.

Cathy Sparling, the Chief Operating Officer of Arcadia Services, Inc., renewed her employment agreement with Arcadia Services, Inc. effective April 1, 2003. Ms. Sparling’s employment agreement is effective for a period of 36 months, and provides for a minimum annual base salary of $137,917. The employment agreement also entitles Ms. Sparling to bonus compensation based on the income generated by Arcadia Services, Inc. as set forth in the agreement. The employment agreement provides that either Ms. Sparling or Arcadia Services, Inc. may terminate the agreement upon thirty days prior written notice of termination for no cause, and five days prior written notice for cause. If Ms. Sparling is terminated without cause, she is entitled to one-year of severance pay in the form of continuation of base salary and benefits. The employment agreement also provides that Ms. Sparling is entitled to additional compensation upon a change in control of Arcadia Services, Inc. On May 25, 2004, the Company entered into an agreement with Cathy Sparling by which she purchased 200,000 shares of our Common Stock at $0.25 per share. The agreement provides certain registration rights for the shares of Common Stock she purchased.

Effective February 16, 2005, the Company awarded Ms. Sparling, as an incentive and not in lieu of the payment of salary or other compensation and without the payment of consideration, non-statutory options to purchase an aggregate of 100,000 shares of the Company’s common stock at an exercise price of $1.45, contingent on a method of vesting to be determined by the Company, continued employment through the occurrence of vesting, and agreement to a non-compete agreement specified by the Company as condition precedent to exercise of the options. On March 31, 2005, the Company determined that the options shall vest on May 31, 2005 (contingent on continued employment through that date and execution of a non-compete agreement specified by the Company), at which time the options shall be fully exercisable through (a) May 31, 2010 or (b) ninety (90) days following termination of employment on any basis (whether voluntarily or involuntarily, for cause or without cause, etc.), whichever event occurs first.

On January 6, 2005, the Company and Rebecca R. Irish executed an employment agreement under which Ms. Irish is appointed as the Company’s Chief Financial Officer. Under her employment agreement, Ms. Irish will be compensated by an annual base salary of $125,000, subject to discretionary increase by the Company’s Board of Directors. In its discretion, the Board of Directors may additionally provide Ms. Irish with annual cash bonus compensation. Ms. Irish’s employment is terminable at will. Should the Company end her employment other than for specified cause, Ms. Irish is entitled to severance compensation equal to one-half of her base salary then in effect. The employment agreement provides a post separation covenant-not-to compete. The Company and Ms. Irish also agreed that Ms. Irish shall be granted options to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.15. On March 31, 2005, the Company and Ms. Irish agreed that the options shall vest on May 31, 2005, at which time the options shall be fully exercisable through (a) May 31, 2010 or (b) ninety (90) days following termination of employment on any basis (whether voluntarily or involuntarily, for cause or without cause, etc.), whichever event occurs first. Additionally, to the extent she is employed by the Company as of January 10, 2005, and January 1 of 2006, 2007 and 2008, Ms. Irish shall be granted 18,750 restricted shares of the Company’s common stock as of each such date. The initial 18,750 shares related to 2005 have been issued.

On December 22, 2004, Arcadia Resources, Inc. agreed to purchase all of the outstanding shares of common stock of Beacon Respiratory Services, Inc., Beacon Respiratory Services of Alabama, Inc., Beacon Respiratory Services of Colorado, Inc., and Beacon Respiratory Services of Georgia, Inc. (collectively “Beacon”). The purchase was effective on January 1, 2005. The purchase price was $1,500,000, including the payment of certain liabilities. The purchase price is subject to increase by up to an additional $400,000 based on expected pricing changes for certain of the Company’s products and services for calendar year 2005, with any additional amounts owed being payable to the sellers by January 1, 2006. In 2005, the Company paid $983,428 in cash to Beacon’s shareholders, less $150,000 to be held by the Company to offset valid indemnification and other claims of the Company. The Company’s counsel will hold 16.33% of the Beacon shares purchased until the $150,000 (including accrued interest less any amounts disputed) is paid to sellers by January 1, 2006. On January 15, 2005, one of Beacon’s selling shareholders, Rebecca R. Irish, was issued a promissory note for $150,000, with a one-year term at 8% annual interest secured by 33% of the shares of Beacon. Principal and interest are to be paid quarterly.

* Value is calculated by subtracting the exercise price per share from the last reported market price on March 31, 2004 and multiplying the result by the number of shares subject to the option.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the shares of our Common Stock and preferred stock as of May 1, 2005 by:

o	each person we know to beneficially own more than 5% of our voting stock,

o	each director and nominee for director,

o	each of our executive officers named in the Summary Compensation Table under “Executive Compensation,” and

o	all of our directors, nominees for directors and executive officers as a group.

On May 31, 2005, there were 92,798,849 shares of our Common Stock outstanding. Except as noted, all information with respect to beneficial ownership has been furnished by the respective director, executive officer or beneficial owner of more than 5% of our Common Stock, or is based on filings with the Securities and Exchange Commission. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the Securities Exchange Act of 1934, as amended, which provides, among other things, that a person is deemed to be the beneficial owner of the Common Stock if that person, directly or indirectly, has or shares voting power or investment power with respect to such stock or has the right to acquire such ownership within sixty days. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with Securities and Exchange Commission reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of the Common Stock.

	Name and Address of	Amount and Nature of		Percent
Title of Class	Beneficial Owner	Beneficial Owner		of Class
Common Stock	John E. Elliott, II	13,380,000	(1)	14.33%
	26777 Central Park Blvd., Suite 200
	Southfield, MI 48076

Common Stock	Lawrence Kuhnert	8,920,000	(2)	9.58%
	26777 Central Park Blvd., Suite 200
	Southfield, MI 48076

Common Stock	John T. Thornton	57,338	(3)	*
	26777 Central Park Blvd., Suite 200
	Southfield, MI 48076

Common Stock	Rebecca R. Irish	168,750	(4)	*
	26777 Central Park Blvd., Suite 200
	Southfield, MI 48076

Common Stock	Cathy Sparling	300,000	(5)	*
	26777 Central Park Blvd., Suite 200
	Southfield, MI 48076

Common Stock	JANA Master Fund, Ltd.	18,677,102	(6)	19.41%
	200 Park Ave., Ste. 3900
	New York, NY 10166

Common Stock	SDS Capital Group SPC, Ltd.	7,738,674	(7)	8.30%
	53 Forest Ave., Suite 203
	Old Greenwich, CT 06870

	Name and Address of	Amount and Nature of		Percent
Title of Class	Beneficial Owner	Beneficial Owner		of Class
Common Stock	Steven Derby	11,991,964	(8)	12.42%
	53 Forest Ave., Suite 202
	Old Greenwich, CT 06870

Common Stock	North Sound Capital, LLC	6,619,742	(9)	7.09%
	53 Forest Ave., Ste. 202
	Old Greenwich, CT 06870

Common Stock	Thomas McAuley	6,619,742	(10)	7.09%
	53 Forest Ave., Ste. 202
	Old Greenwich, CT 06870

* Represents less than 1% of the outstanding stock.

(1) Includes 600,000 shares of common stock issuable upon exercise of Class A Warrants and 4.8 million shares of Common Stock held in escrow, but excludes shares in which Mr. Elliott has voting control with respect to the election of the Company’s Board of Directors pursuant to the terms of a Voting Agreement described below. All shares of Common Stock and all other voting securities, if any, owned as of May 7, 2004, or subsequently acquired by Mr. Elliott during the term of the Voting Agreement, are subject to the Voting Agreement. The Voting Agreement, during its term, is binding upon any purchaser of Common Stock and other voting securities owned by or issuable to Mr. Elliott. The Company believes that Voting Agreement will remain in effect for the foreseeable future.

(2) Includes 400,000 shares of common stock issuable upon exercise of Class A Warrants and 3.2 million shares of Common Stock held in escrow, but excludes shares in which Mr. Kuhnert has voting control with respect to the election of the Company’s Board of Directors pursuant to the terms of a Voting Agreement described below. All shares of Common Stock and all other voting securities, if any, owned as of May 7, 2004, or subsequently acquired by Mr. Kuhnert during the term of the Voting Agreement, are subject to the Voting Agreement. The Voting Agreement, during its term, is binding upon any purchaser of Common Stock and other voting securities owned by or issuable to Mr. Kuhnert. The Company believes that Voting Agreement will remain in effect for the foreseeable future.

(3) Includes 8,298 shares of the Company’s common stock and non-qualified options to purchase 49,040 shares of the Company’s common stock at $1.08 per share per the terms of Mr. Thornton’s Director Compensation Agreement for attendance at Board and Audit Committee meetings through February 28, 2005 and for his annual retainer as director and Audit Committee Chair through June 30, 2005.

(4) Includes 18,750 shares of the Company’s common stock granted as of January 10, 2005 and non-qualified options to purchase 150,000 shares of common stock at $1.15 per share, per Ms. Irish’s terms of employment with the Company. The options shall vest on May 31, 2005, at which time the options shall be fully exercisable through (a) May 31, 2010 or (b) ninety (90) days following termination of employment on any basis (whether voluntarily or involuntarily, for cause or without cause, etc.), whichever event occurs first.

(5) Includes 200,000 shares of common stock and non-statutory options to purchase 100,000 shares of the Company’s common stock at an exercise price of $1.45, contingent on continued employment through May 31, 2005, as of which date the options shall vest and execution of a non-compete agreement specified by the Company as condition precedent to exercise of the options. Upon vesting, the options shall be fully exercisable through (a) May 31, 2010 or (b) ninety (90) days following termination of employment on any basis (whether voluntarily or involuntarily, for cause or without cause, etc.), whichever event occurs first.

(6) Includes 1,200,000 shares of Common Stock issuable upon the exercise of Class A Warrants, and 39,484 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of April 30, 2005, and assumes full conversion of the principal amount of the $5,000,000, 12% subordinated convertible promissory note dated April 27, 2005 at a rate of one share per $2.25 of indebtedness, but ignores the impact of Messrs. Elliott and Kuhnert having voting control of shares of the Common Stock owned by Jana Master Fund Ltd., with respect to the election of the Company’s Board of Directors pursuant to the terms of a Voting Agreement described below. All shares of Common Stock and all other voting securities, if any, owned as of May 7, 2004, or subsequently acquired by Jana during the term of the Voting Agreement, are subject to the Voting Agreement. The Voting Agreement, during its term, is binding upon any purchaser of Common Stock and other voting securities owned by or issuable to Jana. The Company believes that Voting Agreement will remain in effect for the foreseeable future. Jana Master Fund, LTD is an account established by Jana Partners, LLC, which has sole voting and investment control over the shares, subject to the Voting Agreement described below. The principals of Jana Partners, LLC are Barry Rosenstein and Gary Claar. Jana is also the beneficial owner of two warrants (i) one for 250,000 shares of Common Stock and (ii) one for 50,000 shares of Common Stock, the terms of which are subject to limitations such that the warrants may not be exercised if doing so would result in Jana having aggregate beneficial ownership of more than 4.99% of the total issued and outstanding shares of Common Stock. These warrants were not taken into account in calculation of the beneficial ownership of Jana.

(7) Includes 138,436 shares of common stock owned by SDS Merchant Fund LP, 500,000 shares of common stock issuable upon exercise of Class A Warrants and 16,452 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of April 30, 2005, but ignores the impact of Messrs. Elliott and Kuhnert having voting control of shares of the Common Stock owned by SDS Capital Group SPC, Ltd., with respect to the election of the Company’s Board of Directors pursuant to the terms of a Voting Agreement described below. All shares of Common Stock and all other voting securities, if any, owned as of May 7, 2004, or subsequently acquired by to SDS Capital Group SPC, Ltd. during the term of the Voting Agreement, are subject to the Voting Agreement. The Voting Agreement, during its term, is binding upon any purchaser of Common Stock and other voting securities owned by or issuable to SDS Capital Group SPC, Ltd. The Company believes that Voting Agreement will remain in effect for the foreseeable future.

(8) Steven Derby shares dispositive power of 7,360,708 shares of Common Stock of the Company, as well as 500,000 shares of Common Stock issuable upon exercise of Class A Warrants and 16,452 shares Common Stock issuable upon exercise of Late Registration Warrants issuable as of April 30, 2005, in his capacity as managing member of SDS Management, LLC, the investment manager of SDS Capital Group SPC, Ltd. Derby also shares dispositive power of 1,000,000 shares of Common Stock of the Company, as well as 100,000 shares of Common Stock issuable upon the exercise of Class A Warrants, 3,290 shares of common stock issuable upon exercise of Late Registration Warrants as of April 30, 2005 and 3,150,000 shares of common stock issuable upon the exercise of Note Purchase Warrants in his capacity as a managing member of Baystar Capital Management, LLC, the general partner of Baystar Capital II, L.P. The calculation of beneficial ownership for Mr. Derby ignores the impact of Messrs. Elliott and Kuhnert having voting control of the shares of common stock owned by SDS Capital Group SPC, Ltd. and the shares of common stock owned by Bay Star II, L.P. All shares of Common Stock and all other voting securities, if any, owned as of May 7, 2004, or subsequently acquired by to SDS Capital Group SPC, Ltd. and Bay Star II, L.P. during the term of the Voting Agreement, are subject to the Voting Agreement. The Voting Agreement, during its term, is binding upon any purchaser of Common Stock and other voting securities owned by or issuable to SDS Capital Group SPC, Ltd. and Bay Star II, L.P. The Company believes that Voting Agreement will remain in effect for the foreseeable future.

(9) Includes 150,000 shares of common stock owned by North Sound Legacy Fund LLC, 2,160,000 shares of common stock owned by North Sound Legacy Institutional Fund LLC and 3,690,000 shares of common stock owned by North Sound Legacy International Ltd.; all of whom are managed by North Sound Capital LLC. Also includes 600,000 shares of common stock issuable upon exercise of Class A Warrants and 19,742 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of April 30, 2005 owned by such entities, but ignores the impact of Messrs. Elliott and Kuhnert having voting control of the shares of Common Stock owned by North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd., with respect to the election of the Company’s Board of Directors pursuant to the terms of a Voting Agreement described below. All shares of Common Stock and all other voting securities, if any, owned as of May 7, 2004, or subsequently acquired by North Sound during the term of the Voting Agreement, are subject to the Voting Agreement. The Voting Agreement, during its term, is binding upon any purchaser of Common Stock and other voting securities owned by or issuable to North Sound. The Company believes that Voting Agreement will remain in effect for the foreseeable future.

(10) The ultimate managing member of North Sound Capital LLC is Thomas McAuley. Mr. McAuley may be deemed the beneficial owner of the shares in its capacity as the managing member of North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd. (the “Funds”), whose holdings are described in footnote 9 above. As the managing member of the Funds, Mr. McAuley has voting and investment control with respect to the shares of common stock held by the Funds. All shares of Common Stock and all other voting securities, if any, owned as of May 7, 2004, or subsequently acquired by North Sound during the term of the Voting Agreement, are subject to the Voting Agreement. The Voting Agreement, during its term, is binding upon any purchaser of Common Stock and other voting securities owned by or issuable to North Sound. The Company believes that Voting Agreement will remain in effect for the foreseeable future.

On May 7, 2004, Messrs. Elliott and Kuhnert, David Bensol, Bradley Smith, Bay Star Capital II, L.P., DMG Legacy Fund LLC, DMG Legacy Institutional Fund LLC, DMG Legacy International Fund, Ltd., JANA Master Fund, Ltd., North Sound Legacy Fund, LLC, North Sound Legacy Institutional Fund, LLC, North Sound Legacy International Ltd., SDS Capital Group SPC, Ltd., SDS Merchant Fund and Web Financial Corp. entered into a voting agreement (the “Voting Agreement”). The Voting Agreement gives Messrs. Elliott and Kuhnert the right to control the vote of a sufficient number of shares of the Company’s Common Stock, in addition to their own shares, to elect a majority of the Company’s Board of Directors. The Voting Agreement will stay in effect until the earlier of (a) the date on which the combined Common Stock ownership of the Company held by Messrs. Elliott and Kuhnert is reduced to less than 10%, (b) the date on which neither Messrs. Elliott nor Kuhnert are executive officers of the Company, or (c) the expiration of the maximum period permitted by law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

John Elliott, II, Lawrence Kuhnert, and David Bensol entered into substantially similar Employment Agreements on May 7, 2004, as Chief Executive Officer, President and Chief Operating Officer, and Executive Vice President, respectively. Each agreement is for three years, automatically renewable for successive one-year periods unless terminated on three months’ prior written notice. Each officer is being paid $150,000 per annum in salary and is eligible to receive a discretionary annual bonus determined by the Board of Directors. If either Elliott, Kuhnert, or Bensol’s Employment Agreement is terminated by the Company other than for cause (as defined) or by the executive for good reason (as defined) then such executive shall receive twice his base salary. Upon a change in control, other than this transaction, if the executive is terminated by the Company other than for cause or by the executive for good reason, the executive shall receive three times his total compensation for the past year. Each executive agreed not to compete with the Company within North America for the one-year-period following termination of his employment. Mr. Bensol resigned as a director, officer and employee effective December 23, 2004.

Effective June 15, 2004, John T. Thornton was appointed to the Board of Directors of Critical Home Care, Inc. Mr. Thornton will also serve as Chairman of the Company’s Audit Committee. The other Audit Committee member is Larry Kuhnert, President and Chief Operating Officer of Critical Home Care, Inc. and a director. One position on the Audit Committee is vacant.

Mr. Thornton is compensated by the award of non-qualified options to purchase the Company’s Common Stock having an aggregate value of $28,000 annually, consisting of $25,000 as an annual retainer and $3,000 as annual compensation for service as Audit Committee Chairman. The number of stock options to be awarded annually will be determined utilizing acceptable modeling techniques mutually agreed upon and will be computed annually based on then-fair market value. Stock options will be exercisable at the closing price of the Company’s common stock on the exercise date and shall cover the subsequent period from July 1 to June 30 of each calendar year. The options will be exercisable for seven years. If Mr. Thornton is removed as a Director and/or the Audit Committee Chairman for cause, or if he resigns either or both positions voluntarily, the pro rata portion of the applicable options granted as compensation for such position(s) shall expire immediately upon termination for the uncompleted portion of the annual term. His ability to exercise the options is unaffected if removed without cause. In addition, Mr. Thornton will receive $1,000 payable in the Company’s Common Stock for each Board of Directors meeting attended, and $500 payable in the Company’s Common Stock for each Audit Committee meeting attended. Mr. Thornton shall additionally be reimbursed for all reasonable expenses incurred in connection with his positions as director and Audit Committee Chairman.

Cathy Sparling, the Chief Operating Officer of Arcadia Services, Inc., renewed her employment agreement with Arcadia Services, Inc. effective April 1, 2003. Ms. Sparling’s employment agreement is effective for a period of 36 months, and provides for a minimum annual base salary of $137,917. The employment agreement also entitles Ms. Sparling to bonus compensation based on the income generated by Arcadia Services, Inc. as set forth in the agreement. The employment agreement provides that either Ms. Sparling or Arcadia Services, Inc. may terminate the agreement upon thirty days prior written notice of termination for no cause, and five days prior written notice for cause. If Ms. Sparling is terminated without cause, she is entitled to one-year of severance pay in the form of continuation of base salary and benefits. The employment agreement also provides that Ms. Sparling is entitled to additional compensation upon a change in control of Arcadia Services, Inc. On May 25, 2004, the Company entered into an agreement with Cathy Sparling by which she purchased 200,000 shares of our Common Stock at $0.25 per share. The agreement provides certain registration rights for the shares of Common Stock she purchased.

Effective February 16, 2005, the Company awarded Ms. Sparling, as an incentive and not in lieu of the payment of salary or other compensation and without the payment of consideration, non-statutory options to purchase an aggregate of 100,000 shares of the Company’s common stock at an exercise price of $1.45, contingent on a method of vesting to be determined by the Company, continued employment through the occurrence of vesting, and agreement to a non-compete agreement specified by the Company as condition precedent to exercise of the options. On March 31, 2005, the Company determined that the options shall vest on May 31, 2005 (contingent on continued employment through that date and execution of a non-compete agreement specified by the Company), at which time the options shall be fully exercisable through (a) May 31, 2010 or (b) ninety (90) days following termination of employment on any basis (whether voluntarily or involuntarily, for cause or without cause, etc.), whichever event occurs first.

On January 6, 2005, the Company and Rebecca R. Irish executed an employment agreement under which Ms. Irish is appointed as the Company’s Chief Financial Officer. Under her employment agreement, Ms. Irish will be compensated by an annual base salary of $125,000, subject to discretionary increase by the Company’s Board of Directors. In its discretion, the Board of Directors may additionally provide Ms. Irish with annual cash bonus compensation. Ms. Irish’s employment is terminable at will. Should the Company end her employment other than for specified cause, Ms. Irish is entitled to severance compensation equal to one-half of her base salary then in effect. The employment agreement provides a post separation covenant-not-to compete. The Company and Ms. Irish also agreed that Ms. Irish shall be granted options to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.15. On March 31, 2005, the Company and Ms. Irish agreed that the options shall vest on May 31, 2005, at which time the options shall be fully exercisable through (a) May 31, 2010 or (b) ninety (90) days following termination of employment on any basis (whether voluntarily or involuntarily, for cause or without cause, etc.), whichever event occurs first. Additionally, to the extent she is employed by the Company as of January 10, 2005, and January 1 of 2006, 2007 and 2008, Ms. Irish shall be granted 18,750 restricted shares of the Company’s common stock as of each such date. The initial 18,750 shares related to 2005 have been issued.

SELLING SECURITY HOLDERS

The tables set forth below identify the selling security holders holding shares of our Common Stock and Class A Warrants.

Table of Selling Security Holders Holding Shares of Common Stock

The following table lists the selling security holders holding shares of our common stock:

				Number of Shares Owned by Selling
				Stockholder After the Offering,
Name of Selling Stockholder,	Number of Shares			Assuming the sale of all Shares of the
Position, Office or Material	Owned by Selling		Shares of Common	Common Stock Offered
Relationship	Stockholder		Stock to be Offered	Number	Percent
Elliott, II, John E., Chairman, CEO,	13,380,000	[1]	13,380,000	0	0
Director

Kuhnert, Lawrence R., Vice Chairman	8,920,000	[2]	8,920,000	0	0
of Finance, President, Treasurer COO, Director

Bensol, David,	3,769,855	[3]	662,574	3,107,281	3.35__	%

Ackley Property Management, Inc.	220,858	[4]	220,858	0	0

Bay Star Capital II, L.P.	4,254,290	[5]	4,254,290	0	0

Berchelmann, Judy Clark	330,429	[6]	330,429	0	0

Briceland, Robert J.	220,858	[7]	220,858	0	0

Bindseil, Edwin R.	883,432	[8]	883,432	0	0

Edwin R. Bindseil IRA	220,858	[9]	220,858	0	0

Marcus, Fredric	83,432	[10]	83,432	0	0

Hill, Sharon L.	176,686	[11]	176,686	0	0

JANA Master Fund, Ltd.	19,009,102	[12]	19,009,102	0	0

Kuhnert, Daniel P.	132,515	[13]	132,515	0	0

North Sound Legacy Fund, LLC	165,644	[14]	165,644	0	0

North Sound Legacy Institutional	2,385,267	[15]	2,385,267	0	0
Fund, LLC

North Sound Legacy International Ltd.	4,074,831	[16]	4,074,831	0	0

Koreen, Roger and Amy	10,429	[17]	10,429	0	0

Cooper, Sandi R. and Ira G.	10,429	[18]	10,429	0	0

SDS Capital Group SPC, Ltd.	7,743,674	[19]	7,743,674	0	0

Stanley Scholson Family	479,216	[20]	479,216	0	0
Partnership

Garchick, Stephen J., Trustee	1,162,574	[21]	1,162,574	0	0

Garchick, Stephen J.	222,222		222,222	0	0

Turk, Dale J.	220,858	[22]	220,858	0	0

Romei, Vincent A.	662,574	[23]	662,574	0	0

Warren H. Muller Trust	41,716	[24]	41,716	0	0

Web Financial Corp.	4,417,161	[25]	4,417,161	0	0

Sparling, Cathy, Chief Operating	300,000	[26]	300,000	0	0
Officer of Acradia Services, Inc.

Lakshumanan, Sundaram	300,000	[27]	300,000	0	0

Gay, Barbara	300,000	[28]	300,000	0	0

Pheaney, Phyllis	340,000	[29]	340,000	0	0

Lerner, David	1,551,119	[30]	1,551,119	0	0

				Number of Shares Owned by Selling
				Stockholder After the Offering,
Name of Selling Stockholder,	Number of Shares			Assuming the sale of all Shares of the
Position, Office or Material	Owned by Selling		Shares of Common	Common Stock Offered
Relationship	Stockholder		Stock to be Offered	Number	Percent
Katz, Alan A.	83,617	[31]	83,617	0	0

Silverstein, Leslie T.	1,062	[32]	1,062	0	0

Ninan Kiriyan	214,800	[33]	214,800	0	0

Sandgrain Securities, Inc.	624,964	[34]	624,964	0	0

DMG Legacy Fund LLC	12,549		12,549	0	0

DMG Legacy Institutional Fund LLC	116,708		116,708	0	0

DMG Legacy International Fund, Ltd	121,728		121,728	0	0

SDS Merchant Fund	138,486		138,486	0	0

Cleveland Overseas, Ltd.	350,000	[35]	350,000	0	0

Bodie, Jonathon	80,000		80,000	0	0

Hathcock, Roy	879,988		879,988	0	0

Benzine, Dale	195,422		195,422	0	0

Yonenson, Eric	125,000		125,000	0	0

KRW Plan Investment, LLC	61,766		61,766	0	0

Kerr Russell Weber Investment, LLC	181,274		181,274	0	0

Norman, Chris	232,810		232,810	0	0

Leonard, Marc	175,056		175,056	0	0

Fitzgerald, Mark	3,434,344		3,434,344	0	0

Iroquois, LP	333,333		333,333	0	0

National Financial Communications Corp.	100,000		100,000	0	0

Abraham Sabbagh Revocable Trust	15,300		15,300	0	0

Cosand, Jane E.	200		200	0	0

Bisbee, Charlotte	1,000		1,000	0	0

Hess, Marjorie, J.	1,600		1,600	0	0

Heritage TLG, Inc.	1,000		1,000	0	0

Royal Professional Services, Inc.	200		200	0	0

Cheek, Mary B.	100		100	0	0

Wood, Margaret Braren	1,000		1,000	0	0

Baxter, Tammy	100		100	0	0

Woodridge Holdings, LTD	200		200	0	0

Araiza, Timothy, J.	300		300	0	0

Cepure, Jan	200		200	0	0

Cava, Javier Galito	1,000		1,000	0	0

Piedmont Triad Staffing, Inc.	400		400	0	0

Malkin, Roger	300		300	0	0

Bigham, Shanton	50		50	0	0

Bigham, Teressa	50		50	0	0

Health Care Partners, Inc.	3,500		3,500	0	0

				Number of Shares Owned by Selling
				Stockholder After the Offering,
Name of Selling Stockholder,	Number of Shares			Assuming the sale of all Shares of the
Position, Office or Material	Owned by Selling		Shares of Common	Common Stock Offered
Relationship	Stockholder		Stock to be Offered	Number	Percent
Irish, Rebecca	168,750	[36]	168,750	0	0

Thornton, John	57,338	[37]	57,338	0	0

Nathan Company, L.L.C.	250,000		250,000	0	0

C & A Healthcare Services, Inc.	20,000		20,000	0	0

Steven Richards and Associates	75,000		75,000	0	0

Vetter, Larry	62,500		62,500	0	0

Hines, Charles	5,000		5,000	0	0

Hagan, Kevin	5,000		5,000	0	0

Haifley, James	100,000	[38]	100,000	0	0

Horack, Todd	100,000	[39]	100,000	0	0

Mounce, Sherri	100,000	[40]	100,000	0	0

Slayton, Patricia	476,190		476,190	0	0

Unger, Thomas	476,190		476,190	0	0

Silverman, Gilbert	105,821		105,821	0	0

Larkey, Dean	15,121		15,121	0	0

Frank, Brian	80,000	[41]	80,000	0	0

Feldman, Ernest and Rose	20,000	[42]	20,000	0	0

	TOTAL		82,489,067

[1]	Includes 600,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 4.8 million shares of Common Stock held in escrow. All shares of Common Stock and all other voting securities, if any, owned as of May 7, 2004, or subsequently acquired by the Selling Stockholder during the term of the Voting Agreement, are subject to the Voting Agreement. The Voting Agreement, during its term, is binding upon any purchaser of Common Stock and other voting securities owned by or issuable to the Selling Stockholder. The Company believes that the Voting Agreement will remain in effect for the foreseeable future.

[2]	Includes 400,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 3.2 million shares of Common Stock held in escrow. All shares of Common Stock and all other voting securities, if any, owned as of May 7, 2004, or subsequently acquired by the Selling Stockholder during the term of the Voting Agreement, are subject to the Voting Agreement. The Voting Agreement, during its term, is binding upon any purchaser of Common Stock and other voting securities owned by or issuable to the Selling Stockholder. The Company believes that the Voting Agreement will remain in effect for the foreseeable future.

[3]	Includes 60,000 shares of Common Stock issuable upon the exercise of Class A Warrants, 2574 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005, and 1.6 million shares of Common Stock held in escrow. All shares of Common Stock and all other voting securities, if any, owned as of May 7, 2004, or subsequently acquired by the Selling Stockholder during the term of the Voting Agreement, are subject to the Voting Agreement. The Voting Agreement, during its term, is binding upon any purchaser of Common Stock and other voting securities owned by or issuable to the Selling Stockholder. The Company believes that the Voting Agreement will remain in effect for the foreseeable future.

[4]	Includes 20,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 858 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005.

[5]	Includes 3,150,000 shares of Common Stock issuable upon the exercise of Warrants 100,000 shares of Common Stock issuable upon the exercise of Class A Warrants, and 4,290 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005.

[6]	Includes 10,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 429 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005. Includes 100,000 shares of Common Stock issuable upon the exercise of options to purchase Common Stock.

[7]	Includes 20,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 858 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005.

[8]	Includes 80,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 3,432 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005.

[9]	Includes 20,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 858 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005.

[10]	Includes 80,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 3,432 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005.

[11]	Includes 16,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 686 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005.

[12]	Includes 1,200,000 shares of Common Stock issuable upon the exercise of Class A Warrants, and 51,484 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005. Also includes 2,222,222 shares of Common Stock issuable upon the exercise of other warrants and assumes full conversion of the principal amount of $5,000,000 of the 12% subordinated convertible promissory note dated April 27, 2005 at a rate of one share per $2.25 of indebtedness. All shares of Common Stock and all other voting securities, if any, owned as of May 7, 2004, or subsequently acquired by the Selling Stockholder during the term of the Voting Agreement, are subject to the Voting Agreement. The Voting Agreement, during its term, is binding upon any purchaser of Common Stock and other voting securities owned by or issuable to the Selling Stockholder. The Company believes that the Voting Agreement will remain in effect for the foreseeable future.

[13]	Includes 12,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 515 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005.

[14]	Includes 15,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 644 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005. All shares of Common Stock and all other voting securities, if any, owned as of May 7, 2004, or subsequently acquired by the Selling Stockholder during the term of the Voting Agreement, are subject to the Voting Agreement. The Voting Agreement, during its term, is binding upon any purchaser of Common Stock and other voting securities owned by or issuable to the Selling Stockholder. The Company believes that the Voting Agreement will remain in effect for the foreseeable future.

[15]	Includes 216,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 9,267 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005. All shares of Common Stock and all other voting securities, if any, owned as of May 7, 2004, or subsequently acquired by the Selling Stockholder during the term of the Voting Agreement, are subject to the Voting Agreement. The Voting Agreement, during its term, is binding upon any purchaser of Common Stock and other voting securities owned by or issuable to the Selling Stockholder. The Company believes that the Voting Agreement will remain in effect for the foreseeable future.

[16]	Includes 369,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 15,831 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005. All shares of Common Stock and all other voting securities, if any, owned as of May 7, 2004, or subsequently acquired by the Selling Stockholder during the term of the Voting Agreement, are subject to the Voting Agreement. The Voting Agreement, during its term, is binding upon any purchaser of Common Stock and other voting securities owned by or issuable to the Selling Stockholder. The Company believes that the Voting Agreement will remain in effect for the foreseeable future.

[17]	Includes 10,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 429 shares of Common Stock issuable upon exercise of Late Registration Warrants as of May 31, 2005.

[18]	Includes 10,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 429 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005.

[19]	Includes 500,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 21,452 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005.

[20]	Includes 40,000 shares of Common Stock issuable upon the exercise of Class A Warrants, 1,716 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005, and 37,500 shares of Common Stock issuable upon exercise of stock options.

[21]	Includes 60,000 shares of Common Stock issuable upon the exercise of Class A Warrants, 2,574 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005, and 500,000 shares of Common Stock issuable upon exercise of other warrants.

[22]	Includes 20,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 858 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005.

[23]	Includes 60,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 2,574 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005.

[24]	Includes 40,000 shares of Common Stock issuable upon the exercise of Class A Warrants 1,716 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005.

[25]	Includes 400,000 shares of Common Stock issuable upon the exercise of Class A Warrants 17,161 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005. All shares of Common Stock and all other voting securities, if any, owned as of May 7, 2004, or subsequently acquired by the Selling Stockholder during the term of the Voting Agreement, are subject to the Voting Agreement. The Voting Agreement, during its term, is binding upon any purchaser of Common Stock and other voting securities owned by or issuable to the Selling Stockholder. The Company believes that the Voting Agreement will remain in effect for the foreseeable future.

[26]	Includes 100,00 shares of Common stock issuable upon the exercise of options to purchase Common Stock.

[27]	Includes 100,00 shares of Common stock issuable upon the exercise of options to purchase Common Stock.

[28]	Includes 100,00 shares of Common stock issuable upon the exercise of options to purchase Common Stock.

[29]	Includes 100,00 shares of Common stock issuable upon the exercise of options to purchase Common Stock.

[30]	Includes 1,217,388 shares of Common Stock issuable upon the exercise of Class A Warrants 53,731 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005.

[31]	Includes 60,000 shares of Common Stock issuable upon the exercise of Class A Warrants 8,495 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005.

[32]	Includes 1,062 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005. Includes 100,000 shares of Common Stock issuable upon the exercise of options to purchase Common Stock.

[33]	Includes 5,000 shares of Common Stock issuable upon the exercise of Class A Warrants 13,502 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005.

[34]	Includes 583,162 shares of Common Stock issuable upon the exercise of Class A Warrants 21,802 shares of Common Stock issuable upon exercise of Late Registration Warrants issuable as of May 31, 2005.

[35]	Includes 100,000 shares of Common Stock issuable upon the exercise of Class A Warrants. Under the terms of a Settlement Agreement with Cleveland Overseas Ltd (“COL”) dated June 16, 2004, David Bensol, Robert Rubin, and Harbor View Fund, Inc., principal shareholders of the Company, each agreed to transfer to COL 200,000 shares of Common Stock (collectively the “Settlement Shares”), and COL agreed to accept such shares in full satisfaction of a certain $150,000 Promissory Note payable to COL. As of December 10, 2004, 200,000 of the Settlement Shares remain to be transferred to COL, to the Company’s knowledge. Subsequent to the transfer of the 400,000 Settlement Shares, COL has sold 150,000 shares pursuant to Rule 144.

[36]	Includes 150,000 shares of Common Stock issuable upon the exercise of options to purchase Common Stock.

[37]	Includes 49,040 shares of Common Stock issuable upon the exercise of options to purchase Common Stock.

[38]	Includes 100,000 shares of Common Stock issuable upon the exercise of options to purchase Common Stock.

[39]	Includes 100,000 shares of Common Stock issuable upon the exercise of options to purchase Common Stock.

[40]	Includes 100,000 shares of Common Stock issuable upon the exercise of options to purchase Common Stock.

[41]	Includes 80,000 shares of Common Stock issuable upon the exercise of Class A Warrants.

[42]	Includes 20,000 shares of Common stock issuable upon the exercise of Class A Warrants.

The preceding table lists certain information, to our knowledge, with respect to the selling security holders as of May 1, 2005 follows: (i) each selling security holder’s name, (ii) the number of outstanding shares of Common Stock beneficially owned by the selling security holders prior to this offering (including all of the shares issuable upon exercise of Class A Warrants held by such shareholder and Common Stock purchase options, if any); (iii) the number of shares of Common Stock to be beneficially owned by each selling stockholder after the completion of this offering, assuming the sale of all of the shares of the Common Stock offered by each selling stockholder; and (iv) if one percent or more, the percentage of outstanding shares of Common Stock to be beneficially owned by each selling stockholder after the completion of this offering assuming the conversion and sale of all of the shares of the Common Stock offered by each selling stockholder. Except as noted, none of the selling security holders have had any position, office, or other material relationship with the Company or any of the Company’s predecessors or affiliates within the past three years.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares, as well as any shares as to which the selling stockholder has the right to acquire beneficial ownership through the exercise or conversion of any stock option, warrant, preferred stock or other right within 60 days of May 1, 2005. Notwithstanding the foregoing, the table listed below does not identify a selling security holder as the beneficial owner of shares held by another selling security holder listed in the table. Unless otherwise indicated below, to our knowledge, all selling security holders named in the table have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law and except to the extent that such voting power held by the selling security holders is subject to the terms of the Voting Agreement. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder named below.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Table of Selling Security Holders Holding Class A Warrants

The following table lists the selling security holders holding our Class A Warrants:

			Number of Warrants Owned by
	Name of Class A		Selling Stockholder After the
	Warrants Owned by		Offering, Assuming the Sale of
	Selling Stockholder	Class A Warrants	all Class A Warrants Offered
Name of Selling Stockholder	Before the Offering	to be Offered	Number	Percent

Ackley Property Management, Inc.	20,858	20,858	0	0
Bay Star Capital II, L.P.	104,290	104,290	0	0
Bensol, David	62,574	62,574	0	0
Berchelmann, Judy Clark	10,429	10,429	0	0
Briceland, Robert J	20,858	20,858	0	0
Bindseil, Edwin R	83,432	83,432	0	0
Edwin R. Bindseil IRA	20,858	20,858	0	0
Marcus, Fredric	83,432	83,432	0	0
Hill, Sharon L	16,686	16,686	0	0
JANA Master Fund, Ltd.	1,251,484	1,251,484	0	0
Kuhnert, Daniel P	12,515	12,515	0	0
North Sound Legacy Fund, LLC	15,644	15,644	0	0
North Sound Legacy Institutional Fund, LLC	225,267	225,267	0	0
North Sound Legacy International Ltd.	384,831	384,831	0	0
Koreen, Roger and Amy	10,429	10,429	0	0
Cooper, Sandi R. and Ira G	10,429	10,429	0	0
SDS Capital Group SPC, Ltd.	521,452	521,452	0	0
Stanley Scholson Family Partnership	41,716	41,716	0	0
Garchick, Stephen J	62,574	62,574	0	0
Turk, Dale J	20,858	20,858	0	0
Romei, Vincent A	62,574	62,574	0	0
Warren H. Muller Trust	41,716	41,716	0	0
Web Financial Corp.	417,161	417,161	0	0
Lerner, David	1,271,119	1,271,119	0	0

			Number of Warrants Owned by
	Name of Class A		Selling Stockholder After the
	Warrants Owned by		Offering, Assuming the Sale of
	Selling Stockholder	Class A Warrants	all Class A Warrants Offered
Name of Selling Stockholder	Before the Offering	to be Offered	Number	Percent

Katz, Alan A	68,495	68,495	0	0
Silverstein, Leslie T	1,064	1,064	0	0
Ninan Kiriyan	13,502	13,502	0	0
Sandgrain Securities, Inc.	529,964	529,964	0	0
	TOTAL	5,386,213	0	0

The preceding table lists certain information, to our knowledge, with respect to the selling security holders as of May 1, 2005 holding Class A Warrants follows: (i) each selling stockholder’s name, (ii) the number of outstanding Class A Warrants beneficially owned by the selling security holders prior to this offering; (iii) the number of Class A Warrants to be beneficially owned by each selling stockholder after the completion of this offering, assuming the sale of all of the Class A Warrants offered by each selling stockholder; and (iv) if one percent or more, the percentage of outstanding Class A Warrants to be beneficially owned by each selling stockholder after the completion of this offering. Except as noted, none of the selling security holders have had any position, office, or other material relationship with the Company or any of the Company’s predecessors or affiliates within the past three years. None of our directors and executive officers named in the summary compensation table appearing in this prospectus is the beneficial owner of any of the Class A Warrants being offered under this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated below, to our knowledge, all selling security holders named in the table have sole investment power with respect to their Class A Warrants, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder named below.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Selling Security Holders

The preceding tables identify the selling security holders holding shares of our Common Stock and Class A Warrants. We are registering our shares of Common Stock and Class A Warrants in order to permit the selling security holders to offer these shares and Class A Warrants for resale from time to time. The selling security holders may sell all, some, or none of their shares in this offering. See Plan of Distribution, below. For this reason, the amount or percentage of these shares of Common Stock and Class A Warrants that will be held by the selling security holders following the offering is unknown, except that for purposes of the tables set forth below, we assume that each selling stockholder will sell all shares of Common Stock and Class A Warrants offered by each selling stockholder, except as indicated otherwise. As of March 31, 2005, there were 90,405,362 shares of Common Stock outstanding.

Sandgrain Securities, Inc. is the only selling security holder which is a broker-dealer registered with the Commission.

Determination of Offering Price

The Company’s Common Stock is currently quoted on the OTC Bulletin Board (“OTCBB”). The offering price of $2.185 per share is based on the last reported bid and ask prices of our Common Stock on June 1, 2005 and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have a limited operating history as a public company, the price of the Common Stock is not based on past earnings, nor is the price of the Common Stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our Common Stock presently is not traded or listed on any market or securities exchange and we have not applied for listing or trading on any public market or securities exchange.

There is no established market for our Class A Warrants. The Company’s Class A Warrants are not quoted on the OTC Bulletin Board, nor are they listed on any exchange. We do not expect the Class A Warrants to be quoted on the OTC Bulletin Board or listed on any exchange. As a result, an investor may find it difficult to trade, dispose of, or to obtain accurate quotations of the price of, our Class A Warrants.

Unregistered Securities Transactions

Each of the following issuances of shares of Common Stock, Class A Warrants, other warrants and stock options were issued in private placement transactions exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D because the transactions did not involve any public offering. Except as otherwise specifically indicated below, there were no underwriters involved in these transaction and no underwriting discounts or commissions were paid.

In connection with the RKDA Merger, the Company raised $8,245,000 in a Regulation D private placement of 32,980,000 common shares at a price of $0.25 per share, which was closed on May 27, 2004 (the “2004 Private Placement”). The 2004 Private Placement also included 3,298,000 seven year Class A Warrants to purchase 3,298,000 shares of our Common Stock at an exercise price of $0.50 per share. In connection with this offering, the Company agreed to register the shares of Common Stock issued in the 2004 Private Placement and the shares of Common Stock issuable upon exercise the Class A Warrants within ninety (90) days of the of the final closing date of the offering. The Company issued 2,298,000 Class A Warrants to Sandgrain Securities, Inc. (“Sandgrain”) and certain key employees of Sandgrain for Sandgrain’s service as placement agent and advisor to the Company in connection with the 2004 Private Placement. The shares that may be issued under the Class A Warrants issued to Sandgrain are subject to the same registration rights as the other private investors under the 2004 Private Offering.

Also in connection the with the RKDA Merger, the Company issued share to John E. Elliott, II 12,780,000 shares of Company Common Stock and seven-year 600,000 Class A warrants to purchase 600,000 shares of Common Stock exercisable at $0.50 per share and issued to Lawrence R. Kuhnert 8,520,000 shares of Company Common Stock and seven-year 400,000 Class A warrants to purchase 400,000 shares of Common Stock exercisable at $0.50 per share. Also in connection the RKDA Merger, the Messrs. Elliott and Kuhnert were each granted stock options to purchase 4 million shares of Common Stock exercisable at $0.25 per share. The options vest in six tranches, provided certain adjusted EBITDA milestones are met through fiscal 2008, subject to acceleration upon certain events occurring. The options, to the extent vested, may be exercised by Messrs. Elliot and Kuhnert as long as they are employed by the Company and for one year from termination of employment for any reason.

On September 26, 2002, the Company entered into a certain Exchange Agreement under which the Company issued 18,000,000 shares of Common Stock to the former shareholders of Critical Home Care, Incorporated, a Delaware corporation (the “Delaware Corp.”), which is now a wholly-owned subsidiary of the Company, in exchange for all the issue and outstanding shares of the Delaware Corp.

On February 22, 2003, the Company entered into a certain Stock Option Agreement with the Stanley Scholsohn Family Partnership (“Scholsohn Partnership”). The Stock Option Agreement provides the Scholsohn Partnership with options to acquire 37,500 shares of the Company’s Common Stock prior February 21, 2009 at the lesser of $1.00 or amount equal to the conversion price of any new convertible debt issued by the Company within 12 months of the Stock Option Agreement. The shares issuable upon exercise of the options carry certain registration rights.

The Company sold a total of $666,000 of convertible promissory notes (the “Notes”) in a Regulation D private placement that was terminated on February 28, 2003. The Notes were convertible into Common Stock at the rate of one share for every $1.00 of Notes outstanding. At the Company’s discretion, and from November 2002 through February 2003, the Company elected to convert all such Notes into 666,000 shares of Common Stock. An additional 2,168 shares were issued as interest. The shares convertible from the Notes carried certain registration rights.

On January 28, 2004, the Company agreed to issue 210,000 shares of its Common Stock to the Rubin Family Irrevocable Trust, a lender to the Company, in consideration for numerous extensions of the maturity date of its loan. The shares of Common Stock were valued at $0.40 per share. The debt was repaid in full on March 24, 2004, and the shares were issued as of March 31, 2004.

On February 3, 2004, the Company entered into an Amended and Restated Promissory Note in the principal amount of $500,000 with Stephen Garchick, Trustee (“Garchick”) and a related Stock Option Agreement. The stock option agreement provides Garchick with ten-year options to acquire 500,000 shares of the Company’s Common Stock at $0.25 per share, with all such options vested upon grant. The shares issuable upon exercise of the options carry certain registration rights.

On March 11, 2004, the Company issued a Common Stock warrant to Jana Master Fund, LTD (“Jana”) that granted Jana the right to purchase up to 250,000 shares of Common Stock at an exercise price of $0.50 per share. The Common Stock warrant was issued to Jana in connection with a $1,500,000 loan by Jana evidenced by a promissory note dated March 16, 2004 (the “Original Note”). The shares issuable upon exercise of the warrant carry certain registration rights. The Company and Jana agreed to extend the Original Note under the terms of an Amended and Restated Note dated June 12, 2004 (the “Amended Note”). The Amended Note grants Jana the right to convert all of the outstanding principal, accrued but unpaid interest and any other amounts owing under the amended Note into shares of Common Stock (the “Conversion Shares”) at a rate of one share per $0.50 of the amount outstanding under the Amended Note. The Conversion Shares issuable to Jana carry certain registration rights. On January 11, 2005, the Company issued 533,370 shares of its common stock to Jana upon its election to convert $266,685 in principal and accrued interest payable by the Company as of December 31, 2004 into shares of the Company’s common stock. On March 31, 2005, the Company issued 2,702,026 shares of the Company’s common stock to Jana as Jana elected to convert the principal balance and accrued interest as of March 31, 2005 under the Note into shares of the Company’s common stock. The shares issued in connection with the conversion under the Note carry registration rights.

Under a Settlement Agreement dated April 21, 2004, David S. Bensol agreed to transfer 250,000 shares of his Common Stock to Global Asset Management, LLC (“Global”). Global is an affiliate of Rockwell Capital Partners, LLC (“Rockwell”) and of Vertical Capital Partners, Inc. (“Vertical”), with whom the Company had a financial consulting agreement dated November 15, 2002 and amended on April 10, 2003.

The shares were in consideration of Rockwell and Vertical canceling such agreement, and any prior agreements and the exchange of mutual general releases. The shares issued in connection with the settlement carry certain registration rights.

On May 13, 2004, David Bensol converted $150,000 of his debt into 600,000 shares of the Company’s Common Stock at $0.25 per share, plus 60,000 Class A Warrants, per a resolution of the Board of Directors dated May 4, 2004. The 600,000 shares and the 60,000 shares issuable upon the exercise of the Class A Warrants carry certain registration rights.

On May 25, 2004, the Company entered into separate agreements with certain managerial employees of Arcadia Services, Inc., Cathy Sparling, Lakshumanan Sundaram, Barbara Gay and Phyllis Pheeney, that entitled Sparling, Sundaram and Gay to each purchase 200,000 shares of Company Common Stock at $0.25 per share and Pheeney to purchase 240,000 shares of Company common stock at $0.25 per share. All of these shares carry certain registration rights.

Under the terms of a Settlement Agreement with Cleveland Overseas Ltd (“COL”) dated June 16, 2004, David Bensol, Robert Rubin, and Harbor View Fund, Inc., a principal shareholder of Critical, each agreed to transfer to COL 200,000 shares of Common Stock (collectively the “Settlement Shares”), and COL agreed accept such shares in full satisfaction of a certain $150,000 Promissory Note payable to COL. The shares carry certain registration rights.

On August 10, 2004, the Company engaged Sandgrain as a strategic and investment advisor for a period of six months. In connection with such engagement, the Company granted Sandgrain and certain of its key employees with 375,000 Class A Warrants to purchase 375,000 shares of Common Stock of the Company. Such Class A Warrants have an exercise price of $0.25 per share and are exercisable for a period of five years. The shares issuable upon exercise of the Class A Warrants carry certain registration rights.

On August 20, 2004, SSAC, LLC, a second tier wholly owned subsidiary of the Company, purchased all the issued and outstanding shares of stock of American Oxygen, Inc. of Peoria, Illinois from American Oxygen’s shareholders, Judy Berchelmann and Jonathon Bodie, in exchange for 200,000 shares of Common Stock and certain registration rights relative to such shares. American Oxygen, Inc., operating from two locations in Illinois, sells and rents durable medical equipment, including respiratory/oxygen equipment.

In connection with Eric Yonenson’s separation from employment with the Company on September 21, 2004, Mr. Yonenson was granted the option to purchase a total of 125,000 shares of Common Stock at a purchase price of $0.17 per share, and exercised the option to purchase all such shares. These shares carry registration rights.

On September 21, 2004, entered into a Promissory Note and Warrant Purchase Agreement with BayStar Capital, II, L.P. (“BayStar”), a shareholder of the Company. BayStar contemporaneously purchased from the Company a Promissory Note and a Warrant to purchase shares of the Company’s common stock. The Promissory Note is in the principal amount of $5 million and bears interest at 6% per annum, compounded quarterly. The Promissory Note is payable on or before June 21, 2005. The Company may extend the term of the Promissory Note for an additional three months, in which case the interest rate increases to 12% per annum during the three–month extension period. The Warrant permits BayStar to purchase up to 3,150,000 shares of the Company’s common stock at $0.95 per share. The Warrant expires on September 21, 2009. The shares issuable upon exercise of the Warrant carry certain registration and other rights. The fair value of the Warrant will be expensed over the term of the Promissory Note.

The Company’s second–tier, wholly–owned subsidiary, SSAC, LLC (“SSAC”), entered into an agreement on September 23, 2004 to acquire all of the outstanding common stock of Trinity Healthcare of Winston–Salem, Inc. (“Trinity”) for a purchase price of $5.4 million, payable to Trinity’s four shareholders. Two of Trinity’s selling shareholders were paid the following portions of the purchase price at closing on September 23, 2004: (a) payment of $2.5 million in cash; (b) issuance of 1,075,410 shares of the Company’s common stock with an aggregate value of $916,250; and (c) delivery of a promissory note in the aggregate principal amount of $660,740, secured by SSAC under a security agreement subordinated to SSAC’s primary lender. Trinity’s two other selling shareholders were be paid the following portions of the purchase price in January, 2005: (a) $975,510 payable in cash, subject to SSAC’s rights of recoupment/offset and the Company’s unsecured guaranty; and (b) 407,864 shares of the Company’s common stock with an aggregate value of $347,500, of which 305,898 shares with an aggregate value of $260,625 will be escrowed for one year. The escrowed shares will be subject to SSAC’s rights of recoupment/offset. Subject to recoupment/offset, the escrowed shares will be released to the two shareholders by January 15, 2006. All shares of the Company’s common stock acquired by Trinity’s selling shareholders are subject to certain registration rights. In the Stock Purchase Agreement, SSAC agreed to cause the Company to issue 150,000 shares of its common stock to certain Trinity employees (other than Trinity’s shareholders), in satisfaction of certain liabilities Trinity owed to such employees as of the closing date. On September 23, 2004, the Company issued 150,000 shares of its common stock, with an aggregate value of $127,800, to the Trinity employees.

On December 2, 2004, the Company issued a total of 144,999 shares of its common stock upon the exercise of stock options by three former employees of the Company. The aggregate consideration for these shares totaled $34,999. These shares do not carry registration rights and therefore are not being registered hereunder.

On January 18, 2005, the Company obtained a $1,500,000 loan from Jana Partners, LLC due on February 2, 2005 in exchange for warrants to purchase 50,000 shares of the Company’s common stock at $1.28 per share. This loan plus accrued interest of $15,000 was paid in full on February 4, 2005. The shares issuable upon exercise of the warrants carry registration rights.

On January 21, 2005, the Company issued a total of 243,040 shares of its common stock to two limited liability companies whose owners are certain of the members of Kerr, Russell and Weber, PLC (“KRW”), as payment for legal services in the amount of $250,000 that KRW furnished to the Company. The shares issued to the KRW limited liability companies carry registration rights.

On January 24, 2005, the Company issued a total of 407,866 shares of its common stock to two former shareholders of Trinity per the agreement by which SSAC acquired all of Trinity’s outstanding common stock on September 23, 2004, as discussed in more detail above.

Beginning February 2, 2005, the Company sold an aggregate of 5,000,000 shares of its common stock, at a price of $0.90 per share, in private transactions to investors qualifying as accredited investors as defined in Rule 501(a) of Regulation D. The Company intends to use the aggregate consideration of $4,500,000 raised from this private offering for acquisitions and new business ventures. The shares issued in this private offering carry registration rights.

On February 11, 2005, the Company issued 18,750 shares of common stock to its Chief Financial Officer, Rebecca Irish, per the terms of her employment agreement. The shares issued to Rebecca Irish carry registration rights. In connection with Ms. Irish’s Employment Agreement dated January 6, 2005, Ms. Irish was granted non-statutory options to purchase 150,000 shares of the Company’s Common Stock at an exercise price of $1.15. On March 31, 2005, the Company and Ms. Irish agreed that the options shall vest on May 31, 2005, at which time the options shall be fully exercisable through (a) May 31, 2010 or (b) ninety (90) days following the termination of employment on any basis (whether voluntarily or involuntarily, for cause or without cause, etc.), whichever event occurs first. The shares issuable upon exercise of the options carry registration rights.

On February 16, 2005, the Company awarded certain employees of Arcadia Services, Inc., as an incentives and not in lieu of a payment of salary or other compensation and without payment of consideration, non-statutory options to purchase an aggregate of 800,000 shares of Company’s Common Stock at an exercise price of $1.45 On March 31, 2005, the Company deferred that the options shall vest on May 31, 2005 (contingent upon continued employment through that date and execution of a non-compete agreements specified by the Company), at which time the options shall be fully exercisable through (a) May 31, 2010 or (b) ninety (90) days following the termination of employment on any basis (whether voluntarily or involuntarily, or cause or without cause, etc.) whichever event occurs first. The shares issuable upon exercise of the options carry registration rights.

On March 22, 2005, the Company issued 18,436 shares of common stock upon the cashless exercise of Class A Warrants, for consideration of 6,314 shares of the Company’s common stock which are accounted for by the Company as treasury shares. These shares carry registration rights.

On March 22, 2005, the Company issued to director John T. Thornton 8,298 shares of common stock and options to purchase 49,040 shares of Common Stock at $1.08 per share, per the terms of his compensation agreement for attendance at Board and Audit Committee meetings through February 28, 2005 and for his annual retainer as director and Audit Committee Chair through June 30, 2005.

On March 31, 2005, the Company issued an aggregate of 11,800 shares of common stock having an aggregate value of $14,384 to agencies and individuals affiliated with the Company as an incentive bonus, without payment of consideration by such affiliates and not in lieu of compensation payable to such affiliated persons and entities. These shares carry registration rights.

On March 31, 2005, the Company issued an aggregate of 470,000 shares of the Company’s common stock in consideration of placement agent, business finder and investor relations services furnished to the Company with an aggregate value of $380,000, recorded as a reduction in equity (paid-in capital). These shares carry registration rights.

On March 31, 2005, the Company issued an aggregate of 312,641 shares of common stock upon the cashless exercise of Class A Warrants, for consideration of 112,109 shares of the Company’s common stock which are accounted for by the Company as treasury shares. These shares carry registration rights.

On April 7, 2005, the Company issued 147,500 shares of the Company’s common stock having an aggregate value of $236,000 in connection with the purchase, through its through its Beacon Respiratory Services, Inc. subsidiary, of certain assets of United Health Care Services, Inc., a Florida corporation, Coast Home Medical, Inc., a Florida corporation, and Pharmacy 13, Inc. d/b/a “DR Pharmacy,” a Delaware corporation. The shares issued in connection with this transaction carry registration rights.

On April 27, 2005, the Company issued an aggregate of 34,234 shares of common stock upon the cashless exercise of Class A Warrants, for consideration of 17,950 shares of the Company’s common stock which are accounted for by the Company as treasury shares.

On April 25, 2005, the Company sold an aggregate of 1,212,121 shares of its common stock in a private transaction to an investor qualifying as an accredited investor as defined in Rule 501(a) of Regulation D, for aggregate consideration of $2,000,000. The shares issued in connection with this offering carry registration rights.

On April 27, 2005, the Company issued Jana Master Fund, LTD (“Jana”) a $5,000,000 Convertible Promissory Note with a term due May 1, 2006 and providing for quarterly interest payments. Under the terms of the Note, Jana may convert the outstanding balance into shares of the Company’s common stock at the rate of one (1) share of common stock per $2.25 of outstanding debt. The shares issuable upon conversion of the Note carry registration rights.

On May 1, 2005, the Company issued 1,058,201 shares of the Company’s common stock valued at $2,000,000 as payment of a portion of the purchase price of the outstanding capital stock of Home Health Professionals, Inc. acquired by Arcadia Health Services of Michigan, Inc.

On June 1, 2005, the Company issued 15,000 shares of Common Stock, valued at $32,775, to the managing member of the seller of certain assets acquired by a Company subsidiary, in consideration a non-compete agreement entered into by such managing member.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes the material terms and provisions of the indicated securities. For the complete terms of our Common Stock and preferred stock please refer to our certificate of incorporation and by-laws that we have filed with the SEC. The terms of these securities may also be affected by the Nevada general corporation law.

We are authorized to issue 150,000,000 shares of Common Stock $0.001 par value per share and 5,000,000 shares of serial preferred stock, $0.001 par value per share. As of May 31, 2005, there were 92,798,849 shares of Common Stock issued and outstanding, and no series of preferred shares designated or outstanding.

Common Stock

Voting. Except as otherwise required by law or our certificate of incorporation, including any certificate of designations for a series of preferred stock, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the corporation for the election of directors and on all matters submitted to a vote of our stockholders. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be the act of the stockholders and shall decide any question brought before such meeting, unless according to the certificate of incorporation or by-laws a greater vote is required.

Dividends. Subject to the preferential rights of the preferred stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the board of directors, out of our assets which are by law available for dividends, dividends payable in cash, property or shares of capital stock.

Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of our affairs, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the preferred stock, holders of Common Stock shall be entitled, unless otherwise provided by law or our certificate of incorporation, including any certificate of designations for a series of preferred stock, to receive all of our remaining assets of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

Other Rights and Restrictions. The outstanding shares of our Common Stock are validly issued, fully paid and nonassessable. Holders of our Common Stock do not have preemptive rights (except as described below), and they have no right to convert their Common Stock into any other securities. Our Common Stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock that are issued and outstanding or that we may issue in the future. Upon surrender to us or our transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be our duty to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon our books. Our board of directors is authorized to set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose. We are subject to N.R.S. §78.411 et seq. of the Nevada Business Corporation Law regarding business combinations with interested stockholders. See Nevada Business Corporation Laws, below.

Transfer Agent and Registrar. The transfer agent and registrar for our Common Stock is National City Bank, 629 Euclid Avenue, Suite 635, Cleveland, Ohio 44114 (216 222-2537).

Preemptive Rights

At the Company Annual meeting of Shareholders held on May 4, 2004, the Company’s stockholders voted to amend our Articles of Incorporation to make it clear that the Company’s stockholders do not have any preemptive rights arising pursuant to Sections 78.265 and 78.267 of the Nevada Revised Statutes. Preemptive rights are the rights of existing stockholders, subject to various exemptions, to subscribe for new shares of capital stock to be issued by a company increasing its issued shares, in preference to persons who are not stockholders. The Company believes it was in its best interest to adopt an amendment to the Articles of Incorporation to make it clear that the Company’s stockholders do not have any preemptive rights arising pursuant to Sections 78.265 and 78.267 of the Nevada Revised Statutes.

In connection with the RKDA Merger, Messrs. Elliott and Kuhnert were granted preemptive rights for a period of three years beginning May 7, 2004 to acquire, at fair market value, additional shares of Common Stock of the Company to maintain their percentage ownership of the Company, except they were not granted preemptive rights relative to Common Stock issuable on the exercise of stock options and warrants issued before May 7, 2004 or Common Stock and Class A Warrants issued in the Regulation D (Rule 506) Private Placement Offering described below. On May 10, 2004, the Company issued Messrs. Elliott and Kuhnert 21,300,000 shares of its Common Stock and 1,000,000 Class A Warrants to purchase 1,000,000 shares of the Company’s Common Stock at $0.50 per share within seven years. As a result, Messrs. Elliott and Kuhnert were deemed to be the beneficial owners of 22,300,000 shares of the Company’s Common Stock. As of March 31, 2005, 90,405,362 shares of Common Stock are outstanding. The 22,300,000 shares of the Company’s Common Stock of which Messrs. Elliott and Kuhnert are deemed to be the beneficial owners represent 24.4% of 91,405,362 shares of our Common Stock (i.e., 90,405,362 shares of Common Stock outstanding as of March 31, 2005 and 1,000,000 shares of our Common Stock issuable upon exercise of the Class A Warrants).

Options and Warrants

As of May 31, 2005, options to purchase 9,700,374 shares of our Common Stock were issued and outstanding. The 82,489,067 shares of Common Stock offered by the security holders under the prospectus include 1,502,790 shares of Common Stock issuable upon the exercise of options by the selling security holders.

On February 3, 2004, the Company entered into an Amended and Restated Promissory Note in the principal amount of $500,000 with Stephen Garchick, Trustee (“Garchick”) and simultaneously executed a related stock option agreement and a registration rights agreement in favor of Garchick. The stock option agreement provides Garchick with options to acquire, over ten years, 500,000 shares of the Company’s Common Stock at $0.25 per share.

On February 22, 2004, the Company granted the Stanley Scholsohn Family Partnership options to acquire 37,500 shares of Common Stock of the Company at the lesser of $1.00 or amount equal to the conversion price of any new convertible debt issued by the Company within 12 months of February 22, 2004. The options expire on February 21, 2008.

In connection with the RKDA Merger, John Elliott, II and Lawrence Kuhnert were each granted stock options to purchase 4 million shares of Common Stock exercisable at $0.25 per share. The options shall vest in six tranches provided certain adjusted EBITDA milestones are met through fiscal 2008, subject to acceleration upon certain events occurring. The options may be executed by Messrs. Elliot and Kuhnert, to the extent vested, as long as they are employed by the Company and for one year from termination if they are terminated for any reason.

All other options to purchase shares of our Common Stock, granted to date, have been issued to directors and employees of the Company and are exercisable at specified prices, subject to specified vesting periods and expiration dates.

A total of 10,211,213 warrants to purchase shares of our Common Stock are issued and outstanding as of May 31, 2005. This consists of the following:

•	5,656,000 Class A Warrants to purchase 5,656,000 shares of our Common Stock offered by the selling security holders. Each Class A Warrant entitles the holder to purchase one share of Common Stock at any time within seven years from the date of issuance at $0.50 per share. Each Class A Warrant expires at the end of the seven-year period from the date of issuance.

•	186,101 Late Registration Warrants issuable as of April 30, 2005 to owners of Class A Warrants who purchase such warrants in the May 2004 Regulation D Private Placement. These Late Registration Warrants are being issued pursuant to that certain registration rights agreement between the Company and such Regulation D investors. The Late Registration Warrant’s terms are otherwise identical to the Class A Warrants.

•	275,000 Class A. Warrants issued to Sandgrain Securities, Inc. and certain of its key employees in August of 2004. Such August 2004 Class A Warrants entitle the holder to purchase one share of Common Stock any time within seven years from the date of issuance at $0.25 per share. Each August 2004 Class A Warrant expires at the end of the five-year period from the date of issuance.

•	1,000,000 Class A Warrants to purchase 1,000,000 shares of Common Stock held by John E. Elliott, II and Lawrence R. Kuhnert. Each Class A Warrant entitles the holder to purchase one share of Common Stock at any time within seven years from the date of issuance at $0.50 per share. Each Class A Warrant expires at the end of the seven-year period.

•	A common stock warrant issued to Jana Master Fund, LTD (“Jana”) granting Jana the right to purchase up to 250,000 shares of our Common Stock at an exercise price of $.50 per share. The warrant is exercisable through March 11, 2011. The common stock warrant was issued to Jana in connection with a $1,500,000 loan Jana made to the Company on March 16, 2004.

•	A common stock warrant was issued to Cleveland Oversees Ltd., in connection with a loan in the principal amount of $150,000 evidenced by a promissory note dated February 28, 2003. The warrant grants Cleveland Overseas with the right to purchase up to 100,000 shares of our Common Stock at an exercise price equal to $0.50 per share through March 3, 2008.

•	On September 21, 2004, entered into a Promissory Note and Warrant Purchase Agreement with BayStar Capital, II, L.P. (“BayStar”), a shareholder of the Company. BayStar contemporaneously purchased from the Company a Promissory Note and a Warrant to purchase shares of the Company’s common stock. The Promissory Note is in the principal amount of $5 million and bears interest at 6% per annum, compounded quarterly. The Promissory Note is payable on or before June 21, 2005. The Company may extend the term of the Promissory Note for an additional three months, in which case the interest rate increases to 12% per annum during the three-month extension period. The Warrant permits BayStar to purchase up to 3,150,000 shares of the Company’s common stock at $0.95 per share. The Warrant expires on September 21, 2009. The shares issuable upon exercise of the Warrant carry certain registration and other rights.

•	A Common Stock Warrant issued to Jana granting Jana the right to purchase up to 50,000 shares of the Company’s Common Stock at an exercise price of $1.28 per share. The Warrant is exercisable any time within seven years from the date of issuance. The Common Stock Warrant was issued to Jana in connection with a short term $1,500,000 loan made on January 18, 2005 and repaid on February 2, 2005.

The exercise price of all common stock warrants (including Class A Warrants) and stock options is subject to adjustment upon stock dividends, splits and combinations, as well as certain anti-dilution adjustments as set forth in the common stock warrants and option agreements.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of serial preferred stock, par value $0.001. Shares of preferred stock may be issued from time to time in one or more series as may be determined by the Company’s Board of Directors. Each series shall be distinctly designated. All shares of any one series of the preferred stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional and other rights of each such series and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as otherwise provided in the Company’s Articles of Incorporation, the Board of Directors has authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of preferred stock, the designation, powers, preferences, and relative participating, optional and other rights, and the qualifications, limitations, and restrictions thereof, if any, of such series including, without limiting the generality of the foregoing, the following:

The distinctive designation of, and the number of shares of preferred stock which shall constitute, each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

The rate and times at which, and the terms and conditions upon which dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of the Company or on any series of preferred stock and whether such dividends shall be cumulative or non-cumulative;

The right, if any, of the holders of shares of the same series to convert the same into, or exchange the same for any other class or classes of the Company and the terms and conditions of such conversion or exchange;

Whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of any class or classes of stock of the Company, cash or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of the Company;

The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the stockholders, and (B) the right to vote as a series by itself or together with other series of preferred stock or together with all series of preferred stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of preferred stock or together with all series of preferred stock of a class, to elect one or more directors of the Company in the event there shall have been a default in the payment of dividends on any one or more series of preferred stock, or under such other circumstances and on such conditions as the board of directors may determine.

Nevada Business Corporation Laws

The Nevada Business Corporation Law, N.R.S. §78.378 et seq., governs the acquisition of a controlling interest. This law provides generally that any person or entity that acquires twenty (20%) percent or more of the outstanding voting shares of a Nevada corporation obtains voting rights in the acquired shares as conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of the stockholders. The articles of incorporation or bylaws of a corporation, however, may provide that the these provisions do not apply to the corporation or to an acquisition of a controlling interest. On May 4, 2004, our Board of Directors adopted an amendment to our Bylaws providing that the provisions of Nevada Revised Statutes Sections 78.378 et seq. do not apply to an acquisition of a controlling interest of shares owned, directly or indirectly, whether of record or not, now or at any time in the future, by John E. Elliott, II, Lawrence R. Kuhnert or any of the persons subject to the Voting Agreement. All other persons or entities, however, remain subject to N.R.S. §78.378 et seq., unless our articles of incorporation or bylaws are amended to exempt such persons or entities from these statutory anti-takeover provisions.

The Nevada Business Corporation Law, N.R.S. §78.411 et seq., governs combinations with interested stockholders. These provisions may have an effect of delaying or making it more difficult to effect a change in control of the Company. These provisions preclude an interested stockholder (i.e., the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of a corporation, or an affiliate or association thereof) and a resident, domestic Nevada corporation from entering into a combination (e.g., a merger, sale, lease, exchange, etc.) unless certain conditions are met. The provisions generally preclude a resident, domestic corporation from engaging in any combination with an interested stockholder for three years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder. If approval is not obtained, then after the expiration of the three-year period the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by the disinterested stockholders, or if the consideration to be paid by the interested stockholder exceeds certain thresholds set forth in the statute. We are subject to N.R.S. §78.411 et seq. of the Nevada Business Corporation Law.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock and Class A Warrants on behalf of the selling security holders identified in this prospectus. The selling security holders will act independently of us in making decisions with respect to the timing, manner, and size of each sale of the Common Stock and Class A Warrants covered by this prospectus. The Company has registered these securities pursuant to its obligations under registration rights agreements. The Company agreed to such registration rights to improve the liquidity of the securities being sold.

The distribution of shares of Common Stock by the selling security holders is not subject to any underwriting agreement. The selling security holders may, from time to time, sell all or a portion of the shares of Common Stock on any market upon which the Common Stock may be quoted, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling security holders are not obligated to sell any of their shares of our Common Stock.

The distribution of our Class A Warrants by the selling security holders is not subject to any underwriting agreement. The selling security holders may, from time to time, sell all or a portion of the Class A Warrants in privately negotiated transactions or otherwise. We do not intend to list our Class A Warrants on any exchange or quotation service. The selling security holders are not obligated to sell any of their Class A Warrants.

The shares of our Common Stock and Class A Warrants may be sold by one or more of the following methods, without limitation:

o	A block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

o	Purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

o	Ordinary brokerage transactions and transactions in which the broker solicits purchasers;

o	Through options, swaps or derivatives;

o	Privately negotiated transactions;

o	In making short sales or in transactions to cover short sales; and

o	A combination of any of the above-listed methods of sale.

In addition to the distribution of shares as outlined above, the holders of our Common Stock may sell the shares of Common Stock pursuant to Rule 144.

Sandgrain Securities, Inc., the only selling security holder which is a broker-dealer registered with the Commission, qualifies as an underwriter due to its broker-dealer registration. Any of the other selling security holders and any other broker-dealers that act in connection with the sale of shares of Common Stock and Class A Warrants offered under this prospectus may be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by these broker-dealers or any profit on the resale of the shares of Common Stock and Class A Warrants sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of Common Stock and Class A Warrants by the selling security holders against certain liabilities, including liabilities arising under the Securities Act.

The selling security holders are subject to the prospectus delivery requirements of the Securities Act.

None of the selling security holders has any outstanding loans, advances or guarantees from the Company.

LEGAL MATTERS

The validity of the Common Stock will be passed upon by Marquis & Aurbach, Attorneys at Law.

EXPERTS

Company’s Independent Auditors

The consolidated financial statements included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.

The Board of Directors and Audit Committee of Critical Home Care, Inc. adopted resolutions on June 22, 2004 dismissing Critical Home Care, Inc.‘s independent accountant, Marcum & Kliegman LLP. Marcum & Kliegman LLP was notified of its dismissal on June 30, 2004. The reports of Marcum & Kliegman LLP on the consolidated financial statements of Critical Home Care, Inc. as of September 30, 2003, and the year then ended, contained a qualified opinion as to substantial doubt about the ability of Critical Home Care, Inc. to continue as a going concern. The reports of Grassi & Co., CPAs, P.C. on the consolidated financial statements of Critical Home Care, Inc., as of September 30, 2002 and for the nine months then ended contain no adverse opinions or disclaimer of opinion and were not otherwise qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with Marcum & Kliegman LLP’s audit of the consolidated financial statements of Critical Home Care, Inc. as of September 30, 2003 and the year then ended, there has been no disagreement with Marcum & Kliegman LLP on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum & Kliegman LLP, would have caused it to make reference thereto in its report on consolidated financial statements for such period. Critical Home Care, Inc. has requested that Marcum & Kliegman LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements.

In connection with the audit by Grassi & Co., CPAs, P.C., an independent registered public accounting firm, of the consolidated financial statements of Critical Home Care, Inc as of September 30, 2002 and for the nine months then ended, there have been no disagreements with Grassi & Co., CPAs, P.C. on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grassi & Co., CPAs, P.C., would have caused it to make reference thereto in its report on consolidated financial statements for such period.

None of the events described in Regulation S-K 304(a)(1)(v) occurred during the two most recent fiscal years and the subsequent period through and including June 22, 2004.

The Board of Directors of Critical Home Care, Inc., with the approval of the Audit Committee of the Board of Directors, engaged BDO Seidman, LLP as the Company’s new independent accountants as of June 22, 2004. During the fiscal year ended on September 30, 2003, the nine months and year ended on December 31, 2002, and during the interim period ended on June 22, 2004, Critical Home Care, Inc. did not consult with BDO Seidman, LLP regarding the application of accounting principles to any specific transaction, whether completed or proposed, on the type of audit opinion that might be rendered on Critical Home Care, Inc.‘s consolidated financial statements, or on any other matter that was either the subject of a disagreement or a reportable event.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at:

     Public Reference Section
     Securities and Exchange Commission
     Room 1200
     450 Fifth Street, N.W. Washington, D.C. 20549
     Attention: Secretary

Please call the SEC at (800) SEC-0330 for further information on the operating rules and procedures for the public reference room.

We have filed with the SEC a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby. This prospectus does not contain all of the information contained in the Registration Statement. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the SEC and may be obtained upon payment of a prescribed fee or may be examined without charge at the SEC’s public reference facility in Washington D.C. or copied without charge from its website.

Our SEC filings are available to the public at no cost over the Internet at www.ArcadiaResourcesInc.com. Amendments to these filings will be posted to our website as soon as reasonably practicable after filing with the SEC. You may also request copies of any exhibits to the registration statement. Please direct your request to:

     Arcadia Resources, Inc.
     26777 Central Park Blvd., Suite 200
     Southfield, Michigan 48076
     Attention: Investor Relations (248) 352-7530

Arcadia Services, Inc.
and Subsidiaries

Consolidated Financial Statements

Years Ended March 31, 2004, 2003 and 2002

Arcadia Services, Inc. and Subsidiaries

Report of Independent Registered Public Accounting Firm

Board of Directors
Arcadia Services, Inc. and Subsidiaries
Southfield, Michigan

We have audited the accompanying consolidated balance sheets of Arcadia Services, Inc. and Subsidiaries (the Company) as of March 31, 2004, 2003 and 2002, and the related consolidated statements of income, stockholder’s equity, and cash flows for each of the three years in the period ended March 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Arcadia Services, Inc. and Subsidiaries as of March 31, 2004, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Kalamazoo, Michigan
August 26, 2004

Arcadia Services, Inc. and Subsidiaries

Consolidated Balance Sheets

March 31,	2004	2003	2002

Assets (Note 3)

Current Assets
Accounts receivable, net of allowance of $780,000, $754,000 and $515,000	$13,478,381	$12,183,483	$12,464,991
Prepaid expenses and other current assets	133,547	141,070	33,306

Total Current Assets	13,611,928	12,324,553	12,498,297

Other Assets
Goodwill	3,589,191	2,655,607	2,557,780
Furniture and fixtures, net of accumulated depreciation of $774, $53,422 and $25,674	2,011	18,871	37,784

Total Other Assets	3,591,202	2,674,478	2,595,564

	$17,203,130	$14,999,031	$15,093,861

Arcadia Services, Inc. and Subsidiaries

Consolidated Balance Sheets

(CONTINUED)

March 31,	2004	2003	2002

Liabilities and Stockholder’s Equity

Current Liabilities
Checks issued against future deposits	$1,116,143	$155,371	$561,815
Accounts payable	—	88,733	65,159
Accrued expenses
Compensation and related taxes	1,573,267	1,586,878	1,837,205
Commissions	470,326	340,572	275,116
Other	239,489	136,390	309,925
Due to related parties (Note 1)	1,143,804	1,142,901	1,194,840

Total Current Liabilities	4,543,029	3,450,845	4,244,060

Due to Related Parties (Note 1)	429,829	1,916	112,490

Total Liabilities	4,972,858	3,452,761	4,356,550

Commitments and Contingencies (Note 3)

Stockholder’s Equity
Common stock — $.001 par value; 5,000,000 shares authorized; 947,636 issued and outstanding	948	948	948
Additional paid-in capital	7,627,047	7,627,047	7,627,047
Retained earnings	15,233,460	11,501,507	7,217,989
Due from stockholder (Note 1)	(10,631,183)	(7,583,232)	(4,108,673)

Total Stockholder’s Equity	12,230,272	11,546,270	10,737,311

	$17,203,130	$14,999,031	$15,093,861

See accompanying summary of accounting policies and notes to consolidated financial statements.

Arcadia Services, Inc. and Subsidiaries

Consolidated Statements of Income

Year Ended March 31,	2004	2003	2002

Sales	$78,359,328	$76,276,043	$75,847,717

Cost of Sales	56,204,880	53,822,198	53,133,592

Gross Profit	22,154,448	22,453,845	22,714,125

General and Administrative Expenses	18,424,484	18,171,739	18,824,124

Operating Income	3,729,964	4,282,106	3,890,001

Interest Income	1,989	1,412	4,214

Net Income	$3,731,953	$4,283,518	$3,894,215
Net Income per Share-Basic and Diluted	$3.94	$4.52	$4.11

Weighted Average Number of Shares (in thousands)-Basic and Diluted	948	948	948

See accompanying summary of accounting policies and notes to consolidated financial statements.

Arcadia Services, Inc. and Subsidiaries

Consolidated Statements of Stockholder’s Equity
Years Ended March 31, 2004, 2003 and 2002

			Additional		Due	Total
	Common Stock		Paid-In	Retained	From	Stockholder’s
	Shares	Amount	Capital	Earnings	Stockholder	Equity

Balance, April 1, 2001	947,636	$948	$7,627,047	$3,323,774	$1,092,789	$12,044,558

Net advances during the year	—	—	—	—	(5,201,462)	(5,201,462)

Net income for the year	—	—	—	3,894,215	—	3,894,215

Balance, March 31, 2002	947,636	948	7,627,047	7,217,989	(4,108,673)	10,737,311

Net advances during the year	—	—	—	—	(3,474,559)	(3,474,559)

Net income for the year	—	—		4,283,518	—	4,283,518

Balance, March 31, 2003	947,636	948	7,627,047	11,501,507	(7,583,232)	11,546,270

Net advances during the year	—	—	—	—	(3,047,951)	(3,047,951)

Net income for the year	—	—		3,731,953	—	3,731,953

Balance, March 31, 2004	947,636	$948	$7,627,047	$15,233,460	$(10,631,183)	$12,230,272

See accompanying summary of accounting policies and notes to consolidated financial statements.

Arcadia Services, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Year Ended March 31,	2004	2003	2002

Cash Flows From Operating Activities
Net income	$3,731,953	$4,283,518	$3,894,215
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	17,333	22,380	433,705
Bad debt expense	26,784	238,840	284,636
Changes in assets and liabilities
Accounts receivable	(1,321,682)	42,668	1,058,644
Prepaid expenses and other current assets	7,523	(107,692)	12,920
Accounts payable	(88,733)	23,574	(28,085)
Accrued expenses	219,242	(687,040)	72,589
Due to related parties	(145,614)	(162,514)	143,783

Net Cash Provided By Operating Activities	2,446,806	3,653,734	5,872,407

Cash Flows From Investing Activities
Purchases of businesses	(359,154)	(97,827)	(99,264)
Increase in due from stockholder	(3,047,951)	(3,474,559)	(5,201,461)
Purchase of furniture and fixtures	(473)	(3,467)	—

Net Cash Used In Investing Activities	(3,407,578)	(3,575,853)	(5,300,725)

Net Cash Provided By (Used In) Financing Activities
Checks issued against future deposits	960,772	(77,881)	(571,682)

Net Change In Cash	—	—	—

Cash, beginning of year	—	—	—

Cash, end of year	$—	$—	$—

Non-Cash Transactions
Related party payable recorded as part of purchase price of acquired businesses	$574,430	$—	$—

Supplemental Disclosures of Cash Flow Information
Cash received during the year for interest	$1,989	$1,412	$4,214

See accompanying summary of accounting policies and notes to consolidated financial statements.

Arcadia Services, Inc. and Subsidiaries

Summary of Accounting Policies

Business and Operations	Arcadia Services, Inc. and it subsidiaries are a national provider of medical staffing services, including home healthcare, medical staffing, light industrial, clerical and technical staffing services. Based in Southfield, Michigan, Arcadia provides its staffing services through a network of affiliate offices and Company-owned offices throughout the United States. These services are generally paid for by the clients themselves, insurance companies or by state Medicaid waiver programs. Typically, Arcadia uses registered nurses, licensed practical nurses, certified nursing assistants, personal care attendants, home health aides and homemakers and companions to service these clients.

Principles of Consolidation	The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation

Earnings (Loss) per Share	The Company follows SFAS No. 128, “Earnings Per Share” (“EPS”) for computing and presenting earnings (loss) per share, which requires among other things dual presentation of basic and diluted earnings (loss) per share on the face of the statement of income. Basic EPS is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities, or other contracts to issue common stock, were exercised or converted into common stock. Outstanding stock options to acquire common shares, and outstanding warrants to acquire common shares, have not been considered in the computation of dilutive loss per share since their effect would be antidilutive.

Use of Estimates	The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Related Business Entities	The Company is a wholly owned subsidiary. These financial statements do not include any other related business entities that are under common ownership or in which the stockholder has a direct or indirect controlling financial interest.

See accompanying notes to financial statements.

(1) Loss per share since their effect would be antidiluted

Arcadia Services, Inc. and Subsidiaries

Summary of Accounting Policies

Allowance for Doubtful Accounts	The Company records an allowance for doubtful accounts based on specifically identified amounts the Company believes to be uncollectible. The Company also records an additional allowance based on certain percentages of aged receivables, which is determined based on historical experience and an assessment of the general financial conditions affecting the customer base. If actual collection experience changes, revisions to the allowance may be required. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customer’s credit worthiness or other matters affecting the collectibility of amounts due from such customers, could have a material effect on the results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Revenue Recognition	The Company recognizes revenues as services are provided.

Furniture and Fixtures and Depreciation	The Company’s policy is to depreciate or amortize property and equipment over the estimated useful lives of the assets (3-15 years) by use of the straight-line method.

Goodwill	Goodwill represents the excess of purchase price over net assets of businesses acquired. Prior to January 1, 2002, Goodwill was amortized on the straight-line method over periods ranging from seven to fifteen years. Effective January 1, 2002, the Company adopted SFAS No. 142, “ Goodwill and Other Intangible Assets,” accordingly, amortization of goodwill ceased. Goodwill is now tested for impairment annually by comparing the fair value of each reporting unit to its carrying value. Amortization expense of approximately $400,000 was recognized during the year ended March 31, 2002.

Taxes on Income	The Company has elected to be treated as an S-corporation for federal income tax purposes. Therefore, no federal or state income tax expense has been included in the accompanying financial statements.

Reclassifications	Certain prior year amounts have been reclassified to conform with current year presentation.

See accompanying notes to financial statements.

Arcadia Services, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1.	Related Party Transactions	The Company had $10,631,183, $7,583,232 and $4,108,673 due from its stockholder at March 31, 2004, 2003 and 2002, respectively. The receivables are a result of advances to the stockholder for corporate operating purposes. Due to the nature of the advances they have been classified as contra equity.

The Company had net accounts payable to related parties of $1,573,633, $1,144,817 and $1,307,330 at March 31, 2004, 2003 and 2002, respectively. The payables are primarily a result of holdbacks from affiliated entities for commissions payable once the related receivables have been collected.

From time to time, the Company acquires businesses throughout the country in order to establish affiliate offices in those markets. During the years ended March 31, 2004, 2003 and 2002, the Company acquired 5, 2 and 2 businesses, respectively. Total cash payments for these affiliates, contingent upon certain purchase price adjustments, is approximately $942,000, $123,000 and $111,000, respectively. The Company has recorded amounts to be paid to affiliates as consideration for the purchase of the affiliate business, contingent on the affiliate reaching certain margin targets. A portion of the payables has been classified as long-term based on anticipated payment. The majority of purchase price is allocated to goodwill since the acquired affiliates have few identifiable tangible assets. The primary purpose for acquiring the affiliates is to increase revenues and market share and provide additional operating cash flow.

2.	Operating Leases	The Company leases office space under several operating lease agreements, which expire through 2008. Rent expense relating to these leases amounted to approximately $564,000, $479,000 and $464,000 for the years ended March 31, 2004, 2003 and 2004, respectively.

The following is a schedule of approximate future minimum rental payments, exclusive of real estate taxes and other operating expenses, required under operating leases that have initial or remaining noncancelable lease terms in excess of one year.

Year Ending March 31,	Amount
2005	$386,000
2006	319,000
2007	306,000
2008	274,000

Total	$1,285,000

3.	Commitments and Contingencies	The Company is involved in various litigation incident to its business at March 31, 2004. Management’s opinion is that the outcome of such litigation will not have a material adverse effect on the Company’s consolidated financial position, and that the outcome of such litigation will not have a material adverse effect on liquidity and operating results.

At March 31, 2004, the parent has a credit facility with a bank. Certain borrowings under the commitment are limited to eligible accounts receivable. Borrowings are collateralized by essentially all assets of the Company.

The Company has entered into an employment agreement with a key employee. The agreement extends through March 2006. The agreement provides for compensation, specific employee benefits and has a clause for a change in control.

4.	Employee Benefit Plan	The Company participates in its parent’s 401(k) Plan which allows Company employees to defer a percentage of compensation up to defined limitations. The Plan allows for certain discretionary employer contributions. The Company made no contributions on the employees’ behalf for each of the years ended March 31, 2004, 2003 and 2002.

5.	Goodwill	Effective January 1, 2002, the Company adopted SFAS No. 141 and SFAS No. 142. During 2002, the Company completed its transitional goodwill impairment test. There were no reporting units where the carrying value exceeded the fair value of their net assets including goodwill.

The Company’s previous business combinations were accounted for using the purchase method. As a result of such combinations, the Company has recognized goodwill, which, in the aggregate, totaled approximately $3,589,000 at March 31, 2004. Goodwill amortization totaled approximately $400,000 for the year ended March 31, 2002.

The following represents a reconciliation of the reported net income to the adjusted net income for the year ended March 31, 2002, which excludes goodwill amortization, net of income tax expense:.

Reported Net Income	$3,894,215
Goodwill Amortization	399,206

Adjusted Net Income	$4,293,421

Per Share Amounts - Basic and Diluted:
Reported Earnings per share	$4.11
Goodwill Amortization	.42

Adjusted Earnings per share	$4.53

6.	Subsequent Event	On May 7, 2004, the sole stockholder sold its shares of Arcadia to RKDA, Inc.

Interim Financial Statements

     The consolidated financial statements included herein reflect all adjustments, consisting only of normal recurring items, which, in the opinion of management, are necessary to present a fair statement of the results for the interim periods presented.

     The results for interim periods are not necessarily indicative of trends or results to be expected for a full year. The “Predecessor” entity is Arcadia Services, Inc. and its subsidiaries presented on a consolidated basis, and the “Successor” entity is the combined company resulting from the RKDA reverse merger and the Post-merger Acquisitions. Results for the period from April 1, 2004 to May 9, 2004 and for the nine months ended December 31, 2004 are those of Arcadia Services, Inc. and its subsidiaries presented on a consolidated basis (i.e., the Predecessor entity). Results for the period from May 10, 2004 to December 31, 2004 are those of the combined Company resulting from the RKDA merger and the Post-merger Acquisitions, presented on a consolidated basis (i.e., the Successor entity).

Arcadia Resources, Inc.
Consolidated Balance Sheet
(Unaudited)

	Successor	Predecessor
	December 31,	March 31,
	2004	2004

Assets

Current Assets
Cash	$633,108	$—
Accounts receivable, net of allowance of $1,782,000 and $848,000, respectively	20,838,431	13,478,381
Inventory	583,122	—
Prepaid expenses and other current assets	539,898	133,547
Prepaid workers’ compensation insurance	2,041,273	—
Deferred income tax	683,000	—

Total Current Assets	25,318,832	13,611,928

Fixed Assets
Equipment	1,167,108	—
Software	56,212	61,619
Furniture and Fixture	254,960	6,251
Leasehold improvements	146,131	7,208

	1,624,411	75,078
Accumulated depreciation and amortization	(559,641)	(73,067)

Net Fixed Assets	1,064,770	2,011

Other Assets
Goodwill	28,003,763	3,589,191
Deferred income tax	90,000	—
Deferred financing costs, net of accumulated amortization of $17,000	53,591	—

Total Other Assets	28,147,354	3,589,191

	$54,530,956	$17,203,130

	Successor	Predecessor
	December 31,	March 31,
	2004	2004

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and Checks issued against future deposits	$1,362,026	$1,116,143
Accrued expenses:

Compensation and related taxes	2,345,130	1,573,267
Commissions	540,587	470,326
Other	870,037	239,489
Accrued Interest	175,068	—
Long-term debt, current portion	7,784,327	—
Line of credit, current portion	1,200,000	—
Payable to affiliated agencies, current portion	1,291,262	1,143,804

Total Current Liabilities	15,568,437	4,543,029

Long-Term Debt, Less Current Portion	783,560	—
Line of Credit, Less Current Portion	14,434,304	—
Payable to Affiliate, Less Current Portion	543,334	429,829

Total Liabilities	31,329,635	4,972,858

Commitments and Contingencies

Stockholders’ Equity
Common stock $.001 par value, 150,000,000 shares authorized, 81,127,130 and 947,636 shares issued and outstanding (Successor), respectively	81,127	948
Additional paid–in capital	24,115,384	7,627,047
Retained earnings (accumulated deficit)	(995,190)	4,602,277

Total Stockholders’ Equity	23,201,321	12,230,272

	$54,530,956	$17,203,130

Arcadia Resources, Inc.
Consolidated Statements of Operations
(Unaudited)

	Successor	Predecessor
	Three Months	Three Months
	Ended	Ended
	December 31, 2004*	December 31, 2003*

Net Sales	$28,090,534	$19,869,947
Cost of Sales	23,048,896	16,848,818

Gross Profit	5,041,638	3,021,129
General and Administrative Expenses	4,707,090	2,061,420
Depreciation and Amortization	133,883	5,655

Operating Income	200,665	954,054

Other Expenses (Income)
Other Expense (Income)	(16,625)
Interest Expense, Net	315,267	—
Amortization of Debt Discount	525,141	—

Total Other Expenses	823,783	—

Net Income (Loss) Before Income Tax Benefit	(623,118)	954,054

Income Tax Expense	95,114	—

Net Income (Loss)	$(718,232)	$954,054

Unaudited pro forma amounts to reflect pro forma
Income Taxes from tax status change		324,378
Pro Forma Income After Income Tax from tax status change		629,676

Income (Loss) Per Share:
Basic	$(0.01)	$1.01
Diluted	$(0.01)	$1.01
Proforma Income Per Share:
Basic		$0.66
Diluted		$0.66

Weighted average number of shares (in thousands):

Basic	68,494	948
Diluted	68,494	948

Arcadia Resources, Inc.
Consolidated Statements of Operations
(Unaudited)

	Successor*	Predecessor*
	Period from	Period From
	May 10, 2004	April 1, 2004	Nine Months
	To	To	Ended
	December 31, 2004	May 9, 2004	December 31, 2003

Net Sales	$67,223,593	$9,486,601	$57,633,769
Cost of Sales	56,196,566	8,120,463	48,935,269

Gross Profit	11,027,027	1,366,138	8,698,500
General and Administrative Expenses	10,320,389	886,916	5,942,404
Depreciation and Amortization	221,328	—	17,100

Operating Income	485,310	479,222	2,738,996
Other Expenses
Impairment of Goodwill	—	16,055	—
Other Income	(16,625)
Interest Expense, Net	712,279	—	—
Amortization of Debt Discount	682,593	—	—

Total Other Expenses	1,378,247	16,055	—

Net Income (Loss) Before Income Tax Expense (Benefit)	(892,937)	463,167	2,738,996

Income Tax Expense	102,253	—	—

Net Income (Loss)	$(995,190)	$463,167	$2,738,996

Unaudited pro forma amounts to reflect pro forma
Income Taxes from tax status change		158,000	931,259
Pro Forma Income After Income Tax from tax status change		305,167	1,807,737

Income (Loss) Per Share:
Basic	$(0.01)	$0.49	$2.89
Diluted	$(0.01)	$0.49	$2.89
Proforma Income Per Share:
Basic	—	$0.32	$1.91
Diluted	—	$0.32	$1.91

Weighted average number of shares (in thousands):

Basic	68,460	948	948
Diluted	68,460	948	948

Arcadia Resources, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Successor*	Predecessor*
	Period
	From	Period from	Predecessor
	May 10, 2004	April 1, 2004	Nine Months
	To	To	Ended
	December 31, 2004	May 9, 2004	December 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(995,190)	$463,167	$2,738,996
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for bad debts	459,595	42,192	410,000
Loss on disposition of asset	89,810	—	—
Depreciation and amortization	221,328	77	16,627
Amortization of debt discount and deferred financing costs	682,593	—	—
Investments write off	—	16,055	—
Changes in operating assets and liabilities:
Accounts receivable	(3,675,988)	(692,193)	(2,301,461)
Inventory	(175,769)	—	—
Prepaid expenses and other current assets	(2,202,874)	27,903	17,477
Checks issued against future deposits	(850,125)	(314,025)	94,160
Accounts payable	193,352	42,823	(94,871)
Accrued expenses and other current liabilities	166,523	(301,999)	3,922,187
Due to affiliated agencies	(377,952)	170,915	(58,492)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(6,464,697)	(545,085)	4,744,623
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of businesses	(3,745,697)	(157,500)	(363,584)
Purchases of property and equipment	(104,182)	—	—
Proceeds from sale of asset	1,779	—	—

NET CASH USED IN INVESTING ACTIVITIES	(3,848,100)	(157,500)	(363,584)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	6,455,359	—	—
Net drawings on line of credit	4,261,616
Payment of long–term debt	(629,505)	—	—
Advances (dividends) from stockholder	—	702,585	(4,381,039)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	10,087,470	702,585	(4,381,039)

NET DECREASE IN CASH AND EQUIVALENTS	$(225,327)	—	—
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$858,435	—	—
CASH AND CASH EQUIVALENTS, END OF PERIOD	$633,108	—	—
Supplementary information:
Cash paid during the period for –
Interest	$537,211	—	—
Taxes	$190,014	—	—
Non cash investing activities –
Issuance of common stock for the purchase of Trinity Healthcare, Inc. and American Oxygen, Inc.	$1,143,000	—	—
Non cash financing activities –
Debt issue discount	$1,507,600	—	—
Forgiveness of note payable	$554,000	—	—
Payment of note installment with common stock	$266,685	—	—

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying unaudited consolidated financial statements as of and for the periods ended December 31, 2004 and 2003, have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America. These interim financial statements include all adjustments which management considers necessary to make the financial statements not misleading. The results of operations for the three months ended December 31, 2004 and for the period May 10, 2004 through December 31, 2004 are not necessarily indicative of results that may be expected for any other interim period or for the remainder of the year.

     The unaudited consolidated financial statements as of December 31, 2004 and for the three months ended December 31, 2004 and for the period from May 10, 2004 to December 31, 2004, include the accounts of Arcadia Resources, Inc. and its wholly owned subsidiaries (collectively referred to as “Arcadia” or the “Company”). The balance sheet as of March 31, 2004 and the statements of income for the period from April 1, 2004 to May 9, 2004, and for the three months and the nine months ended December 31, 2003, include the accounts of Arcadia Services, Inc. (“Arcadia Services” or “Predecessor”) and subsidiaries prior to the effect of the acquisition and merger described in Note 4. All significant intercompany balances and transactions have been eliminated in consolidation.

MERGER, RECAPITALIZATION AND CHANGE IN REGISTRANT NAME

     Effective May 10, 2004, CHC Sub, Inc., a wholly-owned subsidiary of the Company, merged with and into RKDA, Inc. (“RKDA”), a recently formed Michigan corporation, (the “RKDA Merger”). RKDA’s assets consist of all of the capital stock of Arcadia Services and the membership interest of SSAC, LLC d/b/a Arcadia Rx. RKDA acquired Arcadia Services on May 7, 2004 pursuant to a Stock Purchase Agreement by and among RKDA, Arcadia Services, Addus HealthCare, Inc. (“Addus”), and the principal stockholder of Addus (the “Arcadia Services Acquisition”). For descriptions of the terms of the RKDA Merger and the Arcadia Services Acquisition, please refer to the Form 8–K filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2004, as amended by Form 8–K/A filed with the Commission on July 23, 2004. The transaction between RKDA and Arcadia was considered a reverse merger, and RKDA will be considered the acquirer of the Company for accounting purposes.

     Effective November 16, 2004, Critical Home Care, Inc. changed its name to Arcadia Resources, Inc. and its stock symbol to OTC Bulletin Board: ACDI. The name change has been reflected herein as all references to Critical Home Care, Inc. are now indicated as Arcadia Resources, Inc., Arcadia or the Company. The change presents a new identity for the Company and encompasses the Company’s expanded lines of business and broadened strategic focus. References to Arcadia Services are to the Company’s wholly-owned subsidiary, Arcadia Services, Inc.

     This report should be read in conjunction with Consolidated Financial Statements of Arcadia Services, Inc. and Subsidiaries for the Years Ended March 31, 2004 and 2003, included in the Form 8–K/A filed with the Commission on July 23, 2004 as Critical Home Care, Inc.

NOTE 2 – DESCRIPTION OF BUSINESS

     Arcadia is incorporated in Nevada and based in Southfield, Michigan. The Company is a national provider of staffing and home care services, durable medical equipment and mail-order pharmaceuticals. The Company provides staffing by both medically-trained personnel and non-medical personnel. The Company’s medical staffing service includes registered nurses, travel nurses, licensed practical nurses, certified nursing assistants, respiratory therapists and medical assistants. The non–medical staffing service includes light industrial, clerical, and technical personnel. The home care services include personal care aides, home care aides, homemakers, companions, physical therapists, occupational therapists, speech pathologists and medical social workers. The Company markets and sells surgical supplies, orthotic and prosthetic products and durable medical equipment, such as wheelchairs and hospital beds and also provides oxygen and other respiratory therapy services and equipment. The Company provides staffing to institutions and facilities as well as providing staffing and other services and products to patients directly in the home. These services are contractually agreed upon with institutional and facilities clients and billed directly to the respective entity or other payor sources as determined and verified prior to the provision of the services. When providing services and products to patients in the home, the arrangements are determined case by case in advance of delivery, generally on a month to month basis, and are paid for by the clients directly or by their insurers, including commercial insurance companies, Medicare and state-based Medicaid programs.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation – The unaudited consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

     Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue Recognition – Revenues for services are recorded in the period the services are rendered at rates established contractually or by other agreement made with the institution or patient prior to the services being delivered. Revenues for products are recorded in the period delivered based on rental or sales prices established with the client or their insurer prior to delivery. Insurance entities generally determine their pricing schedules based on the regional usual and customary charges or based on contractual arrangements with their insureds. Federally-based Medicare and state-based Medicaid programs publish their pricing schedules periodically for covered products and services. Revenues are recorded based on the expected amount to be realized by the Company.

     Allowance for Doubtful Accounts – The Company reviews all accounts receivable balances and provides for an allowance for uncollectible accounts based on historical analysis of its records. The analysis is based on patient and institutional client payment histories, the aging of the accounts receivable, and specific review of patient and institutional client records. Items greater than one year old are fully reserved. As actual collection experience changes, revisions to the allowance may be required. Any unanticipated change in customers’ credit worthiness or other matters affecting the collectibility of amounts due from such customers, could have a material effect on the results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

     Inventories – Inventories are valued at acquisition cost utilizing the first in, first out (FIFO) method. Inventories include products and supplies held for sale at the Company’s individual locations. The home care and pharmacy operations of the Company possess the majority of the inventory. Inventories are evaluated at least annually for obsolescence and shrinkage.

     Fixed Assets and Depreciation – Fixed assets are valued at acquisition cost and depreciated or amortized over the estimated useful lives of the assets (3–15 years) by use of the straight–line method. The majority of the Company’s fixed assets include equipment held for rental to patients in the home.

     Goodwill – Goodwill represents the excess of purchase price over net assets of businesses acquired. The Company follows Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” Accordingly, goodwill is not amortized but is tested for impairment annually in the fourth quarter, and between annual tests in certain circumstances. The estimates associated with the goodwill impairment test are considered critical due to judgment required in determining fair value amounts, including projected discounted future cash flows. Changes in these estimates may result in the recognition of an impairment loss.

     Impairment of Long–Lived Assets – The Company reviews its long–lived assets for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable. To determine if impairment exists, the Company compares the estimated future undiscounted cash flows from the related long–lived assets to the net carrying amount of such assets. Once it has been determined that an impairment exists, the carrying value of the asset is adjusted to fair value. Factors considered in the determination of fair value include current operating results, trends and the present value of estimated expected discounted future cash flows.

     Earnings (Loss) Per Share – Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities, or other contracts to issue common stock, were exercised or converted into shares of common stock. Outstanding stock options and warrants to acquire shares of common stock have not been considered in the computation of dilutive loss per share since their effect would be antidilutive.

     Income Taxes – Income taxes are accounted for under the asset and liability method. Accordingly, deferred tax assets and liabilities are recognized currently for the future tax consequences attributable to the temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets if it is more likely than not that such assets will not be realized.

     The Company considers all available evidence, both positive and negative, to determine whether, based on the weight of that evidence, a valuation allowance is needed for some portion or all of a net deferred tax asset. Judgment is used in considering the relative impact of negative and positive evidence. In arriving at these judgments, the weight given to the potential effect of negative and positive evidence is commensurate with the extent to which it can be objectively verified. The Company records a valuation allowance to reduce deferred tax assets and reviews the amount of such allowance annually. When the Company determines certain deferred tax assets are more likely than not to be utilized, the Company will reduce the valuation allowance accordingly.

     Prior to May 10, 2004, Arcadia Services elected to be taxed as a Subchapter S corporation with the individual shareholders reporting their respective share of income on their income tax return. Accordingly, the Company has no deferred tax assets or liabilities recorded in prior periods.

     The Company has provided a valuation allowance for the deferred tax assets related to the approximate $2,300,000 net operating loss (NOL) carryforwards of Arcadia, expiring through 2024. Internal Revenue Code Section 382 rules limit the utilization of NOLs upon a change in control of a company. It has been determined that a change in control has taken place, therefore, utilization of the Company’s NOLs will be subject to limitations in future periods, which could have an effect of eliminating substantially all the future income tax benefits of the NOL’s. Tax benefits from the utilization of NOL carryforwards will be recorded at such time and to such extent, they are more likely than not to be realized.

Stock Based Compensation

The Company accounts for its stock option plan under SFAS No. 123, “Accounting for Stock Based Compensation”. As permitted by SFAS No. 123, the Company continues to apply the Accounting Principles Board Opinion No. 25, “Accounting for stock Issued to Employees.” As required to be disclosed under SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure – an amendment of SFAS No. 123”, the following table presents pro forma net loss and basic and diluted loss per share as if the fair value-based method had been applied to all awards.

	For the Three	For the Three
	Months Ended	Months Ended
	December 31, 2004	December 31, 2003
Net income (loss) as reported	$(718,232)	$954,054

Less: Total stock-based employee compensation expense determined under the fair value method, net of related tax effects	(3,000)	—

Pro Forma net income (loss)	$(721,232)	$954,054

Net income (loss) per share:
Basic and diluted income per share as reported	$(0.01)	$1.01
Pro Forma basic and diluted income per share	$(0.01)	$1.01

	Successor	Predecessor
	For the Period	For the Nine
	Ended	Months Ended
	December 31, 2004	December 31, 2003
Net income (loss) as reported	$(995,190)	$2,738,996

Less: Total stock-based employee compensation expense determined under the fair value method, net of related tax effects	(9,000)	—

Pro Forma net income (loss)	$(1,004,190)	$2,738,996

Net income (loss) per share:
Basic and diluted income per share as reported	$(0.01)	$2.89
Pro Forma basic and diluted income per share	$(0.01)	$2.89

NOTE 4 – MERGER TRANSACTION

     Effective May 10, 2004, CHC Sub, Inc., a wholly-owned subsidiary of Arcadia Resources, Inc., merged with and into RKDA, Inc. (“RKDA”), a recently-formed Michigan corporation. RKDA was formerly owed by John E. Elliott, II and Lawrence R. Kuhnert. On May 10, 2004, pursuant to the terms of the merger, the Company issued Messrs. Elliott and Kuhnert 21,300,000 shares of its Common Stock and 1,000,000 Class A Warrants to purchase 1,000,000 shares of the Company’s Common Stock at $0.50 per share within seven years, in exchange for their interest in RKDA. RKDA’s assets consist of the outstanding capital stock of Arcadia Services and the membership interest of SSAC, LLC d/b/a Arcadia Rx. RKDA acquired Arcadia Services on May 7, 2004 pursuant to a Stock Purchase Agreement by and among RKDA, Arcadia Services, Addus Healthcare, Inc. (Addus) and Addus’s principal shareholder. The purchase price of Arcadia Services was $16,800,000, including the assumption of accounts payable and a note payable totaling $700,000.

     The following unaudited pro forma statement of income has been prepared to give effect to the reverse merger. RKDA will be considered the acquirer of the Company for accounting purposes. This pro forma statement of income has been prepared as if the merger had been completed as of April 1, 2004.

     The unaudited pro forma statement of income is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have actually been reported had the merger occurred on April 1, 2004, nor is it necessarily indicative of the future results of operation. The pro forma statement of operations has been prepared based on the Company’s financial information.

Nine Months Ended
December 31, 2004
Pro forma revenue	$85,251,441

Pro forma net income	$(883,994)

Pro forma earnings per share
Basic	$0.00

Diluted	$0.00

Pro forma weighted average common shares (in thousands)
Basic	68,460

Diluted	68,460

For the purchase of Arcadia Services, Inc., amounts assigned to assets and liabilities at the acquisition date are as follows:

Current Assets	$13,905,577
Property and Equipment	250,000
Other Assets	1,708,800
Liabilities	(4,806,968)
Goodwill	6,388,591

Total Purchase Price	$17,446,000

Results of operations of Arcadia Services, Inc. and its subsidiaries for the six months ended September 30, 2004 and for the six months ended September 30, 2003 are included in the Company’s interim unaudited financial statements.

For Arcadia’s reverse acquisition of the Old Critical Home Care, amounts assigned to assets and liabilities at the acquisition date are as follows:

Current Assets	1,090,171
Property and Equipment	593,583
Liabilities	(3,124,874)
Goodwill	13,680,880

Total Consideration	$12,239,760

Results of operations of the Old Critical Home Care for the six months ended September 30, 2004 and for the six months ended September 30, 2003 are included in the Company’s interim unaudited financial statements.

NOTE 5 – NOTES PAYABLES – OFFICER

     On May 13, 2004, David S. Bensol converted $150,000 of notes payable to officer into 600,000 shares of the Company’s common stock at $0.25 per share, plus 60,000 Class A warrants identical to those issued in connection with the Company’s May 7, 2004 Offering, pursuant to a resolution of the Board of Directors dated May 4, 2004.

     The remaining notes payable to officer issued from May 2003 to December 2003 totaling $554,000 were forgiven by the officer upon his resignation on December 23, 2004. This forgiveness was recorded as an increase to paid in capital. Note 12 on Commitments further describes the terms of the termination agreement with the officer.

NOTE 6 – LONG-TERM DEBT

Long-term debt at December 31, 2004 is summarized in the following table. Accrued interest payable is stated separately on the balance sheet.

Long-term

Note payable dated September 10, 2004 bearing interest at the rate of 6% per year. The note is payable in full with interest by June 21, 2005. The Company can extend the payment date to September 21, 2005 and the interest rate will be increased to 12 % during the extension period. The lender also received the option to purchase up to 3,150,000 warrants at a purchase price of $0.95 per share. The option to purchase warrants expires on September 21, 2009. The note payable of net of debt discount of $1,046,341	$4,339,559

Subordinated Convertible Notes payable, dated June 12, 2004, bearing interest of 12% . The Note shall be due and payable in three installments of $250,000 on December 31, 2004, March 31, 2005 and July 15, 2005 with the balance of $750,000 due on October 15, 2005. If the note is repaid before the maturity date the Company shall pay a 2.5% prepayment fee to the lender. The lender also received conversion rights to convert all of the outstanding principal under this note into shares of common stock at a rate of one share per $0.50. The note payable of $1,500,000 is shown net of debt discount of $199,799
$1,050,201

Note payable to the selling shareholders of Trinity Healthcare dated September 23, 2004 and bearing simple interest of 8% per year due January 15, 2005.	$975,510

Promissory note to the selling shareholders of Trinity Healthcare dated September 23, 2004 and bearing simple interest of 8% per year payable in quarterly payments of principal and interest beginning January 15, 2005, due October 15, 2006.	$660,740

Note payable to seller dated May 7, 2004 for the Arcadia acquisition with interest at 12% payable in one year, accrued interest will be waived if note is paid by the maturity date	$500,000

Note payable to the selling shareholders of Trinity Healthcare dated September 23, 2004, to be paid in the company’s common stock based on approximate fair value at the transaction date, on January 15, 2005 ($86,875) and January 15, 2006 ($260,625).	$347,500

Note payable due by July 1, 2005 with interest rates of 12% for the purpose of working capital	$275,000

Revolving Line of Credit US Bank dated February 17, 2004 with a Credit limit of $250,000, bearing interest at prime +1%, effectively 6.25%, at December 31, 2004, and maturing on February 17, 2005.	$222,476

Other	$196,901

$8,567,887

Less - Current portion of long-term	$7,784,327

LONG-TERM DEBT	$783,560

NOTE 7 – LINE OF CREDIT – ARCADIA SERVICES

     On May 7, 2004, Arcadia Services and three of its wholly owned–subsidiaries (the “borrowers”) entered into a Credit Agreement with Comerica Bank. The agreement, as amended, provides the borrowers with a revolving credit facility of up to $16,000,000 due May 7, 2006. The formula base is 85% of the eligible accounts receivable and an overformula advance of $1,200,000. The overformula advance is available for one year and is due $100,000 per month from January 2005 through December 2005. The initial advance of $11,000,000 was used to fund a portion of the purchase price of the common stock of Arcadia Services by RKDA from the seller. RKDA granted Comerica Bank a first priority security interest in all of the issued and outstanding stock of Arcadia Services. Arcadia Services and the subsidiaries granted security interests in all of their assets to Comerica Bank. The selling shareholder of Arcadia Services subordinated a $500,000 note payable from Arcadia Services to the borrowers’ indebtedness to Comerica Bank. RKDA and its former principals, Messrs. Elliott and Kuhnert, each executed a personal guaranty to Comerica Bank over all indebtedness of the borrowers.

     Advances under the credit facility bear interest at the prime–based rate (as defined) or the Eurodollar–based rate (as defined), at the election of borrowers. The borrowers agreed to various financial covenant ratios; to have any person who acquires Arcadia Services common stock pledge such stock to Comerica Bank, and along with Messrs. Elliott and Kuhnert, to customary negative covenants. Amounts outstanding under this agreement totaled $15,634,304 at December 31, 2004, of which $1,200,000 is classified as current and $14,434,304 is classified as long–term.

NOTE 8 – ACQUISITIONS

     On July 30, 2004 the Company purchased selected assets of the Staffing Source of St. Petersburg, Florida. The Staffing Source, Inc. with offices in Bradenton, Clearwater and St. Petersburg provides temporary personnel for health care facilities and other business. It reported 2003 sales of $3,300,000. The purchase price is computed per a specified formula based on the annualized revenue, with a minimum total payment of $480,000 and a maximum total payment of $600,000.

     On August 20, 2004 the Company purchased American Oxygen, Inc. of Peoria, Illinois. The purchase price was 200,000 shares of the Company valued at $186,000. American Oxygen operates from two locations in Illinois and sells durable medical equipment, including respiratory/oxygen.

     On August 30, 2004 the Company purchased selected assets of Merit Staffing Resources, Inc (Merit). Merit provides temporary personnel for healthcare facilities and other businesses. It has offices in Danvers, Dedham, Lakeville, Sandwich, and Weymouth, Massachusetts and reported 2003 sales of $4,700,000. The purchase price is (a) cash equal to a specified percentage of the seller’s accounts receivable under 120 days outstanding as of closing, plus $200,000, subject to a total maximum cash payment at closing of $1,600,000 plus (b) forty eight monthly payments computed per a specified formula based on gross margin with a minimum total payment of $864,000 and a maximum total payment of $1,600,000.

     On September 23, 2004 the Company purchased Trinity Healthcare of Winston–Salem, Inc (Trinity). The acquisition was a stock purchase and the price was $5,400,000. Trinity provides oxygen and other respiratory services, as well as home intravenous therapy services. Trinity has locations in Winston–Salem and Huntersville, North Carolina, and Marietta and Demorest, Georgia. Two of Trinity’s selling shareholders were paid the following portions of the purchase price at closing on September 23, 2004: (a) payment of $2,500,000 in cash; (b) issuance of 1,075,410 shares of the Company’s common stock with an aggregate value of $916,250; and (c) delivery of a promissory note in the aggregate principal amount of $660,740, secured by a wholly owned subsidiary under a security agreement subordinated to their primary lender. The promissory note’s term is 21 months beginning January 15, 2005 and maturing October 15, 2006. The promissory note bears simple interest at 8% per annum commencing January 15, 2005 and provides for equal quarterly payments of principal and interest. Payment of the promissory note is subject to SSAC’s rights of recoupment/offset and is guaranteed by the Company per an unsecured guaranty. Trinity’s two other selling shareholders will be paid the following portions of the purchase price by January 15, 2005: (a) $975,510 payable in cash, subject to SSAC’s rights of recoupment/offset and the Company’s unsecured guaranty; and (b) 407,864 shares of the Company’s common stock with an aggregate value of $347,500, of which 305,898 shares with an aggregate value of $260,625 will be escrowed for one year. The escrowed shares will be subject to SSAC’s rights of recoupment/offset. Subject to recoupment/offset, the escrowed shares will be released to the two shareholders by January 15, 2006.

Acquisition of BK Tool, Inc.

       On December 17, 2004, the Company’s Grayrose, Inc. subsidiary purchased substantially all of the assets of BK Tool, Inc., a light industrial staffing business located in Sterling Heights, Michigan, with approximately $2,000,000 in annual revenues. The total purchase price of $468,000 included payment of $175,000 plus 85% of accounts receivables no greater than 60 days outstanding. At closing, the seller was paid $393,000 in cash, drawn on the line of credit, and the remaining $75,000 was paid to the seller in January 2005.

NOTE 9 – AFFILIATED AGENCIES PAYABLE

     Arcadia Services, Inc. (Arcadia Services), a wholly-owned subsidiary of the Company, operates independently and through a network of affiliated agencies throughout the United States. These affiliated agencies are independently-owned, owner-managed businesses, which have been contracted by the Company to sell services under the Arcadia Services name. The arrangements with affiliated agencies are formalized through a standard contractual agreement. The affiliated agencies operate in particular regions and are responsible for recruiting and training field service employees and marketing their services to potential customers within the region. The field service employees are employees of Arcadia Services. Arcadia Services provides sales and marketing support to the affiliated agencies and develops and maintains operating manuals that provide suggested standard operating procedures.

     The contractual agreements require a specific, timed, calculable flow of funds and expenses between the affiliated agencies and Arcadia Services. The amounts due to the affiliated agencies in excess of one year are considered long-term. The net amounts due to affiliated agencies under these agreements include short-term liabilities of $1,291,262 and long-term liabilities of $543,334 as of December 31, 2004.

NOTE 10 – SHAREHOLDERS’ EQUITY

     On May 10, 2004, CHC Sub, Inc., a wholly–owned subsidiary of Arcadia, consummated an Agreement and Plan of Merger under which CHC Sub, Inc., merged with and into RKDA. The purchase price paid was 21,300,000 shares of Arcadia common stock and 1,000,000 seven–year Class A warrants to purchase 1,000,000 shares of common stock at $0.50 per share. RKDA’s assets consist of all of the capital stock of Arcadia Services and the membership interests of SSAC, LLC d/b/a Arcadia Rx. RKDA acquired Arcadia Services through a stock purchase on May 7, 2004. The Company raised $8,245,000 through a Regulation D private placement of 32,980,000 common shares at a price of $0.25 per share which was completed and terminated on May 27, 2004. The offering also included 3,298,000 Class A Warrants to purchase 3,298,000 common shares of stock over seven years at an exercise price of $0.50 per share. The Placement Agent received a 10% sales commission and reimbursement for out–of–pocket expenses totaling $887,000 along with seven-year Class A warrants to purchase 2,298,000 shares of the Company’s common stock exercisable on a cashless basis at $0.50 per share which were recorded as a reduction to paid in capital.

       Immediately prior to the RKDA Merger and as reflected on the financial statements of the Old Critical, David Bensol, then the Company’s Chief Executive Officer and a director, surrendered to the Company 1,300,000 shares of the Company’s Common Stock owned by him, which was a condition to RKDA’s obligation to close on the merger. These shares of Common Stock were then cancelled. In connection with the merger and as an inducement to RKDA to close on the merger, Mr. Bensol settled three claims assertable against the Company by (a) transferring 250,000 shares of Common Stock to Global Asset Management, LLC, in connection with the termination of a Consulting Agreement between the Company and Vertical Capital Partners, LLC, an affiliate of Global Asset Management, LLC; (b) transferring 350,000 shares of Common Stock to Luigi Piccione in connection with an amendment to a Consulting Agreement between Piccione and the Company and a release by Piccione of all claims against Bensol and the Company; and (c) transferring 200,000 shares to Cleveland Overseas Ltd., along with certain other shareholders of the Company in connection with settlement of certain Promissory Note dated February 28, 2003 in the principal amount of $150,000 payable to Cleveland Overseas Ltd. Each of these three claims were settled at no cost to the Company.

       The post-transaction costs of registering securities issued in the offering are considered an expense for accounting purposes. Due to the complex nature of the business combination and the time schedule required, those costs have been significant to the Company for the periods presented. Such related costs include primarily external professional fees for legal, accounting and auditing services along with internal costs of preparing and filing the required documents with the Securities and Exchange Commission. The Company estimates its external costs as $200,000 and $450,000 for the three months and nine months ended December 31, 2004, respectively. Additional costs will be incurred until the registration is completed.

     Three officers of the Company escrowed 6,000,000, 4,000,000 and 2,000,000 shares of the Company’s common stock, respectively, pursuant to Escrow Agreements dated as of May 7, 2004 (collectively, the “Escrow Shares”). Fifty (50%) percent of the Escrow Shares will be released from escrow in fiscal 2007 and fiscal 2008, if RKDA, in the case of Messrs. Elliott and Kuhnert, and the Company, in the case of Mr. Bensol, meets the following milestones: for the 12 month period ending March 31, 2006, an Adjusted EBITDA (as defined) of $9,700,000 and for the 12 month period ending March 31, 2007, an Adjusted EBITDA of $12,500,000. Alternatively, the Escrow Shares shall be released in fiscal 2008 if RKDA, in the case of Messrs. Elliott and Kuhnert, and the Company, in the case of Mr. Bensol, obtains an Adjusted EBITDA for the 24 month period ending March 31, 2007 of at least $22,000,000. In addition, for any of the Escrow Shares to be released pursuant to the foregoing thresholds, the Company’s, in the case of Mr. Bensol, and RKDA’s, in the case of Messrs. Elliott and Kuhnert, Debt to Adjusted EBITDA ratio must be 2.0 or less. Nevertheless, twenty (20%) percent of the Escrow Shares (2,400,000 shares) will be released if the Company’s Common Stock remains at least $1.00 per share for 30 consecutive trading days or the average closing price for any 45 day period is at least at $1.00 per share, even if the EBITDA thresholds are not met. Upon release of any Escrow Shares, the Company will recognize expense equal to the fair value of the shares at the release date to the extent required by generally accepted accounting principles.

     Twenty (20%) percent of the Escrow Shares (2,400,000 shares) were released from escrow as of February 3, 2005, due to the average closing price of the Company’s Common Stock being at least $1.00 for the 45 day period ended January 4, 2005. In the fourth quarter, the Company will recognize expense equal to the fair value of these 2,400,000 shares at the release date to the extent required by accounting principles generally accepted in the United States of America.

     On May 25, 2004, the Company entered into separate agreements with certain managerial employees of Arcadia Services, Inc., that allowed the employees to purchase 840,000 shares of the Company’s common stock at $0.25 per share.

     On December 2, 2004, the Company issued a total of 144,999 shares of its common stock upon the exercise of the stock options by three former employees of the Company. The aggregate consideration for these shares totaled $34,999.

     On December 31, 2004, the lender converted a $250,000 payment plus interest on a subordinated convertible note payable, dated June 12, 2004 into 533,370 shares of common stock at $0.50 per share in accordance with the loan agreement.

     See Note 14 for transactions subsequent to December 31, 2004 related to shareholders’ equity.

Application of reverse acquisition accounting relative to the RKDA merger resulted in the following changes in stockholder’s equity:

Transactions in Stockholders’ Equity

	Shares of
	Common Stock	Amount
Issued and outstanding shares of common stock of Arcadia	948	$12,239,760
Shares issued per RKDA merger	21,299,052
Shares issued in connection with acquisition of Old Critical	23,093,351
Additional shares issued in Private Placement Offering	34,630,000	8,657,500

Total	79,023,351	20,897,260

Balance as of June 30, 2004

Shares of common stock issued and outstanding, $0.001 par value per share	79,023,351	$79,023
Expenses for raising capital		887,000
Additional Paid in Capital		19,931,237

Total		20,897,260

     As a result of these transactions, there were 79,023,351 shares of common stock issued and outstanding, with a value of $21,585,976 consisting of (i) 79,023,351 shares issued and outstanding at $0.001 par value, totaling $79,023, (ii) expenses for raising capital of $887,000, and (iii) $20,619,953 in additional paid in capital.

SETTLEMENT OF CERTAIN LIABILITIES

     In May 2004, David S. Bensol, Robert Rubin, and Kenneth Orr each agreed to contribute or cause affiliates to contribute 200,000 shares of their Critical common stock to Cleveland Overseas, Ltd. (“Cleveland”) in full payment of the Company’s $150,000 debt to Cleveland which matured on April 30, 2004, and in exchange for the release of their personal guarantees and stock pledges to Cleveland. In addition, the Company reduced the exercise price to Cleveland of a 7 year warrant to acquire 100,000 common shares from $1.00 per share to $0.50 per share. The Company’s debt of $150,000 to Cleveland is considered paid in full.

     On May 13, 2004, David S. Bensol converted $150,000 of his debt into 600,000 shares of the Company’s common stock at $0.25 per share, plus 60,000 Class A warrants identical to those issued in connection with the Company’s May 7, 2004 Offering (See Note 6), pursuant to a resolution of the Board of Directors dated May 4, 2004.

NOTE 11 – INCOME TAXES

     Although the Company experienced a loss for the quarter ended December 31, 2004 and the period May 10, 2004 through December 31, 2004, the Company recognized income tax expense of $95,114 and $102,253 for these periods, respectively. Income tax expense relates to state income taxes as a result of the Company’s multi–state locations.

NOTE 12 – COMMITMENTS

EMPLOYMENT AGREEMENTS

     Three officers of the Company entered into substantially similar employment agreements on May 7, 2004, as Chief Executive Officer, Chief Financial Officer, President and Chief Operating Officer, and Executive Vice President, respectively. Each agreement is for three years, automatically renewable for successive one–year periods unless terminated on three months’ prior written notice at $150,000 per annum in salary plus discretionary annual bonuses determined by the Board of Directors. If either Messrs. Elliott, Kuhnert, or Bensol’s employment is terminated by the Company other than for cause (as defined) or by the executive for good reason (as defined), then such executive shall receive twice his base salary. Upon a change in control, other than the RKDA Merger, if the executive’s employment is terminated by the Company other than for cause or by the executive for good reason, the executive shall receive three times his total compensation for the past year. Each executive agreed not to compete with the Company within North America for one year following termination of his employment.

     Messrs. Elliott and Kuhnert were each granted stock options to purchase 4,000,000 shares of Common Stock exercisable at $0.25 per share. The options shall vest in six tranches provided certain adjusted EBITDA milestones are met through fiscal 2008, subject to acceleration upon certain events occurring. The options may be exercised by Messrs. Elliott and Kuhnert as long as they are employed by the Company and for one year from termination for any reason provided they have achieved the EBITDA milestones. The expense, if any, related to these options will be recognized in the period the milestones are achieved or are likely to be achieved.

       On September 23, 2004, two-year employment agreements were entered into with two managers as part of the acquisition of Trinity providing for total salaries of $162,000 plus quarterly and annual performance-based cash bonuses.

       In connection with his resignation effective December 23, 2004, Mr. Bensol was paid outstanding reimbursable business expenses and compensation through December 31, 2004. The Company paid $28,948 to RVC Realty (of which Mr. Bensol is a principal) to satisfy and terminate a lease obligation of the Company. Mr. Bensol released all options held to purchase shares of the Company’s common stock and retained his rights to his issued shares of the Company’s common stock and related Class A warrants, including his shares of common stock held in escrow.

       On January 6, 2005, the Company entered into an employment agreement with the Company’s Chief Financial Officer, Ms. Irish. The agreement is for a one-year term at $125,000 per annum in salary, along with discretionary annual bonuses and salary increases to be determined by the Board of Directors. If Ms. Irish’s employment is terminated by the Company other than for cause (as defined), then she shall receive one-half her base salary. Ms. Irish’s agreement includes a non-compete provision with the Company for the one-year-period post-termination. Ms. Irish shall be granted options, per the Company’s Employee Stock Purchase Plan, to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.15. On March 31, 2005, the Company and Ms. Irish agreed that the options shall vest on May 31, 2005, at which time the options shall be fully exercisable through (a) May 31, 2010 or (b) ninety (90) days following termination of employment on any basis (whether voluntarily or involuntarily, for cause or without cause, etc.), whichever event occurs first. Additionally, to the extent she is employed by the Company as of January 10, 2005, and January 1, 2006, 2007 & 2008, she shall be granted 18,750 restricted shares of the Company’s common stock as of each such date. The initial 18,750 shares related to 2005 have been issued.

NOTE 13 – RELATED PARTY TRANSACTIONS

     As described in Note 12, in connection with Mr. Bensol’s resignation as a director, officer and employee effective December 23, 2004, the Company paid $28,948 to RVC Realty to satisfy and terminate a lease obligation of the Company. Mr. Bensol is a principal in RVC Realty. Total lease obligations to RVC Realty for the nine months ended December 31, 2004 were $28,948.

     As more fully described in Note 14, the Company purchased Beacon Respiratory Services effective January 1, 2005. Ms. Irish was one of the selling shareholders of those companies and has received a note payable from the Company of $150,000 related to the purchase.

NOTE 14 - SUBSEQUENT EVENTS

Acquisition of Beacon Respiratory Services

       On December 22, 2004, Arcadia Resources, Inc. agreed to purchase all of the outstanding shares of common stock of Beacon Respiratory Services, Inc., Beacon Respiratory Services of Alabama, Inc., Beacon Respiratory Services of Colorado, Inc., and Beacon Respiratory Services of Georgia, Inc. (collectively “Beacon”). Beacon provides respiratory services in Florida, Alabama, Colorado, and

Georgia and collectively had annual revenues of approximately $1,900,000. The purchase agreement was signed on December 22, 2004 to become effective on January 1, 2005, with the purchase price distributed based on the actual liabilities as of December 31, 2004.

     The purchase price was $1,500,000, including the payment of outstanding shareholder notes totaling $258,891 and assumption of leases and accounts payable totaling $257,681. The purchase price was subject to increase by up to an additional $400,000 based on expected pricing changes for certain of the Company’s products and services for calendar year 2005, with any additional amounts owed being payable to the sellers by January 1, 2006. In 2005, the Company paid $983,428 in cash to Beacon’s shareholders, less $150,000 to be held by the Company to offset valid indemnification and other claims of the Company. The Company’s counsel will hold 16.33% of the Beacon shares purchased until the $150,000 (including accrued interest less any amounts disputed) is paid to sellers by January 1, 2006. During this time, the Company may vote such shares and shall have all incidents of ownership.

     On January 15, 2005, one of Beacon’s selling shareholders was issued a promissory note for $150,000, with a one-year term at 8% annual interest. Principal and interest will be payable quarterly. If the Company defaults on the note, the selling shareholder may require the Company to transfer back the shares of stock sold by this selling shareholder (i.e., 33% of the Beacon shares purchased by the Company) or elect other remedies. These shares will be held by the Company’s counsel until the note is paid. Until the note is paid, the Company may vote such shares and shall have all incidents of ownership.

Additional Borrowings

     On January 18, 2005, the Company obtained a $1,500,000 loan from Jana Partners, LLC due on February 2, 2005 in exchange for warrants to purchase 50,000 shares of the Company’s common stock at $1.28 per share. This loan plus accrued interest of $15,000 was paid in full on February 4, 2005 with proceeds from the sale of unregistered securities described below.

Issuances of Common Stock

     On January 21, 2005, the Company issued a total of 243,040 shares of its common stock to two limited liability companies whose owners are certain of the members of Kerr, Russell and Weber, PLC (“KRW”), as payment for legal services in the amount of $250,000 which KRW furnished to the Company.

     On January 24, 2005, the Company issued a total of 407,866 shares of its common stock to two former shareholders of Trinity Healthcare of Winston-Salem, Inc. (“Trinity”) per the agreement by which a second-tier wholly owned subsidiary of the Company acquired all of Trinity’s outstanding common stock on September 23, 2004. Per the terms of the stock purchase agreement, the 407,866 shares issued have a total aggregate value of $347,500. Of the 407,866 shares of common stock issued, 305,898 shares have been escrowed until January 15, 2006 to satisfy the purchaser’s rights of recoupment/offset, per the terms of the stock purchase agreement.

Late Registration Class A Warrants Issuable

     As of January 31, 2005, an additional 9,575 seven-year Class A Warrants to purchase 9,575 shares of common stock at $0.50 per share (the “Late Registration Warrants”) are issuable to those shareholders that purchased shares in the Regulation D private placement which was completed on May 27, 2004 as more fully described in Note 10. These Late Registration Warrants are issuable because per the terms of the Regulation D private placement offering, a registration statement of the related securities was not declared effective (with a current prospectus) by the Securities and Exchange Commission on or before January 22, 2005.

Sale of Unregistered Securities

     Beginning February 2, 2005, Arcadia Resources, Inc.(the “Company”) sold aggregate of 5,000,000 shares of its common stock, at a price of $0.90 per share, in private transactions to investors qualifying as accredited investors as defined in Rule 501(a) of Regulation D. The aggregate consideration received totaled $4,500,000 of maximum $5,000,000 which the Company intends to raise from this private offering for debt repayment, acquisitions and new business ventures. The Company has agreed to use its best efforts to register these shares within ninety days.

UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

Effective May 10, 2004, CHC Sub, Inc., a wholly owned subsidiary of Critical Home Care, Inc. (the “Company”), merged with and into RKDA, Inc., a recently formed Michigan corporation, (the “RKDA Merger”). RKDA’s assets consist of all of the capital stock of Arcadia Services, Inc. and the membership interest of SSAC, LLC d/b/a Arcadia Rx. RKDA acquired Arcadia Services, Inc. on May 7, 2004 pursuant to a Stock Purchase Agreement by and among RKDA, Inc., Arcadia Services, Inc., Addus HealthCare, Inc., and Addus HealthCare’s principal shareholder (the “Arcadia Acquisition”). For descriptions of the terms of the RKDA Merger and the Arcadia Acquisition, please refer to the Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2004, as amended by the Form 8-K/A filed with the Commission on July 23, 2004. The Company then completed five acquisitions prior to December 31, 2004. These acquisitions are more fully described in the Company’s Forms 8-K filed with the Commission on each respective transaction and are referred to herein as the “Post-merger Acquisitions”. The Post-merger Acquisitions include American Oxygen, Trinity Healthcare Services, The Staffing Source, Merit Staffing and BK Tool.

The following unaudited pro forma financial statements have been prepared to give effect to the Arcadia Acquisition and the RKDA Merger. RKDA, Inc. will be considered the acquirer of the Company for accounting purposes. These pro forma condensed combined financial statements were prepared as if the Arcadia Acquisition, the RKDA Merger, and the Post-merger Acquisitions had been completed as of April 1, 2003 for the purpose of the statement of income for the year ended March 31, 2004 and as of March 31, 2004 for balance sheet purposes and as of April 1, 2004 for the purpose of the statement of income for the nine months ended December 31, 2004.

     The entities are grouped as follows in the pro forma financial statements:

•	“RKDA” and “Arcadia Rx” are as defined above.

•	“Arcadia” is Arcadia Services, Inc. and subsidiaries and includes the operations of The Staffing Source, Merit Staffing and BK Tool.

•	“Home” is American Oxygen, Trinity Healthcare Services and Arcadia HOME.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the Arcadia Acquisition, the RKDA Merger and the Post –merger Acquisitions occurred on the dates specified above, nor are they necessarily indicative of the future financial position or results of operations. The unaudited pro forma condensed combined financial statements include adjustments which are based on preliminary estimates to reflect the allocation of the purchase consideration of the assets acquired and liabilities assumed of Arcadia Services, Inc., the RKDA Merger and the Post-merger Acquisitions. The final allocation of the purchase consideration of the Arcadia Acquisition and the RKDA Merger will be determined using Arcadia Services, Inc.’s financial statements as of May 7, 2004, the closing date of the Arcadia Acquisition, and the Company’s financial statements as of May 10, 2004, the effective date of the RKDA Merger, and will be based on a comprehensive final evaluation of the fair value of the assets acquired, liabilities assumed and goodwill at the time of Arcadia Acquisition and RKDA Merger as considered appropriate. The final allocation of the purchase consideration of the Post-merger Acquisitions will be based on a comprehensive final evaluation of the fair value of the assets acquired, liabilities assumed and goodwill at the time of each respective transaction. The pro forma and acquisition adjustments are based upon information and assumptions available at the time of the filing each of the respective Forms 8-K with the Commission filed for each defined transaction.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of the Company, together with the related notes thereto, including the Company’s quarterly report filed with the Commission on Form 10-QSB for the quarter ended March 31, 2004 and the Company’s annual report filed with the Commission on Form 10-KSB for the fiscal year ended September 31, 2003, together with the Consolidated Financial Statements of Arcadia Services, Inc. and Subsidiaries for the Years Ended March 31, 2004 and 2003, and the respective Forms 8-K filed with the Commission for each defined transaction.

Unaudited Pro Forma Condensed Combined
Balance Sheets
March 31, 2004

	RKDA	Arcadia	ArcadiaRx	Home
Assets
Current Assets
Cash (Note 2)	$—	$—	$—	$23,470
Accounts Receivable	—	13,478,381	400,826	1,570,043
Inventory	—	—	220,868	203,945
Deferred Income Tax (Note 3)	—	—	—	—
Prepaid Expenses and Other Current Assets	—	133,547	12,333	130,696

Total Current Assets	—	13,611,928	634,027	1,928,154

Property and Equipment	—	2,011	102,129	518,082

Other Assets
Goodwill (Notes 1 & 4)	—	3,589,191	—	94,116
Deferred Financing Fees	—	—	—	—
Deferred Income Tax (Note 3)	—	—	—	—

Total Other Assets	—	3,589,191	—	94,116

Total Assets	$—	$17,203,130	$736,156	$2,540,352

Liabilities and Stockholders’ Equity
Current Liabilities
Checks Issued Against Future Deposits	$—	$1,116,143	$900	$—
Accounts Payable (Note 5)	—	—	47,933	163,643
Accrued Expenses
Compensation and Related Taxes (Note 6)	—	1,573,267	30,577	43,865
Commissions	—	470,326	—	—
Other	—	239,489	3,880	54,752
Current Portion of Long-term debt	—	—	—	138,086
Loan Payable - Bridge Loan	—	—	—	—
Note Payable Asset Acquisition (Note 7)	—	—	—	—
Note Payable Other, net of Discount of $2,000 (Note 8)	—	—	82,156	21,396
Note Payable Officer (Note 8)	—	—	300,000	—
Line of Credit - Bank (Note 9)	—	—	—	—
Note Payable Acquisition (Note 1 and 10)	—	—	—	—
Due to Related Parties	—	1,143,804	—	—

Total Current Liabilities	—	4,543,029	465,446	421,742

Long-term Liabilities
Long-term debt, Less Current Portion (Note 8)	—	—	329,330	346,470
Line of Credit - Bank (Note 9)	—	—	—	—
Due to Related Parties	—	429,829	—	—

Total Long-term Liabilities	—	429,829	329,330	346,470

Total Liabilities	—	4,972,858	794,776	768,212

Stockholders’ Equity
Common Stock (Note 11)	—	948	—	3,487
Additional Paid in Capital (Note 12)	—	7,627,047	38,750	1,277,390
Retained Earnings (Deficit) (Note 12)	—	15,233,460	(97,370)	491,263
Due From Stockholder (Note 12)	—	(10,631,183)	—

Total Stockholders’ Equity	—	12,230,272	(58,620)	1,772,140

Total Liabilities and Stockholders’ Equity	$—	$17,203,130	$736,156	$2,540,352

Unaudited Pro Forma Condensed Combined
Balance Sheets
March 31, 2004

(CONTINUED)

		Pro Forma	Pro Forma
	Critical	Adjustments	Balance
Assets

Current Assets
Cash (Note 2)	$—	$(1,837,443)	$(1,813,973)
Accounts Receivable	855,000	—	16,304,250
Inventory	262,000	—	686,813
Deferred Income Tax (Note 3)	—	683,000	683,000
Prepaid Expenses and Other Current Assets)	401,000	(285,803)	391,773

Total Current Assets	1,518,000	(1,440,246)	16,251,863

Property and Equipment	604,000	—	1,226,222

Other Assets
Goodwill (Notes 1 & 4)	—	24,220,297	27,903,604
Deferred Financing Fees	—	80,387	80,387
Deferred Income Tax (Note 3)	—	90,000	90,000

Total Other Assets	—	24,390,684	28,073,991

Total Assets	$2,122,000	$22,950,438	$45,552,076

Liabilities and Stockholders’ Equity

Current Liabilities
Checks Issued Against Future Deposits	$(75,000)	$—	$1,042,043
Accounts Payable (Note 5)	637,000	322,657	1,171,233
Accrued Expenses		—	—
Compensation and Related Taxes (Note 6)	—	114,770	1,762,479
Commissions	—	—	470,326
Other	231,000	—	529,121
Current Portion of Long-term debt	8,000	—	146,086
Loan Payable - Bridge Loan	1,500,000	—	1,500,000
Note Payable Asset Acquisition (Note 7)	233,000	(233,000)	—
Note Payable Other, net of Discount of $2,000 (Note 8)	223,000	(82,156)	244,396
Note Payable Officer (Note 8)	654,000	(25,000)	929,000
Line of Credit - Bank (Note 9)	—	1,000,000	1,000,000
Note Payable Acquisition (Note 1 and 10)	—	3,586,000	3,586,000
Due to Related Parties	—	543,000	1,686,804

Total Current Liabilities	3,411,000	5,226,271	14,067,488

Long-term Liabilities

Long-term debt, Less Current Portion (Note 8)	65,000	(167,844)	572,956
Line of Credit - Bank (Note 9)	—	10,031,650	10,031,650
Due to Related Parties	—	—	429,829

Total Long-term Liabilities	65,000	9,863,806	11,034,435

Total Liabilities	3,476,000	15,090,077	25,101,923

Stockholders’ Equity (Deficit)
Common Stock (Note 11)	6,151,000	(6,079,042)	76,393
Additional Paid in Capital (Note 12)	3,525,000	8,043,146	20,511,333
Retained Earnings (Deficit) (Note 12)	(11,030,000)	(4,734,926)	(137,573)
Due From Stockholder (Note 12)	—	10,631,183	—

Total Stockholders’ Equity (Deficit)	(1,354,000)	7,860,361	20,450,153

Total Liabilities and Stockholders’ Equity (Deficit)	$2,122,000	$22,950,438	$45,552,076

Unaudited Pro Forma Condensed Combined
Statements of Income
For the Twelve Months Ended March 31, 2004

	RKDA	Arcadia	Arcadia Rx	HOME

Net Sales	$—	$78,359,328	$1,260,384	$6,188,689
Cost of Sales	—	66,722,920	889,348	1,766,354

Gross Profit	—	11,636,408	371,036	4,422,335
General and Administrative Expenses (Note 13)	—	7,906,444	449,489	3,977,144

Operating Income (Loss)	—	3,729,964	(78,453)	445,191
Other Expenses (Income)
Impairment of Goodwill	—	—	—	—
Other Income	—	—	—	—
Interest Expense (Income) (Note 14)	—	(1,989)	18,917	31,262
Amortization of Debt Discount	—	—	—	—

Operating Income (Loss) Before Income Tax Expense	—	3,731,953	(97,370)	413,929
Income Tax Expense (Note 3)	—	—	—	43,000

Net Income (Loss)	$—	$3,731,953	$(97,370)	$370,929

Unaudited Pro Forma Condensed Combined
Statements of Income
For the Twelve Months Ended March 31, 2004

(Continued)

		Pro Forma	Pro Forma
	Critical	Adjustments	Balance
Net Sales	$4,501,086	$—	$90,309,487
Cost of Sales	1,426,806	—	70,805,428

Gross Profit	3,074,280	—	19,504,059
General and Administrative Expenses (Note 13)	4,489,456	160,000	16,982,533

Operating Income (Loss)	(1,415,176)	(160,000)	2,521,526
Other Expenses (Income)
Impairment of Goodwill	3,357,430	—	3,357,430
Other Income	(352)	—	(352)
Interest Expense (Income) (Note 14)	201,830	507,694	757,714
Amortization of Debt Discount	268,651	—	268,651

Operating Income (Loss) Before Income Tax Expense	(5,242,735)	(667,694)	(1,861,917)
Income Tax Expense (Note 3)	—	1,454,000	1,497,000

Net Income (Loss)	$(5,242,735)	$(2,121,694)	$(3,358,917)

Unaudited Pro Forma Consolidated Statements of Income
For The Nine Months Ended December 31, 2004

	Arcadia	Arcadia Rx	Arcadia HOME	Critical

Net Sales	$62,426,700	$1,350,549	$2,172,833	$1,273,511
Cost of Sales	54,143,586	1,033,106	655,626	364,248

Gross Profit	8,283,114	317,443	1,517,207	909,263
General and Administrative Expenses	5,107,408	508,136	1,775,012	3,151,161

Operating Income (Loss)	3,175,706	(190,693)	(257,805)	(2,241,898)
Other Expenses (Income)
Impairment of Goodwill	—	—	—	—
Other Income	(710)	—	(21,017)	6,753
Interest Expense (Income)	417,820	18,887	763	273,158
Amortization of Debt Discount	—	—	—	682,593

Operating Income (Loss) Before Income Tax Expense	2,758,596	(209,580)	(237,551)	(3,204,402)
Income Tax Expense	101,000	—	20,253	(19,000)

Net Income (Loss)	$2,657,596	$(209,580)	$(257,804)	$(3,185,402)

Unaudited Pro Forma Consolidated Statements of Income
For The Nine Months Ended December 31, 2004

(Continued)

		Pro Forma	Pro Forma
	Consolidated	Adjustments	Balance

Net Sales	$67,223,593	18,027,848	85,251,441
Cost of Sales	56,196,566	13,156,992	69,353,558

Gross Profit	11,027,027	4,870,856	15,897,883
General and Administrative Expenses	10,541,717	4,688,854	15,230,571

Operating Income (Loss)	485,310	182,002	667,312
Other Expenses (Income)
Impairment of Goodwill	—	16,055	16,055
Other Income	(14,974)	(82,500)	(97,474)
Interest Expense (Income)	710,628	37,336	747,964
Amortization of Debt Discount	682,593	—	682,593

Operating Income (Loss) Before Income Tax Expense	(892,937)	211,111	(681,826)
Income Tax Expense	102,253	99,913	202,166

Net Income (Loss)	$(995,190)	$111,198	$(883,992)

Income (Loss) per Share
Basic			$(0.01)
Diluted			$(0.01)

Weighted Average Common Shares (in thousands)
Basic			68,460
Diluted			68,460

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 - Preliminary Purchase Price for Arcadia Services, Inc. Acquisition

The accompanying unaudited pro forma condensed combined financial statements reflect a purchase price for Arcadia Services, Inc. of $17,446,000 consisting of cash and a note payable and other expenses directly related to the acquisition of Arcadia Services, Inc. by RKDA, Inc. (the “Arcadia Acquisition”).

Deposit	$100,000
Cash at closing	16,000,000
Note Payable	500,000
Accounts Payable	200,000
Assumed liabilities and miscellaneous expenses	646,000

Total Consideration	$17,446,000

The purchase price allocation is as follows:

Current Assets	$13,905,577
Property and equipment	251,934
Other Assets	90,000
Liabilities	(4,806,968)
Goodwill	8,005,457

Total Consideration	$17,446,000

Preliminary Purchase Price for Post-Merger Acquisitions

     On July 30, 2004 the Company purchased selected assets of the Staffing Source of St. Petersburg, Florida (Staffing Source). The Staffing Source with offices in Bradenton, Clearwater and St. Petersburg provides temporary personnel for health care facilities and other business. The purchase price is computed per a specified formula based on the annualized revenue, with a minimum total payment of $480,000.

     On August 20, 2004 the Company purchased American Oxygen, Inc. of Peoria, Illinois (American Oxygen). The purchase price was 200,000 shares of the Company valued at $186,000. American Oxygen operates from two locations in Illinois and sells durable medical equipment, including respiratory/oxygen.

     On August 30, 2004 the Company purchased selected assets of Merit Staffing Resources, Inc (Merit). Merit provides temporary personnel for healthcare facilities and other businesses. It has offices in Danvers, Dedham, Lakeville, Sandwich, and Weymouth, Massachusetts. The purchase price is (a) cash equal to a specified percentage of the seller’s accounts receivable under 120 days outstanding as of closing, plus $200,000, subject to a total maximum cash payment at closing of $1,600,000 plus (b) forty eight monthly payments computed per a specified formula based on gross margin with a minimum total payment of $864,000.

     On September 23, 2004 the Company purchased Trinity Healthcare of Winston–Salem, Inc (Trinity). The acquisition was a stock purchase and the price was $5,400,000. Trinity provides oxygen and other respiratory services, as well as home intravenous therapy services. Trinity has locations in Winston–Salem and Huntersville, North Carolina, and Marietta and Demorest, Georgia. Two of Trinity’s selling shareholders were paid the following portions of the purchase price at closing on September 23, 2004: (a) payment of $2,500,000 in cash; (b) issuance of 1,075,410 shares of the Company’s common stock with an aggregate value of $916,250; and (c) delivery of a promissory note in the aggregate principal amount of $660,740, secured by a wholly owned subsidiary under a security agreement subordinated to their primary lender. The promissory note’s term is 21 months beginning January 15, 2005 and maturing October 15, 2006. The promissory note bears simple interest at 8% per annum commencing January 15, 2005 and provides for equal quarterly payments of principal and interest. Payment of the promissory note is subject to SSAC’s rights of recoupment/offset and is guaranteed by the Company per an unsecured guaranty. Trinity’s two other selling shareholders will be paid the following portions of the purchase price by January 15, 2005: (a) $975,510 payable in cash, subject to SSAC’s rights of recoupment/offset and the Company’s unsecured guaranty; and (b) 407,864 shares of the Company’s common stock with an aggregate value of $347,500, of which 305,898 shares with an aggregate value of $260,625 will be escrowed for one year. The escrowed shares will be subject to SSAC’s rights of recoupment/offset. Subject to recoupment/offset, the escrowed shares will be released to the two shareholders by January 15, 2006.

     On December 17, 2004, the Company purchased substantially all of the assets of BK Tool, Inc. (BK Tool), a light industrial staffing business located in Sterling Heights, Michigan. The total purchase price of $468,000 included payment of $175,000 plus 85% of accounts receivables no greater than 60 days outstanding. At closing, the seller was paid $393,000 in cash, drawn on the line of credit, and the remaining $75,000 was paid to the seller in January 2005.

Note 2 - Cash

The Company, on May 7, 2004, completed the minimum $8 million of a Regulation D Private Placement (the “Offering”), and subsequently sold an additional $245,000 of securities and terminated the Offering effective May 27, 2004. Through the Offering and a subsequent sale to key employees of the Company’s subsidiary, the Company raised $7,620,500 of cash net of $834,500 of fees paid to an investment banker. The Company incurred legal and accounting fees related to the Offering of $411,808. As described in Item 2 of the accompanying Form 8-K/A, he Company, on May 7, 2004, received bank financing of $11,031,650. Cash was used to purchase the stock of Arcadia Services, Inc. for $16,100,00, pay the employees’ stay bonus of $467,230, legal and accounting fees of $506,937 and pay off certain notes payable of $425,000, net of $300,000 of prepaid acquisition costs. In addition the Company paid cash at closing for the post merger acquisitions in the amount of $300,000 for the Staffing Source, $200,000 for Merit , $2,790,426 for Trinity and $100,000 for BK Tools.

Note 3 - Income Taxes

Prior to the Arcadia Acquisition, Arcadia Services, Inc. had S corporation status under the Internal Revenue Code and income taxes were paid on a consolidated basis by Arcadia’s stockholder, Addus HealthCare, Inc. If Arcadia Services, Inc. had C corporation status under the Internal Revenue Code, Arcadia Services, Inc. would have paid income taxes for the year ended March 31, 2004. Deferred income taxes as of March 31, 2004 of $773,000 represents the differences in book and tax bases of assets and liabilities as if Arcadia Services, Inc. were operating as a stand-alone entity. Income tax expense of $1,454,000 is reflected for the year ended March 31, 2004. Trinity paid approximately $100,000 in income taxes from April 1, 2004 through the acquisition date.

Note 4 - Goodwill

As the merger of CHC Sub, Inc., a wholly owned subsidiary of Critical Home Care, Inc. (the “Company”), with and into RKDA, Inc. (the “RKDA Merger”) is treated as a reverse merger of an operating company for accounting purposes, the goodwill of the Company is the market value of outstanding shares of the Company on the date of the RKDA Merger plus the net liabilities of the Company. The Company had 24,393,351 shares outstanding immediately preceding the RKDA Merger. At a closing market price of $0.53 per share as May 10, 2004, the effective date of the RKDA Merger, the total value of the Company’s 24,393,351 outstanding shares immediately preceding the RKDA Merger is $12,928,476, which together with liabilities of $1,354,000 equals the total goodwill pro forma adjustment of $14,282,476.

Note 5 - Accounts Payable

The pro forma adjustment includes amounts payable for legal expenses in the amount of $193,765, investment banking fees of $75,000 and a payable to Addus HealthCare, Inc. (Arcadia, Inc.’s former stockholder) for a purchase price adjustment of $200,000. Payments were made from the acquisition proceeds in the amount of $92,583 for legal expenses and $53,525 for accounting expenses.

Note 6 - Compensation and Related Taxes

Arcadia Services, Inc. had agreements with certain key employees for retention purposes in the form of bonuses totaling $582,000. On the transaction date, the employees were paid $467,230. The difference of $114,770, which represents payroll taxes, was accrued.

Note 7 - Note Payable Asset Acquisition

On September 13, 2002, CHC acquired substantially all of the assets and business operations of All Care Medical Products, Inc. Of the $233,000 balance due for the All Care acquisition, a payment of $150,000 was made, and the balance of $83,000 was forgiven.

Note 8 - Note Payable Officers and Other

The sum of the current and long-term pro forma adjustment is $275,000 out of which $150,000 was paid against a note payable with a bank, $100,000 was paid to an unrelated party and $25,000 was paid against an officer note.

Note 9 - Note Payable and Line of Credit - Bank

The Company entered into an agreement with the bank to help fund the transaction as described in Note 2. Based on the terms of the agreement the bank loaned the Company $11,031,650 of which $10,031,650 is based on the Company accounts receivable as a revolving line of credit and $1,000,000 of excess borrowings, payable within a year.

Note 10 - Note Payable Acquisition

The purchase price for Arcadia Services, Inc. paid by RDKA, Inc. was $16,800,000. Addus HealthCare, Inc. (Arcadia’s stockholder) was paid $16,100,000 in cash, provided a $500,000 promissory note payable one year after closing, and $200,000 accrued in accounts payable.

Note 11 - Common Stock

The Company’s common stock was adjusted to reflect 76,393,351 of outstanding shares as of May 10, 2004, at a par value of $0.001, including the recapitalization of RKDA, Inc. and the issuance of the Company’s common stock in the Offering.

Note 12 - Additional Paid-in Capital and Retained Earnings

The paid in capital and retained earnings were restated to reflect the purchase accounting adjustment to eliminate the historical equity.

Note 13 - General and Administrative Expenses

Michigan Single Business Tax was paid on a consolidated basis by the Addus HealthCare, Inc., Arcadia’s former stockholder. On a standalone basis, Arcadia Services, Inc. would have incurred an additional $160,000 of expense for the year ended March 31, 2004.

Note 14 - Interest Expense

The Company obtained approximately $11,000,000 in financing from a bank in order to help fund the acquisition of Arcadia Services, Inc. by RKDA, Inc. See Notes 2 and 10, above. Based on the current borrowing rate of 4.25%, the Company would have incurred approximately $467,500 of interest expense for the year ended March 31, 2004. In addition the Company would have incurred amortization of deferred financing fees of $40,194 for the year ended March 31, 2004. Interest Expense for the nine months ended December 31, 2004 was $37,336 incurred by Trinity on their previous line of credit.

Note 15 - Earnings Per Share

Earnings (Loss) Per Share — The Company follows SFAS No. 128, “Earnings per Share” (“EPS”) for computing and presenting earnings (loss) per share, which requires, among other things, dual presentation of basic and diluted earnings (loss) per share on the face of the statement of income. Basic EPS is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities, or other contracts to issue common stock, were exercised or converted into common stock. Outstanding stock options to acquire common shares, and outstanding warrants to acquire common shares, have not been considered in the computation of dilutive loss per share since their effect would be antidilutive.

The following is a summary of the Company’s outstanding common stock activity as of May 10, 2004:

Outstanding Shares Immediately Preceding RKDA Merger	24,393,351
Shares Issued in the Offering	32,000,000
Shares Issued per RKDA Merger	21,300,000
Shares Contributed to the Company per RKDA Merger	(1,300,000)
Shares Held in Escrow per RKDA Merger	(12,000,000)

Shares Included in Calculation of Earnings Per Share at March 31, 2004	64,393,351
Shares Issued to complete Post-merger Acquisitions	1,275,410

Shares Included in Calculation of Earnings Per Share at December 31, 2004	65,668,761

As of May 10, 2004, the effective date of the RKDA Merger, there were 76,393,351 shares of the Company’s common stock authorized and outstanding. The 32,000,000 Shares Issued in the Offering do not include an additional 980,000 shares of the Company’s common stock issued in the Offering through the date the Offering terminated on May 27, 2004, and an additional 840,000 shares of the Company’s common stock sold to key employees of the Company’s subsidiary. The Shares Held in Escrow Per RKDA Merger are not included for purposes of calculating the earnings per share in the pro forma statement of income.

Note 16 - Impairment of Goodwill

The Company closed an affiliate office and the related goodwill of $16,055 was written off.

Note 17 - Pro Forma Balance Sheet Presentation

A pro forma balance sheet for the period ended December 31, 2004 is not presented herein, because the historical balance sheet as presented in the Interim Financial Statement as of and for the period ended December 31, 2004 reflects the changes related to the acquisitions. The only additional change would be to increase the retained earning for the $111,196 of net income as a net result of the pro forma adjustments as shown on the pro forma income statement for the nine months ended December 31, 2004.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Critical Home Care, Inc.
Southfield, Michigan

We have audited the accompanying consolidated balance sheets of Critical Home Care, Inc. as of March 31, 2004 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the period ended March 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Critical Home Care, Inc. at March 31, 2004, and the results of its operations and its cash flows for the period ended March 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP
Certified Public Accountants
Kalamazoo, Michigan

October 6, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Critical Home Care, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Critical Home Care, Inc. and Subsidiaries (the “Company”) as of September 30, 2003, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Critical Home Care Inc. and Subsidiaries as of September 30, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements for 2003 have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company had an accumulated deficit of $7,951,000 and a working capital deficiency of $891,000. The Company also realized a net loss of $4,012,000 for the year ended September 30, 2003. The Company’s recurring losses from operations and its difficulty in generating sufficient cash flow to meet its obligations and sustain its operations raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

   /s/ Marcum & Kliegman, LLP

Marcum & Kliegman LLP
New York, New York
January 23, 2004, except Notes 7 and 11, which are dated February 3, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Critical Home Care, Inc. and Subsidiaries

We have audited the accompanying consolidated statement of operations, changes in shareholders’ equity and cash flows of Critical Home Care, Inc. and Subsidiaries (collectively the “Company”), for the nine months ended September 30, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows for the nine months ended September 30, 2002, in conformity with accounting principles generally accepted in the Untied States of America.

/s/ Grassi & Co., CPAs, P.C.

GRASSI & CO., CPAs, P.C.
New York, New York
February 5, 2003

CRITICAL HOME CARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$75,000	$2,000
Accounts receivable, net of allowance for doubtful accounts of $818,000 and $828,000	855,000	890,000
Inventory for resale, net of $200,000 reserve for 2004 (Note 3)	62,000	266,000
Prepaid expenses and other current assets	364,000	87,000

TOTAL CURRENT ASSETS	1,356,000	1,245,000

PROPERTY AND EQUIPMENT - NET (Note 4)	604,000	630,000
GOODWILL AND OTHER INTANGIBLE (Note 12)	—	1,937,000
OTHER	37,000	30,000

TOTAL ASSETS	$1,997,000	$3,842,000

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES
Note payable (Note 6)	$1,500,000	$—
Accounts payable	637,000	785,000
Accrued expenses and other current liabilities	231,000	316,000
Cash overdrafts	—	39,000
Current portion of long-term debt (Note 7)	464,000	619,000
Current portion of Officer note payable (Note 8)	704,000	377,000

TOTAL CURRENT LIABILITIES	3,536,000	2,136,000

LONG-TERM DEBT

Officer note payable less current portion (Note 8)	—	50,000
Notes payable less current portion (Note 7)	15,000	237,000

TOTAL LONG-TERM DEBT	15,000	287,000

TOTAL LIABILITIES	3,551,000	2,423,000

COMMITMENTS AND CONTINGENCIES (Note 14)

STOCKHOLDERS’ (DEFICIT) EQUITY:
Preferred stock, $0.25 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.25 par value; 100,000,000 shares authorized; 24,603,000 and 24,393,000 shares issued and outstanding for 2004 and 2003, respectively	6,151,000	6,098,000
Additional paid-in capital	3,525,000	3,272,000
Accumulated deficit	(11,230,000)	(7,951,000)

TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(1,554,000)	1,419,000

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$1,997,000	$3,842,000

The accompanying notes are an integral part of these consolidated financial statements.

CRITICAL HOME CARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE	FOR THE	FOR THE
	PERIOD ENDED	YEAR ENDED	PERIOD ENDED
	MARCH 31,	SEPTEMBER 30,	SEPTEMBER 30,
	2004	2003	2002
NET SALES	$2,011,000	$5,446,000	$1,286,000
COST OF GOODS SOLD	843,000	1,665,000	384,000

GROSS PROFIT	1,168,000	3,781,000	902,000

OPERATING EXPENSES:
Selling, general and administrative	2,093,000	5,499,000	1,065,000
Depreciation and amortization	43,000	94,000	12,000
Impairment of goodwill (Note 12)	1,857,000	1,500,000	—
Impairment of other intangibles	70,000	—	—

TOTAL OPERATING EXPENSES	4,063,000	7,093,000	1,077,000

LOSS FROM OPERATIONS	(2,895,000)	(3,312,000)	(175,000)

OTHER INCOME (EXPENSE):
Other income	—	138,000	—
Interest expense	(139,000)	(142,000)	(28,000)
Amortization of debt discount and deferred financing costs (Note 7)	—	(666,000)	—
Amortization of deferred debt discount, notes payable - other (Note 7)	(245,000)	(30,000)	—
Management and Billing Fee	—	—	96,000

	(384,000)	(700,000)	68,000

LOSS BEFORE PROVISION FOR INCOME TAXES	(3,279,000)	(4,012,000)	(107,000)

PROVISION FOR INCOME TAXES (Note 10)	—	—	—

NET LOSS	$(3,279,000)	$(4,012,000)	$(107,000)

BASIC AND DILUTED LOSS PER SHARE	$(0.13)	$(0.17)	$(0.00)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	24,467,000	24,308,027	16,432,000

The accompanying notes are an integral part of these consolidated financial statements.

CRITICAL HOME CARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE	FOR THE	FOR THE
	PERIOD ENDED	YEAR ENDED	PERIOD ENDED
	MARCH 31, 2004	SEPTEMBER 30, 2003	SEPTEMBER 30, 2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,279,000)	$(4,012,000)	$(107,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for bad debts	125,000	992,000	91,000
Depreciation and amortization	96,000	161,000	12,000
Interest paid with common stock	84,000	77,000	25,000
Stock option compensation	—	228,000	120,000
Amortization of debt discount and deferred financing costs	—	666,000	—
Amortization of deferred debt discount notes payable - other loan	245,000	30,000	—
Impairment of goodwill	1,857,000	1,500,000	—
Impairment of other intangibles	70,000	—	—
Changes in operating assets and liabilities
Accounts receivable	(87,000)	(787,000)	(276,000)
Inventory	204,000	19,000	32,000
Prepaid expenses and other current assets	23,000	(52,000)	(18,000)
Deposits	(7,000)	5,000	(21,000)
Accounts payable	(148,000)	328,000	60,000
Accrued expenses and other current liabilities	(83,000)	(35,000)	91,000

Total adjustments	2,379,000	3,132,000	116,000

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(900,000)	(880,000)	9,000

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchases of property and equipment	(75,000)	(90,000)	(385,000)
Deposit on acquisition	(300,000)	—	—

	(375,000)	(90,000)	(385,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash overdrafts	(39,000)	39,000	—
Proceeds from insurance settlement	11,000	—	—
Proceeds from convertible promissory notes,
net of $98,000 of debt issue costs	—	568,000	—
Proceeds from notes payable - other	274,000	475,000	501,000
Proceeds from note payable	1,500,000	—	—
Proceeds from (repayment of) notes payable - officer	277,000	427,000	(35,000)
Payment of long-term debt	(675,000)	(591,000)	(55,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,348,000	918,000	411,000

NET INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS	73,000	(52,000)	35,000
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,000	54,000	19,000

CASH AND CASH EQUIVALENTS, END OF PERIOD	$75,000	$2,000	$54,000

Supplementary information:
Cash paid during the period for:
Interest	$35,000	$2,000	$1,000
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of stock for asset acquisition	$—	$—	$3,500,000
Issuance of stock in repayment of debt, interest and conversion of notes payable	$85,000	$666,000	$—
Deferred Debt Discount	$—	$56,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

CRITICAL HOME CARE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY
FOR THE PERIOD ENDED SEPTEMBER 30, 2002,
FOR THE YEAR ENDED SEPTEMBER 30, 2003
AND FOR THE PERIOD ENDED MARCH 31, 2004

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2002	15,896,000	$3,974,000	$—	$(3,832,000)	$142,000

Stock issued for Settlement to Affiliate	254,000	63,000	32,000	—	95,000
Interest	100,000	25,000	75,000	—	100,000
Stock option Compensation	—	—	120,000	—	120,000
Value of debt Cancellation	—	—	61,000	—	61,000
Reverse Acquisition of NYMI	5,725,000	1,431,000	(1,431,000)	—	—
Acquisition of All Care	1,750,000	438,000	3,062,000	—	3,500,000
Net Loss	—	—	—	(107,000)	(107,000)

Balance, September 30, 2002	23,725,000	5,931,000	1,919,000	(3,939,000)	3,911,000

Common Stock issued for conversion of convertible promissory notes and interest	668,000	167,000	501,000	—	668,000
Stock option Compensation	—	—	228,000	—	228,000
Value of debt discount	—	—	568,000	—	568,000
Deferred debt discount	—	—	56,000	—	56,000
Net Loss	—	—	—	(4,012,000)	(4,012,000)

Balance, September 30, 2003	24,393,000	6,098,000	3,272,000	(7,951,000)	1,419,000

Stock issued for conversion of convertible promissory note and interest	210,000	53,000	32,000	—	85,000
Value of debt discount	—	—	221,000	—	221,000
Net Loss	—	—	—	(3,279,000)	(3,279,000)

Balance, March 31, 2004	24,603,000	$6,151,000	$3,525,000	$(11,230,000)	$(1,554,000)

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS

     Through March 31, 2004, the Company had experienced continuing losses, including a loss for the six months ended March 31, 2004 of $3,279,000. This combined with previous losses resulted in a working capital deficit of $11,230,000. The Company then raised additional capital and established a revolving credit facility to provide liquidity for the Company’s operations and to pursue an acquisition as part of its new business strategy. On May 7, 2004, the Company completed a total of $8,000,000 of a Regulation D Private Placement (the “Offering”). The Company subsequently sold an additional $245,000 of securities and terminated the Offering. The Company sold an aggregate of 32,980,000 shares at $0.25 per share together with 3,298,000 Class A Warrants exercisable for 7 years at $0.50 per share. The Placement Agent received warrants to purchase 2,298,000 shares, exercisable on a cashless basis for 7 years at $0.50 per share. The Placement Agent also received a 10% sales commission, and reimbursement of out-of–pocket expenses. The Company advanced $5 million of the net proceeds to complete the RKDA Merger described in Note 2 below; approximately $164,000 of the proceeds was used for the repayment of indebtedness and the balance for working capital.

     The consolidated financial statements for the year ended September 30, 2003, were prepared on the basis that the Company would continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. At September 30, 2003, the Company had an accumulated deficit of $7,951,000, a working capital deficiency of $891,000 and had realized a net loss of $4,012,000, which raised substantial doubt about the Company’s ability to continue as a going concern. During the period ended March 31, 2004, the substantial doubt about the Company’s ability to continue as a going concern was alleviated.

NOTE 2 – DESCRIPTION OF BUSINESS

     Critical Home Care, Inc. and subsidiaries (collectively, the “Company”) is incorporated in Nevada and based in Long Island, New York. The Company markets, rents and sells surgical supplies, orthotic and prosthetic products and durable medical equipment, such as wheelchairs and hospital beds. The Company also provides oxygen and other respiratory therapy services and equipment and operates in four retail outlets in the New York metropolitan area. Clients and patients are primarily individuals residing at home. The Company’s equipment and supplies are readily available in the marketplace and the Company is not dependent on a single supplier. Reimbursement and payor sources include Medicare, Medicaid, insurance companies, managed care groups, Health Maintenance Organizations (“HMO’S”), Preferred Provider Organizations (“PPO’s”) and private pay. The Company had one payor source, Medicare, which accounted for more than 10% of its revenue during the period ended March 31, 2004, the year ended September 30, 2003, and the period ended September 30, 2002.

     On July 12, 2002, the Company acquired 100% of the common stock of Classic Healthcare Solutions, Inc. (“Classic”); on August 8, 2002, the Company acquired substantially all of the assets and business operations of Homecare Alliance, Inc. (“Alliance”); on September 13, 2002, the Company acquired substantially all of the assets and business operations of All Care Medical Products, Inc. (“All Care”) and on September 26, 2002, the Company consummated a reverse acquisition with New York Medical, Inc. (“NYMI”) and NYMI changed its name to Critical. The results of operations of acquired businesses have been included with those of the Company since the respective dates of acquisition.

     For accounting purposes, the transaction between NYMI and the Company was considered, in substance, a capital transaction rather than a business combination and has been accounted for under the purchase method of accounting since the former shareholders of the Company owned a majority of the outstanding common stock of NYMI. Accordingly, the combination of the Company with NYMI was recorded as a recapitalization of the Company, pursuant to which the Company has been treated as the continuing entity for accounting purposes.

     On December 10, 2002, the Board of Directors approved a change of the Company’s fiscal year from a calendar year ending December 31 to a fiscal year ending September 30. Such change was effective as of the fiscal year (nine months) ended September 30, 2002 for both financial reporting and tax purposes. In connection with the RKDA Merger, the Company adopted a March 31 year end for both financial reporting and tax purposes.

     On May 4, 2004, following an Annual Meeting of Stockholders, the Company amended and restated its Articles of Incorporation to:

(i)	amend the par value and increase the number of authorized Shares of Common Stock to 150,000,000, $.001 par value per share, from 100,000,000, $.25 par value per share;

(ii)	authorize the issuance of serial preferred stock consisting of 5,000,000 shares, $.001 par value per share; and

(iii)	eliminate preemptive rights.

     Effective May 10, 2004, CHC Sub, Inc., a wholly owned subsidiary of the Company, merged with and into RKDA, Inc., a recently formed Michigan Corporation, (the “RKDA Merger”). RKDA’s assets consist of all of the capital stock of Arcadia Services, Inc. and the membership interest of SSAC, LLC d/b/a Arcadia Rx. RKDA acquired Arcadia Services, Inc. on May 7, 2004 pursuant to a Stock Purchase Agreement by and among RKDA, Inc., Arcadia Services, Inc., Addus HealthCare, Inc., and the principal stockholder of Addus HealthCare, Inc. (the “Arcadia Acquisition”). For descriptions of the terms of the RKDA Merger and the Arcadia Acquisition, please refer to the Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2004, as amended by the accompanying Form 8-K/A filed with the Commission on July 23, 2004.

     For accounting purposes, the transaction between RKDA and the Company was considered a reverse merger and RKDA, Inc. will be considered the acquirer of the Company for accounting purposes.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation – The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

     Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenue and expenses during the reporting period. These estimates primarily relate to the net realizable amounts of payments from customers, patients, and other third party payors in regard to allowance for doubtful accounts. Additionally, estimates are used to calculate the valuation of goodwill, inventory obsolescence and other asset valuations. Actual results could differ from those estimates.

     Revenue recognition – Revenues are recorded in the period the services were rendered at established rates reduced by provisions for doubtful accounts and contractual adjustments. Such adjustments represent the difference between charges at established rates and estimated recoverable amounts and were recognized in the period the services were rendered. Any differences between estimated contractual adjustments and actual final settlements were recognized as contractual adjustments in the year final settlements were determined. The Company reports revenues in its financial statements net of such adjustments, however, appeals are sometimes filed and if such appeals are decided in the Company’s favor, revenues would be readjusted.

     Allowance for doubtful accounts – The Company reviews all accounts receivable balances, provides for an allowance for uncollectible accounts, and estimates its bad debt expense based on historical analysis of its records. The basis of this analysis is from the aging of the receivable files, the patient, payer provider records, and additionally their payment history. Items that are greater than one year old are fully reserved. The balance of any reserve, which is established, is estimated based on the collection history from Company records. If actual collection experience changes, revisions to the allowance may be required. Any unanticipated change in customer’s credit worthiness or other matters affecting the collectibility of amounts due from such customers, could have a material effect on the results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

     Concentration of credit risk – The Company primarily provides health care services, medical need related equipment and customized devices and is reimbursed by the patient’s third-party insurers or governmentally funded health care insurance programs. The Company performs ongoing credit evaluations for its private pay customer patients and open account customers. The ability of the Company’s debtors to meet their obligations is dependent upon the financial stability of the insurers of the Company’s customer patients and future legislation and regulatory actions. The Company maintains reserves for potential losses from these receivables that historically have been within management’s expectations. The Company grants credit without collateral to its patients, who are primarily insured under third party agreements. Approximately 21% and 11% of the Company’s accounts receivable at March 31, 2004 and September 30, 2003 consists of amounts due from Medicare and Medicaid, respectively. The Company operates its business primarily in the New York Metropolitan area. Additionally a substantial portion of our revenue is attributable to payments received from third party payers, including the Medicare and Medicaid programs. For the period ended March 31, 2004 approximately 22% of our revenue was derived from Medicare and approximately 8% was derived from Medicaid. For the year ended September 30, 2003, revenues from Medicare and Medicaid were 20% and 6% respectively. In fiscal 2002, revenues from Medicare and Medicaid were 21% and 1%, respectively.

     Fixed assets and depreciation – The Company’s policy is to record the fixed asset at cost and depreciate or amortize fixed assets over the estimated useful lives of the assets (3-15 years) by use of the straight-line method.

     Reclassifications - Certain reclassifications have been made to the consolidated financial statements shown for the prior years in order to have them conform to the current year’s classifications.

     Other Intangible Assets — The intangible asset at September 30, 2003 consists of a covenant not to compete agreement, with a gross carrying amount of $100,000, which is being amortized over the 5-year term of the agreement. At September 30, 2003, the intangible asset is recorded net of $20,000 of accumulated amortization. Amortization expense will be $20,000 in each of the next four years.

     Property and equipment — Property and equipment are recorded at cost and depreciation is calculated on a straight-line basis over the estimated useful lives of the related assets as set forth in the table below.

Computer equipment	3 to 5 years
Delivery vehicles	2 to 5 years
Office equipment and	3 to 5 years
furniture and fixtures
Rental equipment	3 to 5 years
Leasehold improvements	the shorter of economic life or lease term

     Fair Value of financial instruments — The Company’s financial instruments consist of cash, accounts receivable, accounts payable and loans and notes payable. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risk arising from its financial instruments and that due to their primarily short term nature, their fair values approximate their carrying values, unless otherwise noted.

     Advertising expense — advertising expenses are expensed when incurred.

     Impairment of long-lived assets — The Company reviews its long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable. To determine if impairment exists, the Company compares the estimated future undiscounted cash flows from the related long-lived assets to the net carrying amount of such assets. Once it has been determined that an impairment exists, the carrying value of the asset is adjusted to fair value. Factors considered in the determination of fair value include current operating results, trends and the present value of estimated expected future cash flows.

     Earnings (loss) per share — The Company follows Statement of Financial Accounting Standards, (“SFAS”) No. 128, “Earnings per Share” (“EPS”) for computing and presenting earnings (loss) per share, which requires, among other things, dual presentation of basic and diluted earnings (loss) per share on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities, or other contracts to issue common stock were exercised or converted into common stock. Outstanding stock options to acquire 1,013,000 and 325,000 common shares for the year ended September 30, 2003 and the nine months ended September 30, 2002, respectively, have not been considered in the computation of dilutive earnings per share since their effect would be antidilutive.

     Inventory — Is valued at the lower of cost or market (first-in, first out method) and consists primarily of disposables, supplies and equipment used with patient service. During the period ended March 31, 2004, the Company recorded a reserve for obsolescence of $200,000.

     The Company’s had filed a Form 10Qsb for the six months ended March 31, 2004. Subsequent to the filing of the March 31, 2004 Form 10Qsb, in connection with the merger (See Note 2), the Company determined to adopt a March 31st year end.

     As disclosed in the March 31, 2004 Form 10Qsb, it was managements’ policy for interim accounting purposes, to calculate and adjust its inventory pursuant to a review of its historical gross profit percentages. At the Company’s fiscal year end the Company performs a physical inventory and values its inventory at the lower of cost or market (first-in, first-out method), which consisted primarily of disposables, supplies and equipment used in conjunction with patient service.

     Based on the physical count of the inventory on hand, the closing of a location and the non-saleable items noted management determined that it would be necessary for the Company to reserve for $200,000 of its inventory as of March 31, 2004.

	Previously		Previously
	Issued		Issued	Six months
	Three months Ended	Three Months Ended	Six months	Ended
	March 31, 2004	March 31, 2004	Ended	March 31, 2004
	(Unaudited)	(Adjusted Audited)	March 31, 2004	(Adjusted Audited)
			(Unaudited)
Inventory	$262,000	$62,000	$262,000	$62,000
Stockholders’ Deficit	(1,354,000)	(1,554,000)	(1,354,000)	(1,554,000)
Gross Profit	$461,000	261,000	1,368,000	1,168,000
Net Loss	(2,771,000)	(2,971,000)	(3,077,000)	(3,279,000)
Basic and Diluted Earnings (loss) Per Share	($0.11)	($0.12)	($0.13)	($0.13)

STOCK BASED COMPENSATION

     In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, “Accounting for Stock Based Compensation — Transition and Disclosure — an amendment of FASB Statement No. 123”. SFAS No. 148 amends SFAS No. 123, “Accounting for Stock Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method on reported results. The disclosure requirements apply to all companies for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. As permitted under SFAS No. 123, the Company continues to apply the Accounting Principals Board Opinion No. 25, “Accounting for Stock Issued to Employees”. As required under SFAS 148, the following table presents pro forma net loss and basic and diluted loss per share as if the fair value-based method had been applied to all awards.

	For the	For the	For the
	Period Ended	Year Ended	Period Ended
	March 31, 2004	September 30, 2003	September 30, 2002
Net loss as reported	$(3,279,000)	$(4,012,000)	$(107,000)
Stock based employee compensation expense
Under the intrinsic value method	—	228,000	—
Less: Total stock-based employee compensation expense determined under the fair value method,	(9,000)	(441,000)	—

Pro Forma net loss	$(3,288,000)	$(4,225,000)	(107,000)

Net loss per share:
Basic and diluted loss per share as reported	$(0.13)	$(0.17)	$(0.00)
Pro Forma basic and diluted loss per share	$(0.13)	$(0.17)	$(0.00)

     The fair value of options at date of grant was estimated using the Black-Scholes fair value based method with the following weighted average assumptions:

For the Year Ended
September 30, 2003
Expected life (years)	5
Interest rate	4-5%
Annual rate of dividends	0%
Volatility	210%

     Cash and cash equivalents — For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

     Income taxes — The Company accounts for income taxes in accordance with SFAS No. 109 “Accounting for Income Taxes”(“FAS 109”). It requires an asset and liability approach for financial accounting and reporting for income taxes.

     Basis of Presentation — Effective June 2004 the company changed its fiscal year end from September 30 to March 31. The consolidated financial statement includes the six month period from October 1, 2003 to March 31, 2004.

The following table presents certain unaudited financial information for the period from October 1, 2002 to March 31, 2003:

CRITICAL HOME CARE, INC. AND SUBSIDIARIES

(UNAUDITED) CONSOLIDATED STATEMENTS OF OPERATIONS

For The
Period Ended
March 31, 2003
(unaudited)
NET SALES	$3,195,000
COST OF GOODS SOLD	982,000

GROSS PROFIT	2,213,000

OPERATING EXPENSES:
Selling, general and administrative	2,680,000
Depreciation and amortization	48,000

TOTAL OPERATING EXPENSES	2,728,000

LOSS FROM OPERATIONS	(515,000)

OTHER INCOME (EXPENSE):
Other income	138,000
Interest expense	(62,000)
Amortization of debt discount	(672,000)

(596,000)

NET LOSS	$(1,111,000)

BASIC AND DILUTED LOSS PER SHARE	$(0.05)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	24,119,000

     Effective December 10, 2002, the company changed its fiscal year end from December 31 to September 30. The consolidated financial statement includes the nine month period from January 1 2002 to September 30, 2002.

     The following table presents certain unaudited pro forma financial information for the 12 month period from October 1, 2001 to September 30, 2002.

For The
Year Ended
September 30, 2002

(unaudited)
NET SALES	$1,585,000
COST OF GOODS SOLD	475,000

GROSS PROFIT	1,110,000

OPERATING EXPENSES:
Selling, general and administrative	1,231,000
Depreciation and amortization	15,000

TOTAL OPERATING EXPENSES	1,246,000

LOSS FROM OPERATIONS	(136,000)

OTHER INCOME (EXPENSE):
Interest expense	(28,000)
Management and Billing fees	96,000

68,000

LOSS BEFORE PRO FORMA CREDIT FOR INCOME TAXES	$(68,000)

PRO FORMA CREDIT FOR INCOME TAXES	(27,000)

PRO FORMA NET LOSS	$(41,000)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	16,102,000

     Intangible assets — In June 2001, the FASB issued SFAS No. 141, “Business Combinations” and SFAS No.142, “Goodwill and Other Intangible Assets”. SFAS 141 requires all business combinations to be accounted for using the purchase method of accounting and is effective for all business combinations initiated after June 30, 2001. SFAS No. 142 requires goodwill be tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards required. The adoption of SFAS No. 141 and SFAS No. 142, did not have a material effect on the Company’s consolidated financial position or results of operations for the nine months ended September 30, 2002. For the period ended March 31, 2004 and for the year ended September 30, 2003, pursuant to SFAS No. 142 the Company has recorded a charge of $1,857,430 and $1,500,000 respectively for the impairment of goodwill. (See Note 12)

     Recent pronouncements — In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated With Exit or Disposal Activities.” SFAS No.146 addresses the recognition, measurement and reporting of costs associated with exit and disposal activities, including restructuring activities that are currently accounted for in accordance with Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring).” The scope of SFAS No. 146 includes costs related to terminating a contract that is not a capital lease, costs to consolidate facilities or relocate employees, and certain termination benefits provided to employees who are involuntarily terminated. SFAS No.146 is effective for exit or disposal activities initiated after December 31, 2002. The adoption of FASB 146 did not have a material impact on the Company’s consolidated financial statements.

     In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” The statement amends and clarifies accounting for derivative instruments, including certain derivatives embedded in other contracts and for hedging activities under SFAS 133. This Statement is effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designed after June 30, 2003. The guidance should be applied prospectively. The provisions of this Statement that relate to SFAS 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15,2003, should continue to be applied in accordance with respective effective date. In addition, certain provisions relating to forward purchases or sales of when-issued securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30,2003. The adoption of SFAS No.149 did not have a material impact on the Company’s consolidated financial statements.

     In November 2002, the FASB issued Interpretation No. 45, (“FIN 45”) “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. FIN 45 requires a company, at the time it issues a guarantee to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN 45 are effective for guarantees issued or modified after December 31, 2002 and adoption of the disclosure requirements are effective for the Company as of December 31, 2002. The adoption of the recognition requirements of FIN 45 did not have a material impact on the Company’s consolidated financial statements.

     In January 2003, the FASB issued Interpretation No.46 (“FIN 46”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No.51.” FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period ending after September 15, 2003. The adoption of FIN 46 did not have a material impact on the Company’s consolidated financial statements.

     In May 2003 the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, (“SFAS No. 150”). SFAS No.150 establishes standards for classification and measurement in the statement of financial position of certain financial instruments with characteristics of both liabilities and equity. It requires classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No.150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No 150 did not have a material impact on the Company’s consolidated financial statements.

NOTE 4 – PROPERTY AND EQUIPMENT

     Property and equipment at March 31, 2004 consist of the following:

		Accumulated	Book Value
	Cost	Depreciation	March 31, 2004
Delivery Vehicle	$63,000	$30,000	$33,000
Furniture & Fixtures	121,000	41,000	80,000
Leasehold Improvement	142,000	43,000	99,000
Office Equipment	49,000	22,000	27,000
Rental Equipment	486,000	121,000	365,000

	$861,000	$257,000	$604,000

     Property and equipment at September 30, 2003 consist of the following:

			Book Value
		Accumulated	September 30,
	Cost	Depreciation	2003
Delivery Vehicle	$49,000	$21,000	$28,000
Furniture & Fixtures	121,000	29,000	92,000
Leasehold Improvement	142,000	29,000	113,000
Office Equipment	49,000	17,000	32,000
Rental Equipment	432,000	67,000	365,000

	$793,000	$163,000	$630,000

     Depreciation expense for the periods ended March 31, 2004, the year ended September 30, 2003, the period ended September 30, 2002 were $86,000, $141,000 and $12,000 respectively.

NOTE 5 — ISSUANCE OF SECURITIES

     During the year ended September 30, 2003, the Company and certain holders of notes payable - asset acquisitions, notes payable — other and note payable — officer agreed to amend the respective maturity dates of their notes whereby they became long-term obligations.

     During October and December 2002, the Company sold a total of $666,000 of convertible promissory notes (the “Notes”) pursuant to a private placement (the “Private Placement”). The Notes which beared interest at the rate of eight percent (8%) per annum were due on February 28, 2003 and were convertible into common stock at the rate of one share for every $1.00 of Notes at the Company’s discretion. In November 2002 and February 2003, the Company elected to convert the total proceeds of $666,000 Notes into 666,000 shares of common stock. An additional 2,168 shares were issued as payment of accrued interest. As a result of the conversion price of $1.00 being less than the fair market value of $2.50 per shares on the dates the notes were purchased, there was a beneficial conversion feature of $995,000. Such amount, however, is limited to the total investment made and therefore the Company recorded a non-cash debt discount and beneficial conversion feature charge of $666,000 during the year ended September 30, 2003.

     On January 28, 2004, the Company agreed to issue 210,000 shares of its common stock to the Rubin Family Irrevocable Trust, a lender to the Company, in consideration for numerous extensions of the maturity date of its loan. The shares were valued at $0.40 per share and $84,000 was therefore charged to interest expense during the three months ended March 31, 2004. The debt was repaid in full on March 24, 2004, and the shares were issued as of March 31, 2004.

NOTE 6 — NOTE PAYABLE

     On March 11, 2004, the company entered into a 12% $1,500,000 Subordinated Promissory Note due June 12, 2004, unless prepaid. If the note is repaid before maturity, the Company shall pay a 1% termination fee to the lender. The bridge lender received warrants to purchase 250,000 shares of the Company’s Common Stock exercisable for 7 years at $0.50 per share. Using the Black Scholes method of option valuation, these options were valued at $94,000 which amount is being amortized over the life of the loan. The amount of amortization expense recorded for the period ended March 31, 2004 was $21,000, (See Note 1). On June 12, 2004 the Promissory Note was amended and restated to a 12% subordinated convertible promissory note with final payment due October, 2005.

NOTE 7 — LONG-TERM DEBT

	March 31	September 30,
	2004	2003
Notes payable, issued between July 2002 and February 2003 pursuant to working capital loans provided by three unrelated parties bearing interest ranging from 5% to 12% per annum and dates of maturity through April 2004. The notes were paid in full in April 2004 and May 2004. Balance is reported net of discount of $2,000 and $26,000 at March 31, 2004 and September 30, 2003, respectively. (See Note 11)	$223,000	$612,000

Note payable issued in September 2002 pursuant to the All Care Asset Acquisition Agreement, unsecured, originally due September 30, 2003, modified on April 16, 2003, bearing interest at 7% per annum and payable August 15, 2005. This debt was re-negotiated and paid in full during May 2004.	$233,000	$233,000

Notes payable issued in during February 2004 for the purchase of a delivery vehicle payable in monthly installments of $665 and $558 including interest at 7.3% and 6.9% per annum maturing in March 2007 and April 2005 and secured by the delivery vehicle.	$23,000	$11,000

	$479,000	$856,000
Less: Current portion	(464,000)	$(619,000)

Long-term debt, net of current maturities	$15,000	$237,000

NOTE 8 – Officer Note Payable

	March 31,	September 30,
	2004	2003
Notes payable, officer, issued from January 2003 through December 2003 pursuant to working capital loans from the President of the Company bearing interest at 8% per annum and due at dates from May 2004 through October 2005. Of this amount, $150,000 was converted into equity in May 13, 2004, at $0.25 per share. (See Note 5)	$704,000	$427,000

Note 9 – Acquisitions

     On August 8, 2002, Classic Healthcare Solutions, Inc. (“Classic”), a wholly owned subsidiary of the Company, acquired substantially all of the assets of Homecare Alliance, Inc. (“Alliance”) for a purchase price of $250,000 of which $100,000 was in cash and $150,000 was payable through the issuance of Notes. On September 13, 2002, through another wholly owned subsidiary, the Company acquired substantially all of the assets of All Care Medical Products, Inc. (“All Care”) for a purchase price of $4,025,000 consisting of $200,000 in cash, $325,000 in notes, and 1,750,000 shares of the Company’s common stock valued at $2.00 per share. The primary purpose of these acquisitions was to expand the Company’s product lines and market area as well as to consolidate the overhead expenses and to increase revenues. Goodwill of $3,357,000 arose in the All Care transaction, which is not deductible for tax purposes.

     The revenues and costs of these two operations have been included with those of the Company since their respective dates of acquisition. The allocation of the purchase prices, including certain acquisition costs of $25,000 and $130,000 respectively, was as follows:

	Alliance	All Care
Cash	$—	$78,000
Accounts receivable	—	557,000
Inventory	168,000	433,000
Fixed assets	107,000	206,000
Security deposits	—	14,000
Goodwill	—	3,357,000
Accounts payable	—	(230,000)
Loan payable to stockholder	—	(15,000)
Accrued liabilities	—	(245,000)

	$275,000	$4,155,000

     On September 26, 2002, New York Medical, Inc., (a Nevada corporation) (“NYMI”) and Critical Home Care, Incorporated (“Critical”) consummated an acquisition whereby NYMI cancelled 8,975,000 of its 14,700,000 common shares then outstanding and issued (a) 16,250,000 new shares of restricted common stock to the stock holders of Critical in exchange for all of the issued and outstanding shares of Critical and, (b) 1,750,000 new shares of restricted common stock to consummate the All Care Asset Purchase, as described above. This transaction resulted in a change in control of NYMI and a total of 23,725,000 outstanding shares of common stock. In addition, NYMI changed its name to Critical Home Care, Inc. The sole operating subsidiary of Critical prior to the acquisitions described above was Classic which had been acquired by Critical on July 12, 2002.

     For accounting purposes, the transaction between NYMI and Critical is considered, in substance, a capital transaction rather than a business combination. The exchange has been accounted for as a reverse acquisition under the purchase method of accounting since the former shareholders of Critical now own a majority of the outstanding common stock of NYMI. Accordingly, the combination of Critical with NYMI has been recorded as a recapitalization of Critical, pursuant to which Critical has been treated as the continuing entity for accounting purposes and the historical financial statements presented are those of Critical. Such historical financial statements reflect the results of operations of Classic which was a Sub Chapter S corporation through the date of its acquisition on July 12, 2002, and all historical tax effects have therefore been shown on a pro-forma basis.

     The acquisition of Alliance was not considered material for purposes of including pro-forma information but the acquisition of All Care was. Therefore, the pro-forma unaudited condensed statements of operations presented below represents what the results of operations of the combined companies would have been had the All Care acquisition taken place at the beginning of the fiscal period shown.

For the Nine
Months ended
September 30, 2002
Sales	$4,172,000
Cost of sales	1,353,000

Gross profit	2,819,000
Operating expenses	2,767,000

Operating income	52,000
Other income	3,000
Income before taxes	$55,000
Pro-forma income taxes	22,000

Pro-forma net income	$33,000
Basic and diluted earnings per share	$0.00

Basic and diluted weighted common shares outstanding	16,432,000

NOTE 10 – Income Taxes

     As of March 31, 2004, the Company has net operating loss carryforwards (“NOLs”) of approximately $2,754,000, which may be available to reduce taxable income if any. These NOLs expire through 2024. However Internal Revenue Code Section 382 rules limit the utilization of NOLs upon a change in control of a company. It has been determined that a subsequent change in control has taken place. Since the change in control has taken place utilization of the Company’s NOLs will be subject to severe limitations in future periods, which could have an effect of eliminating substantially all the future income tax benefits of the NOLs.

     Components of the provision (benefit) for income taxes are as follows:

	2004	2003
Current
Federal	$-0-	$-0-
State and local	-0-	-0-
Deferred
Federal	$-0-	$-0-
State and local	-0-	-0-

Total	$-0-	$-0-

	2004	2003
Income tax provision at 34%	(34.0%)	(34.0%)
State and local income taxes net of federal benefit	(6.0%)	(6.0%)
Non deductible goodwill impairment	23.2%	14.9%
Non deductible amortization of beneficial conversion feature	0.0%	5.7%
Net operating losses not utilized	16.8%	19.4%

	0.0%	0.0%

     As of March 31, 2004, the Company has net operating loss carryforwards of approximately $2,754,000 that will be available to offset future taxable income through the dates shown below:

March 31,
2022	$220,000
2023	1,191,000
2024	1,343,000

$2,754,000

     Significant components of the Company’s deferred tax assets and liabilities are comprised of the following:

	March 31, 2004	September 30, 2003
Allowance for doubtful accounts	$327,000	$331,000
Non-deductible expenses	—	121,000
Net operating loss	1,102,000	564,000
Other	—	(10,000)

Total	$1,429,000	$1,006,000
Valuation allowance	(1,429,000)	(1,006,000)

Net deferred taxes	$-0-	$-0-

     FAS 109 requires that a valuation allowance be established when it is “more likely than not” that all or a portion of deferred tax assets will not be realized. A review of all available positive and negative evidence needs to be considered, including a company’s performance, the market environment in which the company operates, the length of carryback and carryforward periods, and expectation of future profits, etc. FAS 109 further states that forming a conclusion that a valuation allowance is not needed is difficult when there is negative evidence such as the cumulative losses in recent years. Therefore, cumulative losses weigh heavily in the overall assessment. The Company will provide a full valuation allowance on future tax benefits until it can sustain a level of profitability that demonstrates its ability to utilize the assets, or other significant positive evidence arises that suggests the Company’s ability to utilize such assets.

     Tax benefits from the utilization of net operating loss carryforwards will be recorded at such time and to such extent, they are more likely than not to be realized. As such, the resulting estimated deferred tax assets of approximately $1,400,000 as of March 31, 2004, have been offset by a corresponding valuation allowance.

NOTE 11 – Stock Option Information

     On September 26, 2002, the Company’s Board of Directors adopted the Critical Home Care, Inc. 2002 Employee Stock Incentive Plan (the “Plan”). The Plan covers an aggregate of 2 million shares of the Company’s common stock which may be granted to employees, salaried officers, directors and other key persons employed by, or having a business relationship with, the Company, or its Subsidiaries, in the form of incentive stock options, non-qualified stock options, and/or awards of stock granted under the Plan during the ten year period following the date of the Plan’s adoption.

     On February 3, 2004, the Company entered into an Amended and Restated Promissory Note for a total of $500,000 (the “Restated Note”) with Stephen Garchik, Trustee (“Garchik”) and simultaneously executed a related stock option agreement and a registration rights agreement in favor of Garchik. The Restated Note is comprised of $250,000 previously loaned to the Company in February 2003 and originally due in April 2004, and an additional $250,000, which was loaned to the Company on February 3, 2004.

     The stock option agreement provides Garchik with ten-year options to acquire 500,000 shares of the Company’s common stock at $0.25 per share and all such options vested upon grant and the registration rights agreement provides Garchik with certain piggyback registration rights in the event that the Company files a registration statement. The Restated Note bears interest at Prime, as published in the Wall Street Journal plus 1% and principal and all accrued interest was due June 30, 2004. The restated note and all accrued interest were paid in full on March 12, 2004. Deferred debt discount in the amount of $200,000 relative to this transaction was expensed in the three month period ended March 31, 2004, since the loan and repayment took place during the period.

     Pursuant to the terms of their employment agreements, each dated September 26, 2002, David Bensol, Chief Executive Officer and Bradley Smith, Executive Vice President, were awarded five-year options to purchase 100,000 and 75,000 shares of common stock, respectively. All such options vested quarterly from December 31, 2002 through September 30, 2003 and are exercisable at $1.00 per share for five years from the date of grant. At September 26, 2002 the fair market value of these options was $2.30 per share. As a result, the Company has recorded a charge to operations for stock option compensation in the amount of $228,000 during the year ended September 30, 2003.

     In September 2002, in connection with his joining the Board of Directors, Mitchell Cooper was granted a five-year non-qualified stock option to purchase 50,000 shares of common stock exercisable at $1.50 per share, the fair market value, all of which options vested immediately.

     In addition, on September 26, 2002, also in connection with their joining the Board of Directors, Dr. Barbara Levine and Delbert Spurlock, Jr. were each granted five-year non-qualified stock options to purchase 50,000 shares of common stock at an exercise price of $1.50 per share, all of which options vested immediately. Dr. Levine and Mr. Spurlock will be granted options to purchase up to 200,000 shares of common stock based upon their continued service to the Company. These options will be granted in 50,000 share increments on each of the first four anniversary dates of their joining the Board of Directors and will be exercisable at the fair market value on the respective of Directors and will be exercisable at the fair market value on the respective dates of grant. The first such grant of options to acquire 50,000 common shares was awarded to each of Mr. Spurlock and Dr. Levine on September 26, 2003. These options are exercisable at $0.23 per share the fair market value on date of grant vested in full upon grant and expire on September 25, 2008. In the event of a buyout of the Company, their remaining future options shall be granted and will vest immediately.

     In February 2003, in connection with loans to the Company in the aggregate amount of $325,000 from two unrelated parties, the Company granted five-year options to acquire 187,500 shares of the Company’s common stock. The options are exercisable at $1.00 per share and were fully vested upon grant. (See Note 7)

     On March 10, 2003, in connection with his joining the Company as Chief Financial Officer, Eric S. Yonenson was granted five-year options to purchase up to 250,000 shares of common stock. The options are exercisable at $0.17 per share, the fair market value on the date of grant, and expire on March 9, 2008. 50,000 options vested upon grant, and the balance vests ratably on a monthly basis as of the last day of the month for each of the first 36 months following the date of the grant.

     On April 17, 2003, the Company granted five-year options to acquire 168,900 shares of the Company’s common stock to 34 employees. Such options are exercisable at $0.25 per share and vested 20% upon the date of grant with the remaining options vesting at 20% per year on each of the four anniversary dates following the date of grant. As of March 31, 2004 and September 30, 2004, 62,100 and 18,300 of these options, respectively, had been forfeited as a result of the termination of employment.

     The following table illustrates the Company’s issuance of stock options and outstanding stock option balances since the Company adopted the Plan:

	March 31, 2004		September 30, 2003		September 30, 2002
		Weighted		Weighted		Weighted
		Average		Average		Average
	Outstanding	Exercise	Outstanding	Exercise	Outstanding	Exercise
	Options	Price	Options	Price	Options	Price

Outstanding at beginning of period	1,013,100	$0.68	325,000	$1.23	—	—
Granted	15,000	0.25	706,400	0.43	325,000	$1.23
Exercised	—	—	—	—	—	—
Forfeited	(62,100)	0.25	(18,300)	0.25	—	—

	966,000	$0.66	1,013,100	$.68	325,000	$1.23

     As of September 31, 2003, 725,953 options were exercisable.

Additional information pertaining to outstanding options at March 31, 2004:

Exercise		Remaining	Average		Average
Price	Outstanding	Life	Exercise	Exercisable	Exercise
Range	Options	(Years)	Price	Options	Price
$1.50	150,000	3.49	$1.50	150,000	$1.50
$ .23	100,000	4.49	$.23	100,000	$.23
$1.00	175,000	3.49	$1.00	175,000	$1.00
$ .25	103,500	4.08	$.25	38,400	$0.25
$ .17	250,000	4.00	$.17	133,333	$0.17
$1.00	187,500	3.67	$1.00	187,500	$1.00

	966,000		$.66	784,233	$0.66

     The Company has elected to account for its stock based compensation plan using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB No. 25) and to provide the pro-forma disclosure required by SFAS No. 123. Under the provisions of APB No. 25, compensation cost for stock options is measured as the excess, in any, of the quoted market price of the Company’s common stock at the date of grant over the amount an option holder must pay to acquire the stock. The Company recorded $228,000 of stock option compensation to operations for the year ended September 30, 2003.

NOTE 12 – IMPAIRMENT OF GOODWILL

     SFAS 142 “Goodwill and Other Intangible Assets”, requires that an impairment test for goodwill and other intangible assets be performed in two steps, (i) determine impairment based upon fair value of a reporting unit as compared to its carrying value, and (ii) if there is an impairment, measure the impairment loss by comparing the implied fair value of goodwill with the carrying amount of the goodwill. Due to continued losses realized by the All Care Medical Products division, closing of a store location, continued cash flow difficulties and the loss of key sales employees, management performed a test, which resulted in a $1,500,000 impairment charge during the year ended September 30, 2003. The methodology included various financial calculations and assumptions that projected future operations of the All Care division (the reporting unit) on its own. At September 30, 2003 the Company obtained an independent valuation from a third party and management concluded that no additional adjustment for impairment was required. Further, management determined that a $1,857,000 impairment charge, representing the remaining carrying value of the goodwill, be recorded during the period ended March 31, 2004. Additionally, the Company recorded a charge for the impairment of other intangibles in the amount of $70,000 (covenant not to compete) relative to the All Care Medical Products asset acquisition, since this asset has no future benefit. This amount was charged to expense during the period ended March 31, 2004.

NOTE 13 – LEGAL PROCEEDINGS

     In April 2003, Ruth Davis and Herman Davis (wife and husband) commenced a lawsuit in Nassau County Supreme Court against the Company’s subsidiary, Classic Healthcare Solutions, Inc. (“Classic”). Plaintiff Mrs. Davis claims to have sustained injuries on September 15, 2002, from an alleged malfunction of the chair lift, which she acquired from Classic, and claims damages of $2,000,000. In addition, plaintiff Mr. Davis claims damages of $500,000 for loss of services.

     The lawsuit was resolved by the insurance carrier on June 2, 2004. The Company will have no monetary exposure for any payments either presently or in the future, based upon the settlement.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

     The Company leases facilities at 762 Summa Avenue, Westbury, New York. These facilities serve as the corporate headquarters and operations center. The facilities encompass approximately 10,000 square feet at a fixed monthly rental of $6,850 and the lease expires in June 2007. The Company also rents three points of service locations in Patchogue, Babylon and Lake Success all located on Long Island, New York at a combined rental of approximately $25,000 per month. Total rent expense for the period ended March 31, 2004, for the year ended September 30, 2003 and the period ended September 30, 2002 was $195,000 and $328,000 and $86,000 respectively.

     As of March 31, 2004 the Company had contractual obligations in the form of non-cancelable operating leases and employment agreements as follows:

		Payments due by March 31,
	Total	2005	2006	2007	2008	2009
Operating Leases	622,000	166,000	146,000	152,000	89,000	69,000
Employment Agreements	300,000	150,000	150,000	—	—	—

Total	$922,000	$316,000	$296,000	$152,000	$89,000	$69,000

     On January 31, 2004 the Company cancelled the lease for its prior location in Woodbury, New York and received a release for the balance of their lease commitment through November 2009 from the landlord. In addition, on February 1, 2004 the Company signed a lease for its new Lake Success, New York location that becomes effective on March 1, 2004 and future rental cost is included in the above table.

     On September 26, 2002, the Company entered into an employment agreement with David S. Bensol, whereby Mr. Bensol agreed to serve as our Chief Executive Officer, President and Chairman of our Board of Directors for a term of three years. The agreement shall be automatically extended for successive one year periods unless we notify Mr. Bensol in advance in writing. The agreement provides Mr. Bensol with annual salary of $150,000, certain performance based increases and an annual bonus as determined by our Board of Directors. Mr. Bensol’s compensation also includes options to purchase 100,000 shares of common stock of the Company (see Note 11), which vested quarterly commencing on December 31, 2002 and are exercisable at a $1.00 per share for a five-year period following the date of the grant. Mr. Bensol is entitled to participate in any pension, health care and benefit plans that we make available to senior executives. The agreement includes a 24-month non-competition provision effective from the date of termination of employment. On May 7, 2004 Mr. Bensol entered into a new employment agreement see “Employment Agreements” below.

     On September 26, 2002, the Company entered into an employment agreement with Bradley M. Smith, whereby Mr. Smith agreed to serve as our Executive Vice President, Secretary and Director for a term of three years. The agreement shall be automatically extended for successive one year periods unless we notify Mr. Smith in advance in writing. The agreement provides Mr. Smith with an annual salary of $125,000, certain performance based increases and an annual bonus as determined by our Board of Directors. Mr. Smith’s compensation also includes options to purchase 75,000 shares of common stock (see Note 11) of the Company, which vested quarterly commencing on December 31, 2002 and are exercisable at a $1.00 per share for a five-year period following the date of the grant. Mr. Smith is entitled to participate in any pension, health care and benefit plans that we make available to senior executives. The agreement includes a 24-month non-competition provision effective from the date of termination of employment.

     In connection with the All Care asset purchase, which closed on September 13, 2002, the Company entered into a consulting agreement with Luigi Piccione, the seller of the All Care Assets. Such agreement calls for annual payments of $150,000 and has a term of five years unless terminated earlier for specific reasons stated in the agreement such as fraud, willful misconduct and the like. This agreement was terminated before May 10, 2004.

     On March 10, 2003, the Company entered into an employment agreement with Eric S. Yonenson, whereby Mr. Yonenson agreed to serve as our Chief Financial Officer for a term of three years. The agreement provides that Mr. Yonenson with an annual salary of $115,000, certain performance based increases and an annual bonus as determined by our Board of Directors. Mr. Yonenson’s compensation also includes options to purchase 250,000 shares of common stock of the Company, 50,000 shares vested immediately, the balance vests ratably on a monthly basis for the first 36 months following the date of the grant after the first month anniversary of the agreement. These options are exercisable at a $0.17 per share for a five-year period following the date of the grant. Mr. Yonenson is entitled to participate in any pension, health care and benefit plans that we make available to senior executives. As of September 30, 2003 an additional 33,333 shares have vested.

     In April 2003, the Company entered into an Amended Consulting Agreement with Rockwell Capital Partners, LLC (“Rockwell”), its investment banker. The agreement expires in November 2005, unless terminated earlier pursuant to its terms. The agreement calls for Rockwell to provide consulting services relating to strategic planning, product development and general business and financial matters. The annual fee to be paid to Rockwell is $125,000 through November 2004 and $130,000 thereafter. This agreement was terminated before May 10, 2004.

     During September and October of 2003, the Company entered into three eighteen month operating equipment leases, which are payable in monthly installments of approximately $3,700, which were collateralized by certain equipment of the Company. Certain officers of the Company guaranteed these leases. Subsequent to the lease agreements the Company sold the collateralized equipment, which constituted a default in the agreements.

NOTE 15 – SUBSEQUENT EVENTS

     RKDA MERGER, CHANGE IN CONTROL OF THE BOARD OF DIRECTORS AND PRIVATE PLACEMENT

     On May 10, 2004, the Company, CHC Sub, Inc., a wholly-owned subsidiary of the Company, John E. Elliott, II, Lawrence R. Kuhnert and David S. Bensol consummated the Agreement and Plan of Merger under which CHC Sub,Inc., merged with and into RKDA, Inc. The purchase price paid was 21,300,000 shares of Critical common stock and 1,000,000 seven-year class A warrants exercisable at $0.50 per share. Bensol contributed 1,300,000 shares of common stock owned by him back to the Company as part of this transaction. RKDA’s assets consist of all of the capital stock of Arcadia Services, Inc. and the membership interests of SSAC, LLC d/b/a Arcadia Rx. (collectively “Arcadia”). RKDA had acquired Arcadia Services, Inc. immediately prior to the closing of the RKDA Merger. The Company also advanced $5,000,000 to RKDA which was used to pay a portion of the cash purchase price of Arcadia Services, Inc. The cash was part of a total of $8,245,000 raised in a Regulation D private placement of 32,980,000 common shares at a price of $0.25 per share which was completed and terminated. The offering also included seven year warrants to buy 3,298,000 common shares of stock at an exercise price of $0.50 per share. The Placement Agent received a 10% sales commission, reimbursement for out-of-pocket expenses and seven year warrants to purchase 2,298,000 shares of the Company’s common stock exercisable on a cashless basis at $0.50 per share.

     Arcadia Services, Inc., is a national provider of staffing and home care services currently operating in 22 states with annual revenues of approximately $75,000,000. Arcadia operates through 56 affiliated and 18 company-owned offices. Arcadia’s medical staffing includes registered nurses, licensed practical nurses, certified nursing assistants, respiratory therapists, technicians and medical assistants. Its non-medical staffing includes light industrial, clerical and technical personnel. Arcadia’s home care staffing includes personal care aides, home care aides, homemakers and companions. Arcadia also offers physical therapists, occupational therapists, speech pathologists, and medical social workers. Arcadia Rx is a mail service pharmacy based in Paducah, Kentucky with annual revenues of approximately $3,000,000.

     Dr. Barbara Levine and Mr. Bradley Smith resigned as directors leaving Mr. David S. Bensol and Mitchell Cooper as the remaining original directors of the Company. Messrs. Elliott and Kuhnert became Chief Executive Officer and Chief Operating Officer, respectively, and were elected to the Company’s Board of Directors and have the right to elect a director of their choosing which will result in three directors out of five being under the control of Elliott and Kuhnert and therefore a change in control of the Company’s Board of Directors has occurred.

     John E. Elliott, II, Lawrence Kuhnert and David S. Bensol have escrowed 6 million, 4 million and 2 million shares of Critical Home Care, Inc., common stock, respectively, pursuant to Escrow Agreements dated as of May 7, 2004 (collectively, the “Escrow Shares”). Fifty (50%) percent of the Escrow Shares will be released from escrow in each of the next two 12 month periods, if RKDA, in the case of Elliott and Kuhnert, and the Company, in the case of Bensol, meets the following milestones: for the 12 month period ending March 31, 2006, an Adjusted EBITDA (as defined) of $9.7 million and for 12 month period ending March 31, 2007, an Adjusted EBITDA of $12.5 million. Alternatively, the Escrow Shares shall be released in 2007 if RKDA, in the case of Elliott and Kuhnert, and the Company, in the case of Bensol, obtains an Adjusted EBITDA for the two 12 month periods ending March 31, 2007 of at least $22.2 million. In addition, for any of the Escrow Shares to be released pursuant to the foregoing thresholds, the Company’s, in the case of Bensol, and RKDA’s, in the case of Elliott and Kuhnert, Debt to Adjusted EBITDA ratio must be 2.0 or less for both fiscal periods. Nevertheless, twenty (20%) percent of the Escrow Shares (2.4 million shares) will be released if the Company’s Common Stock remains at least $1.00 per share for 30 consecutive trading days or the average closing price for any consecutive 45 day period is at least $1.00 per share, even if the EBITDA thresholds are not met.

     COMERICA BANK CREDIT AGREEMENT

     On May 7, 2004, Arcadia Services, Inc and three wholly owned-subsidiaries entered into a loan Agreement with Comerica Bank. The agreement provides the borrowers with a revolving credit facility of up to $12 million through May 7, 2006. The initial advance on May 7, 2004, was in the amount of $11 million. The initial advance was immediately distributed up to RKDA, Inc. to fund a portion of the purchase price of the capital stock of Arcadia by RKDA from the seller. All other advances under the credit facility shall be used solely for working capital purposes. RKDA granted Comerica Bank a first priority security interest in all of the issued and outstanding stock of Arcadia. The Arcadia subsidiaries and Arcadia granted the bank security interests in all of their assets and the seller subordinated $500,000 of indebtedness of Arcadia to Arcadia’s indebtedness to Comerica Bank. RKDA and its former principals, Elliott and Kuhnert, each executed a personal guaranty to Comerica Bank over all indebtedness of Arcadia and its subsidiaries.

     Advances under the credit facility bear interest at the prime-based rate (as defined) or the Eurodollar-based rate (as defined), at the election of borrowers. Arcadia agreed to various financial covenant ratios; to have any person who acquires Arcadia capital stock pledge such stock to Comerica Bank, and along with Elliott and Kuhnert, to customary negative covenants.

     EMPLOYMENT AGREEMENTS

     Elliott, Kuhnert, and Bensol entered into substantially similar Employment Agreements on May 7, 2004, as Chief Executive Officer, President and Chief Operating Officer, and Executive Vice President, respectively. Each agreement is for three years, automatically renewable for successive one-year periods unless terminated on three months’ prior written notice. Each officer is being paid $150,000 per annum in salary and is eligible to receive a discretionary annual bonus determined by the Board of Directors. If either Elliott, Kuhnert, or Bensol’s Employment Agreement is terminated by the Company other than for cause (as defined) or by the executive for good reason (as defined) then such executive shall receive twice his base salary. Upon a change in control, other than the RKDA Merger, if the executive is terminated by the Company other than for cause or by the executive for good reason, the executive shall receive three times his total compensation for the past year. Each executive agreed not to compete with the Company within North America for the one-year-period following termination of his employment.

     Elliott and Kuhnert were each granted stock options to purchase 4 million shares of Common Stock exercisable at $0.25 per share. The options shall vest in six tranches provided certain adjusted EBITDA milestones are met through fiscal 2008, subject to acceleration upon certain events occurring. The options may be executed by Elliott and Kuhnert as long as they are employed by the Company and for one year from termination for any reason.

     SETTLEMENT OF CERTAIN LIABILITIES

     On April 21, 2004, David S. Bensol transferred 250,000 shares of his common stock of the Company to Global Asset Management, LLC (“Global”). Global is an affiliate of Rockwell Capital Partners, LLC (“Rockwell”) and of Vertical Capital Partners, Inc. (“Vertical”) with whom the Company had a financial consulting agreement dated November 15, 2002 and amended on April 10,2003, payable at the rate of $ 10,000 per month through October 2005. The shares were in consideration of Rockwell and Vertical canceling such agreement, and any prior agreements. The shares are not registered but do carry registration rights that call for a registration statement to be filed within 90 days of April 21, 2004.

     In May 2004, David S. Bensol, Robert Rubin, and Kenneth Orr, two other founding shareholders, each agreed to contribute or cause affiliates to contribute 200,000 shares of their Critical common stock to Cleveland Overseas, Ltd. (“Cleveland”) in full payment of the Company’s $150,000 debt to Cleveland which matured on April 30, 2004, and in exchange for the release of their personal guarantees and stock pledges to Cleveland. In addition, the Company reduced the exercise price to Cleveland of a 7 year warrant to acquire 100,000 common shares to $0.50 per share. Upon completion of this pending transaction the Company’s debt to Cleveland, consisting of $150,000 principal and $8,000 of accrued interest will be considered paid in full.

     On May 7, 2004, David S. Bensol transferred 350,000 shares to Luigi Piccione (“Piccione”), the seller of the assets of All Care Medical Products, Inc., pursuant to a settlement agreement which provided for the payment to Piccione of the shares and $164,000 in cash from the Company. In return, Piccione cancelled the remaining 36 months of the lease on the Patchogue facility, agreed to a month to month tenancy, agreed to a reduction of $82,500 in the amount due on the original acquisition promissory note and accrued interest which would then be considered paid in full. Piccione also terminated his existing consulting agreement for $150,000 annually plus certain benefits and accepted a new agreement which calls for annual payments of $24,000 through September 2007 and the payment of certain health insurance and other benefits.

     On May 13, 2004, David S. Bensol converted $150,000 of his debt into 600,000 shares of the Company’s common stock at $0.25 per share, plus 60,000 Class A warrants identical to those issued in connection with the Company’s May 7, 2004 Offering (defined below), pursuant to a resolution of the Board of Directors on May 4, 2004.

     EMPLOYEE STOCK PURCHASES

     On May 25, 2004, the Company entered into separate Agreements with certain managerial employees of Arcadia Services, Inc., Cathy Sparling, Lakshumanan Sundaram, Barbara Gay and Phyllis Pheeney, that entitled Sparling, Sundaram and Gay to each purchase 200,000 shares of Company common stock at $0.25 per share and Phenney to purchase 240,000 shares of Company common stock at $0.25 per share. Pursuant to the terms of the Subscription Agreements, each of the subscribers have a period of fifteen days to rescind the purchase and receive a refund of the entire purchase price.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by Arcadia Resources, Inc. in connection with this registration statement. All of such expenses are estimates, other than the filing and quotation fees payable to the Securities and Exchange Commission.

Filing fee–Securities and Exchange Commission	$8,330
Fees and expenses of legal counsel	*
Accounting fees and expenses	*
Printing expenses	*
Miscellaneous expenses	*
Total	*

*	To be provided.

All of the amounts shown are estimates except for the filing fee payable to the Securities and Exchange Commission.

Item 14. Disclosure of Commission Position of Indemnification for Securities Act Liabilities.

The General Corporate Law of Nevada empowers a company incorporated in Nevada, such as Critical Home Care, Inc., to indemnify its directors and officers under certain circumstances. The Articles of Incorporation of the Company provide that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. The Articles further provide that any repeal or modification of the Articles shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Company for acts or omissions prior to such repeal or modification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company under Nevada law or otherwise, the Company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

See Selling Security holders, Unregistered Securities Transactions, for a description of unregistered securities sold by the Company during the last three fiscal years.

Item 16. Exhibits

The following Exhibits are filed herewith and made a part hereof:

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation

3.2	Amended and Restated By-Laws

3.3	Amendment to By-Laws, dated May 4, 2004

3.4	Amendment to By-Laws, dated June 11, 2004

4.1	Amended and Restated Articles of Incorporation Section Regarding Shares of
Common Stock (Exhibit 3.1, Section 4)

4.2	Amended and Restated By-Laws Article Regarding Capital Stock (Exhibit 3.2,
Article IV)

4.3	Form of Regulation D Class A Common Stock Purchase Warrant (1)

4.4	Class A Warrant issued to John E. Elliott, II (1)

4.5	Class A Warrant issued to Lawrence Kuhnert (1)

4.6	John E. Elliot, II and Lawrence Kuhnert Registration Rights Agreement, dated
May 7, 2004

4.7	Form Note Purchase Agreement

4.8	Jana Warrants, dated March 11, 2004, to purchase 250,000 Shares

4.9	Jana Registration Rights Agreement, dated March 11, 2004

4.10	Amended and Restated Subordinated Convertible Promissory Note, dated June 12,

4.11	Cleveland Overseas Settlement Agreement, dated June 16, 2004

4.12	Cleveland Overseas Warrant for Purchase of 100,000 Shares of Common Stock

4.13	Cleveland Overseas Registration Rights Agreement, dated February 28, 2003

4.14	Stephen Garchik Option to Acquire 500,000 Shares, dated February 3, 2004
2004, between Critical Home Care, Inc. and Jana Master Fund, Ltd.

4.15	Stephen Garchik Registration Rights Agreement, dated February 3, 2004

4.16	Global Asset Management Settlement Agreement which includes provision regarding registration rights (to be filed by amendment)

4.17	Stanley Scholsohn Family Partnership Stock Option Agreement, dated February
22, 2003

4.18	Stanley Scholsohn Family Partnership Registration Rights Agreement, dated
February 22, 2004

4.19	Form of Regulation D Registration Rights Agreement

4.20	Form of stock purchase agreement (7)

4.21	Jana Convertible Promissory Note dated April 27, 2005 (7)

5.1	Opinion Regarding Legality

9.1	Form of Voting Agreement (1)

10.20	Consulting Agreement, dated as of June 28, 2002, by and between Critical Home
Care, Inc., All Care Medical Products Corp., and Luigi Piccione (3)

10.21	Employment Agreement, dated as of September 26, 2002, by and between the
Company and Bradley Smith (3)

10.22	2002 Employee Stock Incentive Plan (2)

10.23	Employment Agreement, dated as of March 10, 2003, by and between the Company and Eric Yonenson (4)

10.24	Premises lease by and between HomeCare Alliance, Inc. as tenant and Dawson
Holding Company as Landlord (4)

10.25	Sublease for premises by and between the Company as tenant and ProHealth Corp.
as landlord (5)

10.26	Agreement and Plan of Merger dated May 7, 2004 by and among RKDA, Inc., CHC
Sub, Inc., Critical Home Care, Inc., John E. Elliott, II, Lawrence Kuhnert and
David Bensol (1)

Exhibit Number	Description of Exhibit
10.27	Stock Purchase Agreement dated as of May 7, 2004 by and among RKDA, Inc., Arcadia Services, Inc., Addus Healthcare, Inc. and W. Andrew Wright (1)

10.28	Employment Agreement dated May 7, 2004, by and between Critical Home Care, Inc. and Lawrence Kuhnert. (1)

10.29	Employment Agreement dated May 7, 2004, by and between Critical Home Care, Inc. and John E. Elliott, II. (1)

10.30	Employment Agreement dated May 7, 2004, by and between Critical Home Care, Inc. and David Bensol (1)

10.31	Termination of Employment Agreement and Release dated May 7, 2004, by and between Critical Home Care, Inc. and David Bensol. (1)

10.32	Escrow Agreement made as of May 7, 2004, by and among Critical Home Care, Inc., John E. Elliott, II, Lawrence Kuhnert and Nathan Neuman & Nathan P.C. (1)

10.33	Escrow Agreement made as of May 7, 2004, by and among Critical Home Care, Inc., David Bensol and Nathan Neuman & Nathan P.C. (1)

10.34	Stock Option Agreement dated May 7, 2004, between Critical Home Care, Inc. and John E. Elliott, II. (1)

10.35	Stock Option Agreement dated May 7, 2004, between Critical Home Care, Inc. and Lawrence Kuhnert (1)

10.36	Agreement of Modification (without exhibits) dated May 6, 2004, among Critical Home Care, Inc. and David Bensol and All Care Medical Products Corp., Luigi Piccione and S&L Realty, LLC. (1)

10.37	Credit Agreement dated as of May 7, 2004, by and among Arcadia Services, Inc., Arcadia Health Services, Inc. Grayrose, Inc. and Arcadia Health Services of Michigan, Inc. (1)

10.38	Lease of City Center Office Park—South Building

10.39	Promissory Note and Warrant Purchase Agreement by and among Critical Home Care, Inc. and BayStar Capital II, L.P. dated September 21, 2004 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 27, 2004 and incorporated herein by this reference).

10.40	Critical Home Care, Inc. Promissory Note in the principal amount of $5,000,000 bearing interest at 6%, compounded quarterly, dated September 21, 2004 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 27, 2004 and incorporated herein by this reference).

10.41	Critical Home Care, Inc. Common Stock Purchase Warrant to Purchase up to 3,150,000 Shares of the Common Stock of Critical Home Care, Inc., dated September 21, 2004 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 27, 2004 and incorporated herein by this reference).

10.42	Investor Rights Agreement by and among Critical Home Care, Inc. and BayStar Capital II, L.P. dated September 21, 2004 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 27, 2004 and incorporated herein by this reference).

10.43	Stock Purchase Agreement by and among SSAC, LLC (“Buyer”), Trinity Healthcare of Winston-Salem, Inc. (“Company”), and Roy Hathcock, Dale Benzine, Chris Norman and Marc Leonard (“Sellers”), dated September 23, 2004 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 27, 2004 and incorporated herein by this reference).

10.44	SSAC, LLC Promissory Note in the principal amount of $660,774 bearing interest at 6%, compounded quarterly, dated September 23, 2004 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 27, 2004 and incorporated herein by this reference).

10.45	Subordinated Security Agreement by and between Roy Hathcock and Dale Benzine (the “Secured Party”) and SSAC, LLC (the “Debtor”), dated September 23, 2004 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 27, 2004 and incorporated herein by this reference).

10.46	Guaranty dated September 23, 2004, given by Critical Home Care, Inc. in favor of Roy Hathcock, Dale Benzine, Chris Norman and Marc Leonard (filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 27, 2004 and incorporated herein by this reference).

10.47	Escrow Agreement made on September 23, 2004, by and among SSAC, LLC (the “Buyer”), Chris Norman and Marc Leonard, and Kerr, Russell and Weber, PLC (the “Escrow Agent”)(filed as an exhibit to the

Exhibit Number	Description of Exhibit

Company’s Current Report on Form 8-K filed on September 27, 2004 and incorporated herein by this reference).

10.48	Asset Purchase Agreement dated August 30, 2004 by and between Arcadia Health Services, Inc., Second Solutions, Inc., Merit Staffing Resources, Inc. and Harriette Hunter (filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 2, 2004 and incorporated herein by this reference).

10.49	Agreement and Plan of Merger between Critical Home Care, Inc. and Arcadia Resources, Inc. (filed as an exhibit to the Company’s Current Report on Form 8-K filed on November 16, 2004 and incorporated herein by this reference).

10.50	Stock Purchase Agreement by and among Arcadia Resources, Inc. (“Buyer”), Beacon Respiratory Services, Inc., Beacon Respiratory Services of Alabama, Inc., Beacon Respiratory Services of Colorado, Inc., and Beacon Respiratory Services of Georgia, Inc. (“Companies”), and Rebecca Irish, Ryan Powers and Reid Wilburn (“Sellers”), dated December 22, 2004 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 28, 2004 and incorporated herein by this reference).

10.51	Employment Agreement effective January 1, 2005 by and between the Company and Rebecca Irish (filed as an exhibit to the Company’s Current Report on Form 8-K filed on January 12, 2005.

10.52	Form Stock Purchase Agreement (filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 8, 2005).

10.53	Form of Credit Facility Agreement between Comerica Bank and Trinity Healthcare of Winston-Salem, Inc. dated February 18, 2005 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 23, 2005).

10.54	Form of Master Revolving Note given by Trinity Healthcare of Winston-Salem, Inc. to Comerica Bank dated February 18, 2005 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 23, 2005).

10.55	Form of Advance Formula Agreement between Comerica Bank and Trinity Healthcare of Winston-Salem, Inc. dated February 18, 2005 (filed as an exhibit to the Company’s Current Report on February 23, 2005)

10.56	Director Compensation Agreement dated March 22, 2005 (filed as an exhibit to the Company’s Current Report on Form 8-K on March 28, 2005).

10.57	Stock Option Agreement dated March 22, 2005 (filed as an exhibit on the Company’s Current Report on Form 8-K on March 28, 2005).

10.58	Stock Purchase Agreement dated April 29, 2005, by and among Arcadia Health Services of Michigan, Inc., Home Health Professionals, Inc., and the selling shareholders (7)

14.1	Code of Ethics (8)

16.1	Change in Critical Home Care, Inc.’s Certifying Accountant (6)

21.1	Subsidiaries of Critical Home Care, Inc. (8)

23.1	Consent Counsel (included in Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP

23.3	Consent of Marcum & Kliegman, LLP

23.4	Consent of Grassi & Co., CPA’s

99.1	Arcadia Resources, Inc. news release dated April 11, 2005 (filed as an exhibit to the Company’s Current Report on Form 8-K on April 20, 2005).

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Current Report on 8-K filed on May 24, 2004 and incorporated herein by reference. (File No. 000-31249)

(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Annual Report on Form 10 KSB filed on February 19, 2003 and incorporated herein by reference (File No. 000-31249).

(3)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Annul Report on Form 10 QSB filed on November 19, 2002 and incorporated herein by reference (File No. 000-31249).

(4)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Annual Report on Form 10 KSB filed on February 18, 2004 and incorporated herein by reference (File No. 000-31249).

(5)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Annual Report on Form 10 QSB filed on March 9, 2004 and incorporated herein by reference (File No. 000-31249).

(6)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Current Report on 8-K/A filed on July 28, 2004 and incorporated herein by reference. (File No. 000-31249)

(7)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Current Report on 8-K/A filed on May 2, 2005 and incorporated herein by reference. (File No. 000-31249).

(8)	Previously filed with the Securities and Exchange Commission as an Exhibit to Form S-1/A, Amendment No. 1, filed August 27, 2004 and incorporated herein by reference (File No. 000-31249).

Item 17. Undertakings

(a) The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Southfield, state of Michigan, on June 10, 2005.

Arcadia Resources, INC.
By:	/s/ JOHN E. ELLIOTT
John E. Elliott
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Amendment No.3 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ JOHN E. ELLIOTT, II John E. Elliott, II	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	June 10, 2005

/s/ LAWRENCE R. KUHNERT Lawrence R. Kuhnert	Director, Vice Chairman of Finance, President, Treasurer and Chief Operating Officer (Principal Financial and Accounting Officer)	June 10, 2005

/s/ JOHN T. THORNTON* John T. Thornton	Director	June 10, 2005

* By:	/s/ JOHN E. ELLIOTT

John E. Elliott
Attorney-in-Fact

Exhibit Index

The following Exhibits are filed herewith and made a part hereof:

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation

3.2	Amended and Restated By-Laws

3.3	Amendment to By-Laws, dated May 4, 2004

3.4	Amendment to By-Laws, dated June 11, 2004

4.1	Amended and Restated Articles of Incorporation Section Regarding Shares of
Common Stock (Exhibit 3.1, Section 4)

4.2	Amended and Restated By-Laws Article Regarding Capital Stock (Exhibit 3.2,
Article IV)

4.3	Form of Regulation D Class A Common Stock Purchase Warrant (1)

4.4	Class A Warrant issued to John E. Elliott, II (1)

4.5	Class A Warrant issued to Lawrence Kuhnert (1)

4.6	John E. Elliot, II and Lawrence Kuhnert Registration Rights Agreement, dated
May 7, 2004

4.7	Form Note Purchase Agreement

4.8	Jana Warrants, dated March 11, 2004, to purchase 250,000 Shares

4.9	Jana Registration Rights Agreement, dated March 11, 2004

4.10	Amended and Restated Subordinated Convertible Promissory Note, dated June 12,

4.11	Cleveland Overseas Settlement Agreement, dated June 16, 2004

4.12	Cleveland Overseas Warrant for Purchase of 100,000 Shares of Common Stock

4.13	Cleveland Overseas Registration Rights Agreement, dated February 28, 2003

4.14	Stephen Garchik Option to Acquire 500,000 Shares, dated February 3, 2004
2004, between Critical Home Care, Inc. and Jana Master Fund, Ltd.

4.15	Stephen Garchik Registration Rights Agreement, dated February 3, 2004

4.16	Global Asset Management Settlement Agreement which includes provision regarding registration rights (to be filed by amendment)

4.17	Stanley Scholsohn Family Partnership Stock Option Agreement, dated February
22, 2003

4.18	Stanley Scholsohn Family Partnership Registration Rights Agreement, dated
February 22, 2004

4.19	Form of Regulation D Registration Rights Agreement

4.20	Form of stock purchase agreement (7)

4.21	Jana Convertible Promissory Note dated April 27, 2005 (7)

5.1	Opinion Regarding Legality

9.1	Form of Voting Agreement (1)

10.20	Consulting Agreement, dated as of June 28, 2002, by and between Critical Home
Care, Inc., All Care Medical Products Corp., and Luigi Piccione (3)

10.21	Employment Agreement, dated as of September 26, 2002, by and between the
Company and Bradley Smith (3)

10.22	2002 Employee Stock Incentive Plan (2)

10.23	Employment Agreement, dated as of March 10, 2003, by and between the Company and Eric Yonenson (4)

10.24	Premises lease by and between HomeCare Alliance, Inc. as tenant and Dawson
Holding Company as Landlord (4)

10.25	Sublease for premises by and between the Company as tenant and ProHealth Corp.
as landlord (5)

10.26	Agreement and Plan of Merger dated May 7, 2004 by and among RKDA, Inc., CHC
Sub, Inc., Critical Home Care, Inc., John E. Elliott, II, Lawrence Kuhnert and
David Bensol (1)

140

Exhibit Number	Description of Exhibit
10.27	Stock Purchase Agreement dated as of May 7, 2004 by and among RKDA, Inc., Arcadia Services, Inc., Addus Healthcare, Inc. and W. Andrew Wright (1)

10.28	Employment Agreement dated May 7, 2004, by and between Critical Home Care, Inc. and Lawrence Kuhnert. (1)

10.29	Employment Agreement dated May 7, 2004, by and between Critical Home Care, Inc. and John E. Elliott, II. (1)

10.30	Employment Agreement dated May 7, 2004, by and between Critical Home Care, Inc. and David Bensol (1)

10.31	Termination of Employment Agreement and Release dated May 7, 2004, by and between Critical Home Care, Inc. and David Bensol. (1)

10.32	Escrow Agreement made as of May 7, 2004, by and among Critical Home Care, Inc., John E. Elliott, II, Lawrence Kuhnert and Nathan Neuman & Nathan P.C. (1)

10.33	Escrow Agreement made as of May 7, 2004, by and among Critical Home Care, Inc., David Bensol and Nathan Neuman & Nathan P.C. (1)

10.34	Stock Option Agreement dated May 7, 2004, between Critical Home Care, Inc. and John E. Elliott, II. (1)

10.35	Stock Option Agreement dated May 7, 2004, between Critical Home Care, Inc. and Lawrence Kuhnert (1)

10.36	Agreement of Modification (without exhibits) dated May 6, 2004, among Critical Home Care, Inc. and David Bensol and All Care Medical Products Corp., Luigi Piccione and S&L Realty, LLC. (1)

10.37	Credit Agreement dated as of May 7, 2004, by and among Arcadia Services, Inc., Arcadia Health Services, Inc. Grayrose, Inc. and Arcadia Health Services of Michigan, Inc. (1)

10.38	Lease of City Center Office Park—South Building

10.39	Promissory Note and Warrant Purchase Agreement by and among Critical Home Care, Inc. and BayStar Capital II, L.P. dated September 21, 2004 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 27, 2004 and incorporated herein by this reference).

10.40	Critical Home Care, Inc. Promissory Note in the principal amount of $5,000,000 bearing interest at 6%, compounded quarterly, dated September 21, 2004 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 27, 2004 and incorporated herein by this reference).

10.41	Critical Home Care, Inc. Common Stock Purchase Warrant to Purchase up to 3,150,000 Shares of the Common Stock of Critical Home Care, Inc., dated September 21, 2004 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 27, 2004 and incorporated herein by this reference).

10.42	Investor Rights Agreement by and among Critical Home Care, Inc. and BayStar Capital II, L.P. dated September 21, 2004 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 27, 2004 and incorporated herein by this reference).

10.43	Stock Purchase Agreement by and among SSAC, LLC (“Buyer”), Trinity Healthcare of Winston-Salem, Inc. (“Company”), and Roy Hathcock, Dale Benzine, Chris Norman and Marc Leonard (“Sellers”), dated September 23, 2004 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 27, 2004 and incorporated herein by this reference).

10.44	SSAC, LLC Promissory Note in the principal amount of $660,774 bearing interest at 6%, compounded quarterly, dated September 23, 2004 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 27, 2004 and incorporated herein by this reference).

10.45	Subordinated Security Agreement by and between Roy Hathcock and Dale Benzine (the “Secured Party”) and SSAC, LLC (the “Debtor”), dated September 23, 2004 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 27, 2004 and incorporated herein by this reference).

10.46	Guaranty dated September 23, 2004, given by Critical Home Care, Inc. in favor of Roy Hathcock, Dale Benzine, Chris Norman and Marc Leonard (filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 27, 2004 and incorporated herein by this reference).

10.47	Escrow Agreement made on September 23, 2004, by and among SSAC, LLC (the “Buyer”), Chris Norman and Marc Leonard, and Kerr, Russell and Weber, PLC (the “Escrow Agent”)(filed as an exhibit to the

141

Exhibit Number	Description of Exhibit

Company’s Current Report on Form 8-K filed on September 27, 2004 and incorporated herein by this reference).

10.48	Asset Purchase Agreement dated August 30, 2004 by and between Arcadia Health Services, Inc., Second Solutions, Inc., Merit Staffing Resources, Inc. and Harriette Hunter (filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 2, 2004 and incorporated herein by this reference).

10.49	Agreement and Plan of Merger between Critical Home Care, Inc. and Arcadia Resources, Inc. (filed as an exhibit to the Company’s Current Report on Form 8-K filed on November 16, 2004 and incorporated herein by this reference).

10.50	Stock Purchase Agreement by and among Arcadia Resources, Inc. (“Buyer”), Beacon Respiratory Services, Inc., Beacon Respiratory Services of Alabama, Inc., Beacon Respiratory Services of Colorado, Inc., and Beacon Respiratory Services of Georgia, Inc. (“Companies”), and Rebecca Irish, Ryan Powers and Reid Wilburn (“Sellers”), dated December 22, 2004 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 28, 2004 and incorporated herein by this reference).

10.51	Employment Agreement effective January 1, 2005 by and between the Company and Rebecca Irish (filed as an exhibit to the Company’s Current Report on Form 8-K filed on January 12, 2005.

10.52	Form Stock Purchase Agreement (filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 8, 2005).

10.53	Form of Credit Facility Agreement between Comerica Bank and Trinity Healthcare of Winston-Salem, Inc. dated February 18, 2005 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 23, 2005).

10.54	Form of Master Revolving Note given by Trinity Healthcare of Winston-Salem, Inc. to Comerica Bank dated February 18, 2005 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 23, 2005).

10.55	Form of Advance Formula Agreement between Comerica Bank and Trinity Healthcare of Winston-Salem, Inc. dated February 18, 2005 (filed as an exhibit to the Company’s Current Report on February 23, 2005)

10.56	Director Compensation Agreement dated March 22, 2005 (filed as an exhibit to the Company’s Current Report on Form 8-K on March 28, 2005).

10.57	Stock Option Agreement dated March 22, 2005 (filed as an exhibit on the Company’s Current Report on Form 8-K on March 28, 2005).

10.58	Stock Purchase Agreement dated April 29, 2005, by and among Arcadia Health Services of Michigan, Inc., Home Health Professionals, Inc., and the selling shareholders (7)

14.1	Code of Ethics (8)

16.1	Change in Critical Home Care, Inc.’s Certifying Accountant (6)

21.1	Subsidiaries of Critical Home Care, Inc. (8)

23.1	Consent Counsel (included in Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP

23.3	Consent of Marcum & Kliegman, LLP

23.4	Consent of Grassi & Co., CPA’s

99.1	Arcadia Resources, Inc. news release dated April 11, 2005 (filed as an exhibit to the Company’s Current Report on Form 8-K on April 20, 2005).

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Current Report on 8-K filed on May 24, 2004 and incorporated herein by reference. (File No. 000-31249)

(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Annual Report on Form 10 KSB filed on February 19, 2003 and incorporated herein by reference (File No. 000-31249).

(3)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Annul Report on Form 10 QSB filed on November 19, 2002 and incorporated herein by reference (File No. 000-31249).

(4)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Annual Report on Form 10 KSB filed on February 18, 2004 and incorporated herein by reference (File No. 000-31249).

(5)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Annual Report on Form 10 QSB filed on March 9, 2004 and incorporated herein by reference (File No. 000-31249).

(6)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Current Report on 8-K/A filed on July 28, 2004 and incorporated herein by reference. (File No. 000-31249)

(7)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Current Report on 8-K/A filed on May 2, 2005 and incorporated herein by reference. (File No. 000-31249).

(8)	Previously filed with the Securities and Exchange Commission as an Exhibit to Form S-1/A, Amendment No. 1, filed August 27, 2004 and incorporated herein by reference (File No. 000-31249).

142